As filed with the Securities and Exchange Commission on October 27, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALGOMA STEEL GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	3312	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4, Canada

(705) 945-2351

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Algoma Steel USA Inc.

1209 Orange Street

Wilmington, Delaware 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Naccarato Algoma Steel Group Inc. 105 West Street Sault Ste. Marie, Ontario P6A 7B4, Canada Tel: (705) 945-2351	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Tel: (212) 373-3000	Robert Chadwick Michael Partridge Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7, Canada Tel: (416) 863-2400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Shares	129,836,439(4)	$11.395	$1,479,486,222(3)	$137,149
Warrants	604,000(5)	—	—	—
Common Shares issuable on exercise of Warrants	24,179,000(6)	$11.50	$278,058,500(3)	$25,776
Total			$1,757,544,722	$162,925

(1)

The securities are being registered solely in connection with the exercise of the Public Warrants (as defined below) and the Private Warrants (as defined below), the resale of Private Warrants and Common Shares by the Selling Securityholders named in this registration statement, the resale of Common Shares issuable upon exercise of the Private Warrants by the certain of the Selling Securityholders named in this registration statement, and the resale of Common Shares that may be issuable pursuant to the Earnout Rights (as defined below) by the certain of the Selling Securityholders named in this registration statement.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low prices of the registrant’s common shares on October 22, 2021, as reported on The Nasdaq Stock Market (“Nasdaq”), which was approximately $11.395 per share.

(4)	129,836,439 Common Shares registered for sale by the Selling Securityholders named in this registration statement.

(5)

Represents the resale of 604,000 Private Warrants. In accordance with Rule 457(g), the entire registration fee for the resale of the Private Warrants is allocated to the Common Shares underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

(6)

Consists of 23,575,000 Common Shares issuable upon the exercise of the Public Warrants and 604,000 Common Shares issuable upon the exercise of the Private Warrants, based on the number of Warrants outstanding on September 30, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may issue or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2021

ALGOMA STEEL GROUP INC.

129,836,439 Common Shares

604,000 Warrants to Purchase Common Shares

24,179,000 Common Shares Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 10,000,000 of our Common Shares (“Common Shares”), purchased in a private placement (the “PIPE Investment”) in connection with our Merger (as defined below), (B) up to 6,732,036 Common Shares issued to the Founders (as defined below), EBC (as defined below) and/or their respective affiliates and designees, the majority of which are subject to the Lock-Up Agreement (as defined below), (C) up to 75,000,403 Common Shares (71,767,775 of which were distributed pursuant to the Parent Distribution (as defined below) and 3,232,628 of which are issuable upon exercise of Replacement LTIP Awards (as defined below)) and which are subject to the Lock-Up Agreement, and, in the case of Replacement LTIP Awards, the LTIP Exchange Restrictions (as defined below), (D) up to 37,500,000 Common Shares that may be issuable pursuant to the Earnout Rights (as described below) (including Earnout Rights granted in respect of the Replacement LTIP Awards which are subject to the LTIP Exchange Restrictions), (E) warrants to purchase up to 604,000 Common Shares held by the Founders, EBC and/or their respective affiliates and designees (the “Private Warrants”) following the consummation of the Merger as a result of the exchange of warrants to purchase Legato Common Stock (as defined below) for warrants to purchase Common Shares (the “Warrants”), which are subject to the Lock-Up Agreement and (F) up to 604,000 Common Shares issuable upon exercise of the Private Warrants, which are subject to the Lock-Up Agreement.

In addition, this prospectus relates to the issuance by us of up to (A) 23,575,000 Common Shares that are issuable by us upon the exercise of the Public Warrants, which were previously registered and (B) 604,000 Common Shares underlying Private Warrants (as defined below).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Warrants. See “Plan of Distribution.”

Our Common Shares and Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “ASTL” and “ASTLW”, respectively, and on the Toronto Stock Exchange (the “TSX”) under the symbols “ASTL” and “ASTL.WT,” respectively. On October 26, 2021, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $11.70 and C$14.47, respectively, and the last reported sales prices of the Warrants were $3.12 and C$3.72, respectively.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of these securities, or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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PRESENTATION OF ALGOMA’S FINANCIAL INFORMATION

Algoma is the parent holding company of Algoma Steel Inc. Algoma Steel Inc. was incorporated in 2016 solely for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. (“Old Steelco”) and its subsidiaries in connection with a restructuring under the Canadian Companies’ Creditors Arrangement Act (“CCAA”). The purchase transaction (the “Purchase Transaction”) was completed on November 30, 2018. Prior to November 30, 2018, Algoma Steel Inc. had no operations, and was capitalized with one common share with a nominal value. All references in this prospectus to “Old Steelco” means Essar Steel Algoma Inc. and its consolidated subsidiaries.

Algoma’s functional currency is the United States dollar and its presentation currency is the Canadian dollar. Old Steelco’s functional currency was the United States dollar and its presentation currency was the Canadian dollar.

All of Algoma’s financial information included in this prospectus is presented in Canadian dollars, except as otherwise indicated. Algoma’s financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). IFRS differs in certain material respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and, as such, Algoma’s financial statements are not comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

Unless otherwise indicated, the historical financial information of Algoma included in this prospectus derives from, and should be read together with the condensed interim consolidated financial statements of Algoma Steel Group Inc. as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020 and the audited consolidated financial statements of Algoma Steel Group Inc. as at March 31, 2021 and 2020 and for the years ended March 31, 2021, 2020 and for the four-month period ended March 31, 2019 and for the eight-month period ended November 30, 2018 for Old Steelco.

EXCHANGE RATE INFORMATION

In this prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as “$” or “ US$”. Canadian dollars are referred to as “C$”. The high, low, closing and average exchange rates for Canadian dollars in terms of the United States dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Three months ended June 30, 2021	Year ended March 31, 2021	Year ended March 31, 2020	Year ended March 31, 2019
	(expressed in C$)
High	1.2653	1.2628	1.4346	1.3441
Low	1.2004	1.2540	1.4095	1.3343
Closing	1.2286	1.2621	1.4179	1.3431
Average	1.2282	1.2574	1.3953	1.3368

On October 26, 2021 the daily average exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.2376.

NON-IFRS FINANCIAL MEASURES

In this prospectus we use certain non-IFRS measures to evaluate the performance of Algoma. These terms do not have any standardized meaning prescribed within IFRS and, therefore, may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing a further understanding of our financial performance from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. As described in more detail, below, the terms “Adjusted EBITDA” and “Further Adjusted EBITDA” are financial measures utilized by Algoma in reporting its financial results that are not defined by IFRS. In addition, “Earnout Adjusted EBITDA” is a financial measure utilized by Algoma and Legato (as defined below) solely for the purposes of calculating whether the targets with respect to the Earnout Rights are met pursuant the Merger Agreement and for developing certain projections (see “Prospectus Summary”).

The terms “Net Sales Realization” and “Cost Per Ton of Steel Products Sold” are financial measures utilized by Algoma in reporting its financial results that are not defined by IFRS. Net Sales Realization, as defined by Algoma, refers to steel revenue less freight per steel tons shipped. Net Sales Realization is included because it allows management and investors to evaluate our selling prices per ton of steel products sold excluding the geographic impact of freight charges in order to enhance comparability when comparing our sales performance to that of our competitors. Cost Per Ton of Steel Products Sold, as defined by Algoma, refers to cost of steel revenue less freight, amortization, carbon tax and exceptional items (included in cost of steel revenue) per steel tons shipped. Cost Per Ton of Steel Products Sold allows management and investors to evaluate the Company’s cost of steel products sold on a per ton basis, excluding the items that we exclude when calculating Adjusted EBITDA, to evaluate our operating performance and to enhance the comparability of our costs over different time periods. We consider each of Net Sales Realization and Cost Per Ton of Steel Products Sold to be meaningful measures to assess our operating performance in addition to IFRS measures. For a reconciliation of each of Net Sales Realization and Cost Per Ton of Steel Products Sold to their most comparable IFRS financial measures see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Steel Revenue and Cost of Sales.”

Adjusted EBITDA, as defined by Algoma, refers to net (loss) income before amortization of property, plant, equipment and amortization of intangible assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, restructuring costs, impairment reserve, foreign exchange loss (gain), finance income, carbon tax, share based compensation related to performance share units and business combination adjustments. Further Adjusted EBITDA is defined as Adjusted EBITDA before tariff expense and capacity utilization adjustment. Further Adjusted EBITDA is not utilized by Algoma in reporting its financial results for the three month period ended June 30, 2021, because Algoma was not subject to tariff expenses nor did it record capacity utilization adjustments in the three month period ended June 30, 2021 or in the three month period ended June 30, 2020. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the corresponding period, and Further Adjusted EBITDA margin is calculated by dividing Further Adjusted EBITDA by revenue for the corresponding period. Adjusted EBITDA per ton is calculated by dividing Adjusted EBITDA by tons of steel products sold for the corresponding period, and Further Adjusted EBITDA per ton is calculated by dividing Further Adjusted EBITDA by tons of steel products sold for the corresponding period. Earnout Adjusted EBITDA is defined as Further Adjusted EBITDA before non-cash adjustments and write-downs, loss (gain) on commodity hedging and loss (gain) associated with the Warrants. Earnout Adjusted EBITDA is calculated on a consolidated basis at the Algoma Steel Inc. level and does not include certain expenses of Algoma Steel Inc.’s parent companies such as equity incentives issued under the Algoma Steel Holdings Inc. Long-Term Incentive Plan. Adjusted EBITDA and Further Adjusted EBITDA are not intended to represent cash flow from operations, as defined by IFRS, and should not be considered as alternatives to net earnings, cash flow from operations, or any other measure of performance prescribed by IFRS. Adjusted EBITDA and Further Adjusted EBITDA, as defined and used by Algoma, may not be comparable to Adjusted EBITDA and Further Adjusted EBITDA as defined and used by other companies. We consider Adjusted EBITDA and Further Adjusted EBITDA to be meaningful measures to assess our operating performance in addition to IFRS measures. They are included because we believe they can be useful in measuring our operating performance and our ability to expand our business and provide management and investors with additional information for comparison of our operating results across different time periods and to the operating results of other companies. Adjusted EBITDA and Further Adjusted EBITDA are also used by analysts and our lenders as a measure of our financial performance. In addition, we consider Adjusted EBITDA margin, Adjusted EBITDA per ton, Further Adjusted EBITDA margin and Further Adjusted EBITDA per ton to be useful measures of our operating performance and profitability across different time periods that enhance the comparability of our results. For a reconciliation of Adjusted EBITDA and Further Adjusted EBITDA to their most comparable IFRS financial measures or to other non-IFRS financial measures see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Adjusted EBITDA.”

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA margin, Further Adjusted EBITDA margin, Adjusted EBITDA per ton, Further Adjusted EBITDA per ton, Earnout Adjusted EBITDA, Net Sales Realization and Cost Per Ton of Steel Products Sold have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, net income, cash flow from operations or other data prepared in accordance with IFRS. Some of these limitations are:

•	they do not reflect cash outlays for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect the finance costs, or the cash requirements necessary to service interest or principal payments on indebtedness;

•	they do not reflect income tax expense or the cash necessary to pay income taxes;

•	they do not reflect interest on pension and other post-employment benefit obligations;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Further Adjusted EBITDA do not reflect cash requirements for such replacements;

•	they do not reflect the impact of earnings or charges resulting from matters we believe not to be indicative of our ongoing operations; and

•	other companies, including other companies in our industry, may calculate this measure differently than as presented in by us, limiting their usefulness as a comparative measure.

Because of these limitations, such measures should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness. We compensate for these limitations by relying primarily on our IFRS results using such measures only as supplements to such results.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which we compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Algoma owns or has rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logo and website name and address are our trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Algoma,” “Company,” “the registrant,” “we,” “us” and “our” refers to Algoma Steel Group Inc., a corporation organized under the laws of the Province of British Columbia, together with its subsidiaries.

In addition, in this prospectus:

“BCA” means Business Corporations Act (British Columbia).

“C$” means the legal currency of Canada.

“Closing” means the closing of the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements, and “Closing Date” means October 19, 2021, the date on which Closing was completed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares, without par value, of Algoma.

“DGCL” means the Delaware General Corporation Law.

“DTC” means The Depository Trust Company.

“EBC” means EarlyBirdCapital, Inc., the representative of the underwriters of the IPO.

“Effective Time” means the effective time of the Merger pursuant to the Merger Agreement and the DGCL.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Founder Shares” means the shares of common stock of Legato sold by Legato prior to the IPO (but not including the Representative Shares).

“Founders” means the holders of Founder Shares.

“Investor Rights Agreement” means the investor rights agreement among Algoma, the Founders and certain shareholders of Algoma Steel Parent S.C.A., dated as of October 19, 2021.

“IPO” means the initial public offering of Units of Legato, consummated on January 22, 2021.

“Legato” means Legato Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma.

“Legato Common Stock” means shares of common stock in the Capital of Legato.

“Legato Warrant” means a warrant to purchase one share of Legato Common Stock at a price of $11.50 per share, which may be either a Public Warrant or a Private Warrant.

“Lock-Up Agreement” means the lock-up agreement entered into concurrently with the execution of the Merger Agreement by Algoma’s sole shareholder and the Founders, as such agreement may be amended from time to time.

“LTIP Awards” means equity incentives previously granted to certain directors, officers and other employees of the Company and/or its affiliates that were exchanged for Replacement LTIP Awards pursuant to the LTIP Exchange.

“LTIP Exchange” means the exchange of vested LTIP Awards for Replacement LTIP Awards, as contemplated by and subject to the terms and conditions of the Merger Agreement.

“LTIP Exchange Restrictions” means lock-up restrictions applicable to Replacement LTIP Awards in accordance with the LTIP Exchange and applicable to the Earnout Rights held by holders of Replacement LTIP Awards.

“Merger” means the merger of Merger Sub with and into Legato, with Legato surviving the merger and becoming a wholly-owned subsidiary of Algoma.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 24, 2021, by and among Legato, Algoma and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Merger Sub” means Algoma Merger Sub, Inc.

“Nasdaq” means the Nasdaq Stock Market.

“PIPE Investment” means the purchases of PIPE Shares pursuant to the PIPE Subscription Agreements, that were consummated substantially concurrently with the consummation of the Merger.

“PIPE Investors” means certain U.S. and Canadian accredited investors within the meaning of applicable securities laws, including certain of the Founders and their affiliates.

“PIPE Shares” means an aggregate of 10,000,000 Common Shares and shares of Legato Common Stock subscribed for and purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements on the Closing Date.

“PIPE Subscription Agreements” means the subscription agreements entered into by the PIPE Investors with Algoma and Legato, pursuant to which the PIPE Investors have committed to subscribe for and purchase the PIPE Shares at a purchase price per share of $10.00.

“Private Units” means the Units sold to the Founders and EBC and its affiliates in a private placement in connection with the IPO, such Units being comprised of one share of Legato Common Stock and one Private Warrant.

“Private Warrants” means Legato Warrants included in Private Units.

“Public Warrants” means Legato Warrants included in Units sold in the IPO.

“Representative Shares” means an aggregate of 234,286 shares of Legato Common Stock issued to EBC and its designees prior to the IPO.

“Restated Articles” means the restated articles of Algoma, adopted on September 7, 2021.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“TSX” means the Toronto Stock Exchange.

“Treasury” means the U.S. Department of the Treasury.

“Units” means Units issued in the IPO, each consisting of one share of Legato Common Stock and one Public Warrant.

“U.S.” means the United States of America.

“U.S. dollar,” “US$” and “$” mean the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Warrants” means warrants that are exercisable for one Common Share for $11.50 per share, in accordance with the terms of the Warrant Agreement.

“Warrant Agreement” means that certain Warrant Agreement, dated as of January 19, 2021, between Legato and Continental Stock Transfer & Trust Company, as amended by that certain Amendment Agreement, dated as of October 19, 2021, among Algoma, Legato, Continental Stock Transfer & Trust Company and TSX Trust Company.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. The statements we make regarding the following matters are forward-looking by their nature:

•	the risk that the benefits of the Merger may not be realized;

•	foreign exchange rate;

•	future financial performance;

•	future cash flow and liquidity;

•	future capital investment;

•	our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, with a substantial amount of indebtedness;

•	significant domestic and international competition;

•	increased use of competitive products;

•	a protracted fall in steel prices;

•	excess capacity, resulting in part from expanded production in China and other developing economies;

•	low-priced steel imports and decreased trade regulation;

•	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers;

•	increases in annual funding obligations resulting from our under-funded pension plans;

•	supply and cost of raw materials and energy;

•	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;

•	environmental compliance and remediation;

•	unexpected equipment failures and other business interruptions;

•	a protracted global recession or depression;

•	changes in our credit ratings or the debt markets;

•	the ability of Algoma to implement and realize its business plans, including Algoma’s ability to make investments in electric arc furnace (“EAF”) steelmaking;

•	the risk that the anticipated benefits of the Green Steel Funding will fail to materialize as planned or at all;

•	changes in general economic conditions, including as a result of the COVID-19 pandemic;

•	projected increases in capacity liquid steel as a result of the proposed transformation to EAF steelmaking;

•	projected cost savings associated with the proposed transformation to EAF steelmaking;

•

projected reduction in CO2 emissions associated with the proposed transformation to EAF steelmaking, including with respect to the impact of such reductions on the Green Steel Funding and carbon taxes payable;

•	our ability to enter into contracts to source scrap and the availability of scrap; and

•	the availability of alternative metallic supply.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to Algoma Steel Group Inc. and our consolidated subsidiaries.

General

Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate. With a current production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma was incorporated in March 2021 and is the parent holding company of Algoma Steel Inc., which was transferred to Algoma on March 29, 2021.

On May 24, 2021, Algoma entered into the Merger Agreement with Legato and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Legato, with Legato surviving the Merger. On October 19, 2021 (the “Closing Date”), the Merger was consummated with Legato becoming a direct, wholly-owned subsidiary of Algoma, and the securityholders of Legato becoming securityholders of Algoma. Following the consummation of the Merger on the Closing Date, Legato was dissolved and its assets and liabilities were distributed to Algoma.

On May 24, 2021, concurrently with the execution of the Merger Agreement, Algoma and Legato entered into Subscription Agreements (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Algoma and Legato agreed to issue to the PIPE Investors, an aggregate of 10,000,000 Common Shares and shares of Legato Common Stock (together, the “PIPE Shares”), for the purchase price of $10.00 per share and at an aggregate purchase price of $100,000,000 (the “PIPE Investment”) on the Closing Date. Those PIPE Investors that subscribed for Legato Common Stock exchanged their PIPE Shares for Common Shares pursuant to the PIPE Subscription Agreements immediately prior to, rather than at the Effective Time of the Merger (the “Effective Time”). After giving effect to such exchange a total of 10,000,000 Common Shares were issued in the PIPE Investment, which closed substantially concurrently with Closing on the Closing Date.

In addition, pursuant to the Merger Agreement, prior to the Effective Time Algoma effected a reverse stock split (“Stock Split”), such that each outstanding common share in the capital of Algoma became such number of Common Shares, each valued at $10.00 per share, as determined by the Conversion Factor (as defined in the Merger Agreement) and such Common Shares were distributed to the equityholders of Algoma’s former ultimate parent company (the “Parent Distribution”), and (ii) each outstanding LTIP Award that has vested was exchanged for the right to acquire a number of Common Shares as determined by reference to the Conversion Factor (“Replacement LTIP Awards”), subject to the holder of such LTIP Award having executing an exchange agreement and joinder to the Lock-up Agreement.

As a result of the Merger, (i) each outstanding unit of Legato was separated immediately prior to the Effective Time into one share of common stock, par value $0.0001 per share, of Legato (“Legato Common Stock”) and one warrant exercisable for one share of Legato Common Stock (“Legato Warrant”), (ii) at the Effective Time each outstanding share of Legato Common Stock was converted into and exchanged for the right to receive one newly issued Common Share and (iii) at the Effective Time, pursuant to the Warrant Agreement, each Legato Warrant was converted into an equal number of Warrants, with each warrant exercisable for one Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning on November 18, 2021, the date that is 30 days following the closing of the Merger.

In addition, pursuant to the Merger Agreement, holders of Common Shares prior to the Transactions and each holder of Replacement LTIP Awards (collectively, the “Existing Algoma Investors”) were granted or issued the contingent right to receive their pro rata portion of up to 37.5 million Common Shares if certain targets based on Earnout Adjusted EBITDA and the trading price of the Common Shares are met (the “Earnout Rights”). See “Earnout Rights” below.

Following the closing of the PIPE Investment, and after giving effect to redemptions of shares by stockholders of Legato and the payment of transaction expenses, the transactions described above generated approximately $306 million for Algoma.

The mailing address for Algoma’s principal executive office is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada and its telephone number is (705) 945-2351.

Earnout Rights

The Earnout Rights granted or issued to Existing Algoma Investors will be converted into the following aggregate number of Common Shares upon the satisfaction of the following targets (each, an “Earnout Event”):

(i) 15,000,000 Common Shares if Earnout Adjusted EBITDA (as calculated by Algoma’s management and accepted by its board of directors, including a majority of disinterested directors), is equal to or greater than $674,000,000 (the “First Earnout Event”). Additionally, the Earnout Rights will entitle Existing Algoma Investors to acquire up to an additional 22,500,000 Common Shares in connection with the First Earnout Event if Earnout Adjusted EBITDA exceeds $674,000,000, as follows: (x) a percentage (not to exceed 100.0%) of 7,500,000 additional Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $674,000,000 and $750,000,000 (the “Second EBITDA Issuance”); (y) a percentage (not to exceed 100.0%) of 7,500,000 additional Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $750,000,000 and $825,000,000 (the “Third EBITDA Issuance”); and (z) a percentage (not to exceed 100.0%) of 7,500,000 additional Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $825,000,000 and $900,000,000 (the “Fourth EBITDA Issuance”).

(ii) 7,500,000 Common Shares, less the number of shares issued in connection with the Second EBITDA Issuance, if the volume weighted average price (“VWAP”) of Common Shares on Nasdaq or other primary stock exchange exceeds $12.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Second Earnout Event”).

(iii) 7,500,000 Common Shares, less the number of shares issued in connection with the Third EBITDA Issuance, if the VWAP exceeds $15.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Third Earnout Event”).

(iv) 7,500,000 Common Shares, less the number of shares issued in connection with the Fourth EBITDA Issuance, if the VWAP exceeds $18.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Fourth Earnout Event”).

Common Shares will be issuable in connection with each Earnout Event; provided, however, the maximum number of Common Shares issuable in connection with (i) the Second EBITDA Issuance and the Second Earnout Event, together, shall be 7,500,000, (ii) the Third EBITDA Issuance and the Third Earnout Event, together, shall be 7,500,000, and (iii) the Fourth EBITDA Issuance and the Fourth Earnout Event, together, shall be 7,500,000.

Based on the current estimates of Algoma’s Earnout Adjusted EBITDA, it is currently expected that the Existing Algoma Investors will acquire all of the 37.5 million Common Shares issuable under the Earnout Rights. However, we cannot assure you that any or all of the Earnout Events will occur.

The Earnout Rights that were granted in respect of the Replacement LTIP Awards will be subject to the LTIP Exchange Restrictions. See “Common Shares Eligible for Future Sale – LTIP Exchange.”

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” under SEC rules. Consequently, we are subject to the reporting requirements under the Exchange Act applicable to foreign private issuers.

Based on our foreign private issuer status, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act and we also are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also not required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Common Shares. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules and we have elected to do so in certain regards. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Common Shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•	Market and industry volatility could have a material adverse effect on our results.

•	We have a recent history of losses and may not return to or sustain profitability in the future.

•	Our cost and operational improvements plan may not continue to be effective.

•	We face significant domestic and international competition, and there is a possibility that increased use of competitive products could cause our sales to decline.

•

Increased imports of low-priced steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact our operating results and financial position.

•	Tariffs and other trade barriers may restrict our ability to compete internationally.

•	All of our operations are conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.

•

The North American steel industry and certain industries we serve, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on our business.

•	Our operations could be materially affected by labor interruptions and difficulties.

•

Our operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.

•	Our ability to generate revenue is dependent on our ability to maintain our customer base and certain key customers.

•	Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on our financial performance and financial position.

•	We depend on third parties to supply sophisticated and complex machinery for our plants and we are exposed to risks relating to the timing or quality of their services, equipment and supplies.

•	We depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect our business and operations.

•	Any increases in annual funding obligations resulting from our under-funded pension plans could have a material adverse effect on our financial position.

•	Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.

•	Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs compliance costs on our operations.

•	The Warrants are accounted for as liabilities and the changes in value of the Warrants could have a material effect on our financial results.

•

Algoma may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment.

Recent Developments

Government Funding

On July 5, 2021, Algoma announced that the Government of Canada has, subject to final documentation, committed up to C$420 million in financial support for Algoma’s proposed EAF transformation. The C$420 million of financial support consists of (i) a loan of up to C$200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund (the “SIF Funding”) and (ii) a loan of up to C$220 million from the Canada Infrastructure Bank (the “CIB Funding” and together with the SIF Funding, the “Green Steel Funding”). It is currently expected that the CIB Funding will be a low-interest loan on commercial terms. Annual repayment of the SIF Funding will be scalable based on Algoma’s greenhouse gas emission (“GHG”) performance. The CIB Funding is subject to, and contingent on, the negotiation of definitive documentation. On September 20, 2021, Algoma, Algoma Steel Inc. and the Government of Canada entered into an agreement with respect to the SIF Funding. Algoma’s rights and obligations under the agreement with respect to the SIF Funding, including the availability of borrowings thereunder, are subject to and contingent on Algoma demonstrating its ability to fully fund the EAF transformation, the remainder of which is expected to be funded by the CIB Funding, if available, as well as by the proceeds from Merger and the PIPE Investment.

CEO Succession Plan

Our current Chief Executive Officer, Michael McQuade, joined the board of directors of Algoma Steel Inc. following the restructuring of the company under CCAA. Mr. McQuade became Chief Executive of Algoma Steel Inc. in March 2019 following the termination of the previous Chief Executive Officer. Mr. McQuade has informed the Algoma Steel Inc. board of directors that, while he is pleased to continue serving as a director of Algoma, he is considering retiring from the Chief Executive Officer position in the next 12 months. Mr. McQuade has committed to remain as Chief Executive Officer until a successor is identified, and will remain as Chief Executive Officer of Algoma to commence the EAF transformation process, and thereafter it is expected that he will continue to serve as a director of Algoma. The Algoma board of directors has retained an internationally recognized search firm to assist the board in hiring a successor to Mr. McQuade with a current intention that a new CEO candidate will be identified by the end of 2021.

Metals Sourcing Joint Venture with Triple M Metal

On October 27, 2021, Algoma announced that it has entered into a joint venture with Triple M Metal LP, establishing a new metallic sourcing company. The new entity is expected to source prime scrap steel and other iron units to meet Algoma’s business needs, including in connection with its potential transformation to EAF steelmaking.

Retirement of Chief Commercial Officer

On October 27, 2021, Algoma announced that its Chief Commercial Officer, Robert Dionisi, will be retiring effective May 1, 2022. Algoma has identified Rory Brandow, Algoma’s current Director of Regional Sales, to succeed Robert as Vice President of Sales.

THE OFFERING

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 129,836,439 Common Shares and Warrants to purchase 604,000 Common Shares. In addition, we are registering up to (i) 23,575,000 Common Shares that are issuable upon the exercise of the Public Warrants, which were previously registered and (ii) 604,000 Common Shares underlying Private Warrants.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the Common Shares and Warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of October 19, 2021, we had 112,074,095 Common Shares issued and outstanding. The number of Common Shares outstanding prior to this offering excludes up to (i) 24,179,000 Common Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share, (ii) 3,232,628 Common Shares which are issuable upon exercise of Replacement LTIP Awards and (iii) 37,500,000 Common Shares that may be issuable pursuant to the Earnout Rights (including Earnout Rights granted in respect of the Replacement LTIP Awards).

RISK FACTORS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Algoma and its subsidiaries prior to the consummation of the Merger. Stockholders should carefully consider the following risk factors, together with all of the other information included in this prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to our Business

The outbreak of COVID-19 and the downturn in the global economy caused a sharp reduction in worldwide demand for steel. A protracted global recession or depression will have a material adverse effect on the steel industry and therefore our business and operations.

Our activities and financial performance are affected by international, national and regional economic conditions. The COVID-19 pandemic, which began during the first quarter of calendar year 2020, has had a profound impact on economies world-wide, with various levels of governments implementing border closings, travel restrictions, mandatory stay-at-home and work-from-home orders, mandatory business closures, cessation of certain construction activities, public gathering limitations and prolonged quarantines. These efforts and other governmental and individual reactions to the pandemic have led to lower consumer demand for goods and services and general uncertainty regarding the near-term and long-term impact of the COVID-19 pandemic on the domestic and international economy and on public health.

The manufacture of steel has been deemed to be an essential service by the government of Ontario, and we have continued to operate during the COVID-19 pandemic, in part with funds we received from government assistance programs. In spite of our continued operations, as the pandemic spread, slowdowns and disruptions in the operations of our customers led to a reduction in demand that had a negative impact on our business and operations. It is uncertain how the COVID-19 pandemic, or any other similar epidemic or pandemic, will impact our business and operations in the future. There is no assurance that the continued spread of COVID-19 and efforts to contain the virus (including, but not limited to, voluntary and mandatory quarantines, vaccines, restrictions on travel, limiting gatherings of people, and reduced operations and extended closures of many businesses and institutions) will not materially impact our business, financial performance and financial position. Disruptions in our business activities, and costs incurred by us in response to changing conditions and regulations and reduction in demand for the steel products that we manufacture, could have a material adverse impact on our business, operating results and financial position. To the extent the COVID-19 pandemic, or any other similar epidemic or pandemic, adversely affects our businesses, it may also have the effect of exacerbating many of the other risks described in this prospectus, any of which could have a material adverse effect on our business and operations.

A significant and prolonged recession or depression in the United States, Canada or Europe, or significantly slower growth or the spread of recessionary conditions in emerging economies that are substantial consumers of steel (such as China, Brazil, Russia and India, as well as emerging Asian markets, the Middle East and the Commonwealth of Independent States) would exact a heavy toll on the steel industry. Financial weakness among substantial consumers of steel products, such as the automotive industry and the construction industry, or the bankruptcy of any large companies in such industries, would have a negative impact in market conditions. Protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers would have a material adverse effect on demand for our products and our operational and financial results.

Steel companies have significant fixed costs, which are difficult to reduce in response to reduced demand. However, we could implement a variety of measures in response to a market downturn and a decline in demand for steel products. These measures might include: curtailing the purchase of raw materials; spreading raw material contracts over a longer period of time; reducing capital spending; negotiating reduced pricing for major inputs, reducing headcount through temporary layoffs, limiting overtime and reducing use of contractors; managing fixed costs with changes in production levels; improving operational practices to reduce lead time; and venturing into export markets in order to increase capacity utilization. However, these initiatives may not prove sufficient, in terms of cost reduction or in realigning our production levels with reduced demand, to achieve profitability and maintain cash flow necessary to pay for capital expenditures and other funding needs.

Failure to complete, or delays in completing, our proposed EAF transformation could adversely affect our business and prospects. There are significant risks and uncertainties associated with, and we may fail to realize the anticipated benefits of, the proposed EAF transformation.

One of our reasons for undertaking the Merger was to provide us with access to capital to partially fund our proposed transformation to EAF steelmaking. The proposed EAF transformation may never be completed or may only be completed after significant delays. Failure to complete, or delays in completing, the proposed EAF transformation, could have a material adverse effect on our business, financial position, financial performance or prospects.

In addition, the proposed EAF transformation will require significant capital expenditures and divert the attention of management from our business. The EAF transformation will also require a number of permits, including environmental compliance approvals in respect of sewage works and air/noise, as well as indigenous consultations and the adoption of site specific standards under the Canadian Environmental Protection Act, 1999 (“CEPA”), none of which are guaranteed to be granted or adopted. If we are not successful at integrating the EAF and related technology and equipment into our business, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. The proposed EAF transformation may be more costly than expected to complete and entails additional risks as to whether the EAF and related technology and equipment will reduce our cost of production sufficiently to justify the capital expenditure to obtain them. Additionally, there is no guarantee that the proposed EAF transformation will allow us to achieve our emissions targets. If such risks were to materialize, the anticipated benefits of the proposed EAF transformation may not be fully realized, or realized at all.

Our exposure to the higher cost of internally generated power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the proposed EAF transformation.

Electricity is a significant input required in EAF steelmaking, and competitor EAF producers typically enter into fixed-price electricity contracts. Our exposure to the higher cost of internally generated of power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the proposed EAF transformation. We have limited access to power from the current grid in Northern Ontario. As a result, we are planning to upgrade our internal natural gas power plant in order to supply sufficient power in combination with the available grid power to operate EAF furnaces. Delays in acquiring the specialized power equipment and associated specialty services may impact on our timing to complete the proposed EAF transformation. Furthermore, operating an internal power plant subjects us to planned and unplanned outages to maintain and/or repair the equipment, which would result in an associated outage of the steelmaking production.

The Ontario provincial regulator, Independent Electricity System Operator (“IESO”) plans for the resources needed to meet Ontario’s future electricity needs. This includes accounting for Ontario’s forecasted electricity requirements, and carrying out integrated resource planning for energy efficiency, generation and transmission infrastructure to meet those requirements. This process is not within our control. We will need to operate our internal natural gas power plant until regional power system upgrades are determined and recommended by the IESO for installation. In the long-term, in order to operate EAF furnaces from grid power alone, we will require regional power system upgrades, with new transmission wires outside the city providing for more power to Sault Ste. Marie. These regional power system upgrades may not be completed until 2029 or later.

Due to our limited access to power from the current grid in Northern Ontario, our plan is to adapt our number 7 blast furnace (“Blast Furnace No. 7”) to run at a lower rate in order to feed liquid iron into the EAFs to reduce our power requirements and to balance the amount of power expected to be available from internal generation and available grid power. Operating the blast furnace at a reduced rate subjects us to planned and unplanned outages in order to maintain and/or repair the equipment, which would result in associated outages in steelmaking production.

Operating the blast furnace together with EAF steelmaking while using internal power generation from natural gas (“Hybrid Mode”) presents both an operating risk and a market risk, as we would be running the facilities at suboptimal levels and are subject to outages with internal power generation. Furthermore, the presence of ice and/or snow in steel scrap materials as they are introduced to EAF steelmaking could result in explosions which may result in further unplanned outages and/or health and safety consequences.

We are pursuing a local electricity transmission infrastructure upgrade and technical contingency solution to allow us to access more power sooner from the current grid into Sault Ste. Marie. Delays in designing, approving, and installing these local infrastructure upgrades may result in a delay or inability to access more power from the grid. This may result in a disruption to our steelmaking operations and/or failure to grow our business.

In connection with the proposed EAF transformation, our access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.

The principal raw material of our proposed transformation to EAF steelmaking operations will be scrap metal derived from internal operations within our steel mills and industrial scrap generated as a by-product of manufacturing; obsolete scrap recovered from end-of-life manufactured goods such as automobiles, appliances, and machinery; and demolition scrap recovered from obsolete structures, containers and machines. Scrap is a global commodity influenced by economic conditions in a number of industrialized and emerging markets throughout Asia, Europe and North America.

The markets for scrap metals are highly competitive, both in the purchase of raw or unprocessed scrap, and processed scrap. As a result, we will need to compete with other steel mills in attempting to secure scrap supply through direct purchasing from scrap suppliers. Any failure to secure access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.

We will also need to supplement our proposed EAF operations with higher-purity substitutes for ferrous scrap which may be sourced from higher-quality-lower-residual prime scrap, or iron units such as pig iron, pelletized iron, hot briquetted iron, direct reduced iron, and other forms of processed iron. Any failure to secure access to an adequate supply of the substitutes for ferrous scrap at competitive prices may result in a disruption to our operations and/or financial performance. Furthermore, we may not be able to source competitive modes of freight transportation for inbound scrap and other materials.

Many variables can impact ferrous scrap prices, including the level of domestic steel production, the level of exports of scrap from the United States and Canada, and the amount of obsolete scrap production. Domestic ferrous scrap prices generally have a strong correlation and spread to global pig iron pricing. Generally, as domestic steel demand increases, so does scrap demand and resulting scrap prices. The reverse is also typically true with scrap prices following steel prices downward when supply exceeds demand, but this is not always the case. When scrap prices greatly accelerate, this can challenge one of the principal elements of an EAF based steel mill’s traditional lower cost structure – the cost of its metallic raw material.

Even if we are able to complete the proposed EAF transformation, we may fail to achieve the anticipated benefits due to reduced product qualities.

Even if we are to complete the proposed EAF transformation, we may fail to achieve the anticipated benefits. For example, as a result of residual chemistry attributes of steel from the EAF processing of scrap, we may be limited in our ability to produce a full range of product types and qualities. This may result in an inferior product or a more limited range of products we are able to produce, either of which could result in reduced sales and have a material adverse effect on our results of operations and/or adversely affect our reputation with existing and potential customers.

Market and industry volatility could have a material adverse effect on our results. A protracted fall in steel prices, or any significant and sustained increase in the price of raw materials in the absence of corresponding steel price increases, would have a material adverse effect on our results.

The steel market is a cyclical commodity business with significant volatility in prices in response to various factors, including market demand, supply chain inventory levels, and imports. Factors specific to our business include a prolonged cyclical downturn in the steel industry, macroeconomic trends such as global or regional recessions and trends in credit and capital markets more generally. Market price volatility results in a high level of cash flow volatility with prolonged periods of negative cash flow. Steel prices are volatile and the global steel industry has historically been cyclical. During 2015, hot rolled coil prices fell sharply by approximately $200/ton to $354/ton in the North American market, as a result of a significant increase in imports, driven primarily by the strengthening of the U.S. dollar against other currencies. In 2018, hot rolled coil prices rose to over $900/ton over a short period then fell to under $500/ton in the fall of 2019. Hot rolled coil prices recovered slightly, but fell to under $500/ton once again as a result of the COVID-19 pandemic and the related global economic slowdown; however, since that low in 2020, hot rolled coil prices have risen to an all-time high of over $1,600/ton in 2021 (CRU U.S. Midwest Hot-Rolled Coil). These significant market price fluctuations affect our bottom line. Protracted pricing or volume declines in the future would adversely affect our cash flow and ability to pay for our fixed costs, capital expenditures and other funding obligations.

Steel production also requires the use of large volumes of bulk raw materials and energy, in particular iron ore and coal, as well as energy, alloys, scrap, oxygen, natural gas, electricity and other inputs, the prices of which can be subject to significant fluctuation. The prices of iron ore and coal can vary greatly from period to period and our results have historically been impacted by movements in coal and iron ore prices. Iron ore and coal prices have been volatile in recent years. In addition, to the extent that we have quoted prices to our customers and accepted customer orders for our products prior to purchasing necessary raw materials, we may be unable to raise the price of our products to cover all or part of the increased cost of the raw materials. Alternatively, we may be faced with having agreed to purchase raw materials and energy at prices that are above the then current market price or in greater volumes than required. There can be no assurance that adequate supplies of electricity, natural gas, coal, iron ore, alloys, scrap and other inputs will be available in the future or that future increases in the cost of such materials will not adversely affect our financial performance.

Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs Natural Resources (“Cliffs”) and United States Steel Corporation (“U.S. Steel”). We believe that our long-term agreements with Cliffs and U.S. Steel ensure supply of iron ore pellets through to the close of the 2024 shipping season, but there can be no assurances that they will meet our needs or that we will be able to retain such long term contracts.

We have a recent history of losses and may not return to or sustain profitability in the future.

We have incurred net losses in recent reporting periods and for the fiscal year ended March 31, 2021, we had a net loss of approximately C$62.0 million. This history of our business incurring significant losses, among other things, led predecessor operators of our business to seek creditor protection and/or to complete corporate restructuring proceedings. See “ – Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.” We may not maintain profitability in future periods, our earnings could decline or grow more slowly than we expect and we may incur significant losses in the future for a number of reasons, including the risks described in this prospectus.

Our cost and operational improvements plan may not continue to be effective.

Our cost and operational improvements strategy has resulted in reduced costs. However, there can be no assurance that we will continue to achieve such savings in the future or that we will realize the estimated future benefits of these plans. Moreover, our continued implementation of these plans may disrupt our operations and performance. Additionally, our estimated cost savings for these plans are based on several assumptions that may prove to be inaccurate and, as a result, there can be no assurance that we will realize these cost savings.

Our utilization rates may decline as a result of increased global steel production and imports.

In addition to economic conditions and prices, the steel industry is affected by other factors such as worldwide production capacity and fluctuations in steel imports/exports and tariffs. Historically, the steel industry has suffered from substantial overcapacity. If demand for steel products was to rapidly decline, it is possible that global production levels will fail to adjust fully. If production increases outstrip demand increases in the market, an extended period of depressed prices and market weakness may result.

China is now the largest worldwide steel producing country by a significant margin and has significant unused capacity. In the future, any significant excess capacity utilization in China and increased exports by Chinese steel companies would depress steel prices in many markets.

We expect that consolidation in the steel sector in recent years should, as a general matter, help producers to maintain more consistent performance through the down cycles by preventing fewer duplicate investments and increasing producers’ utilization and therefore efficiency and economies of scale. However, overcapacity in the industry may re-emerge. Although certain U.S. producers temporarily shut down production capacity during the COVID-19 pandemic, a restart of previously idled capacity and the development of new capacity by producers has subsequently occurred.

We face significant domestic and international competition, and there is a possibility that increased use of competitive products could cause our sales to decline.

We compete with numerous foreign and domestic steel producers. Significant global steel capacity growth through new and expanded production in recent years has caused and may continue to cause capacity to exceed global demand, which has resulted and may result in lower prices and steel shipments. Some of our competitors have greater financial and capital resources than we do and continue to invest heavily to achieve increased production efficiencies and improved product quality. We primarily compete with other steel producers based on the delivered price of finished products to our customers. Our costs are generally higher than many foreign producers; however, freight costs for steel can often make it uneconomical for distant steel producers to compete with us. Foreign producers may be able to successfully compete if their higher shipping costs are offset by lower cost of sales.

Although we are continually striving to improve our operating costs, we may not be successful in achieving cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

The North American steel industry has, in the past, experienced lengthy periods of difficult markets due to increased foreign imports. Due to unfavorable foreign economic conditions, excess foreign capacity and a stronger U.S. dollar compared to global currencies, imports of steel products to U.S. and Canadian markets have occasionally reached high levels.

In addition, in the case of certain product applications, steel competes with a number of other materials such as plastic, aluminum, and composite materials. Improvements in the technology, production, pricing or acceptance of these competitive materials relative to steel or other changes in the industries for these competitive materials could cause our net sales to decline. There is ongoing research and technological developments with respect to the various processes associated with steel production which have the potential to reduce costs and improve quality and operational efficiency. Such research and technological developments could substantially impair our competitive position if other companies implement new technology that we elect not to implement or are unable to implement.

A number of steel producers have completed successful restructurings, through which they have made production improvements, achieved lower operating costs and been relieved of legacy obligations, including environmental and pension and retiree obligations. As a result, these entities may be able to operate with lower costs and cause us to face increased competition.

There has been a significant increase in new EAF steelmaking capacity commissioned in North America. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. In addition the market pricing for our hot rolled steel is more correlated to scrap steel as the main material for EAF producers. While we have plans to transform to EAF steelmaking, the proposed EAF transformation may never be completed or may only be completed after significant delays or at a substantially greater cost than anticipated. Failure to complete, or delays and/or cost overruns in completing the proposed EAF transformation could adversely affect our results of operations and ability to compete in our industry.

Increased imports of low-priced steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact our operating results and financial position.

Imports of flat-rolled steel to the U.S. accounted for approximately 14% of the U.S. market for flat-rolled steel products in 2020. Imports of flat-rolled steel to Canada accounted for approximately 35% of the Canadian market for flat-rolled steel products in 2020 (Statistics Canada, American Iron and Steel Institute, Phoenix SPI). Increases in future levels of imported steel to North America could reduce future market prices and demand levels for steel products produced in those markets and reduce our profitability.

In addition, our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity. Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.

The Canadian steel industry has worked with the Canadian government to modernize the Canadian trade remedy system to provide the appropriate tools to respond to unfair trade. These changes came into force in 2017 and again in 2019 through a number of amendments to the Special Import Measures Act and related trade remedy regulations to strengthen the trade remedy system, while remaining aligned with international trade rules. Although the Government of Canada continues to work with industry to respond to unfair trade practices, there can be no assurance that such measures will sufficiently offset any resulting loss caused to us by such unfair practices, and there can be no assurance that the protective measures put in place by the Government of Canada and/or the Canadian International Trade Tribunal will be kept in place and, as a result, such unfair trade practices may have a material adverse effect on our business, financial position, results or operations and cash flow.

Tariffs and other trade barriers may restrict our ability to compete internationally.

We have a significant number of customers located in the United States. For the three month period ended June 30, 2021, 60.7% of our revenue was from customers located in the United States. For the year ended March 31, 2021, 57.1% of our revenue was from customers located in the United States. Our ability to sell to these customers and compete with producers located in the United States could be negatively affected by tariffs and/or trade restrictions imposed on our products.

On April 20, 2017, the United States issued an executive order directing the United States Department of Commerce to investigate whether imports of foreign steel are harming U.S. national security. The directive falls under Section 232 of the Trade Expansion Act of 1962, which allows the U.S. president to restrict trade of a good if such trade is determined to be harmful to U.S. national security. On February 16, 2018, the United States Department of Commerce released its report regarding the Section 232 investigation. The recommendations in that report include options regarding tariffs and/or quotas that are intended to adjust the level of steel imports into the United States as it has been determined that those imports are an impairment to national security. Subsequently, the United States announced tariffs of 25% by presidential proclamation dated March 8, 2018 on steel and aluminum imports. Canada, Mexico and certain other countries were granted temporary exemptions, which expired on May 31, 2018. As a result, Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Effective on July 1, 2018, Canada began imposing a series of counter tariffs on certain U.S. goods, including steel products. The Canadian government has also announced various relief measures aimed to helping companies affected by the tariffs and counter tariffs on goods imported from the United States.

The United States lifted these tariffs as they relate to Canadian imports effective May 2019, subject to a mutual understanding with Canada on maintaining certain trade levels into the United States. The Canadian government subsequently lifted counter tariffs on goods imported from the United States. As the trade agreement is between countries, there is no assurance that the Canadian domestic steel industry will maintain adherence to the trade level guidelines set out in the agreement. As a result, there can be no assurance that the United States will not once again levy tariffs on our products shipped to customers in the United States.

All of our operations are conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.

Our manufacturing processes are dependent upon critical steelmaking equipment such as furnaces, continuous casters, rolling mills and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures. In particular, as a single blast furnace operation, any unplanned or prolonged outage in the operation of the blast furnace may have a material adverse effect on our ability to produce steel and satisfy pending and new orders, which will materially impact our revenues, cash flows and profitability. We have insurance coverage for property damage and business interruption losses. Our business interruption insurance, which is subject to specific retentions, provides coverage for loss of gross profit resulting from the interruption of business operations.

Our predecessor, Old Steelco, experienced plant shutdowns or periods of reduced production as a result of such equipment failures.

On January 21, 2011, Blast Furnace No. 7 experienced significant water leakage and this ultimately led to the chilling of the furnace. Production of raw steel was halted for 23 days with production returning to normal after 33 days.

During fiscal year 2012, a substantial number of stack plate coolers were replaced and a leak detection system was installed at Blast Furnace No. 7. This program has continued into the current fiscal year. The purpose of these measures is to detect and prevent incidents of water into the furnace hearth.

During April 2019, we experienced an unplanned outage that disrupted production in our Blast Furnace No. 7 as a result of an operator error causing a chemistry imbalance of certain materials. The resulting lost production led to a shipping volume reduction during the three-month period ended June 30, 2019, of over 100,000 tons. During April 2019, we recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold.

On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking by-products plant (“BP”), which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the main water filter plant (“MWFP”) via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by MECP.

As a single blast furnace operation, our ability to curtail our operating configuration in response to declining market conditions is very limited.

Unexpected interruptions in production capabilities and unexpected failures in our computer systems would adversely affect productivity and financial performance for the affected period. No assurance can be given that a significant shutdown will not occur in the future or that such a shutdown will not have a material adverse effect on our business, financial position or financial performance.

It is also possible that operations may be disrupted due to other unforeseen circumstances such as power outages, explosions, fires, floods, pandemics, states of emergency declared by governmental agencies, environmental incidents, accidents, severe weather conditions and cyberattacks. To the extent that lost production could not be compensated for at unaffected facilities and depending on the length of the outage, our sales and our unit production costs could be adversely affected.

We could incur significant cash expenses for temporary and potential permanent idling of facilities.

We perform strategic reviews of our business, which may include evaluating each of our plants and operating units to assess their viability and strategic benefits. As part of these reviews, we may idle, whether temporarily or permanently, certain of our existing facilities in order to reduce participation in markets where we determine that our returns are not acceptable. If we decide to permanently idle any facility or assets, we are likely to incur significant cash expenses, including those relating to labor benefit obligations, take-or-pay supply agreements and accelerated environmental remediation costs, as well as substantial non-cash charges for impairment of those assets. If we elect to permanently idle material facilities or assets, it could adversely affect our operations, financial results and cash flows. In the past, certain of our facilities have been idled as a result of poor profitability.

For any temporarily idled facilities, we may not be able to respond in an efficient manner when restarting these to fully realize the benefits from changing market conditions that are favorable to integrated steel producers. When we restart idled facilities, we incur certain costs to replenish raw material inventories, prepare the previously idled facilities for operation, perform the required repair and maintenance activities and prepare employees to return to work safely and resume production responsibilities. The amount of any such costs can be material, depending on a variety of factors, such as the period of time during which the facilities remained idle, necessary repairs and available employees, and is difficult to project.

The North American steel industry and certain industries we serve, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on our business.

The North American steel industry is cyclical in nature and sensitive to general economic conditions, including the current COVID-19 pandemic. The financial position and financial performance of companies in the steel industry are generally affected by macroeconomic fluctuations in the Canadian, U.S. and global economies. Due mainly to our product mix, we have a higher exposure to spot markets than most of our North American competitors. We are therefore subject to more volatility in selling prices. In addition, steel prices are sensitive to trends in cyclical industries such as the North American automotive, construction, appliance, machinery and equipment, and transportation industries, which are significant markets for our products. Recent economic situations resulting from the COVID-19 pandemic have negatively impacted our performance.

In addition, many of our customers are also affected by economic downturns, including as a result of the current COVID-19 pandemic, which may in the future result in defaults in the payment of accounts receivable owing to us and a resulting negative impact on our financial results and cash flows.

There can be no assurance that economic or market conditions will be favorable to the steel industry or any of the end-use industries that we intend to serve in the future. Economic downturns, a stagnant economy or otherwise unfavorable economic or market conditions may adversely affect our business, financial performance and financial position.

The lag between the time an order is placed and when it is fulfilled can have a material impact on our financial results, which could be adverse.

As we have a substantial portion of spot-based sales, orders are priced at current prices, subject to discounts, incentives and other negotiated terms, for production and delivery in the future. Generally, there is a lag of approximately six to eight weeks between when an order is booked and ultimately delivered. At certain times, particularly in rapidly increasing price environments, lead times could grow even longer based on increased customer demand and orders. As a result, our financial performance generally lags changes in market price, both positive and negative. Furthermore, in the circumstances where market prices are falling, our customers may seek to cancel orders or seek to renegotiate more favorable pricing to reflect the changes in market price. Our financial position and financial performance could be materially adversely affected in such circumstances.

Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.

Old Steelco’s predecessor company initiated a bankruptcy proceeding in 1990 and subsequently emerged from bankruptcy protection by way of a C$60 million bridge loan from the Government of Ontario. As a result of business, operational and financial challenges, Old Steelco’s predecessor company later filed for protection under the CCAA in April 2001 and emerged from creditor protection in 2002 following the completion of a corporate restructuring.

In 2014, as a result of depressed steel prices, a legacy iron ore supply contract that contained above-market pricing terms, substantial pension funding obligations and a significant amount of debt and related interest expense, all of which negatively impacted Old Steelco’s operations, financial position and liquidity, Old Steelco implemented an arrangement under section 192 of the Canada Business Corporations Act (“CBCA”). The CBCA proceedings enabled Old Steelco to restructure its unsecured notes, refinance its secured debt and obtain a significant capital infusion. Old Steelco also commenced a recognition proceeding in the United States under Chapter 15 of the United States Bankruptcy Code, in order to recognize and enforce the arrangement in the United States. On September 15, 2014, the Canadian court issued a final order approving the arrangement, which order was recognized by the U.S. court on September 24, 2014. The arrangement was completed in November 2014.

On November 9, 2015, Old Steelco sought and obtained CCAA protection as a result of, among other things, a dispute with a critical supplier of iron ore, a significant decrease in steel prices, an inability to comply with payment and other obligations under its credit agreements, and operational cost issues. Old Steelco carried out a sale and investment solicitation process that ultimately resulted in our acquisition of substantially all of the operating assets of Old Steelco on November 30, 2018. The transaction resulted in a significant capital structure deleveraging and negotiated arrangements with a number of labor, pension, and governmental stakeholders. The CCAA proceedings and our acquisition of the business were given effect in the United States pursuant to a recognition proceeding under Chapter 15 of the United States Bankruptcy Code.

There can be no assurance that we will not experience serious financial difficulties in the future that would necessitate the commencement of restructuring proceedings, which could have a material adverse effect on our business, financial position, financial performance and prospects and the legal and economic entitlements of our stakeholders.

We are reliant on information technology systems, including cyber security systems, and any failure or breach of such systems could disrupt our operations.

We are reliant on the continuous and uninterrupted operation of our Information Technology (“IT”) systems. User access and security of all sites and corporate IT systems can be critical elements to our operations. Protection against cyber security incidents, cloud security and security of all of our IT systems are critical to our operations. Any IT failure pertaining to availability, access or system security could result in disruption for personnel and could adversely affect our reputation, operations or financial performance.

We may fall victim to successful cyber-attacks and may incur substantial costs and suffer other negative consequences as a result, which may include, but are not limited to, a material disruption in our ability to produce and/or ship steel products, excessive remediation costs that may include liability for stolen assets or information, repairing system damage that may have been caused, and potentially making ransom payments in connection with a cyber-attack. We and our business partners maintain significant amounts of data electronically in locations on and off our site. This data relates to all aspects of our business, including current and future products, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, including operating in the Cloud and contracting with third-party system security providers, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, including production delays or downtimes, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cybercrime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our automated and electronically controlled manufacturing operating systems and data collection and analytics capabilities, which our management believes are important and are expected to contribute to our ability to efficiently operate and compete. Although we have adopted procedures and controls, including operating in the Cloud and contracting with third-party system security providers, to protect our information and operating technology, including sensitive proprietary information and confidential and personal data, there can be no assurance that a system or network failure, or security breach, will not occur. This could lead to system interruption, production delays or downtimes and operational disruptions and/or the disclosure, modification or destruction of proprietary and other key information, which could have an adverse effect on our reputation, financial results and financial performance.

Changes to global data privacy laws and cross-border transfer requirements could adversely affect our business and operations.

Our business depends on the transfer of data between our affiliated entities, to and from our business partners, and with third-party service providers, which may be subject to global data privacy laws and cross-border transfer restrictions. While we take steps to comply with these legal requirements, changes to the applicability of those laws may impact our ability to effectively transfer data across borders in support of our business operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial position.

IFRS and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our financial performance or financial position in accordance with IFRS.

Our products may not benefit from intellectual property protection and we must respect intellectual property rights of others.

Some information about our products including product chemistries and methods and processes of production are publicly known. Thus, other facilities could produce competitive products using such information. As a result, we may not be able to distinguish our products from competitors that use the same publicly known chemistries, methods and processes that we use. Other information related to our products including product chemistries and methods and processes used to make them are proprietary to third parties who hold intellectual property rights such as patents or trade secrets therein. Our commercial success depends on our ability to operate without infringing the patents and other proprietary rights of third parties, and there can be no assurance that our operations, product chemistries and methods and processes of production do not or will not infringe the patents or proprietary rights of others. Further, if our competitors use their own proprietary intellectual property rights in their products that we do not have access to, such competitors may have an advantage over us which could have an adverse effect on our business.

Our operations could be materially affected by labor interruptions and difficulties.

We had 2,696 full-time employees as of June 30, 2021, of which approximately 95% are represented by two locals of the United Steelworkers of Canada (“USW”) under two collective bargaining agreements. On June 26, 2018, Local 2251 members and Local 2724 members voted to ratify new collective bargaining agreements. These agreements were conditional upon closing of the sale transaction discussed above pursuant to which we acquired substantially all of the operating assets of Old Steelco. The agreements with Local 2251 and Local 2724 expire on July 31, 2022.

Our customers, or companies upon whom we are dependent for raw materials, transportation or other services, could also be affected by labor difficulties. Any such activities, disruptions or difficulties could result in a significant loss of production and sales and could have a material adverse effect on our financial position or financial performance.

Our operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.

Due to our location on Lake Superior, we are dependent on seasonally available waterways for the delivery of substantial amounts of raw materials, including coal and iron ore. The waterways close from approximately mid-January to the end of March each year. Extreme cold weather conditions in the United States and Canada impact shipping on the Great Lakes and could disrupt the delivery of iron ore to us and/or increase our costs related to iron ore. Failure to have adequate coal and iron ore on site prior to the closure of the waterways would adversely affect our ability to operate during such closure and could have a material adverse effect on our production levels, business, financial position, financial performance and prospects. For example, during the period from January through April

2014, the upper Great Lakes suffered a severe freeze-over, which resulted in the waterways being generally inaccessible for shipping until early May 2014. As a result, raw material supply was depleted and production was therefore reduced. In addition, extreme weather conditions may limit the availability of railcars or otherwise affect our capacity to receive inbound raw materials, and/or ship products to our customers, which may have a material impact on increasing our costs and /or realizing our revenues. Finally, such disruptions or quality issues, whether the result of severe financial hardships or bankruptcies of suppliers, natural or man-made disasters or other adverse weather events, or other unforeseen circumstances or events, could reduce production or increase costs at our plants and potentially adversely affect customers or markets to which we sell our products. Any resulting financial impact could constrain our ability to fund additional capital investments and maintain adequate levels of liquidity and working capital.

Our business requires substantial capital investment, capital commitments and maintenance expenditures, which we may have difficulty in meeting and will cause us to incur operating costs.

Our operations are capital intensive. We expect to make ongoing capital and maintenance expenditures to achieve and maintain competitive levels of capacity, cost, productivity and product quality. We may not generate sufficient future operating cash flow and external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness, or fund other liquidity needs. Failure to make sufficient capital investment, capital commitments and maintenance expenditures could have a material adverse effect on our business, financial position, financial performance and prospects.

Our Blast Furnace No. 7 was last relined in 2007 which resulted in a downtime of 52 days and capital expenditure of C$72 million. Relines generally last for 20 years. We monitor the health of our furnace. We will expect Blast Furnace No. 7 to require a future reline, which we anticipate occurring no sooner than 2024, which will result in downtime and capital expenditure, which could have a material adverse effect on our business, financial position, financial performance or prospects.

In addition, our profitability and competitiveness are, in large part, dependent upon our ability to maintain low production costs for products with prices that fluctuate based on factors beyond our control. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. Unless we continue to invest in newer technologies and equipment such as modernized plants and information technology systems and are successful at integrating such newer technologies and equipment to make our operations more efficient, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. However, newer technologies and equipment are expensive and the necessary investments may be substantial. Moreover, such investments entail additional risks as to whether the newer technologies and equipment will reduce our cost of production sufficiently to justify the capital expenditures to obtain them. Any failure to make sufficient or appropriate investments in newer technologies and equipment or in integrating such newer technologies and equipment in our operations could have a material adverse effect on our business, financial position, financial performance or prospects.

Our ability to generate revenue is dependent on our customer base and certain key customers.

We serve more than 200 customers across multiple sectors in North America. For the three month period ended June 30, 2021, our top ten customers accounted for approximately 52% of our revenue, and no single customer represented more than 11% of our revenue. For the fiscal year ended March 31, 2021, our top ten customers accounted for approximately 52% of our revenue, and no single customer represented more than 11% of revenue. The average tenure for our top ten customers is more than 20 years. The composition and concentration of our customer base could change over time.

While we benefit from diverse end market exposure with limited customer concentration, we rely on certain key customers for a material portion of our revenues. These customers may not consistently purchase our products at a particular rate over any subsequent period. The loss of one or more significant customers, or a decline in steel demand for customers operating in particular industries as a result of macroeconomic or industry-specific factors, could have a material adverse effect on our revenues, financial performance and financial position, particularly if we are unable to replace such lost business with new customer orders. In addition, certain of our top customers may be able to exert pricing and other influences on us, requiring us to produce, market, deliver and promote our products in a manner that may be more costly to us.

The closing or relocation of customer facilities could adversely affect us.

Our ability to meet delivery requirements and the overall cost of our products as delivered to customer facilities are important competitive factors. If customers close or move their production facilities further away from our production facility, it could have an adverse effect on our ability to meet competitive conditions, which could result in the loss of sales. Likewise, if customers move their production facilities outside North America, it could result in the loss of potential sales for us.

We depend on third parties to supply sophisticated and complex machinery for our plants and we are exposed to risks relating to the timing or quality of their services, equipment and supplies.

We have purchased in the past, and propose to purchase going forward, equipment, machinery and services from third parties in relation to our plant. Given that we do not have any direct control over these third parties, we rely on them to provide goods and services in a timely manner and in accordance with our specifications. In addition, we require continued and timely support of certain original equipment manufacturers to supply necessary services and parts to maintain our plants at reasonable cost. If we are unable to procure the required services or parts from these manufacturers for any reason (including the closure of operations or bankruptcy of such manufacturers), if the cost of these services or parts exceeds our budget or if the services or parts provided are deficient or sub-standard, there may be an adverse effect on our business, financial position, financial performance, cash flows and prospects.

We depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect our business and operations.

Our business depends on the transportation of a large number of products, both domestically and internationally. We rely primarily on third parties for transportation of the products we manufacture as well as delivery of our raw materials. Any increase in the cost of the transportation of our raw materials or products, as a result of increases in fuel or labor costs, higher demand for logistics services, consolidation in the transportation industry or otherwise, may adversely affect our financial performance as we may not be able to pass such cost increases on to our customers.

If any of these providers were to fail to deliver raw materials to us in a timely manner, we may be unable to manufacture and deliver our products in response to customer demand. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at a reasonable cost.

In addition, such failure of a third-party transportation provider could harm our reputation, negatively affect our customer relationships and have a material adverse effect on our financial position and financial performance.

Parties with whom we do business may be subject to insolvency risks or may otherwise become unable or unwilling to perform their obligations to us.

We are a party to business relationships, transactions and contracts with various third parties, pursuant to which such third parties have performance, payment and other obligations to us. If any of these third parties were to become subject to bankruptcy, receivership or similar proceedings, our rights and benefits in relation to our business relationships, contracts and transactions with such third parties could be terminated, modified in a manner adverse to us, or otherwise impaired. We cannot make any assurances that we would be able to arrange for alternate or replacement business relationships, transactions or contracts on terms as favorable as our existing business relationships, transactions or contracts if at all. Any inability on our part to do so could have a material adverse effect on our business and financial performance.

We are dependent on the operation of our port facility to receive raw materials and deliver steel shipments.

In the three month period ended June 30, 2021, we received approximately 69% of our raw material inputs and shipped approximately 25% of our total steel shipments and approximately 99% of our by-products through our captive port facility located on-site at our steel plant in Sault Ste. Marie, Canada. In the fiscal year ended March 31, 2021, we received approximately 75% of our raw material inputs and shipped approximately 20% of our total steel shipments and approximately 90% of our by-products through our captive port facility. Any material or prolonged disruption in our ability to receive or send shipments through the port facility would have a material adverse effect on our business and financial performance.

Any increases in annual funding obligations resulting from our under-funded pension plans could have a material adverse effect on us.

We are the sponsor of Old Steelco’s defined benefit pension plan for hourly employees (the “Hourly Plan”) and its defined benefit pension plan for salaried employees (the “Salaried Plan”) (collectively, the “DB Pension Plans”), which we assumed in connection with the Purchase Transaction. The latest actuarial valuations of the DB Pension Plans as of April 1, 2020 indicate that the DB Pension Plans are underfunded. The actual valuations indicate that the Hourly Plan had a solvency ratio of 71% and that the Salaried Plan had a solvency ratio of 69% as of April 1, 2020. The low solvency position of our DB Pension Plans as of April 1, 2020 was a result of a sharp decline in markets resulting from COVID-19. Markets have since rebounded and the solvency position of the DB Pension Plans has improved. In connection with the Purchase Transaction, Ontario Regulation 484/18: Essar Steel Algoma Inc. Pension Plans for Salaried Employees and Hourly Employees, as filed on November 30, 2018 (the “2018 Pension Regulations”) was implemented to provide a funding framework for the DB Pension Plans. Current service costs and provisions for adverse deviations are to be determined pursuant to the general regulations applicable to all Ontario registered pensions (the “General Regulations”). Under the 2018 Pension Regulations, among other things, the aggregate going concern and solvency special payments to the DB Pension Plans equal C$31 million per annum until the solvency ratio of each of the DB Pension Plans is at least 85%.

As of March 1, 2021, both DB Pension Plans have obtained an 85% solvency ratio. As a result, the General Regulations apply, but with some restrictions including a cap of C$31 million on the aggregate of the special payments for the DB Pension Plans. In addition, benefits from the DB Pension Plans are now subject to the Ontario Pension Benefit Guarantee Fund (the “PBGF”), which requires us to make annual assessment payments to the PBGF determined based on a formula that includes, among other factors, the funding status and number of members of the pension plan. The 2018 Pension Regulations provide that subsection 57(4) of the Ontario Pension Benefits Act (the “PBA”) does not apply to the DB Pension Plans and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the DB Pension Plans before the 2018 Pension Regulations came into force. The C$31 million minimum funding and cap will cease to apply on the earlier of the year in which we elect to have the funding rules in the General Regulations apply or in 2039.

We are also the sponsor of closed defined benefit pension plan for pensioners who retired prior to January 1, 2002 (the “Wrap Plan”) that provides a pension benefit in excess of the limits provided by the PBGF. We assumed the Wrap Plan in connection with the completion of the Purchase Transaction, subject to transitional provisions pending the implementation of regulatory measures. Ontario Regulation 2017/19 as filed on June 20, 2019 (the “Wrap Regulations”) was implemented to provide a funding framework for the Wrap Plan. The Wrap Regulations require us to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments from the Wrap Plan fund until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under the PBA and the General Regulations. The Wrap Regulations provide that subsection 57(4) of the PBA does not apply to the Wrap Plan and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the Wrap Plan before the Wrap Regulations came into force.

While our near-term funding obligations in respect of the DB Pension Plans and the Wrap Plan are determined in large part based on the 2018 Pension Regulations and the Wrap Regulations, changes to our collective bargaining agreements, the cost of pension benefits paid to plan members, the impact of market outcomes (including interest rates and investment returns), the occurrence of any adverse deviations or changes to governmental regulations affecting the DB Pension Plans or the Wrap Plan, among other things, could affect the funding status of such pension plans and/or the contributions that we are required to make to the pension plans. We could be adversely impacted by any adverse changes to the funding status of the pension plans or increases in our annual funding obligations.

Post-employment benefits owed to our retirees could increase and obligate us to make greater payments.

We provide certain post-employment benefits to our retirees. These benefits include drug, life insurance and hospitalization coverage. We do not pre-fund these obligations. Our obligations for these benefits could increase in the future due to a number of factors including changes in interest rates, changes to collective bargaining agreements, increasing costs for these benefits, particularly drugs, and any transfer of costs currently borne by the Canadian government to us.

Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on our financial performance and financial position.

For the three month period ended June 30, 2021, 60.7% of our revenue was from customers located in the United States and for the year ended March 31, 2021, 57.1% of our revenue was from customers located in the United States. Increases in the value of the Canadian dollar relative to the U.S. dollar make Canadian steel products less competitive in U.S. markets and also encourage steel imports from the United States into Canada. Our revenue is driven by U.S. dollar-based indices. 70% of our cost is based on U.S. dollar-indices and 30% of our cost is in Canadian dollars, which is impacted by exchange rate fluctuation. The increase in the value of the Canadian dollar relative to the U.S. dollar will also have a negative impact on expenditures in Canadian dollars. Therefore, a significant increase in the value of the Canadian dollar could adversely affect our financial performance and financial position.

Limited availability of raw materials and energy may constrain operating levels and reduce profit margins.

We and other steel producers have periodically been faced with problems in obtaining sufficient raw materials and energy in a timely manner due to delays, defaults or force majeure events by suppliers, shortages or transportation problems (such as shortages of barges, vessels, rail cars or trucks, or disruption of rail lines, waterways or natural gas transmission lines), resulting in production curtailments. For example, we faced an increase in the price of natural gas throughout the fourth quarter of our 2014 fiscal year, due to disruptions in supply as a result of extreme weather conditions, including the bursting of the pipeline that supplies the region in which we are located. We may be exposed to additional risks concerning pricing and availability of raw materials from third parties. Any curtailments and escalated costs may further reduce profit margins. Specifically, if demand is such that our blast furnaces are at full production capacity, we may become dependent upon outside purchased coke, especially if some of our existing coke facilities produce at less than capacity.

Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.

We are required to comply with an evolving body of Canadian federal, provincial and local environmental, health and safety laws concerned with, among other things, GHG, other emissions into the air, discharges to surface and ground water, the investigation and remediation of contaminated property, noise control, waste management and disposal, mine closure and rehabilitation, and the generation, handling, storage, transportation, presence and disposal or, or exposure to hazardous substances. Significant expenditures could be required for compliance with any laws or regulations relating to environmental protection and remediation, which may have an adverse effect on our financial performance and financial position.

We are subject to current and new environmental compliance measures pertaining to the integrated blast furnace coke oven steelmaking operations, including coke oven gas desulfurization and slag granulation, among others. In the event we do not receive exemptions or other accommodations from the relevant regulatory authorities, we may need to invest significant capital in these compliance measures while they remain in operation.

By January 1, 2026, we will be required to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product by implementing coke oven gas desulphurization technology. This requirement arises under a notice (the “Notice”) issued under subsection 56(1) of CEPA which requires prescribed persons to prepare and implement pollution prevention plans in respect of specified toxic substances released from the iron and steel sector. The Notice applies to all steel mills, including ours. Facilities subject to the Notice are required, among other things, to prepare a pollution prevention plan that will achieve prescribed baseline emission targets by the specified date, and submit certain written declarations and progress reports. We currently estimate that it will cost approximately C$60 million to comply with the Notice. If our estimate is inaccurate or we discover additional changes or requirements that we are required to comply with under the Notice, depending on the magnitude of such increased costs, such increased costs could adversely impact our financial results.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation, management and remediation of contaminated properties and for the management of emissions into the environment. Liability may attach regardless of fault or the legality of the release or disposal of the substance or waste at the time it occurred. Some of our present and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require management, investigation, mitigation and remediation. We could be liable for the costs of such investigations and remediation. Costs for any investigation, management, mitigation and remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to pollution and waste disposal, emissions into the air or water, or the storage or handling of materials, could be substantial and could have an adverse effect on our financial performance. In addition, while we are subject to GHG emissions tax liability in Canada, we need to compete alongside foreign competitors in Canada and the United States that may not be similarly subject to such carbon tax liabilities, resulting in our reduced competitiveness in the market which may affect revenues and profitability.

In connection with the proposed EAF transformation, we may incur a higher carbon tax liabilities unless we develop a facility-specific GHG emissions performance standard in connection with operations in the Hybrid Mode. Algoma has received comfort letters from MECP committing to work together on a pathway to address the support sought. Furthermore, the dust generated during the EAF steel scrap melting process may contain a significant amount of zinc, and is considered a hazardous waste, the disposal of which is expensive and regulated.

Our Environmental Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements. Our environmental management system is ISO 14001-2015 registered.

No assurance can be given that unforeseen changes, such as new laws or stricter enforcement policies, including in respect of carbon pricing, or an incident at one of our properties or operations, will not have a material adverse effect on our business, estimated capital or operating costs, financial position, or financial performance. Our operations are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation, expiry or modification under various circumstances. Failure to obtain or comply with the conditions and terms of permits or approvals may adversely affect our operations and may subject us to regulatory orders, penalties and fines. In addition, if environmental laws are amended or are interpreted or enforced differently, or if new environmental legislation is enacted, we may be required to obtain additional permits or approvals and incur additional costs. There can be no assurance that we will be able to meet all applicable regulatory requirements. In addition, we may be subject to regulatory orders, penalties, fines or other liabilities arising from our actions imposed under environmental laws, including as a result of actions or other proceedings commenced by third parties, such as neighbors or government regulators, including with respect to an emissions incident at our cokemaking by-products plant.

Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.

The effects of government policy, legislation or regulation enacted to address climate change may adversely impact our operations as well as those of our suppliers and our customers, and including the transportation of the associated raw materials and products. In addition, government action to address climate change may, among other things, reduce the demand for our products. Although we have made efforts to mitigate the effects of government action related to climate change on our business, there can be no assurance that these efforts will be effective or that the effects of climate change policies will not adversely impact our operations, business and financial results.

On July 3, 2018, Ontario revoked Ontario Regulation 144/16, The Cap and Trade Program under the Climate Change Mitigation and Low-carbon Economy Act, 2016, effectively ceasing Ontario’s cap and trade program which had been in effect since May 18, 2016. The revocation regulation also prohibits registered participants in the former cap and trade program from purchasing, selling, trading or otherwise dealing with emission allowances and credits. Without a cap and trade system or carbon tax in place in Ontario that meets minimum federal requirements for GHG emissions, regulated entities in Ontario are subject to the federal Greenhouse Gas Pollution Pricing Act (generally referred to as the “Federal Backstop”).

On January 1, 2019, the federal government’s Output-Based Pricing System (the “OBPS Program”) under the Federal Backstop came into effect in Ontario. The OBPS Program includes registration, monitoring, reporting and payment obligations for GHG emitters subject to the Federal Backstop.

On July 4, 2019, Ontario’s Emissions Performance Program (the “EPS Program”) under Ontario Regulation 241/19 came into effect. The EPS Program requires all large industrial emitters in the province to comply with capped emission levels tied to their level of output or production and the program may include compliance flexibility mechanisms such as offset credits and/or payment of an amount to achieve compliance. On September 20, 2020, the EPS Program was accepted by the federal government as an alternative to the federal OBPS Program. The federal and Ontario governments are currently in the process of planning the transition from the OBPS Program to the EPS Program for GHG emitters in Ontario. Until that transition is completed, both the OBPS Program and the EPS Program remain in effect in Ontario. The EPS Program is expected to be implemented in stages to give Ontario industries time to meet their obligations thereunder.

The EPS Program is part of the Made-in-Ontario Environment Plan (the “Provincial Plan”) which was released in November 2018. The Provincial Plan also includes the Ontario Carbon Trust, which will use financing techniques and market development tools in partnership with the private sector to speed up the deployment of low-carbon solutions, as well as a commitment by the Ontario government to encourage private investments in clean technologies and green infrastructure projects.

Prior to the federal government’s acceptance of the EPS Program, Ontario and a number of other provinces commenced legal challenges to the Federal Backstop. On March 25, 2021, the Supreme Court of Canada rendered a decision upholding the constitutionality of the Federal Backstop. While, at this point, we cannot definitively predict the full effect of the EPS Program on us when the federal OBPS Program is phased out, our financial position, operations (including any plans to increase production) and ability to compete with companies in foreign jurisdictions may be materially affected by the new regime. The absence of similar requirements in other jurisdictions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in those jurisdictions.

On December 11, 2020, the federal government announced its new climate plan entitled “A Healthy Environment and a Healthy Economy”. For the 2020 compliance year, the carbon tax payable under the OPBS Program by large industrial emitters if emissions at their facilities exceed a set level is set at C$30 per tonne of carbon dioxide equivalent (“CO2e”) and is scheduled to increase by C$10 per tonne annually until it reaches C$50 per tonne in 2022. The “A Healthy Environment and a Healthy Economy” plan, if implemented into law, would increase the carbon tax by C$15 per tonne per year starting in 2023 until the tax becomes C$170 per tonne CO2e in 2030.

Any additional regulatory or other changes that are adopted in the future to address climate change and GHG emissions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such requirements. Taken together, these regulatory changes could have a material adverse effect on our business, financial performance or financial results.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to install certain equipment in our number 6 blast furnace (“Blast Furnace No. 6”) to reduce casthouse emissions. The cost of this equipment and its installation is currently estimated at approximately C$18.0 million. The actual cost of the equipment and its installation could vary significantly due to cost escalation, design changes, regulatory policies or other factors. In addition, the tightening of air emissions standards in Ontario for our blast furnace and cokemaking operations could result in significant costs for additional pollution controls or other equipment or operational changes. The foregoing costs would not be incurred until Blast Furnace No. 6, which is currently idled, is restarted. There is no assurance that these costs may not be higher than as currently estimated.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to apply technology or process changes to mitigate noise levels from identified sources within its Sault Ste. Marie operations. It is estimated that the capital cost associated with the noise abatement plan is approximately C$4.0 million to be completed by 2023. There is no assurance that these costs may not be higher than currently estimated.

The U.S. government and various governmental agencies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. International treaties or agreements may also result in increasing regulation of GHG emissions, including the introduction of carbon emissions trading mechanisms. Any such regulation regarding climate change and GHG emissions could impose significant costs on our steelmaking and metals recycling operations and on the operations of our customers and suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs in order to comply with current or future laws or regulations and limitations imposed on our operations by virtue of climate change and GHG emissions laws and regulations. The potential costs of “allowances,” “offsets” or “credits” that may be part of potential cap-and-trade programs or similar future regulatory measures are still uncertain. Any adopted future climate change and GHG regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such limitations. From a medium and long-term perspective, as a result of these regulatory initiatives, we may see an increase in costs relating to our assets that emit significant amounts of GHGs. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through our suppliers or customers. Until the timing, scope and extent of any future regulation becomes known, we cannot predict the effect on our business, financial performance or financial position, but such effect could be materially adverse to our business, financial performance and financial position.

Our industry could be subject to increased regulatory oversight or changes in government policies that could have adverse effects.

Our industry could be subject to increased regulatory oversight. Changing regulatory policies and other actions by governments and third parties may all have the effect of limiting our revenues and increasing our operating costs, which could have a material adverse effect on our business, financial position and financial performance. Due to regulatory restructuring initiatives at the federal, provincial and state levels, the steel industry has undergone changes over the past several years. Future government initiatives will further change the steel industry. Some of these initiatives may delay or reverse the movement towards competitive markets. We cannot predict the ultimate effect that on-going regulatory changes will have on our business prospects, financial position and financial performance.

Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.

We have a significant amount of long-lived assets on our consolidated balance sheets. Under IFRS, we periodically evaluate long-lived assets for potential impairment whenever events or changes in circumstances have occurred that indicate that impairment may exist, or the carrying amount of the long-lived asset may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable based on its estimated future discounted cash flows. Events and conditions that could result in impairment in the value of our long-lived assets include cash flow or operating losses, other negative events or long-term outlook, cost factors that have negative effect on earnings and cash flows, changes in business conditions or strategy, as well as significantly deteriorating industry, market, and general economic conditions. Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.

We face increased competition from alternative materials, which could impact the price of steel and adversely affect our profitability and cash flow.

As a result of increasingly stringent regulatory requirements, designers, engineers and industrial manufacturers, especially those in the automotive industry, are increasing their use of lighter weight and alternative materials, such as aluminum, composites, plastics and carbon fiber in their products. Increased government incentives and requirements for the use of such materials to meet regulatory requirements could reduce the demand for steel products, which could potentially reduce our profitability and cash flows.

Pending or threatened litigation or claims could negatively affect our profitability and cash flow in a particular period.

We are subject to litigation arising in the normal course of business and may be involved in legal disputes or matters with other parties, including governments and their agencies, regulators and members of our workforce, which may result in litigation. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, or grievances under our collective bargaining agreements, environmental, health and safety laws and regulations, tax matters and securities matters. The timing of resolutions to such matters, should they arise, is uncertain and we may incur expenses in defending them and the possible outcomes or resolutions could include adverse judgments, orders or settlements or require us to implement corrective measures any of which could require substantial payments and adversely affect our reputation and operations, and may also negatively affect our profitability and cash flow in a particular period.

Failure to maintain our current senior management or inability to attract additional senior management could have an adverse effect on our operations.

Our operations and prospects depend, in large part, on the performance of our senior management team. We cannot assure that such individuals will remain as employees. In addition, we can make no assurance that we would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of senior management or difficulty in attracting, retaining and maintaining additional senior management personnel could have a material adverse effect on our business, financial position and financial performance.

A failure to maintain adequate insurance could have a materially adverse effect on our operations.

To date, we have been able to obtain liability insurance for the operation of our business. However, there can be no assurance that our existing liability insurance will be adequate, or that it will be able to be maintained, or that all possible claims that may be asserted against us will be covered by insurance. The occurrence of a significant adverse event that causes losses in excess of limits specified under the relevant policy or losses arising from events not covered by insurance policies, could materially adversely affect our business, financial position, financial performance and prospects.

Our income tax filing positions may be subject to challenge by tax authorities, which could subject us to increased tax liabilities.

We file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by us may be challenged by applicable tax authorities. Rulings that alter filed tax returns may have an adverse impact on income. In addition, we are involved in and potentially subject to regular audits from Canadian federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments. For example, we were notified in June 2021 that the Canada Revenue Agency (the “CRA”) is currently conducting an audit of Algoma Steel Inc.’s 2018 and 2019 January to December taxation years. The audit is in its preliminary stages and we have not been informed of any issues by the CRA. In the event that the CRA successfully challenges the manner in which we have filed our tax returns and reported income, it could potentially result in additional income taxes, penalties and interest, which could have a material adverse effect on our business.

We may be subject to significant tax liabilities associated with a previously completed internal reorganization.

As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on March 29, 2021, Algoma Steel Intermediate S.A R.L. (“LuxSarl”) sold its equity holdings in the capital of Algoma Steel Holdings Inc. (the “Algoma Holdings Shares”) to Algoma in exchange for Common Shares. LuxSarl would have incurred an income tax liability on this sale if (i) at any time prior to the sale, the value of certain assets of Algoma Steel Holdings Inc. exceeded a particular threshold as a percentage of its total assets (the “Threshold”) and (ii) LuxSarl was not otherwise exempt from taxation under an applicable income tax treaty. If LuxSarl is determined to have such a tax liability, Algoma may be liable to pay an amount on behalf of LuxSarl, and may also be liable for related penalties and interest (the “Algoma Liability”). Our management estimates that the amount of the Algoma Liability, exclusive of interest, could exceed C$160 million.

We have obtained a valuation report from an internationally-recognized accounting firm (the “Valuation Report”), which supports our conclusion that the value of the relevant assets of Algoma Steel Holdings Inc. did not exceed the Threshold, such that the Algoma Liability does not arise. However, the Valuation Report is not binding on the relevant taxing authorities. In addition, the analysis set out in the Valuation Report is highly complex and involves many subjective assumptions, estimates and judgments, with which the relevant taxing authorities may not agree.

If the value of such assets were determined to have exceeded the Threshold, the current state of applicable law supports the conclusion that LuxSarl should be exempt from taxation under an applicable income tax treaty (the “Treaty Exemption”), such that the Algoma Liability should not arise. However, the availability of the Treaty Exemption in circumstances similar to the sale of the Algoma Holdings Shares is the subject of ongoing judicial proceedings, in which the relevant tax authorities are seeking to apply the Treaty Exemption in a manner that may no longer afford LuxSarl an exemption from taxation under the applicable treaty. The timing of a decision on this matter is uncertain, but is expected to be provided in the near future. As a result, LuxSarl may not be entitled to rely on the Treaty Exemption if challenged by the relevant taxing authorities.

We are subject to risks related to shifting steel supplies.

As traditional steel-consuming markets are negatively impacted from reduced demand due to a variety of factors, including COVID-19, or other regulatory changes (such as, for instance, the revocation in January 2021 of the presidential permit necessary to construct and operate the Keystone oil pipeline at the international border of Canada and the United States), suppliers of steel products into these affected sectors will divert their sales efforts to markets where we traditionally participate, thereby creating pressure on lowering pricing in response to increased supply. The oil and gas industry is a significant end market for steel, and has experienced and continues to experience a significant amount of disruption and oversupply at a time of declining demand, resulting in more competition in other sectors of the economy.

Changes in our credit profile may affect our relationships with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices or require us to prepay, particularly given our high level of outstanding indebtedness. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers, and consequently may have a material adverse effect on our business, financial performance and financial position.

Some of our operations present significant risk of injury or death.

The industrial activities conducted at certain of our facilities present significant risk of serious injury or death to our employees, contractors, customers or other visitors to our operations. Notwithstanding our safety precautions, including our material compliance with federal and provincial employee health and safety regulations, we may be unable to avoid material liabilities for injuries or deaths. We maintain workers’ compensation insurance to address the risk of incurring material liabilities for injuries or deaths, but there can be no assurance that the insurance coverage will be adequate or will continue to be available on the terms acceptable to us, or at all, which could result in material liabilities to us for any injuries or deaths. We could also incur fines and other sanctions as a result of safety incidents.

Our cross-border operations require us to comply with anti-corruption laws and regulations of the U.S. government and various non-U.S. jurisdictions.

Doing business in multiple countries requires us and our subsidiaries to comply with Canadian and other laws and regulations governing corruption and bribery, including the Canadian Corruption of Foreign Public Officials Act. The laws generally prohibit companies and their officers, directors, employees and agents acting on their behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. As a result, business dealings between our employees or our agents and any such public official could expose us to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable laws and regulations; however, we cannot assure investors that these policies and procedures will completely eliminate the risk of a violation of these legal requirements. Any such violation (inadvertent or otherwise) could have a material adverse effect on our business prospects, financial position and financial performance.

Shortages of skilled labor, increased labor costs, or our failure to attract and retain other highly qualified personnel in the future could disrupt our operations and adversely affect our financial results.

We depend on skilled labor for the manufacture of our products. Our continued success depends on the active participation of our key employees. Shortages of some types of skilled labor could restrict our ability to maintain or increase production rates, lead to production inefficiencies and increase our labor costs. The competitive nature of the labor markets in which we operate, the cyclical nature of the steel industry and the resulting employment needs increase our risk of not being able to recruit, train and retain the employees we require at efficient costs and on reasonable terms, particularly when the economy expands, production rates are high or competition for such skilled labor increases. Many companies, including ours, have had employee lay-offs as a result of reduced business activities in an industry downturn. The loss of our key people or our inability to attract new key employees could adversely affect our operations. Additionally, layoffs or other adverse actions could result in an adverse relationship with our workforce. If we are unable to recruit, train and retain adequate numbers of qualified employees on a timely basis or at a reasonable cost or on reasonable terms, our business and financial performance could be adversely affected.

The expansion of social media platforms present new risks and challenges.

The expansion of social media platforms present new risks and challenges. The inappropriate use of certain social media vehicles could cause brand damage or information leakage or could lead to legal implications from the improper collection and/or dissemination of personally identifiable information or the improper dissemination of material information. In addition, negative posts or comments about us and/or any of our key personnel on any social networking web site could seriously damage our reputation. If our sensitive information is disclosed or if our reputation or that of our key personnel is seriously damaged through social media, it could have a material adverse effect on our business, financial position and financial performance.

Risks Related to Being a Public Company

Our management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that is subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States and Canada. We are in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and applicable Canadian securities regulators and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States and Canada may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

If we are unable for any reason to meet the continued listing requirements of Nasdaq or the TSX, such action or inaction could result in a delisting of the Common Shares or Warrants.

If we fail to satisfy the continued listing requirements of Nasdaq or the TSX (for example, the Nasdaq corporate governance requirements or the Nasdaq minimum closing bid price requirement), such exchanges may take steps to delist the Common Shares or Warrants. Such a delisting would likely have a negative effect on the price of the Common Shares or Warrants and would impair your ability to sell or purchase the Common Shares or Warrants when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the Common Shares or Warrants to become listed again, stabilize the market price or improve the liquidity of the Common Shares or Warrants, prevent such securities from dropping below any minimum bid price requirement or prevent future non-compliance with Nasdaq’s or the TSX’s listing requirements.

If securities and industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume may suffer.

The trading market for the Common Shares is and will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have control over such analysts and cannot provide any assurance that analysts will continue to cover Algoma or provide favorable coverage. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of Algoma or fail to regularly publish reports on Algoma, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

There is a risk that we will fail to maintain an effective system of internal controls and our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq and the TSX, the rules and regulations of the SEC and Canadian securities regulators, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Prior to becoming a public company, we have never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. We may need to enhance and/or implement a new internal system to combine and streamline the management of our financial, accounting, human resources and other functions. However, the enhancement and/or implementation of a system may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the TSX, the SEC, Canadian securities regulators or other regulatory authorities.

We have incurred and expect to continue to incur increased costs as a result of our operation as a public company, and our management is and will continue to be required to devote substantial time and resources to employing new compliance initiatives in order to comport with the regulatory requirements applicable to public companies.

We have incurred and expect to continue to incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC, Canadian securities regulators, Nasdaq and the TSX. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, these rules and regulations have and are expected to continue to make it more difficult and more expensive for us to obtain director and officer liability insurance and we have or may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our Investor Rights Agreement provides certain IRA Parties the right to nominate up to four of our directors.

In connection with the consummation of the Merger, we entered into an Investor Rights Agreement pursuant to which, among other things, certain parties to the Investor Rights Agreement (“IRA Parties”) that previously had board designation rights with respect to Algoma Steel Holdings Inc. have the right to nominate, in the aggregate, four directors to our board for so long as they maintain approximately 7.36% of outstanding Common Shares (which percentage assumes that all of the Common Shares issuable pursuant to the Earnout Rights are issued). If such IRA Parties are able to exert significant influence over the our board as a result of their nomination rights pursuant to the Investor Rights Agreement, other holders of Common Shares may have limited ability to influence corporate matters and, as a result, we may take action that other holders of Common Shares do not view as beneficial.

Because we are a foreign private issuer and, as a result, are not be subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although we are subject to Canadian laws and regulations with regard to certain of these matters and intend to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

We are a “foreign private issuer” and follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We rely on this “foreign private issuer exemption” with respect to the Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Algoma may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Algoma is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Algoma on September 30, 2022. In the future, Algoma would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Algoma loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Algoma would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Algoma would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of the Common Shares, which could cause you to lose some or all of your investment.

For a variety of potential factors, which are currently unforeseen, we may be forced to write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in us reporting losses. Even though these charges may be non-cash items and would not have an immediate impact on Algoma’s liquidity, the fact that Algoma would report charges of this nature could contribute to negative market perceptions of Algoma or its securities. In addition, charges of this nature may cause Algoma to violate net worth or other covenants to which Algoma may be subject as a result of Algoma obtaining debt financing. Accordingly, securityholders could suffer a reduction in the value of their Common shares and Warrants and such securityholders are unlikely to have a remedy for such reduction in value.

Recent SEC guidance required Legato to reconsider the accounting of the Warrants and led Legato to conclude that the Private Warrants be accounted for as derivative liabilities rather than as equity and such requirement resulted in a revision of Legato’s previously issued balance sheet.

On April 12, 2021, the staff of the SEC issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed it view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance, all of the Warrants were accounted for as equity within Legato’s balance sheet, and after discussion and evaluation, including with Legato’s independent auditors, Legato concluded that the Private Warrants should be presented as liabilities with subsequent and periodic fair value re-measurement. Therefore, Legato conducted a valuation of the Private Warrants and included in its Form 10-Q for the quarter ended March 31, 2021, a correction of certain line items included in its previously audited balance sheet as of January 22, 2021. Such correction resulted in unanticipated costs and diversion of management resources and may result in potential loss of investor confidence. Although the revision was completed, we cannot guarantee that it will have no further inquiries from the SEC or Nasdaq regarding the re-valuation of the Warrants or matters relating thereto. Any future inquiries from the SEC or Nasdaq as a result of the revision of the Legato historical financial statements will, regardless of the outcome, likely consume a significant amount of our resources.

The grant and future exercise of registration rights may adversely affect the market price of Common Shares.

The Investor Rights Agreement provides that we will, under certain circumstances, agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws (such request, a “demand registration”). Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. In addition, we are required to maintain this or another effective registration statement under the Securities Act covering the Securities held by PIPE Investors, and we intend to maintain an effective registration statement for the other outstanding Common Shares (other than the Common Shares issued to Legato public stockholders) as well. See “– A significant portion of our total outstanding Common Shares may be sold into the market in the near future. This could cause the market price of Common Shares and Warrants to drop significantly, even if our business is doing well.”

The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Common Shares.

The IRS may not agree that Algoma should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Algoma is incorporated and tax resident in Canada, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Treasury regulations promulgated thereunder (the “Section 7874 Regulations”), and certain factual assumptions, Algoma does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code as a result of the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Furthermore, Algoma has not sought and will not seek any rulings from the IRS as to such treatment, and the closing of the Merger was not conditioned upon achieving, or receiving a ruling from any tax authority or opinion from any tax advisor with regard to, any particular tax treatment. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Common Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Section 7874 of the Code to Algoma. Investors should consult their own advisors regarding the application of Section 7874 of the Code to Algoma.

Section 7874 of the Code may limit the ability of Legato to use certain tax attributes following the Merger, increase Algoma’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Algoma and Algoma’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined above), and certain factual assumptions, Algoma does not currently expect to be subject to these rules under Section 7874 of the Code as a result of the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Furthermore, Algoma has not sought and will not seek any rulings from the IRS as to such treatment, and the closing of the Merger was not conditioned upon achieving, or receiving a ruling from any tax authority or opinion from any tax advisor with regard to, any particular tax treatment. Accordingly, there can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if Algoma is not subject to the above adverse consequences under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over the 36-month period following the Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within the 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of Algoma attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined in “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes”) of that subsequent acquisition, making it more likely that Section 7874 of the Code will apply to such subsequent acquisition.

See “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders” for a more detailed discussion of the application of Section 7874 of the Code to Algoma. Investors in Algoma should consult their own advisors regarding the application of Section 7874 of the Code to Algoma.

Risks Related to Ownership of Common Shares and Warrants

We may issue additional Common Shares or other securities without shareholder approval, which would dilute existing ownership interests and may depress the market price of Common Shares.

We may issue additional Common Shares or other equity securities of equal or senior rank in the future in connection with, among other things, our equity incentive plan, without shareholder approval, in a number of circumstances. Our issuance of additional Common Shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in Algoma may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding Common Share may be diminished; and

•	the market price of Common Shares may decline.

The price of our Common Shares may be volatile and may decline regardless of our operating performance.

The market price of the Common Shares may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•

failure of securities analysts to maintain coverage of Algoma, changes in financial estimates or ratings by any securities analysts who follow Algoma or its failure to meet these estimates or the expectations of investors;

•	announcements by Algoma or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other steel companies;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of the Common Shares;

•	the inclusion, exclusion or removal of the Common Shares from any indices;

•	changes in our board of directors or management;

•	transactions in the Common Shares by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock;

•	general economic conditions in the United States;

•	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert our management’s attention and resources, and harm our business, financial condition, and results of operations.

An active, liquid trading market for Common Shares and Warrants may not develop, which may limit your ability to sell Common Shares and Warrants.

Although the Common Shares and Warrants are currently listed on Nasdaq and the TSX, an active, liquid trading market for Common Shares and Warrants may never develop or be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Common Shares and Warrants. The market price of Common Shares may decline, and you may not be able to sell your Common Shares at or above the price at which you purchased them, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Common Shares or Warrants.

A significant portion of our total outstanding Common Shares may be sold into the market in the near future. This could cause the market price of Common Shares and Warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of Common Shares and Warrants in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of holders intend to sell Common Shares or Warrants, could reduce the market price of Common Shares or Warrants. Following the consummation of the Merger, an aggregate of 75,000,403 Common Shares issued to Existing Algoma Investors, prior to the issuance of any additional Common Shares pursuant to the Earnout Rights, are subject to transfer restrictions. Transfer restrictions also apply to the 6,379,875 Common Shares held by the Founders and the 262,254 Warrants and underlying Common Shares held by Eric S. Rosenfeld, David Sgro and Brian Pratt. All of these Common Shares and Warrants will, however, be able to be resold after the expiration of the lock-up period or its waiver (which may occur with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up), as well as pursuant to customary exceptions thereto. Moreover, certain holders of Common Shares (including Common Shares underlying Warrants) will have certain registration rights that could require us to file registration statements in connection with sales of Common Shares and Warrants by such holders. Such sales by such holders could be significant. As restrictions on resale end, the market price of Common Shares and Warrants could decline if the holders of currently restricted Common Shares or Warrants sell them or are perceived by the market as intending to sell them.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We would receive up to an aggregate of approximately $278 million from the exercise of the Warrants, assuming the exercise in full of all such Warrants for cash. We expect to use the net proceeds from the exercise of the warrants to partially fund our proposed transformation to EAF steelmaking and/or for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” as may be permitted in certain circumstances, the amount of cash we would receive from the exercise of the Warrants will decrease.

MARKET PRICE OF OUR SECURITIES AND DIVIDENDS

Our Common Shares and Warrants began trading on Nasdaq under the symbols “ASTL” and “ASTLW”, respectively, and on the TSX under the symbols “ASTL” and “ASTL.WT,” respectively, on October 20, 2021. On October 26, 2021, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $11.70 and C$14.47, respectively, and the last reported sales prices of the Warrants were $3.12 and C$3.72, respectively. As of October 19, there were approximately 200 holders of record of our Common Shares and approximately 25 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividends

Algoma has not paid any dividends to its shareholders. Algoma’s board of directors will consider whether or not to institute a dividend policy in the future. The determination to pay dividends will depend on many factors, including, among others, Algoma’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that Algoma’s board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following presents unaudited pro forma condensed combined consolidated financial information of Algoma and its consolidated subsidiaries after giving effect to the Merger. The following unaudited pro forma condensed combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

On May 24, 2021, Algoma entered into the Merger Agreement, by and among Algoma, Merger Sub and Legato. Pursuant to the Merger Agreement, Merger Sub merged with and into Legato, with Legato surviving the Merger. On October 19, 2021, the Merger was consummated with Legato becoming a wholly owned subsidiary of Algoma and the stockholders of Legato becoming shareholders of Algoma. The Common Shares trade on Nasdaq and the TSX under the symbol “ASTL” and the Warrants trade on Nasdaq and the TSX under the symbols “ASTLW” and “ASTL.WT”, respectively.

Pursuant to the Merger Agreement:

(i)    Algoma effected the Stock Split, such that each outstanding Common Share became such number of Common Shares, each valued at $10.00 per share, as determined by the Conversion Factor (as defined in the Merger Agreement), with such Common Shares subsequently distributed in the Parent Distribution; and

(ii)    prior to the Effective Time, each outstanding LTIP Award that had vested and that was held by a holder who executed an exchange agreement and joinder to the Lock-up Agreement was exchanged for Replacement LTIP Awards, such that following the Stock Split and the LTIP Exchange, there were approximately 75.0 million Common Shares outstanding on a fully-diluted basis.

As a result of the Merger:

(i)	each outstanding Legato Unit was separated into the one share of Legato Common Stock and one Legato Warrant;

(ii)	at the Effective Time each outstanding share of Legato Common Stock was converted into and exchanged for the right to receive one newly issued Common Share; and

(iii)

each outstanding Legato Warrant was converted into an equal number of Warrants, with each warrant exercisable for one Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning on November 18, 2021, the date that is 30 days following Closing.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 assumes that the Merger occurred on June 30, 2021.

The unaudited pro forma condensed combined consolidated statements of net loss for the twelve months ended March 31, 2021 and the unaudited pro forma condensed combined consolidated statements of net loss for the three months ended June 30, 2021 give pro forma effect to the Merger as if it had occurred on April 1, 2020.

The unaudited pro forma condensed combined consolidated financial information does not purport to represent, and is not necessarily indicative of, what the actual financial condition or results of operations of the combined company would have been had the Merger taken place as at the dates indicated, nor is it indicative of the financial condition or results of operations of the combined company as of any future date.

The unaudited pro forma condensed combined consolidated financial information has been prepared using and should be read in conjunction with:

•

Algoma’s audited consolidated financial statements as of and for the year ended, March 31, 2021 and unaudited condensed interim financial statements and related notes as of and for the three months ended, June 30, 2021, included elsewhere in this prospectus; and

•

Legato’s audited financial statements as of and for the period ended December 31, 2020 and unaudited interim condensed financial statements and related notes as of, and for the six months ended, June 30, 2021, included elsewhere in this prospectus.

The historical financial information of Legato has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the condensed combined consolidated unaudited pro forma financial information. No adjustments were required to convert the Legato financial statements from U.S. GAAP to IFRS for purposes of the condensed combined consolidated unaudited pro forma financial information, except to reclassify Legato Common Stock subject to redemption as non-current liabilities under IFRS (the Legato Common Stock was presented as mezzanine equity under U.S. GAAP). The adjustments presented in the unaudited pro forma condensed combined consolidated financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Merger.

The pro forma adjustments reflect the adjustments to the historical information of the Company and Legato necessary to depict the accounting for the Merger under IFRS. Algoma’s management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The Merger was accounted for as an acquisition of assets (in exchange for shares) as the underlying transactions did not result in a business combination in accordance with IFRS 3, Business Combinations (“IFRS 3”) as Legato does not constitute a business as defined under IFRS 3. Consequently, the Merger was accounted for under IFRS 2, Share-Based Payment. In the accompanying pro forma information, the net assets of Legato were recognized at its fair value, which was approximated by its carrying value, and no goodwill or other intangible assets were recorded. All direct costs of the Merger will be expensed.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

Algoma Investors prior to the Merger had, immediately following the Merger, the voting interest in the combined entity relative to other shareholders, including following the redemptions made by Legato stockholders and will have the largest ownership interest and majority voting interest in the combined entity with approximately 73.6% assuming that all of the Common Shares issuable pursuant to the Earnout Rights are issued.

•	The combined company’s board of directors will consist of ten directors, six of whom were appointed by Algoma and three of whom were appointed by Legato.

•

The executive officers of Algoma Steel Inc., as of June 30, 2021, became or are expected to become the executive officers of Algoma following the Merger and certain of the directors of Algoma Steel Inc., as of June 30, 2021, became the directors of Algoma following the Merger.

•	Algoma is the larger entity, in terms of both revenues and total assets.

Upon consummation of the Merger and the closing of the PIPE Financing, the most significant changes in Algoma’s future reported financial position and results of operations was an estimated increase in cash and cash equivalents (as compared to Algoma’s balance sheet as at June 30, 2021) of approximately C$388.2 million ($313.3 million), including C$124 million ($100 million) in gross proceeds from the PIPE Financing and an estimated increase in other financial liabilities of C$424.3 million ($342.2), including C$433.2 million ($349.4 million) related to Earnout Rights. Total direct and incremental transaction costs of Legato and Algoma are estimated at approximately C$28.4 million ($22.9 million), a portion of which will be treated as a reduction of the cash proceeds and deducted from Algoma’s share capital and a portion of which will be treated as an expense on Algoma’s statement of operations.

As a consequence of the Merger, Algoma became the successor to an SEC-registered and Nasdaq-listed company, which will require Algoma to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Upon consummation of the Merger, the aggregate share consideration issued by the Company in the Merger is C$376.9 million ($304.0 million), consisting of 30.3 million newly issued Common Shares valued at $10.00 per share and 24,179,000 Warrants valued at C$1.2 million ($0.9 million). The Merger is accounted for under IFRS 2, Share-

Based Payment. Consequently, the difference between the fair value of the Common Shares issued to former Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is accounted for as a listing expense. In this case, the listing expenses are significant due to the fact that the fair value of the Common Shares being issued to the Founders is substantially greater than the amount the Founders paid to acquire their shares.

The following represents the consideration at Closing:

(in thousands of C$)	Final Redemption
Common Share issuance to Legato Public Stockholders	C$	292,276
Common Share issuance to Founders & EBC		83,464
Warrants		1,178

Share consideration – at Closing	C$	376,918

Listing Expense(1)	C$	84,517

(1)

The Merger is accounted for under IFRS 2, Share-Based Payment. Consequently, the difference between the fair value of the Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is accounted for as a listing expense.

The following summarizes the pro forma Common Shares outstanding prior to the issuance of any additional Common Shares pursuant to the Earnout Rights:

Final Redemption
Legato Public Stockholders	23,574,284
Founders & EBC	6,732,036
PIPE Investors(1)	10,000,000
Existing Algoma Investors	75,000,000

Pro Forma Shares Outstanding(2)	115,306,320

(1)	Concurrent with the Merger, the Company issued 10.0 million shares at $10.00 per share to PIPE Investors for total cash consideration of $100.0 million.

(2)	Pro Forma Shares Outstanding does not give effects to warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET – AS OF JUNE 30, 2021

			Final Redemption
(in millions of C$)	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
Current
Cash	21.9	0.3	292.3	(b)	410.1
			124.0	(d)
			(28.4	)(e)
Restricted Cash	3.9	—			3.9
Taxes receivable	—	—			—
Accounts receivable, net	333.2	—			333.2
Inventories, net	469.5	—			469.5
Prepaid expenses and deposits	72.2	0.1			72.3
Margin payments	95.8	—			95.8
Other assets	3.1	—			3.1

Total current assets	999.6	0.4	387.9		1,387.9

Non-current
Property, plant and equipment, net	687.4	—			687.4
Cash and marketable securities held in Trust Account	—	292.3	(292.3	)(b)	—
Intangible assets, net	1.4	—			1.4
Parent company promissory note receivable	2.1	—			2.1
Other assets	6.7	—			6.7

Total non-current assets	697.6	292.3	(292.3)		697.6

Total assets	1,697.2	292.7	95.6		2,085.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Bank indebtedness	—	—			—
Accounts payable and accrued liabilities	194.1	—			194.1
Taxes payable and accrued taxes	19.9	—			19.9
Current portion of long-term debt	14.0	—			14.0
Current portion of governmental loans	2.5	—			2.5
Current portion of environmental liabilities	4.2	—			4.2
Other financial liabilities	—	—	433.2	(f)	424.3
			(8.9	)(g)
Derivative financial instruments	97.7	—			97.7

Total current liabilities	332.4	—	424.3		756.7

Non-current liabilities
Long-term debt	429.2	—			429.2
Warrant liability	—	1.5			1.5
Long-term governmental loans	85.9	—			85.9
Accrued pension liability	143.8	—			143.8
Accrued other post-employment benefit obligation	305.3	—			305.3
Other long-term liabilities	2.5	—			2.5
Environmental liabilities	35.8	—			35.8
Common stock subject to possible redemption	—	285.0	(285.0	)(c)	—

Total non-current liabilities	1,002.5	286.5	(285.0)		1,004.0

Total liabilities	1,334.9	286.5	139.9		1,760.7

Common stock subject to possible redemption	—				—
Shareholders’ equity
Common stock subject to possible redemption	—	—			—
Historical – Common Shares: no par value – unlimited shares authorized and 100,000,001 shares issued and outstanding as of June 30, 2021	409.5	—	375.7	(c)
			124.0	(d)
Pro Forma – Common Shares: no par value – unlimited shares authorized		—	(1.9	)(e)	907.3
Historical – Shares of Legato Common Stock: $0.0001 par value – 60,000,000 shares authorized and 7,195,458 shares issued and outstanding (excluding 23,111,578 shares subject to possible redemption) as of June 30, 2021	—	—
Accumulated other comprehensive income	(6.9)	—			(6.9)
Contributed surplus	5.3	7.4	(7.4	)(c)	31.7
			26.4	(g)
Retained Earnings (Accumulated deficit)		(1.2)	1.2	(c)	—
Deficit	(45.6)	—	(84.5	)(c)	(607.4)
			(26.5	)(e)
			(433.2	)(f)
			(17.5	)(g)

Total shareholders’ equity	362.3	6.2	(44.7)		324.8

Total liabilities and shareholders’ equity	1,697.2	292.7	95.6		2,085.5

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF NET LOSS – FOR THE TWELVE MONTHS ENDED MARCH 31, 2021

			Final Redemption
(in millions of C$)	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Income Statement
Revenue	1,794.9	—			1,794.9
Operating expenses
Cost of sales	1,637.7	—			1,637.7
Administrative and selling expenses	72.4	0.3	25.8	1(c)	98.5

Profit (loss) from operations	84.8	(0.3)	(25.8)		58.7

Other (income) and expenses
Finance income	(1.1)				(1.1)
Investment income on Trust Account	—	(0.0)			(0.0)
Change in fair value of warrants	—	(0.6)			(0.6)
Finance costs	68.5	0.0			68.5
Interest on pension and other post-employment benefit obligations	17.0	—			17.0
Foreign exchange loss (gain)	76.5	—			76.5
Transaction costs	—	—	31.3	1(a)	119.9
			88.6	1(b)

(Loss) income before income taxes	(76.1)	0.3	(145.7)		(221.5)

Income tax recovery	—	—	—		—

Net (loss) income	(76.1)	0.3	(145.7)		(221.5)

Weighted average shares outstanding of common stock – basic	100,000,001	5,024,345			115,306,320
Weighted average shares outstanding of common stock – diluted	100,000,001	5,024,345			115,306,320
Basic net loss per share	$(0.76)	$(0.06)			$(1.92)
Diluted net loss per share	$(0.76)	$(0.06)			$(1.92)

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF NET INCOME (LOSS) – FOR THE THREE MONTHS ENDED JUNE 30, 2021

			Final Redemption
(in millions of C$)	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Income Statement
Revenue	789.1	—			789.1
Operating expenses
Cost of sales	510.2	—			510.2
Administrative and selling expenses	26.7	0.4	(8.5)	2(b)	18.6

Profit (loss) from operations	252.2	(0.4)	8.5		260.3

Other (income) and expenses
Finance income	—	—			—
Investment income on Trust Account	—	—			—
Change in fair value of warrants	—	—			—
Finance costs	15.1	1.1			16.2
Interest on pension and other post-employment benefit obligations	2.9	—			2.9
Foreign exchange loss (gain)	10.0	—			10.0
Transaction costs	2.9	—	(2.9)	2(a)	—

(Loss) income before income taxes	221.3	(1.4)	11.4		231.3

Income tax recovery	17.7	—	—		17.7

Net (loss) income	203.6	(1.4)	11.4		213.6

Weighted average shares outstanding of common stock – basic	100,000,001	6,732,036			115,306,320
Weighted average shares outstanding of common stock – diluted	100,000,001	6,732,036			115,306,320
Basic net income (loss) per share	$2.04	$(0.21)			$1.85
Diluted net income (loss) per share	$2.04	$(0.21)			$1.85

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 assumes that the Merger occurred on June 30, 2021. The unaudited pro forma condensed combined consolidated statement of net loss have been prepared as if the Merger occurred on April 1, 2020.

The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that Algoma believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Algoma believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the consummation of the Merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined consolidated financial information.

The unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the financial statements and notes thereto of each of Legato and Algoma included elsewhere in this prospectus.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger.

The historical financial information of Legato has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert the Legato financial statements from U.S. GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify Legato Common Stock subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Merger. Additionally, the historical financial information of Legato was presented in US dollars. The balance sheet as at June 30, 2021 was translated at a spot exchange rate of C$1.239 = $1.00. The condensed statements of operations for the twelve months ended March 31, 2021 were translated at the average exchange rate of C$1.306 = $1.00, and the condensed statements of operations for the three months ended June 30, 2021 were translated at the average exchange rate of C$1.2282 = $1.00.

Legato Merger Corp. Statement of Net Income for the period from June 26, 2020 through March 31, 2021

	For the period from June 26, 2020 through December 31, 2020 (US$)	Three months ended March 31, 2021 (US$)	Foreign Exchange Rate	in C$
		(in millions)
General and administrative costs	0.0	0.2	1.31	0.3
Financing cost – derivative warrant liabilities	—	0.0	1.31	0.0

Loss from operations	(0.0)	(0.2)		(0.3)

Other (income):
Change in fair value of warrants		(0.4)	1.31	(0.6)
Investment income on Trust Account		(0.0)	1.31	(0.0)

Income before income tax provision	(0.0)	0.2		0.3

Provision for income taxes	—	—	1.31	—

Net income	(0.0)	0.2		0.3

Legato Merger Corp. Statement of Net Income for the period from April 1, 2021 through June 30, 2021

	For the period from April 1, 2021 through June 30, 2021 (US$)	Foreign Exchange Rate	in C$
	(in millions)
General and administrative costs	0.3	1.23	0.4
Financing cost – derivative warrant liabilities	0.9	1.23	1.1

Loss from operations	(1.2)		(1.4)

Other (income):
Change in fair value of warrants		1.23	—
Investment income on Trust Account		1.23	—

Income before income tax provision	(1.2)		(1.4)

Provision for income taxes	—	1.23	—

Net loss	(1.2)		(1.4)

Legato Merger Corp Balance Sheet as at June 30, 2021

	US$	Foreign Exchange Rate	C$	Adjustments for US GAAP to IFRS Conversion			Legato Merger Corp Balance Sheet (in C$ under IFRS)
	(in millions)
ASSETS
Current
Cash	0.2	1.24	0.3				0.3
Prepaid expenses and deposits	0.1	1.24	0.1				0.1

Total current assets	0.3		0.4				0.4

Non-current
Cash and marketable securities held in Trust Account	235.8	1.24	292.3				292.3
Total non-current assets	235.8		292.3				292.3

Total assets	236.1		292.7				292.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Taxes payable and accrued taxes	—	1.24	0.0				0.0

Total current liabilities	—		0.0				0.0

Non-current liabilities
Warrant liability	1.2	1.24	1.5				1.5
Common stock subject to possible redemption	—		0.0	285.0	(a	)	285.0

Total non-current liabilities	1.2		1.5				286.5

Total liabilities	1.2		1.5				286.5
Common stock subject to possible redemption	229.9	1.24	285.0	(285.0)	(a	)	—
Stockholders’ equity
Additional paid-in capital	6.0	1.24	7.4				7.4
Retained Earnings (Accumulated deficit)	(1.0)	1.24	(1.2)				(1.2)
Total stockholders’ equity	5.0		6.2				6.2

Total liabilities and stockholders’ equity	236.1		292.7				292.7

Algoma and Legato did not have any intercompany transactions, accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined consolidated statement of net loss are based upon the number of Common Shares outstanding, assuming the Merger occurred on April 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet as of June 30, 2021

The adjustments included in the unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 are as follows:

a.

Legato’s Common Stock subject to possible redemption balance of C$285.0 million ($229.9 million) was classified as a temporary equity under U.S. GAAP and should be classified as a liability under IFRS because the right to redeem was at the option of the holder.

b.	To reclassify cash and marketable securities held in the Trust Account of C$292.3 million ($235.8 million) that becomes available in connection with the Merger.

c.

To record the fair value of the Common Shares issued to Legato stockholders in connection with the Merger in the amount of C$375.7 million ($303.0 million). Legato Common Stock previously subjected to possible redemption will become part of the permanent share capital of the combined entity, resulting in an adjustment of C$285.0 million ($229.9 million) to Legato Common Stock subject to possible redemption. The difference between the fair value of the Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is a listing expense in the amount of C$84.5 million ($68.2 million).

d.	To record the C$124.0 million ($100.0 million) investment pursuant to the PIPE Subscription Agreement.

e.

To reflect payment of the estimated C$28.4 million ($22.9 million) of non-recurring Merger-related expenses. Of those expenses, C$1.9 million ($1.5 million) was related to the issuance of Common Shares and was reflected as a reduction of share capital.

f.

To record the derivative liability related to the Earnout Rights granted to the existing shareholders of Algoma in the amount of C$433.2 million ($349.4 million) pursuant to First Earnout Event, Second Earnout Event, Third Earnout Event and Fourth Earnout Event. Algoma currently expects that the full amount of the earnout will be awarded, however, has not reflected any revaluations of the liability that may occur prior to its settlement in the pro forma condensed combined consolidated financial information as such amounts cannot be estimated.

The fair value of the financial liability has been estimated using the fair value of the shares expected to be issued, discounted at the weighted-average cost of capital of Algoma as at June 30, 2021. A C$1.24 ($1.00) increase or decrease in the share value will increase or decrease the liability by approximately C$43.3 million ($34.9 million).

g.

To recognize the impact on the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards granted under the Long-Term Incentive Plan adopted by Algoma Steel Holdings Inc. effective as of May 13, 2021, and the cancellation of unvested awards as a result of the Merger, in the amount of C$17.5 million ($14.1 million).

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statement of Net Loss for the twelve months ended March 31, 2021 and for the three months ended June 30, 2021

The unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021 and the unaudited pro forma condensed combined consolidated statement of net loss for the three months ended June 30, 2021 give effect to the Merger as if it had been completed on April 1, 2020.

(1)	The pro forma adjustments included in the unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021 are as follows:

a.

To reflect payment of the estimated C$31.3 million ($26.1 million) of non-recurring Merger-related expenses. Of those expenses C$1.9 million ($1.5 million) was related to the issuance of Common Shares and was reflected as a reduction of share capital.

b.

To record the listing expense resulting from the difference between the fair value of the Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger in the amount of C$88.6 million ($67.0 million).

c.

To recognize the impact on the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards granted under the long-term incentive plan adopted by Algoma Steel Holdings Inc. effective as of May 13, 2021, and the cancellation of unvested awards as a result of the Merger, in the amount of C$25.8 million ($19.5 million).

(2)	The pro forma adjustments included in the unaudited pro forma condensed combined consolidated statement of net loss for the three months ended June 30, 2021 are as follows:

a.

To reverse non-recurring Merger-related expenses accrued in the current period of C$2.9 million ($2.2 million) that have already been reflected in pro forma adjustments in the unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021.

b.

To reverse the share-based payment expense of C$8.5 million ($6.4 million) recognized in the current period for the LTIP adopted by Algoma Steel Holdings Inc. effective as of May 13, 2021. The adjustment for the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards, and the cancellation of unvested awards as a result of the Merger was reflected as a pro forma adjustment in the unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021.

3. Income (Loss) per Share

Represents the net earnings per share calculated using the weighted average of Common Shares and the issuance of additional Common Shares in connection with the Merger, assuming the Common Shares were outstanding since April 1, 2020. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average Common Shares outstanding for basic and diluted net loss per ordinary share assumes that the Common Shares issuable in connection with the Merger have been outstanding for the entire period presented.

The unaudited pro forma condensed combined consolidated financial information has been prepared assuming that it is prior to the issuance of any additional Common Shares pursuant to the Earnout Rights, for the three months ended June 30, 2021 and the twelve months ended March 31, 2021:

As of and for the three month period ended June 30, 2021	Legato	Algoma	Algoma Post-Stock Split	Final Redemption
Book Value per Share:
Total shareholders’ equity (deficit)	$6,200,000	$362,300,000	$362,300,000	$324,778,877
Number of Outstanding Shares	7,319,888	100,000,001	75,000,000	115,306,320

Book Value per Share	$0.85	$3.62	$4.83	$2.82

Weighted average shares outstanding, basic and diluted (anti-dilutive for loss position):
Net loss per share – basic and diluted (anti-dilutive for loss position)
Net income (loss)	$1,444,363	$203,600,000	$203,600,000	$213,555,637
Total outstanding shares	6,732,036	100,000,001	75,000,000	115,306,320

Weighted average shares outstanding and net loss per share	$(0.21)	$2.04	$2.71	$1.85

As of and for the year ended March 31, 2021	Legato	Algoma	Algoma Post-Stock Split	Final Redemption
Book Value per Share:
Total shareholders’ equity (deficit)	$6,300,000	$173,800,000	$173,800,000	$140,800,000
Number of Outstanding Shares	7,195,458	100,000,001	75,000,000	115,306,320

Book Value per Share	$0.88	$1.74	$2.32	$1.22

Weighted average shares outstanding, basic and diluted (anti-dilutive for loss position):
Net loss per share – basic and diluted (anti-dilutive for loss position)
Net income (loss)	$300,000	$(76,100,000)	$(76,100,000)	$(221,500,000)
Total outstanding shares	5,024,345	100,000,001	75,000,000	115,306,320

Weighted average shares outstanding and net loss per share	$0.06	$(0.76)	$(1.01)	$(1.92)

As a result of pro forma net loss, the earnings per share amounts exclude the dilutive impact from the 37.5 million Earnout Rights granted to existing Algoma shareholders as part of the Merger Agreement, and 24,179,000 Common Shares issuable to former Legato stockholders upon conversion of warrants. For the three month period ended June 30, 2021, when there is pro forma net income, the earnings per share amounts also exclude the dilutive impact of the Earnout Rights because such rights are issuable pursuant to a contingent event that has not yet occurred, as well as the Common Shares issuable to former Legato stockholders upon conversion of warrants as they are anti-dilutive.

BUSINESS

Unless the context otherwise requires, all references in this section to “Algoma,” “the Company,” “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its subsidiaries prior to the consummation of the Merger.

Corporate Structure

The following organization chart indicates the intercorporate relationships of the Company and its material subsidiaries, together with the jurisdiction of formation, incorporation or continuance of each entity:

Overview

Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate. With a current production capacity of an estimated 2.8 million tons per year, our size and diverse capabilities enable us to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors.

We manufacture a broad range of high-quality semi-finished and finished flat steel sheet and plate products. In 1995, approximately $450 million was invested in the construction of our Direct Strip Production Complex (“DSPC”), one of the world’s first hot strip mills with integrated continuous casting and our cornerstone asset. In addition to the DSPC, our facilities include two blast furnaces, Blast Furnace No. 6 and Blast Furnace No. 7, of which Blast Furnace No. 7 is currently operating. Our discreet 106 inch hot strip and 166 inch plate rolling mills provide us with the flexibility to adjust product mix between our many sheet and plate products to take advantage of changes in market demand and pricing, allowing us to optimize our margins. Our idle blast furnace, Blast Furnace No. 6, provides redundancy and incremental flexibility to our operating platform, allowing for the management of any future re-lines for Blast Furnace No. 7, and could quickly add cost effective capacity with limited additional capital outlays. We believe a restart of Blast Furnace No. 6 could be achieved within approximately six months for an estimated

C$60 million investment, including approximately C$18 million required to reduce casthouse emissions in Blast Furnace No. 6.

Our flat/sheet steel products include a wide variety of widths, gauges and grades, and are available unprocessed and with value-added temper processing for HRC, annealed and full hard cold-rolled coil (“CRC”), hot-rolled pickled and oiled products, floor plate and cut-to-length products. Primary end-users of our sheet products include service centers and automotive, manufacturing, construction, and tubular industries. Sheet steel products have represented approximately 89% of our total steel shipment volumes, on average, in the three month period ended June 30, 2021 and approximately 85% of our total steel shipment volumes, on average, in our fiscal year ended March 31, 2021.

Our plate steel products consist of various carbon-manganese, high-strength and low-alloy grades, and are sold in the as-rolled condition as well as subsequent value-added heat-treated conditions. The primary end-user of our plate products is the fabrication industry, which uses our plate products in the manufacture or construction of railcars, buildings, bridges, off-highway equipment, storage tanks, ships, military applications, large diameter pipelines and power generation equipment. Plate steel products have represented approximately 11% of our total steel shipment volumes in the three month period ended June 30, 2021 and approximately 15% of our total steel shipment volumes in the fiscal year ended March 31, 2021.

We sell our finished products to a geographically diverse customer base across North America. For fiscal year ended March 31, 2021, our sales by product, geography and end markets were as follows:

FY2021 Product Shipment Mix	FY2021 Geographic Sales Mix	FY2021 End Markets

Source: Company information. Automotive comprised of direct automotive customer sales and estimated service center sales to the automotive industry.

The Company has consistently experienced capacity utilization comparable to or greater than is typical in the North American market, due in part to its flexible operations and ability to quickly respond to market drivers. Excluding the capacity of its idle second blast furnace, Algoma’s 2017-2019 average capacity utilization was 91% while its peers averaged 86%.

2017-2019 Average Capacity Utilization (%)

Source: Company information.

1	Reflects Algoma’s 2018-2020 average capacity utilization, based on Blast Furnace No. 7’s total steel capacity of 2,600kt and 2018-2020 production of 2,300kt, 2,435kt and 2,305kt, respectively.

2	Steelco capacity utilization based on total capacity of 2,750kt and 2018 and 2019 steel production of 2,620kt and 2,444kt, respectively.

Superior Cost Position

We believe we have a superior structural cost position as a result of our cost-efficient DSPC asset, our geographic location on the Great Lakes, which provides economical access to key raw materials and steel-consuming markets, and our strong track record of implementing improvements in conversion costs.

Moreover, in connection with the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates, Algoma re-established its control of the port of Algoma as a means to receive critical inbound raw materials and outbound shipment of finished goods. Our on-site port facilities enable access to low-cost water transportation across the Great Lakes. Additionally, Algoma has an advantage in power sourcing through a low-cost co-generation (“Co-Gen”) facility. A 70 million watts Co-Gen facility fueled with by-product gases from Algoma’s ironmaking and cokemaking operations provides on average approximately 45% of our power needs at favorable prices, reducing reliance on the Ontario power grid.

Our structural low cost position is evidenced by CRU’s 2021 international data, which placed us among the lowest cash costs of North American steel plants.

2021 Cash Cost Curve – Hot Rolled Coil (BOF / EAF)

Source: CRU International, 2021.

Our highly competitive cost position allows us to generate Adjusted EBITDA margins above the industry average and sustain profitability through business cycles. Algoma’s Adjusted EBITDA margin from 2017 to 2019 averaged 15% compared to approximately 12% average of our North American peers over the same period of time.

2017-2019 Average Adjusted EBITDA Margin (%)

Source: Company information. Cleveland-Cliffs Adjusted EBITDA Margin based on Steel and Manufacturing Segment and includes the acquisition of AK Steel but not ArcelorMittal.

For the three month period ended June 30, 2021, we shipped approximately 610.0 thousand tons of steel products, which generated revenue of approximately C$722.0 million, net income of approximately C$221.3 million before income taxes, and Adjusted EBITDA of approximately C$280.8 million. For the fiscal year ended March 31, 2021, we shipped approximately 2.1 million tons of steel products, which generated revenue of approximately C$1,615.1 million, net loss of approximately C$76.1 million, and Further Adjusted EBITDA of approximately C$189.0 million.

Unique Production Process Supports Superior Cost Position Among North American Steel Producers

As mentioned above, we are the only integrated steel producer in North America to operate a DSPC line that converts liquid steel directly into coil. The DSPC line is among the newest, continuous thin slab casters in North America. We believe that this process provides us with an estimated cost advantage over our competitors of between C$30 and C$40 per ton due to reduced manpower, reduced re-heating costs and reduced yield loss. Additionally, the DSPC allows for us to seamlessly execute the installation of EAF mills.

We have recently upgraded our process automation to incorporate the most recent original equipment manufacturer technology and enhanced the throughput and quality via software enhancements in casting controls and defect detection. We successfully completed mechanical upgrades of spindles, strand entry tables and the coiler mandrel, which have had a positive impact on quality and throughput, efficiency and reliability.

Current annualized production capacity of the DSPC complex is 2.3 million tons. Algoma is also the only plate producer in Canada with current capacity of 350,000-400,000 tons with the potential to increase capacity to 700,000 tons per year, once on-going debottlenecking, automation and productivity investments are completed.

Blast Furnace No.6, with current capacity of approximately 900,000 tons, provides Algoma flexibility to manage any future re-lines for Blast Furnace No.7 and we believe can be re-started in approximately six months for an estimated C$60 million investment including approximately C$18 million required to reduce casthouse emissions in Blast Furnace No. 6.

Source: Company information.

1	Represents percentage of a trailing 7-year average HRC CRU (USA Midwest Domestic HR Coil) Index, lagged one month.

2	Represents percentage of a trailing 7-year average AS Rolled CRU Index, lagged one month.

Proposed EAF Mill to Transform Operations

One of our reasons for undertaking the Merger is to provide us with access to capital to partially fund our proposed transformation to EAF steelmaking, although we have not yet made a final decision to proceed. The proposed EAF mill is expected to meaningfully reduce SG&A and improve Adjusted EBITDA by approximately C$150 million per year with the majority of this benefit expected to be realized within the first year. We believe that the EAF mill has the potential to enhance our liquid steel capacity by 900,000 tons per year and would provide us with the ability to pursue a higher value-add product mix with a more flexible operating footprint. The proposed EAF mill would also reduce our exposure to iron pricing volatility since we would replace iron ore in our steelmaking process with readily available recycled regional scrap.

Additionally, we estimate that the transition to EAF steelmaking would result in a reduction of 3.0 million tonnes of CO2 emissions per year, representing a 70% reduction to current emissions levels with a goal of eliminating all coal use in our steelmaking operations over time, which we believe will allow us to become one of the greenest producers in North America and reduce the potential impact of the Canadian carbon tax regime on our business.

If we proceed with the proposed EAF transformation, we would anticipate an approximately thirty month construction period that would be completed by the end of 2024. We estimate that the conversion to EAF steelmaking would cost approximately $500 million, which would be funded by the Green Steel Funding expected to be provided by the Government of Canada, as well as by the proceeds from the Merger and the PIPE Investment. The Green Steel Funding is subject to, and contingent on, the negotiation of definitive documentation and/or the achievement of certain funding milestones. See “Prospectus Summary – Recent Developments.”

The EAF transformation will require a number of permits, including environmental compliance approvals in respect of sewage works and air/noise, as well as indigenous consultations. The project will also require the adoption of site specific standards under CEPA. We are engaged in ongoing discussions with the MECP with respect to these matters. The MECP has expressed support for the project generally and is working collaboratively with us to facilitate the project, which the MECP has described as having “positive environmental benefits for [the] community”. While the permitting process is ongoing, based on our discussions with the provincial government to date and our long track record of building and operating significant capital projects, we currently believe we will be able to obtain the required permits and approvals. See “Risk Factors – Risks Related to our Business – Failure to complete, or delays in completing, our proposed EAF transformation could adversely affect our business and prospects.” There are significant risks and uncertainties associated with, and we may fail to realize the anticipated benefits of, the proposed EAF transformation.

Strong Government and Local Community Support

We are the largest employer in Sault Ste. Marie, Ontario. As of June 30, 2021, the Company had 2,696 full-time employees, of which approximately 95% are represented by two locals of the USW under two collective bargaining agreements. As a result of the Company’s good relationship with its unionized workforce, there has not been a work disruption in approximately 30 years, and we have achieved contract terms that are comparable to those achieved by our peers.

We believe the Company is critical to the local economy and has strong relationships with local, provincial and federal governments. Algoma represents approximately 40% of Sault Ste. Marie’s GDP, and approximately 70% of the city’s population is directly or indirectly dependent upon Algoma. Furthermore, Algoma is the only plate producer in Canada with current capacity of 350,000-400,000 tons and opportunity to increase capacity to 700,000 tons per year once on-going debottlenecking, automation and productivity initiatives are completed. These initiatives may significantly reduce Canada’s reliance on plate imports and positively impact the trade balance. As a result of Algoma’s significant contribution to the Canadian steel making industry, we benefit from strong federal and provincial government support in various forms. For example, the Canadian federal and Ontario provincial governments have provided support in the form of certain interest-free or low-interest loans and grants, which together total approximately C$150 million in the aggregate and have enabled us to undertake various capital expenditures to revitalize Algoma. See “Description of Indebtedness” for a description of these loans and grants. The Ontario government also enacted the 2018 Pension Regulations and Ontario Regulation 2017/19 as filed on June 20, 2019 (the “Wrap Regulations”) to facilitate our acquisition of substantially all of the assets and liabilities of Old Steelco in November 2018, including the DB Pension Plans and the Wrap Plan that has been maintained by Old Steelco. Among other things, the 2018 Pension Regulations significantly reduced our obligation for historical pension obligations by capping our special pension contributions (cash funding in addition to the current service funding) to the DB Pension Plans at C$31 million per year. As of March 1, 2021, the Company’s solvency funded status on its Hourly Plan and Salaried Plan was greater than 85%, which reduces the Company’s obligation with respect to special pension contributions to the DB Pension plan to near zero and also triggers the guarantees provided by the PBGF. On July 5, 2021, we announced the Green Steel Funding. See “Prospectus Summary – Recent Developments.”

Strategic Initiatives to Further Strengthen Our Cost Position

Cost Saving Initiatives.    We have implemented several measures to reduce costs and improve our operating performance. Algoma has implemented cost savings plans to achieve headcount reductions that bring us in-line with our peers and estimate that we realized approximately 60% of the full benefit in the fiscal year ended March 31, 2020. We estimate that the full realization of cost saving initiatives were achieved in the fiscal year ended March 31, 2021, resulting in sustainable annual savings of approximately C$44 million excluding non-recurring cost to implement.

Ladle Metallurgical Furnace No2 Initiative.    In February 2021, we completed the installation and commissioning of Ladle Metallurgical Furnace No2 (“LMF2”), which will eliminate a bottleneck in our production process and enable 100,000 tons of incremental volumes with approximately C$318 per ton margin, contributing an estimated C$32 million of Adjusted EBITDA improvement annually. We invested C$35 million (net of government support) in this project and have completed the construction in a timely fashion against a challenging macroeconomic backdrop caused by the COVID-19 pandemic.

Plate Mill Modernization.    We are Canada’s only plate mill with current capacity of 350,000-400,000 tons and potential to ship up to 700,000 tons per year. We are undertaking a plate mill modernization project requiring capital expenditures of C$70 million (net of government support), which we expect to be completed in October 2022. This strategic initiative will enhance the capacity and quality of one of our key products and sources of competitive advantage. The Plate Mill Modernization Project will allow us to achieve product quality requirements of our customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The modernization process will be comprised of two phases: quality focus and productivity focus. The first phase, which focuses on quality, is expected to be completed by March 2022 and includes the installation and commissioning upgrades of a new primary slab de-scaler (which improves surface quality), automated surface inspection system (which detects and maps surface quality), a new in-line hot leveler (which improves flatness), and automation of the 166 inch Mill (which expands grade offering). The second phase, which focuses on productivity, is expected to be completed by October 2022 and includes installation and commissioning upgrades of the onboard descaling systems for both the 2Hi and 4Hi roughing roll stands, mill alignment and work roll offset at the 4Hi, 4Hi DC drive, in-line plate cutting including new cooling beds coupling the plate mill and shear line, dividing shear, new plate piler and automated marking machine.

Recent Strategic Initiatives (millions of U.S. dollars)
		Annualized Benefit		CapEx[1]		Schedule
Cost Saving Initiatives	• Ongoing cost-cutting initiatives • 200+ projects identified • Third party hired to review operational efficiency	~$	44	—		2020: ~60% 2021: 100%
Ladle Metallurgical Furnace No. 2	• Completed new 2.1 million ton ladle furnace in February 2021 • Unlocked 100,000 tons of additional capacity • Adds more advanced grades of steel to product mix	~$	25	~$35		Feb-2021
Plate Mill Modernization	• Overhaul and optimize plate mill to improve reliability and quality • Additional plate capacity of up to 350 kilotons • New grades capability unlocks new end markets	~$	35	~$70 ($63 remaining	)	Quality: Oct-2021 Volume: Oct-2022

Source: Company information. Capex is net of government support.

Well Positioned with Historical Issues Addressed

We experienced an unplanned outage in April 2019 that disrupted production in our Blast Furnace No. 7. This outage had no impact on the integrity of the furnace. The resulting lost production led to a shipping volume reduction in fiscal year 2020 of over 100,000 tons. During April 2019, the Company recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold. Planned maintenance, originally scheduled for later in the year, was accelerated and performed during this outage in April 2019. Rescheduling maintenance to align with the unplanned outage was part of the plan management implemented to make up for the lost production in the remaining quarters of fiscal year 2020. The outage, caused by a chemistry imbalance of certain materials, resulted from a poor and unforgiving construct of the blend of raw materials fed into the blast furnace. Operating parameters have been tightened and systems have been put in place to improve the overall monitoring of the Blast Furnace. We have modified operating practices following a deep-dive investigation with assistance from Hatch, our consulting engineering firm, undertook process control measures and personnel changes as well as adopted predictive modeling to ensure far greater control and less risk in our future operations.

The COVID-19 pandemic has significantly disrupted the steel industry, leading to idling, shutdowns and capacity reductions across the industry and driving an 18% decline in North American production levels during the period from April to September 2020. In March 2020, management took the precautionary measure of drawing on the Revolving Credit Facility (as defined below). During the three month period ended June 30, 2021, Algoma repaid the entire Revolving Credit Facility balance and there is currently no balance drawn on this facility. As of June 30, 2021, there was C$292.1 million ($228.8 million) of unused availability on the Revolving Credit Facility after taking into account C$26.2 million ($21.2 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2021, Algoma had drawn C$90.1 million ($71.7 million), and there was C$200.8 million ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit and borrowing base reserves.

Quarterly Shipment Volume

Source: Company information.

1	CRU USA Midwest Domestic Hot Rolled Coil Prices in US$/NT.

Our Competitive Strengths

Strategically Located on the Great Lakes in Close Proximity to Customers and Suppliers

We are strategically located on Lake Superior, close to key steel consuming regions of the United States (the U.S. Mid-West, U.S. Northeast) and Canada (Southern Ontario), allowing us to serve our customers at competitive costs. Approximately 70% of our customers are located within a 500-mile radius of our facility.

Additionally, our location on the Great Lakes provides access to multiple modes of transportation, supporting our ability to negotiate competitive rates for inbound raw materials and outbound steel products. The Company’s acquisition of the adjacent port facility as part of the 2018 restructuring transaction – the fourth largest port on the Great Lakes by volume, handling nearly 500 vessels a year and over 5 million tons of shipments – facilitated access to low cost transportation across the Great Lakes and secures our distribution network. Algoma has an option to pursue rail transportation from certain iron ore mines via well-established rail links, facilitating access to ore through the winter months when transport over the Great Lakes is less feasible.

Location Relative to Top 10 Customers	Location Relative to Key Raw Material Suppliers

Source: Company information. Top 10 customers determined by revenue in fiscal year 2021.

We sell steel products to a diverse base of over 200 customers across multiple sectors in North America with no single customer making up greater than 11% of sales. Our top ten customers accounted for approximately 52% of our total revenue in the three month period ended June 30, 2021 and approximately 52% of total revenue in fiscal year 2021. Our geographic, sector and customer diversity makes us less exposed to demand shifts. We have built strong customer relationships with the average tenure for Algoma’s top ten customers of 20-25 years. Despite the U.S. tariffs imposed on Canadian steel producers on June 1, 2018, the Company was able to maintain its geographic mix with 60.7% of revenue in the three month period ended June 30, 2021 and 57.1% of fiscal year 2021 revenue generated by our customers in the United States.

FY2021 Customer Concentration by Revenue

Source: Company information.

Operations to Meet the Needs of a Diversified Blue-Chip Customer Base in Attractive End Markets

Our hot strip and plate rolling mills provide the flexibility to adjust our product mix within our existing asset base to align with market pricing and customer demand, and maximize profitability. Plate products accounted for 11% of shipments, hot rolled sheet for 81% and Cold Rolled Sheet for 8% in the three month period ended June 30, 2021 and 15%, 78% and 7% respectively for fiscal year 2021. Additionally, flexible union labor contracts allow us to optimize manpower allocation across the entire facility to meet variations in demand.

Our product width, gauge and strength flexibility allows us to serve a broad customer base across various end markets, including service centers, automotive, manufacturing, construction and tubular markets. Furthermore, our research and development investments support higher quality, lower cost products and drive a value proposition for customers.

	Product Attributes	End Markets	Width Range	Gauge Range
Hot Rolled Coil	✓ High strength formable hot rolled grades ✓ Broad width and strength capabilities	• Automotive Hollow structural product and welded pipe manufacturers • Transportation Light manufacturing	106”Strip Mill 30”-96” DSPC 32”-63”	106”Strip Mill 0.070”-0.500” DSPC 0.060”-0.625”

Cold Rolled Coil	✓ Commercial grades ✓ High strength formable cold roll grades ✓ Full hard grades (not annealed)	• Automotive Welded pipe manufacturers • Transportation • Light manufacturing	36”-74”	0.015”-0.129”

Plate	✓ High strength, low-alloy grades ✓ Abrasion resistant and heat treat grades ✓ Only producer in Canada	• Fabrication industry- constructors or manufactures of railcars, buildings, bridges off-highway equipment, etc.	72”-154”	0.236”-4.500”

Source: Company information.

Low Cost Position Underpinned by Advantageous Raw Material Contracts

Algoma’s largest input cost in the steel-making process is iron ore, which we purchase under supply contracts with Cliffs and U.S. Steel. Algoma had previously sourced 100% of its iron ore from Cliffs. To further improve stability in our raw material procurement, we recently entered into a contract with U.S. Steel to purchase iron ore pellets through the 2024 shipping season. We believe that having a second competitive supply arrangement for this critical raw material will help mitigate our supply risks for iron ore. Taken together, Algoma’s agreements with Cliffs and U.S. Steel provide for supply of iron ore pellets through the close of the 2024 shipping season.

Historically, Algoma’s metal spread has been subject to limited fluctuations. For a given period, metal spread is the difference between Algoma’s average realized price of steel and the average cost of the various raw materials used to make it. There is a correlation between average HRC prices and the average prices of raw materials, such that a decrease in HRC prices results in a decrease in underlying raw material input costs, albeit on a delayed basis. As a result, our metal spread tends to remain relatively consistent over longer periods through the cycle. However, in periods of very low HRC prices, our metal spread would tend to be disproportionately compressed, and in periods of very high HRC prices, our metal spread would tend to be larger than the historical average.

Historical Metal Spread1

Source: Historical Algoma information.

1.

“Realized Price” and “Raw Materials” figures, respectively, represent the average price realized and corresponding average raw material costs for the period indicated. Key components of Raw Materials include iron ore, met coal and scrap. FY2019 metal spread was impacted by U.S. tariffs.

Recent Cost Cutting Initiatives Further Strengthen Our Position

In addition to benefitting from favorable raw material contracts, the benefits of recent cost cutting initiatives are beginning to be realized, significantly reducing conversion costs. Conversion costs, which consist of manufacturing and service labor costs, fixed consumables maintenance and services costs (“Fixed CM&S”) and sales and general and administrative costs (“SG&A”), declined in fiscal year 2021 relative to prior years, with average conversion costs demonstrating an approximately 20% reduction compared to the average quarterly conversion costs in fiscal year 2019.

Historical Conversion Costs1

Source: Historical Algoma information.

1.	“Volume (kt)” refers to steel shipments in thousands of tons. “$ Per Ton” refers to conversion costs per ton of steel shipments.

Flexible Cost Structure Allows Algoma to Generate Cash Flow Through-the-Cycle

A flexible cost structure and the ongoing reduction in fixed costs allows Algoma to generate Adjusted EBITDA and cashflow through the steel industry business cycle, including at HRC prices significantly lower than in the current pricing environment. We believe the Company is well-positioned to generate positive Adjusted EBITDA and cash flow even with HRC prices as low as US$550 per net ton, assuming shipment levels between 2.3 and 2.5 million tons, which is consistent with our historical shipment rates under normal operating conditions. In addition, as described above, in the current HRC pricing environment, our metal spread improves significantly compared to historical averages, resulting in substantially higher Adjusted EBITDA and cash flow.

Legacy Liabilities Sustainably De-Risked from CCAA Process

On November 9, 2015, Algoma’s predecessor, Old Steelco, filed for creditor protection in Canada under the CCAA and in the United States under chapter 15 of title 11 of the United States Bankruptcy Code. On November 30, 2018, pursuant to a transaction approved by the court in the CCAA proceedings, Algoma Steel Inc. completed the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates. As part of the CCAA restructuring, Algoma achieved transformational improvements in its capital structure, pension funding obligations and environmental liabilities. Algoma emerged as a more resilient company with a strong balance sheet and stable operating profits.

Algoma successfully reduced outstanding debt by approximately 40%, when including government loans and 50%, when excluding government loans, as compared to pre-CCAA leverage.

The predecessor company, prior to the CCAA process, carried unsustainable leverage of approximately C$1,369 million in debt obligations and C$172 million in annual interest expense.

As part of the completion of the Purchase Transaction, Algoma assumed the following pension plans that had been maintained by Old Steelco: (i) the Hourly Plan; (ii) the Salaried Plan; and (iii) the Wrap Plan. The assumption of these pension plans was conditional upon, among other things, certain legislative amendments and the enactment of regulations applicable to the pension plans. As a result of the 2018 Pension Regulations implemented in connection with the Purchase Transaction, the aggregate going concern and solvency special payments to the DB Pension Plans equal C$31 million per annum until the solvency ratio of each of the DB Pension Plans is at least 85%. As of March 1, 2021, both DB Pension Plans obtained an 85% solvency ratio, which reduces the Company’s obligation with respect to special pension contributions to the DB Pension plan to near zero and also triggers the guarantees provided by the PBGF. If the Company is required to make annual special payments to the DB Pension Plans in the future, these payments would remain subject to a C$31 million annual cap. Since the DB Pension Plan achieved an 85% solvency ratio, the DB Pension Plans are eligible to participate in the PBGF.

The Wrap Regulations implemented by the province in 2019 to provide a funding framework for the Wrap Plan require the Company to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under applicable law.

The revised funding framework implemented in connection with the Company’s assumption of the pension plans provided significant funding relief in respect of historical pension obligations and established maximum annual contributions that provide enhanced certainty and reduced risk for the Company.

Algoma also developed LEAP in accordance with the Framework Agreement Concerning Environmental Issues entered into with the Ontario Ministry of the Environment, Conservation and Parks (“MECP”) in connection with the 2018 restructuring to address legacy environmental issues. The MECP provided a release in favor of the Company from any obligations under applicable environmental laws relating to legacy environmental issues at the Company’s Sault Ste. Marie site with respect to the historical soil, groundwater and sediment contamination at the Sault Ste. Marie facility, which we acquired in connection with the CCAA process. Steel making activities have occurred on Algoma’s site since 1901 and before the adoption of modern environmental best practices. Pursuant to LEAP, Algoma agreed to fund C$3.8 million per year for 20 years to a financial assurance fund, established to fund LEAP expenses and provided a C$10 million letter of credit to the MECP to provide financial assurance for these obligations. Additionally, Algoma was released from all legacy environmental issues with respect to the historical soil, groundwater and sediment contamination at Old Steelco’s closed iron ore mines, which we did not acquire in connection with the CCAA process. Algoma agreed, among other things, to pay C$10 million to the ENDM in installments of C$250,000 semi-annually to be used to rehabilitate the closed iron ore mines that we did not acquire and provided a C$3.5 million letter of credit to the ENDM to provide financial assurance for these obligations.

Transformational Changes

Source: Company information.

1

Includes $147 million of Revolving Credit Facility, $304 million of Secured Term Loan Facility, $62 million of the Algoma Docks Term Loan Facility and $106 million of government loans. Converted to Canadian dollar using an exchange rate of $1.00 = C$1.34.

2	Includes interest expense on the Revolving Credit Facility, the Secured Term Loan Facility and the Algoma Docks Facility.

Experienced Management Team with Extensive Industry Experience

We have an experienced management team with significant operating experience in the global steel industry. Our executives collectively have almost 200 years of steel industry experience. Under the leadership of our current management team, we have made significant capital expenditures and have achieved significant operating performance improvements by employing benchmarking and implementing industry best practices. In addition, our management team has successfully navigated our business, even during the turbulent times of the U.S. steel tariffs and the COVID-19 pandemic that significantly disrupted the entire industry. Our management achieved higher capacity utilization rates as compared to our North American peers, significantly strengthened our raw material supply position and took measures to improve the stability of future profits. Furthermore, we maintain a strong relationship with our skilled unionized workforce, as evidenced by the near 30-year period since our last work disruption. We benefit from favorable collective bargaining agreements that allow us flexibility to adapt to changes in operational and production needs.

Business Strategy and Strategic Goals

Our key strategic goals are:

Continuous Margin Stability Enhancement and Cost Improvement.    We are striving to continue reducing our costs and improving our operating performance. Cost improvements include maintenance effectiveness and operational cost reductions, headcount reductions, power efficiency improvements, process yield improvements, improvements in product quality and optimization of gas usage. We have reduced our operating expenses and headcount by 20% since fiscal year 2019. We expect that our new raw material contract with U.S. Steel for procurement of iron ore pellets through 2024 will help reduce Algoma’s earnings volatility in the future. Furthermore, we expect that such contract will create optionality that will benefit us when negotiating new contracts in the future.

Additionally, we are constantly striving to improve the stability of our revenue by increasing the share of contracted revenue while maintaining the ability to participate in increasing prices through flexible pricing mechanisms. The majority of our contracts are volume commitments with pricing tied to HRC and HRP CRU indexes on a one- and three-month lag basis. This results in exceptionally high correlation with the HRC and HRC CRU indexes on a one month lagging basis. Furthermore, the time lag allows Algoma’s management to plan effectively and design solutions to navigate uncertain times.

We expect that our proposed transformation to EAF steelmaking will assist in reducing our costs and improving our operating performance. The proposed EAF mill is expected to improve Adjusted EBITDA by approximately C$150 million per year with the majority of this benefit expected to be realized by 2024. We believe that the EAF mill has the potential to enhance our liquid steel capacity by 900,000 tons per year and would provide us with the ability to pursue a higher value-add product mix with a more flexible operating footprint. The proposed EAF mill would also reduce our exposure to iron pricing volatility since we would replace iron ore in our steelmaking process with readily available recycled regional scrap.

FY2020 Product Shipment Mix	FY2021 Product Shipment Mix

Source: Company information.

Capitalize on Low Cost Growth Opportunities.    Our goal is to continue enhancing our productivity and profitability through prudent capital investment projects. In addition to LMF2 debottlenecking our process flow and the added capacity from the plate mill modernization, we have an opportunity to restart the idled Blast Furnace No. 6 and bring it to production as needed in response to market demand changes with limited capital expenditure. The restart of Blast Furnace No. 6 would provide an incremental 900,000 tons of capacity of iron at an incremental capital investments of C$60 million over approximately six months. With both blast furnaces operating, our hot metal capacity will exceed our steelmaking capacity and thus our steelmaking capacity of 3.7 million becomes the constraint, resulting in the need for approximately 3.2 million tons of iron capacity from the two blast furnaces. Given the lag in our contracted prices and general lag in the industry due to long lead times, we believe we are well positioned to react quickly and take advantage of increasing demand.

Maintaining a Prudent Financial Policy.    We are committed to creating a strong financial profile for Algoma. Our management is focused on generating disciplined growth while maintaining a strong credit profile. We will continue to seek to de-lever the balance sheet while maintaining adequate liquidity throughout the seasonality in our business cycle. By providing access to the public markets, we believe the Merger will help achieve this goal. Algoma utilizes hedging for both revenue and raw materials to further enhance earnings stability.

Focus on Safety and Environmental Compliance.    Management is focused on sustainable and safe operations by engaging in projects to improve safety, including machinery and crane guarding upgrades and coke battery door and jamb cleaners. Since fiscal year 2015, we have reduced our LTIFR from 0.72 to approximately 0.19 in fiscal year 2021 and 0.0 in the three month period ended June 30, 2021. Health and safety remains paramount and to further the Company’s efforts to improve, we are implementing an ISO 45001 Safety Management System.

We are committed to being good environmental stewards and encourage open communication and reporting to our communities with regard to our environmental performance. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. We estimate that the transition to EAF steelmaking would result in a reduction of 3.0 million tonnes of CO2 emissions per year, representing a 70% reduction to current emissions levels with a goal of eliminating all coal use in our steelmaking operations over time, which we believe will allow us to become one of the greenest producers in North America and reduce the potential impact of the Canadian carbon tax regime on our business.

Algoma currently has three greenhouse gas reduction projects that are expected to reduce emissions by 79,000 tons a year. All of our facilities are registered to the world-wide ISO 14001 Environmental Management System Standard. We are supporting open dialogue on environmental issues with the community by establishing community outreach and ensuring frequent reporting on our environmental performance. For example, Algoma has established a Community Liaison Committee as a forum for exchanging relevant environmental information with the public, conducting meetings on monthly basis and publishing meeting notes on our website.

Lost Time Injury Frequency1

Source: Company information. Note: Lost Time Injury Frequency is calculated as ((Number of lost time injuries in the reporting period x 200,000) / Total hours worked in the reporting period).

1	2010-2015 Algoma Lost Time Injury Frequency Average: 0.72

Significant Projects Not Yet Generating Revenues

EAF Steelmaking Transformation

EAF steelmaking is a modern method of producing steel; with primary inputs of scrap steel and electricity, steel is formed by using an electrical current to melt scrap steel and/or other metallic inputs. Our proposed EAF steelmaking facility is to be built adjacent to the current steel shop and will utilize existing downstream equipment and facilities, thereby reducing capital expenditure requirements of the build. The EAF is expected to improve product mix, reduce fixed costs, provide for material carbon tax savings, increase production capacity and decrease our environmental footprint, with a majority of the benefits realized by 2024. See “Business – Proposed EAF Mill to Transform Operations.” Algoma has engaged key stakeholders, including relevant government and regulatory agencies, to start the process of obtaining the required permits to build, commission and operate the EAF.

Status(1)	Preparing for final investment decision.

Expenditures to Date(2)	$1.5 million

Anticipated Timeline

•  Final Investment Decision – By end of 2021

•  2022-2024: Completion of 30-month construction timeline for the EAF mill.

•  2024-2025: Commissioning ramp up period, product certification / acceptance testing

•  2025-: Interim/Alternating Hybrid Mode (Phase I). The EAF would operate one furnace at a time using on-site cogeneration facility, LSP and local 230kV transmission upgrade.

•  Long-Term: Long-Term/Full Grid Power Mode (Phase II). After the completion of a power upgrade, the EAF would operate both furnaces simultaneously.

Estimated Total Capital Cost of the Project(3)

The total capital cost for the conversion to EAF steelmaking is estimated to be $500 million, consisting of:

•  $425 million of EAF installation ($200 million for building and labor and $225 million for EAF equipment);

•  $30 million for internal cogeneration upgrade and electrical infrastructure; and

•  $45 million for contingencies.

This is expected to be funded by the Government of Canada, the Merger, the PIPE Investment and cash from operations. See “Prospectus Summary – Recent Developments – Government Funding”.

(1)	As of the date of this prospectus.

(2)	Expenditures to date reflect the total cumulative expenditures incurred from inception of the project to the date of this prospectus.

(3)	These amounts are estimates and are subject to upward or downward adjustment based on various factors.

LMF2 Initiative

Our LMF2 facility is expected to eliminate a bottleneck in our production process (between steelmaking and casting facilities), enable 100,000 tons of incremental volume and add more advanced grades of steel to our product mix. The annualized benefit of the LMF2 facility is expected to be $25 million, beginning in fiscal 2022. See “Business – Strategic Initiatives to Further Strengthen Our Cost Position.” Algoma obtained the required permits to build and operate the LMF2 facility prior to the project being built.

Status(1)	Installation and commissioning of LMF2 was completed in February 2021. Currently, the facility is undergoing acceptance testing and ramping up production.

Total Capital Cost of the Project(2)	$43.5 million

Anticipated Timeline	Completed

(1)	As of the date of this prospectus.

(2)	Reflects the total cumulative expenditures incurred from inception of the project to completion and are shown gross of any government financing received.

Plate Mill Modernization Project

We are undertaking a plate mill modernization project, which is expected to allow us to achieve product quality requirements of our customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The annualized benefit of the plate mill modernization project is expected to be $35 million, after completion of the project. See “Business – Strategic Initiatives to Further Strengthen Our Cost Position.” Algoma has obtained the relevant necessary regulatory approvals required to complete this project.

Status(1)	Project underway. Algoma has completed the necessary civil work, including the construction of required auxiliary buildings and has begun the installation of its new hot leveler preparing for Phase I, as described below.

Expenditures to Date(2)	$38.9 million

Anticipated Timeline

•  March 2022: Phase I (Quality Focus). Completion of installation and commissioning of the following updates:

•  New primary de-scaler (improves surface quality);

•  Automated surface inspection system (detects and maps quality);

•  New hot leveler (improves flatness); and

•  Automation upgrade of the 166 mill (expands grade offering).

•  October 2022: Phase II (Productivity Focus). Completion of installation and commissioning of the following updates:

•  Onboard descaling system upgrade for 2Hi and 4Hi;

•  Mill alignment and work roll offset at the 4Hi;

•  4Hi DC drive upgrade;

•  In-Line Plate Cutting including new cooling beds coupling the plate mill and shear line, dividing shear and new plate piler; and

•  Automated marking machine.

Estimated Total Capital Cost of the Project(3)	$95 million

(1)	As of the date of this prospectus.

(2)	Expenditures to date reflect the total cumulative expenditures incurred from inception of the project to the date of this prospectus and are shown gross of any government financing received.

(3)	These amounts are estimates and are subject to upward or downward adjustment based on various factors.

Description of Algoma’s Indebtedness

The following is a summary of the material terms and conditions of our material debt instruments. The description is only a summary and is not intended to describe all of the terms of our material debt instruments that may be important. All information in this section is as of June 30, 2021 unless otherwise specified.

Revolving Credit Facility

Algoma Steel Inc. is the borrower under a secured asset-based revolving credit facility (the “Revolving Credit Facility”) made available pursuant to a revolving credit agreement dated November 30, 2018 among the Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Wells Fargo Capital Finance Corporation Canada, as administrative agent and collateral agent (the “RCF Agent”), and the lenders party thereto from time to time.

The maximum availability under the Revolving Credit Facility is $250 million. The Revolving Credit Facility includes a sublimit for letters of credit and a sublimit for borrowings on same-day notice, referred to as swingline loans.

At March 31, 2021, we had drawn $71.7 million (C$90.1 million) under the Revolving Credit Facility and had $21.8 million (C$27.4 million) of outstanding letters of credit. We had unused availability of $156.5 million (C$200.8 million) under the Revolving Credit Facility as at March 31, 2021.

During the three month period ended June 30, 2021, we repaid the entire Revolving Credit Facility balance and there is currently no balance drawn on this facility. There was C$292.1 million ($228.8 million) of unused availability after taking into account C$26.2 million ($21.2 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2021, we had drawn C$90.1 million ($71.7 million), and there was C$200.8 million ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit and borrowing base reserves.

Interest rate and fees. Loans under the Revolving Credit Facility bear interest at an annual rate equal to, at the Borrower’s option, Base Rate, London Interbank Offered Rate (“LIBOR”), Canadian Prime Rate or Canadian Dollar Offered Rate (“CDOR”), plus the “Applicable Margin”. The Applicable Margin is determined on a quarterly basis based on the type of loan and historical excess availability under the Revolving Credit Facility.

Interest is payable quarterly in arrears in respect of Base Rate Loans and Canadian Prime Rate Loans and on the last date of each interest period (which may be, at the Borrower’s option, one, three, six, or if approved by the lenders, twelve months) or in three month intervals, where the interest period is in excess of three months, in respect of LIBOR Loans and CDOR Loans, in each case subject to a requirement to pay accrued interest in connection with certain repayments of applicable loans or at maturity.

In addition to paying interest on outstanding principal under the Revolving Credit Facility, we are required to pay a commitment fee in respect of unutilized commitments and a letter of credit fee and facing fee in respect of outstanding letters of credit. These fees are payable quarterly in arrears.

Availability and repayments. Availability under the Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable, eligible inventory and cash. We are required to maintain a minimum borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights.

Maturity. The Revolving Credit Facility has a maturity date of November 30, 2023.

Guarantees and security. All obligations under the Revolving Credit Facility are jointly and severally guaranteed by Algoma Steel Intermediate Holdings Inc. and each Algoma Steel Inc.’s restricted subsidiaries (subject to certain exceptions) on a secured basis.

By way of pledge agreements separate from the Revolving Credit Facility agreement, Algoma Steel Inc. and Algoma Steel Intermediate Holdings Inc. have pledged certain collateral as continuing collateral security for the obligations, including all tangible and intangible personal property and all proceeds therefrom, all trademarks, goodwill, and proceeds therefrom, and our registered patents.

By way of security agreements separate from the Revolving Credit Facility agreement, Algoma Steel Inc. and Algoma Steel Intermediate Holdings Inc. have each granted a security interest to the RCF Agent for the benefit of the secured parties over the collateral.

Certain covenants and events of default. The Revolving Credit Facility contains covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur liens;

•	engage in mergers, consolidations or amalgamations;

•	make certain investments or acquisitions;

•	make certain restricted payments, including the payment of dividends, the repurchase of our capital stock, and the repayment of junior indebtedness prior to maturity;

•	incur additional indebtedness;

•	engage in certain transactions with our affiliates;

•	amend or modify certain indebtedness;

•	sell or transfer assets;

•	in the case of Algoma Steel Intermediate Holdings Inc., engage in any material business or operations; and

•	make changes to our defined benefit pension plans.

In addition, if availability under the Revolving Credit Facility falls below a specified threshold, we are required to maintain compliance with a springing minimum fixed charge coverage ratio test of 1.00:1.00.

The Revolving Credit Facility also contains certain customary affirmative covenants and events of default, including an event of default upon the occurrence of a change of control.

Secured Term Loan Facility

Algoma Steel Inc. is the borrower under a $285 million secured term loan facility (the “Secured Term Loan Facility”) made available pursuant to a term loan credit agreement dated November 30, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent (the “Term Agent”), and the lenders party thereto from time to time. The maturity date of the Secured Term Loan Facility is November 30, 2025. The collateral under the Secured Term Loan Facility includes all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (as defined in the Secured Term Loan Facility), which includes certain future property that may be acquired.

The Secured Term Loan Facility was fully advanced to Algoma Steel Inc. on November 30, 2018. As at June 30, 2021, the aggregate principal amount outstanding under the Secured Term Loan Facility was $303.0 million (C$371 million) after giving effect to principal repayments. As at March 31, 2021, the aggregate principal amount outstanding under the Secured Term Loan Facility was $304 million (C$378 million).

Algoma Docks Secured Term Loan Facility

Algoma Docks LP (“Algoma Docks”), a wholly-owned subsidiary of Algoma Steel Inc., is the borrower under a $73.0 million term loan facility (the “Algoma Docks Term Loan Facility”) made available pursuant to a senior secured term loan credit agreement dated November 30, 2018 among Algoma Docks, as borrower, Algoma Docks GP Inc. (“Algoma Docks GP”), Algoma Steel Inc., as guarantor, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the investors party thereto from time to time. The maturity date of the Algoma Docks Term Loan Facility is May 30, 2025. The Algoma Docks Term Loan Facility is secured by a first priority security interest in all present and future real and personal property of Algoma Docks and a pledge of all equity interests held by us in Algoma Docks.

The Algoma Docks Term Loan Facility was fully advanced to Algoma Docks on November 30, 2018. As at June 30, 2021, the aggregate principal amount outstanding under the Algoma Docks Term Loan Facility was $58.3 million (C$72.2 million). The Algoma Docks Term Loan bears interest at a rate of LIBOR plus 5.00% per annum. As at March 31, 2021, the aggregate principal amount outstanding under the Algoma Docks Term Loan Facility was $60.4 million (C$76 million).

Federal AMF Loan

Algoma Steel Inc. is the recipient of an interest-free loan through the Advanced Manufacturing Fund of the Federal Economic Development Agency (the “Federal AMF Loan”) pursuant to an amended and restated contribution agreement dated as of December 19, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and Algoma USA, as guarantors, and Her Majesty the Queen in Right of Canada as represented by the Minister responsible for the Federal Economic Development Agency for Southern Ontario (the “Federal Lender”).

Under the Federal AMF Loan, Algoma Steel Inc. is reimbursed for certain eligible capital expenditures made between October 1, 2014 and March 31, 2021 (including eligible expenditures made by Old Steelco) in respect of Algoma Steel Inc.’s modernization project (as defined in the Federal AMF Loan, the “Project”). The amount to be advanced to Algoma Steel Inc. under the Federal AMF Loan is the lesser of (i) 50% of eligible capital expenditures, and (ii) $60 million.

As at June 30, 2021, the full C$60 million of funding under the Federal AMF Loan has been advanced to Algoma Steel Inc.

Interest rate and fees. The Federal AMF Loan is a non-interest bearing loan. Any overdue amounts will accrue interest in accordance with the Interest and Administrative Charges Regulations (Canada) in effect on the due date, compounded monthly.

Repayments. Algoma Steel Inc. is required to repay the loan in equal monthly instalments of C$833,000 beginning on April 1, 2022, with the final instalment payable on March 1, 2028. Algoma Steel Inc. may at any time make prepayments on account of repayment instalments, without premium or penalty.

Guarantees and security. Algoma Steel Intermediate Holdings Inc. and Algoma USA, as guarantors, provided an absolute and unconditional guarantee to the Federal Lender of all of Algoma Steel Inc.’s obligations under the Federal AMF Loan.

The obligations under the Federal AMF Loan are secured against substantially the same collateral as the Revolving Credit Facility, on a third priority basis (pari passu with the Provincial Loan).

Certain covenants and events of default. The Federal AMF Loan contains affirmative and negative covenants related to the Project. Algoma Steel Inc. is required to make capital expenditures of not less than C$600 million under its capital investment plan between October 1, 2014 and March 31, 2023 (including eligible expenditures made by Old Steelco), comply with Project related reporting obligations and complete the Project as described in the statement of work provided in the Federal AMF Loan.

The Federal AMF Loan contains negative covenants that are generally consistent with the negative covenants in the Revolving Credit Facility and the Secured Term Loan Facility and currently incorporates by reference certain affirmative and negative covenants and the “change of control” default from the Secured Term Loan Facility.

The Federal AMF Loan also contains certain customary affirmative covenants and contains customary events of default.

Provincial Loan

Algoma Steel Inc. is the borrower under a loan from the Ministry of Energy, Northern Development and Mines (the “Provincial Loan”) pursuant to a credit agreement dated as of November 30, 2018 between Algoma Steel Inc., as borrower and Her Majesty the Queen in Right of Ontario as represented by the Minister of Energy, Northern Development and Mines, as lender (the “Provincial Lender”).

Under the Provincial Loan, Algoma Steel Inc. receives advances equal to 50% of eligible capital expenditures incurred between April 1, 2017 and November 30, 2024 (including eligible expenditures made by Old Steelco), subject to an aggregate advance limit of C$60 million. As at June 30, 2021, the full C$60 million of funding under the Provincial Loan has been advanced to Algoma Steel Inc.

Interest rate. Advances under the Provincial Loan bear interest at an interest rate equal to the greater of (i) 2.5% per annum, and (ii) the lender’s cost of funds for a ten-year non-amortizing bond, in each case calculated and compounded monthly. Since December 1, 2019, the applicable interest rate under the Provincial Loan has been 2.5% per annum.

Repayments. Algoma Steel Inc. is required to repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028. The Provincial Loan matures on November 30, 2028.

Algoma Steel Inc. is also required to make a partial repayment of the Provincial Loan, determined pursuant to a formula set out in the Provincial Loan, if it does not maintain prescribed employment levels at its Sault Ste. Marie facility through March 31, 2024, and if Algoma Steel Inc. receives funds from other sources for the specified project in amounts greater than specified in the budget provided to the lender.

Algoma Steel Inc. may prepay, without penalty or bonus, amounts outstanding under the Provincial Loan.

Guarantees and security. Algoma Steel Intermediate Holdings Inc. and Algoma USA, as guarantors, provided an absolute and unconditional guarantee of all of Algoma Steel Inc.’s obligations under the Provincial Loan.

The obligations under the Provincial Loan are secured against substantially the same collateral as the Revolving Credit Facility, on a third priority basis (pari passu with the Federal AMF Loan).

Certain covenants and events of default. The Provincial Loan contains affirmative and negative covenants related to applicable capital projects. Among other covenants, Algoma Steel Inc. is required to make capital expenditures of not less than C$600 million under its capital investment plan between October 1, 2014 and March 31, 2023 (including eligible expenditures made by Old Steelco), meet certain job targets and refrain from making material changes to the project.

The Provincial Loan contains negative covenants that are generally consistent with the negative covenants in the Revolving Credit Facility and the Secured Term Loan Facility and currently incorporates by reference certain affirmative and negative covenants and the “change of control” default from the Secured Term Loan Facility.

The Provincial Loan also contains certain customary affirmative covenants.

The Provincial Loan also contains customary events of default, including an event of default if Algoma Steel Inc. abandons any project funded by the Provincial Loan prior to its completion.

Federal SIF Loan

Algoma Steel Inc. is the recipient of funding through the Government of Canada’s Strategic Innovation Fund pursuant to an agreement dated as of March 29, 2019 (the “Federal SIF Agreement”) among Algoma Steel Inc., as recipient, Algoma Steel Intermediate Holdings Inc., as guarantor, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.

Under the Federal SIF Agreement, Algoma Steel Inc. receives contributions equal to 44.76% of eligible costs incurred between November 1, 2018 and May 1, 2021 associated with a project involving the adoption of new equipment to improve operations and production (the “SIF Project”), subject to an aggregate contribution limit of C$30 million. As at June 30, 2021, C$27 million of funding under the Federal SIF Agreement has been advanced to Algoma Steel Inc.

Algoma Steel Inc. is required to repay C$15.0 million of the funding received under the Federal SIF Agreement (the “Federal SIF Loan”) pursuant to the Federal SIF Agreement. The remaining C$15.0 million received under the Federal SIF Agreement is not subject to repayment and has been treated as a grant for accounting purposes.

Interest rate. The Federal SIF Loan is a non-interest bearing loan. Interest is payable on any overdue payments, calculated and payable at the Bank Rate (as defined in the Interest and Administrative Charges Regulations (Canada) in effect on the due date plus 3.0%, compounded monthly.

Repayments. Algoma Steel Inc. is required to repay the Federal SIF Loan in equal annual payments of C$1,875,000 beginning on April 30, 2024 and ending on April 30, 2031. Algoma Steel Inc. may prepay any portion of the Federal SIF Loan at any time without premium or penalty.

Guarantees and security. The obligations of Algoma Steel Inc. under the Federal SIF Agreement are guaranteed by Algoma Steel Intermediate Holdings Inc. on an unsecured basis.

Certain covenants and events of default. The Federal SIF Agreement contains limited covenants related to, among other things, the SIF Project, the maintenance of employment levels, the reduction of greenhouse gas emissions, research and development spending, capital expenditures, collaborations with academic organizations, employee training, gender equality and diversity, and related reporting.

The Federal SIF Agreement contains covenants that, among other things, restrict, subject to certain exceptions, the ability of Algoma Steel Inc. to:

•	sell, transfer or dispose of SIF Project assets the cost of which has been contributed to by the federal Minister of Industry under the Federal SIF Agreement;

•	pay dividends or other shareholder distributions; and

•	license intellectual property relating to the SIF Project or to utilize such intellectual property outside of Canada.

The Federal SIF Agreement also contains customary events of default, including the occurrence of a change of control without the prior written consent of the federal Minister of Industry.

Green Steel Funding

On July 5, 2021, Algoma announced that the Government of Canada has, subject to final documentation, committed up to C$420 million in financial support for Algoma’s proposed EAF transformation. The C$420 million of financial support consists of (i) the SIF Funding, a loan of up to C$200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund and (ii) the CIB Funding, a loan of up to C$220 million from the Canada Infrastructure Bank. It is currently expected that the CIB Funding will be a low-interest loan on commercial terms. Annual repayment of the SIF Funding will be scalable based on Algoma’s GHG performance. The CIB Funding is subject to, and contingent on, the negotiation of definitive documentation. On September 20, 2021, Algoma, Algoma Steel Inc. and the Government of Canada entered into an agreement with respect to the SIF Funding. Algoma’s rights and obligations under the agreement with respect to the SIF Funding, including the availability of borrowings thereunder, are subject to and contingent on Algoma demonstrating its ability to fully fund the EAF transformation, the remainder of which is expected to be funded by the CIB Funding, if available, as well as by the proceeds from the Merger and the PIPE Investment.

Industry Overview

Macroeconomic Outlook.    We believe steel consumption in North America is highly correlated to the macroeconomic state of the broader economy and growth in the construction and manufacturing sectors. According to the Bureau of Economic Analysis of the U.S. Department of Commerce, U.S. GDP increased at an annual rate of 4.3% in the fourth quarter of calendar year 2020, while in the third quarter, U.S. GDP increased 33.4%. The increase in real U.S. GDP reflects increases in exports, nonresidential fixed investment, personal consumption expenditures, residential fixed investment and private inventory investment, that were partly offset by decreases in state and local government spending as well as federal government spending.

The International Monetary Fund (“IMF”) further predicts that global GDP growth will be 3.4% in 2021. Similarly, the Purchasing Managers’ Index (“PMI”), a barometer of manufacturing activity, registered 60.8% in February 2021, an increase of 2.1 percentage points from January. This figure indicates an expansion in the overall economy for the ninth consecutive month after a contraction in March, April and May 2020.

The steel product manufacturing market is driven by stable economic growth, which in turn increases investments in the end user markets. The sheet and plate portions of the steel industry, both of which we offer products in, are benefiting from this growth. Governments globally are increasingly spending on infrastructure projects that stimulate the demand for steel. Canada, for instance, has announced infrastructure investments of more than C$180 billion over a span of 12 years, and the Biden Administration recently announced its American Jobs Plan, which if passed would invest approximately $2 trillion in infrastructure in the United States this decade. This increased infrastructure spending is expected to drive the demand for steel and contribute to the growth of the steel market going forward.

Demand Dynamics.    In the three month period ended March 31, 2021, U.S. steel mills produced 73.8 million tons of steel, a 18.3% decrease compared to the 90.3 million tons produced during the same period in 2019 (American Iron and Steel Institute). This decline in production was a result of COVID-19 and the timing related to domestic supply and imports returning to the North American marketplace. Demand has rebounded alongside prices. The strong rebound is attributed to the recovery from the negative impact caused by COVID-19, along with unprecedented government stimulus around the world.

North American steel demand is expected to return to 2019 levels in 2023 due to better prospects for infrastructure and spending on durable goods. There are a number of encouraging demand signals for steel products generally, including as a result of the Biden Administration’s American Jobs Plan, which if passed would invest approximately $2 trillion in infrastructure in the United States this decade, including through increased spending on roads, bridges, rail, ports, airports, and transit systems. Demand from the energy industry is expected to remain strong, amid an increasing transition to renewable energy sources such as wind and solar power, where steel is a key material.

Regional Finished Product Demand, 000 tons

Source: Fastmarkets.

Steel Pricing.    In addition to movements in supply and demand, our business is impacted by movements in steel pricing. Steel prices are impacted by a number of factors, including raw material costs, capacity utilization and foreign imports. Increasing steel demand and limited new capacity has led to a rebound in North American utilization. Since reaching a trough at approximately 34% utilization during the period from December 2008 through January 2009, North American capacity utilization rates have significantly improved, averaging approximately 78% in January of 2021. While Canadian demand is expected to be stable, capacity is projected to increase by approximately 500,000 tons due to infrastructure improvements (American Iron and Steel Institute). Our capacity utilization has averaged 91% between 2017 and 2019.

U.S. hot-rolled coil prices improved in the final months of 2020 with domestic spot prices exceeding $1,000 per ton, marking their highest level in 12 years. The increase in steel prices comes as mills have struggled to keep up with demand after end-users restarted their operations following the global pandemic. At the same time, rising raw material costs further place upward pressure on steel pricing. The uptrend for steel prices for the first quarter of 2021 continued higher, with U.S. average monthly hot-rolled coil prices increasing to $1,055 per ton in February, up 25.8% since the prior month, and up 141% since the beginning of August 2020 when CRU index hit a low of $437 per short ton. Prices are more volatile in the United States compared to Europe due to the U.S.-China trade war.

Hot Rolled Coil Prices – Historical & Forward Curve ($/ton)

Hot Rolled Plate Prices – Historical & Forward Curve ($/ton)

Source: Bloomberg, Fastmarkets.

Industry Consolidation.    The outlook for the North American steel sector has also improved as a result of recent consolidation in the sector. In December 2019, for example, iron ore producer Cliffs announced its acquisition of AK Steel for $1.1 billion. Cliffs later acquired most of steelmaker ArcelorMittal USA in December of 2020 for $1.4 billion. In January 2021, U.S. Steel completed the acquisition of the remaining equity of Arkansas-based Big River Steel for approximately $774 million. Over the last several years, the steel industry has undergone significant consolidation. As one of the largest Canadian steel producers, we believe that future industry consolidation will provide our Company with competitive opportunities and paths for growth.

Products

Sheet Steel:    Our flat/sheet steel products include a wide variety of widths, gauges, and grades, and are available unprocessed and with value-added processing such as temper rolling, cold rolled in both full-hard and annealed, hot-rolled pickled and oiled products, floor plate and cut-to-length products. The primary end-users of our flat/sheet products are the automotive industry, hollow structural product manufacturers and the light manufacturing and transportation industries. For the last five years, sheet steel products have represented approximately 85% of our total steel shipment volumes. Over the same period, value-added applications represented approximately 45% of total steel volume.

Plate Steel:    Our plate steel products consist of various carbon-manganese, high-strength, low-alloy grades that are produced in as-rolled, hot-rolled and heat-treated. The primary end-user market of our plate products is the fabrication industry, which uses our plate products in the construction or manufacture of railcars, buildings, bridges, off-highway equipment, storage tanks, ships, armored products for military applications, large diameter pipelines and wind energy generation equipment. For the last five years, plate steel products have represented approximately 15% of our total steel shipment volumes.

Sales by Major Product Lines

Total sales, accounted for by each of our major product lines for the periods indicated below, were as follows:

	Twelve Months Ended March 31, 2021		Twelve Months Ended March 31, 2020		Twelve Months Ended March 31, 2019
	(in millions)
Sheet & Strip	C$	1,340.4	C$	1,417.8	C$	2,011.1
Plate		274.7		324.8		456.4
Freight		150.4		175.1		182.2
Non-steel sales		29.4		39.2		48.6

Total	C$	1,794.9	C$	1,956.9	C$	2,698.3

Sales and Marketing

The principal markets for our products are steel service centers, the automotive industry, manufacturing and construction. We market our sheet and plate products direct to end-users and also through distributors in Canada and the United States. We are focused on leveraging various competitive attributes of our process and product technologies to improve market and customer segmentation. We pursue the development of applications and markets for our high strength and light gauge products to respond to application design factors. We are also focused on increasing the Company’s product portfolio to include more value-added products.

As part of our strategy to increase direct sales to end users of plate products, we have reduced the percentage of products sold through service centers. However, due to the nature of the market and the customers for such products, we continue to sell through service centers.

The Company pursues a diversified market and customer strategy to manage earnings volatility in the North American steel market. It is critical that a North American steel producer provide products to customers in all sectors of the economy given the industry dynamics, strong competition and global overcapacity. Focusing on more than one commodity to one sector is key to ensuring earnings stability through the business cycle and achieving greater stability in economic downturns. The Company believes it has strong customer loyalty which helps it to manage through the volatility of the steel pricing cycle.

The distribution of total steel shipments by principal markets for the periods indicated below, was as follows:

Total North American Finished Steel Shipments by Major Markets

	April 1, 2020 to March 31, 2021		April 1, 2019 to March 31, 2020		April 1, 2018 to March 31, 2019
	Tons (in thousands)%		Tons (in thousands)%		Tons (in thousands)%
Steel service center(1)	1,092,000	52	1,012,000	22	1,091,000	45
Automotive (direct and indirect)	636,000	30	847,000	36	861,000	35
Manufacturing & Construction	199,000	9	246,000	11	291,000	12
Tubular and other	175,000	8	206,000	9	193,000	8
Total	2,102,000	100	2,311,000	100	2,436,000	100

(1)

We believe that our shipments to service centers were predominantly resold to the automotive and the fabricating and manufacturing sectors, which have historically been the sectors that absorb the most finished steel.

Facilities

We are an integrated steelmaker in that we produce coke from coal, convert iron ore to iron, iron to liquid steel and produce finished and semi-finished steel products. Our production facilities, all of which are located in Sault Ste. Marie, include the following:

•	three coke batteries;

•	two blast furnaces (one currently idle);

•	basic oxygen steelmaking shop consisting of two vessels and secondary steel refining facilities;

•	DSPC with twin strand thin slab caster coupled with roughing and finishing hot mill;

•	twin strand conventional slab caster;

•	combination hot rolling mill capable of switching between plate and sheet products;

•	plate heat treat facilities and plate finishing facilities; and

•	downstream finishing operations consisting of pickling, cold rolling, annealing and tempering, sheet slitting, and cut to length facilities.

The following table sets forth the “nameplate” annual production capacity in tons and actual production for certain of our facilities for the periods indicated:

	Actual Production
Annual Production Process Line	Capacity (NT)	Fiscal 2021	Annual Production Process Line	Capacity (NT)
Coke Batteries No. 7, No. 8 and No. 9	900,000	801,717	830,882	765,199
Blast Furnace No. 7	2,690,000	2,069,943	2,010,295	2,450,734
Blast Furnace No. 6	1,000,000	—	—	—
Basic Oxygen Furnace (BOF)	3,600,000	2,322,106	2,508,871	2,727,207
Direct Strip Production Complex	2,300,000	1,627,446	1,796,450	1,890,436
Slab Caster	2,000,000	618,963	625,476	742,150
106” Strip Mill	460,000	243,539	309,656	337,445
166” Plate Mill	400,000	356,313	369,627	432,865
Heat Treat	320,000	169,909	131,246	174,775
100” Pickler	800,000	528,139	566,041	667,306
80” Cold Reduction Mill	350,000	158,310	155,430	147,923
80” Temper/Skinpass Mill	800,000	516,874	602,381	692,032
Batch Annealing	250,000	130,293	140,846	146,007

Raw materials and energy

Iron ore

Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs and U.S. Steel.

Our iron ore needs of 3.5 million tons are satisfied by our contracts with Cliffs and U.S. Steel. The Cliffs iron ore purchase contract was first negotiated in 2002 and has been amended and extended on a number of occasions. Our current contract, dated May 31, 2013 provides for the supply of iron ore through 2024.

In 2020, the Company secured a long term iron ore purchase contract with U.S. Steel for the supply of the Company’s remaining tonnage requirement. The U.S. Steel contract, dated May 13, 2020, provides for the supply of iron ore through 2025. The Company believes that having a second competitive supply arrangement for this critical raw material will help mitigate the Company’s supply risks for iron ore.

Taken together, the Company’s agreements with Cliffs and U.S. Steel ensure supply of iron ore pellets through the close of the 2024 shipping season.

Coal

The Company’s procurement team has worked with the operations team to develop a desired coal mix with reduced total volatile matter to produce more coke, which is stronger, creating less degradation and less gas. Coal is sourced from mines in Central Appalachia. Annual contracts have been set up with four suppliers which are incumbents for the past several years.

Coke

Our internal coke batteries produce the majority of our coke requirements for the Blast Furnace No. 7. Additional coke is purchased as required under contract or from the spot market.

Other raw materials

We purchase limestone, alloys and other raw materials for our manufacturing operation at what we believe to be competitive prices. We generate half of our scrap requirements internally and the balance is purchased from third parties, primarily from regional sources where we have a pricing advantage over other markets due to our proximity to the suppliers.

Energy

We purchase all of our natural gas from independent suppliers at market pricing. From time to time, we may use forward contracts over three- to twelve-month periods, mainly for peak winter months (January through March) to manage exposure to natural gas price changes. Currently, we do not have any fixed price natural gas commodity contracts in place. We do have fixed price contracts in place in relation to natural gas transportation.

The Company sources approximately 50-60% of its electricity needs internally and under a supply agreement with the operator of a low-cost cogeneration facility. We also obtain electricity from the Independent Electricity System Operator in Ontario and obtain electricity rebates under the Northern Industrial Electricity Rate program.

Oxygen is supplied by Praxair Canada Inc. through a supply agreement that extends to mid-2026.

Environment

The Company’s environmental policy is to conduct our business in a manner that ensures the Company and its personnel act reasonably and responsibly with respect to the protection of the environment. Where appropriate, we have introduced environmental accountability to all employees. Activities that may have an impact on the natural environment have been identified and managed through the implementation of our ISO14001 compliant environmental management system. Our Environment Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements.

The Company is required to comply with a stringent and evolving body of federal, provincial and local environmental laws concerned with, among other things, emissions into the air, carbon and greenhouse gas emissions, discharges to surface and ground water, the investigation and remediation of contaminated property, noise and odor control, waste management, recycling and disposal. Significant expenditures could be required for compliance with current or future laws or regulations relating to environmental compliance and remediation.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation and remediation of contaminated properties. Liability may attach regardless of fault or the legality of the original management or disposal of the substance or waste. Some of our current and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require investigation and remediation. The Company could be liable for the costs of such investigations and remediation. Costs for any remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to waste disposal, mine closure, emissions into the air or water, or the storage of materials, could be substantial and could have an adverse effect on our operating results.

The LEAP was developed in accordance with the Framework Agreement Concerning Environmental Issues that was signed by the MECP and the Company in connection with the Company’s acquisition of substantially all of the operating assets and liabilities of Old Steelco concerning legacy environmental issues at the Company’s site in Sault Ste. Marie, Ontario (the “Site”). The MECP provided a full environmental release in favor of the Company and its current and future directors and officers from any obligations under applicable environmental laws relating to legacy environmental contamination at the Site. The release was provided in consideration for the Company implementing the LEAP environmental management plan, maintained and funded by the Company, with the objectives of identifying, assessing, managing and mitigating off-Site adverse environmental effects caused by legacy environmental contamination at the Site. The LEAP Emergency Financial Assistance program requires a fixed annual amount of C$4.4 million from calendar years 2021 to 2023 inclusive and C$3.8 million thereafter until 2040 to either be invested in MECP approved LEAP activities or added to the existing C$10.7 million LEAP financial assurance provided to MECP at the end of each calendar year.

The Company is required by an agreement with the Ministry of Energy, Northern Development and Mines (the “ENDM”) to fund a financial assurance associated with a mine closure at the former MacLeod Mine operations in Wawa, Ontario and other former mine properties. The amended agreement requires payment be made to the ENDM on April 1 and October 1 of each year. The amount for calendar years 2021 to 2023 inclusive is C$333,333, after which the amount reduces to C$250,000 until 2039. The agreement also requires that the Company provide, handle, blend and load any and all alkaline fill material required for the rehabilitation of certain mine properties (estimated at 114,000 tons), when directed by ENDM, at any time following reasonable advance written notice during the term of the agreement.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to install, within ten months after start up, certain equipment in the Blast Furnace No. 6 to reduce casthouse emissions. The cost of this equipment and its installation is currently estimated at approximately C$18.0 million. The actual cost of the equipment and its installation could vary significantly due to cost escalation, design changes, regulatory policies or other factors. In addition, the tightening of air emissions standards in Ontario for our blast furnace and cokemaking operations could result in significant costs for additional pollution controls or other equipment or operational changes. The foregoing costs would not be incurred until Blast Furnace No. 6, which is currently idled, is restarted.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, the Company is required to apply technology or process changes to mitigate noise levels from identified sources within the Sault Ste. Marie operations. It is estimated that the capital cost associated with the noise abatement plan is approximately C$4.0 million to be completed by 2023.

We provided financial assurance of C$3.6 million to the Province of Ontario in the form of a letter of credit for reclamation of the landfill site at our facility in Sault Ste. Marie, Ontario. The Province of Ontario may request further financial assurances of the Company for other close-out obligations or known or suspected contamination, particularly if it becomes concerned about the Company’s ongoing financial viability. No assurance can be given that unforeseen changes, such as new laws or stricter enforcement policies, or a critical incident at one of our facilities, will not have a material adverse effect on our business, estimated capital or operating costs, financial position, or financial performance. Accordingly, we may be required to give additional financial assurances to the Province of Ontario.

The Company is currently subject to the Canadian federal Output-Based Pricing System (“OBPS Program”) for GHG emissions, which requires payment by April 15, 2021 for any emissions above the OBPS Program benchmarks for emissions relating to the 2019 calendar year, which payment is approximately C$7.49 million. Compliance obligations for the 2020 calendar year are due by November 15, 2021 and have yet to be verified. A regulatory transition is currently underway to transition from the federal OBPS Program to the Ontario Emissions Performance Program (“EPS Program”) for GHG emitters in Ontario. Details of the timeline for the transition and future compliance obligations are currently under development. See “Risk Factors – Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.”

The Company is required to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product in accordance with the Notice issued under subsection 56(1) of CEPA. The target date for desulphurization of coke oven gas is January 1, 2026. The Company currently estimates that it will cost approximately C$60 million to comply with the Notice. See “Risk Factors – Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.”

On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking BP, which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the MWFP via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by MECP.

The Company is subject to an order from the MECP, which requires vapor collection and air pollution control devices to be installed on four sources by December 31, 2021 for the purpose of reducing benzene emissions from the site.

Information systems

Our information technology landscape supports a high level of business automation across three distinct segments of business processes: management decision systems, manufacturing execution/scheduling systems and process control systems. Our management decision systems, including the full order-to-cash cycle, are running on the SAP (Windows/Oracle) platform. Our manufacturing execution/scheduling systems run on the IBM mainframe environment. Our process control systems run on Windows, Vax, and Honeywell environments. Our infrastructure includes a LAN/WAN data network, desk/mobile phone services, approximately 100 servers, approximately 1400 PCs and two main datacenters (SAP at the Sault Ste. Marie, ON and Mainframe at Markham, ON). Daily incremental and full back-ups to disk and tape, including offsite replication and storage, are created for disaster recovery purposes.

Employees

The Company has 2,696 full-time employees as of June 30, 2021, of which approximately 95% are represented by two locals of the USW: Local 2251, which represents hourly employees, and Local 2724, which represents salaried employees. The Company’s collective bargaining agreements with Local 2251 and 2724 were amended in connection with the Purchase Transaction and have terms extending to July 31, 2022.

The provisions of the collective bargaining agreements with Locals 2251 and 2724 are generally similar. Both collective bargaining agreements provide for the establishment of a Joint Steering Committee (‘‘JSC’’) whose mandate includes ensuring that changes that are implemented in the workplace will achieve the objectives agreed to in the strategic plan set by the board of directors. Further, the JSC is mandated to work with the Company’s President and Chief Executive Officer and senior management on business matters generally and in particular with respect to the achievement of goals in our strategic plan, annual business plans and other general business goals and objectives.

We believe our management has built a constructive relationship with the USW and has successfully renegotiated its collective bargaining agreements over the last 30 years. Labor relations have been further strengthened through the success of a profit sharing plan that has provided substantial additional compensation to our employees.

Enterprise risk management

The Company employs an enterprise risk management (“ERM”) process to coordinate risk management among departments to manage the organization’s full range of risks as a whole. ERM offers a framework for effectively managing uncertainty, responding to risk and harnessing opportunities as they arise.

Competition

There has been a substantial increase in global steel capacity, particularly in China, which has become the largest producer and consumer of steel in the world. In addition, there has been consolidation of global steel producers and the emergence of China as an industry leader with global capacity exceeding 500 million metric tons. A significant slowdown in domestic Chinese growth and/or increases in capacity that exceed consumption rates in China could result in surplus steel being exported to world markets. In addition, an economic downturn that affects demand for our products or an increase in the strength of the U.S. dollar or Canadian dollar relative to other currencies could increase imports. It is, therefore, possible that more unfairly priced imports could enter the North American markets at a future date, which could result in domestic price erosion, which would adversely affect our ability to compete, or generate revenue and reduce profitability.

We compete with numerous foreign and domestic steel producers, primarily from integrated producers, like ourselves, as well as EAF producers. We primarily compete with other steel producers based on the delivered price of finished steel products to customers. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. However, these competitive advantages may be reduced or eliminated when scrap prices are high.

Although freight costs for steel can often make it uneconomic for distant steel producers to compete with us, to the extent that they have lower cost of sales resulting from lower labor, raw material or energy costs or from government subsidies, they may be able to successfully compete. Although we are continually striving to improve our operating costs, we may not be successful in achieving labor, raw material and energy cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

Our competitive position is positively affected by lower transportation costs than those of other Canadian producers. Our position on the Great Lakes provides us with access to lower cost modes of transportation for our inbound raw materials and outbound steel products. Approximately 70% of our customers are located within a 500-mile radius of our facility in key steel consuming regions of the Midwest and Northeast United States and southern Ontario, allowing us to service our customers at competitive costs. In accordance with common industry practice, we may from time to time assume additional shipping costs when selling outside of our local geographic area in order to provide competitive pricing.

Trade

Our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity. Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.

There remains in place anti-dumping findings covering imports of (i) hot rolled sheet into Canada from Brazil, China, India and Ukraine and into the United States from Russia, China, India, Indonesia, Taiwan, Thailand, Ukraine, Australia, Japan, South Korea, Netherlands, Turkey and United Kingdom, among other countries, (ii) cold rolled sheet into Canada from China, South Korea and Vietnam and into the United States from Brazil, China, India, Japan, South Korea and United Kingdom, and (iii) hot rolled plate into Canada from China, Ukraine, Bulgaria, Czech Republic, Romania, South Korea, Italy, Brazil, Japan, Denmark, Indonesia, Taiwan and Germany and into the United States from China, Russia, Ukraine, India, Indonesia, South Korea, Austria, Belgium, Brazil, France, Germany, Italy, Japan, South Africa, Taiwan, and Turkey.

New trade cases in other jurisdictions are being considered to cover such exports. This and the potential for such exports to continue to displace hot rolled sheet product exports from other countries in markets worldwide may result in large quantities of hot rolled sheet products being exported into Canada and United States. The Company will continue to monitor imports of competing steel products into its customer markets and take appropriate action, including filing complaints, where such actions are warranted.

Properties

Our production facility is located on the St. Mary’s River adjacent to other industrial facilities in Sault Ste. Marie, Ontario. It is on 686 hectares of land, much of which is available for expansion. Transportation services are provided by road, rail and water. Our facilities include raw material and commercial docks and we operate the only deep-water dock on the upper St. Mary’s River, at Leigh’s Bay.

Legal proceedings

There are no legal proceedings involving a material amount outstanding against us or our subsidiaries. We have various litigation matters pending that have arisen out of the ordinary course of our business. In the opinion of our management, the ultimate resolution of these matters will not have a material adverse effect on our financial position.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management Discussion and Analysis (“MD&A”) contains information regarding the financial position and financial performance of Algoma Steel Group Inc. and its consolidated subsidiaries and unless the context otherwise requires, all references in this section to “Algoma,” “the Company,” “Successor,” “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its consolidated subsidiaries. References to “Old Steelco” or “Predecessor” are to Essar Steel Algoma Inc.

The following MD&A provides Algoma management’s perspective on the financial position and financial performance of the Company and its consolidated subsidiaries for the three month periods ended June 30, 2021 and 2020, the years ended March 31, 2021 and 2020 and pro forma combined twelve month period ended March 31, 2019. As described in Note 4 to the Algoma Audited Financial Statements (as defined below), the Company purchased substantially all of the operating assets and liabilities of Old Steelco on November 30, 2018, prior to which it had no operations. It is the Company’s opinion that comparing the Company’s results for the years ended March 31, 2021 and 2020 to the pro forma combined results of (i) the Company for the four-month period ended March 31, 2019 together with (ii) Old Steelco’s results for the eight-month period ended November 30, 2018 (such pro forma combined results, the “Pro Forma Combined Results”), including the pro forma adjustment described herein, will be useful to the readers of this MD&A. Discussion in this MD&A that compares the year ended March 31, 2020 to the year ended March 31, 2019 is a comparison of the Company’s results for the year ended March 31, 2020 to the Pro Forma Combined Results. Readers are cautioned that the Pro Forma Combined Results are not necessarily indicative of what the Company’s results would have been had the Company been operating for the full year ended March 31, 2019.

This MD&A provides information to assist readers of, and should be read in conjunction with, the Company’s condensed interim consolidated financial statements and the accompanying notes thereto as of June 30, 2021 and March 31, 2021 and for the period ended June 30, 2021 and 2020 (the “Algoma Condensed Interim Consolidated Financial Statements”) and the Company’s audited consolidated financial statements and the accompanying notes thereto as of March 31, 2021 and 2020 and for the years ended March 31, 2021, 2020 and for the four-month period ended March 31, 2019 and for the eight-month period ended November 30, 2018 for Old Steelco (the “Algoma Audited Financial Statements”), included elsewhere in this prospectus. The Company’s year-end is March 31.

This discussion of the Company’s business may include forward-looking information with respect to the Company, including its operations and strategies, as well as financial performance and conditions, which are subject to a variety of risks and uncertainties. Readers are directed to carefully review the sections entitled “Forward-Looking Statements,” “Presentation of Algoma’s Financial Information,” “Non-IFRS Financial Measures” and “Risk Factors” included elsewhere in this prospectus.

Overview of the Business

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd., was incorporated on March 23, 2021 under the BCA for the purpose of purchasing Algoma Steel Holdings Inc. A purchase agreement between the Company and Algoma Steel Intermediate S.A R.L., or LuxSarl, was executed March 29, 2021, whereby the Vendor sold its equity holdings in the capital of Algoma Steel Holdings Inc. to the Company. The transaction resulted in LuxSarl transferring its 100,000,001 common shares of Algoma Steel Holdings Inc. to the Company in exchange for 100,000,000 common shares of the Company.

Algoma Steel Inc., the operating company and a wholly owned subsidiary of Algoma Steel Holdings Inc., was incorporated on May 19, 2016 under the BCA for the purpose of purchasing substantially all of the operating assets and liabilities of Old Steelco. Prior to the Purchase Transaction, which was completed on November 30, 2018, the Company had no operations and was capitalized with 1 common share with a nominal value. Further information about the Purchase Transaction is disclosed in Note 4 to the Algoma Audited Financial Statements included elsewhere in this prospectus. The Company is an integrated steel producer with its active operations located entirely in Canada. The Company produces sheet and plate products that are sold primarily in North America.

Factors Affecting Financial Performance

The Company’s profitability is correlated to the pricing of steel, ore, coal and energy and the existence of tariffs on its sales outside of Canada. Changes in the underlying pricing of the Company’s steel products and raw materials, and changes in tariffs on sales outside of Canada cause variation in operating results between periods. During periods of stronger or improving steel market conditions, the Company is more likely to be able to pass the increased costs of ore, coal and energy to its customers, protecting the Company’s margins from significant erosion. During weaker or rapidly deteriorating steel market conditions, including due to weak steel demand, low industry utilization rates and/or increasing steel product imports, the competitive environment intensifies which results in increased pricing pressure. All of those factors, to some degree, impact pricing, which in turn impacts margins.

Steel pricing is largely dependent on global supply, the level of steel imports into North America and economic conditions in North America. Global steel production overcapacity continues to be a long-term challenge. Steel production in China rose in 2020, going from approximately 1.10 billion tons in 2019 to approximately 1.16 billion tons in 2020 – an increase of 5.5%. As a result, China’s share of global crude steel production rose from 53.3% in 2019 to 56.6% in 2020 (source: Worldsteel Association “2021 World Steel in Figures” and Worldsteel Association “2020 World Steel in Figures”). This trend continued for the first five months of 2021 as steel production in China rose 13.9%, with China producing 473.1 million tons in this period (source: Worldsteel Association Press Release “May 2021 Crude Steel Production” June 22, 2021). The Organisation for Economic Co-operation and Development (“OECD”) projects that global excess steel production capacity was approximately 776 million tons in 2020, up from 624 million tons at the end of 2019, which was itself up significantly from the prior year.

COVID-19 Pandemic

On March 11, 2020, the coronavirus (COVID-19) was declared a pandemic by the World Health Organization. Concerns about the spread of the virus, and measures taken to control the spread of the virus have negatively affected economies globally and upset normal commercial patterns. The manufacture of steel was deemed an essential service by the government of Ontario, Canada, and as a result, operations at the Company have been ongoing since the onset of the COVID-19 pandemic.

From the onset of this global health crisis, management, has worked in close consultation with public health officials, to implement extensive preventative measures and safety protocols. Management has continued to adjust and refine preventative measures throughout this health crisis as regulations and best practice evolve. These measures include:

•	Mandatory self-attestation and restricted eligibility for work for employees that fall under a self-isolation or quarantine scenario;

•	Mandatory mask use in all shared areas;

•	Visitor restrictions and protocols;

•	Contractor self-attestation and pre-screening;

•	Heightened sanitation protocols, including rotating deep cleaning measures;

•	Immediate intensive sanitation of an area where a worker has displayed symptoms;

•	Physical distancing protocols for employees and essential service providers, including truck drivers and couriers;

•	Staggered shift starts, lunches and breaks to reduce congestion in welfare facilities and lunchrooms;

•	Mandatory personal protective equipment, including respirator, disposable coveralls, safety glasses, masks, when working within two metres of another person;

•	On-site worker transportation limit of two persons per vehicle, with mask usage;

•	Revised vendor delivery protocols to provide for contactless delivery and maintain social distancing;

•	Transitioned paper processes online;

•	Facilitated work from home arrangements;

•	Redesigned work station layout to provide for adequate spacing and limited pulpit occupancy;

•	Directed teams to hold meetings via teleconference and video conference;

•	Online training delivery; and

•	An Employee Hotline where employees can call twenty-four hours a day with any questions or concerns.

Measures have also been taken to safeguard the Company’s liquidity position. At June 30, 2021, the Company had cash of C$21.9 million (March 31, 2021 – C$21.2 million) and no balance outstanding on the Revolving Credit Facility (March 31, 2021 – C$90.1 million). During the year ended March 31, 2021, management elected to pay the interest due on the Secured Term Loan Facility in kind for interest accrued during April to September 2020, resulting in an increase in the principal amount of the Secured Term Loan Facility of C$11.3 million, C$11.0 million and C$10.9 million, respectively. In January 2021 and April 2021, interest of C$10.2 million and C$9.4 million on the Secured Term Loan Facility was paid in cash, not in kind.

At the onset of the COVID-19 pandemic, slowdowns and disruptions in the operations of our customers led to a reduction in demand. In response, during the six month period ended September 30, 2020, the Company adjusted production to match demand and control costs. For the three month period ended June 30, 2021, production and shipment volumes improved, returning to pre-pandemic levels.

Management believes that the Company has sufficient resources to remain in compliance with its debt covenants and support the operations of the Company. However, future unanticipated disruptions in the Company’s business activities, and costs incurred by the Company in response to changing conditions and regulations could have a material adverse impact on our business, operating results and financial condition. See “Risk Factors – Risks Related to Our Business”.

Overall Results

Comparison of Year Ended March 31, 2020 and Pro Forma Combined Year Ended March 31, 2019

We believe that reviewing our operating results for the year ended March 31, 2019 by combining results of the 2019 Successor period (April 1, 2018 to November 30, 2018) and 2019 Predecessor period (December 1, 2018 to March 31, 2019) with pro forma adjustments related to the Purchase Transaction is useful as supplemental information discussing our overall operating performance compared to the results of the year ended March 31, 2020 (Successor).

	For the year ended March 31, 2020		Period from April 1, 2018 to November 30, 2018		Period from December 1, 2018 to March 31, 2019		Pro Forma Adjustments		Notes		Pro Forma Combined Year Ended March 31, 2019
expressed in millions of Canadian dollars (except per share amounts)
Revenue	C$	1,956.9	C$	1,828.6	C$	869.7	C$	—			C$	2,698.3

Operating expenses
Cost of sales	C$	2,037.0	C$	1,512.6	C$	815.5	C$	18.0	1	(a)	C$	2,346.1
Administrative and selling expenses		56.9		44.5		21.9		—				66.4
Impairment reserve		—		105.4		—		—				105.4
Restructuring costs		—		20.9		—		—				20.9
Profit (loss) from operations	C$	(137.0)	C$	145.2	C$	32.3	C$	(18.0)			C$	159.5

Other (income) and expenses
Finance income	C$	(2.6)	C$	(0.4)	C$	(0.3)	C$	—			C$	(0.7)
Finance costs		63.8		119.3		20.6		(78.0)	1	(b)		61.9
Interest on pension and other post-obligations		17.3		12.0		7.0		—				19.0
Foreign exchange gain		(35.3)		(13.7)		(1.8)		—				(15.5)
	C$	43.2	C$	117.2	C$	25.5	C$	(78.0)			C$	64.7

Income before income taxes	C$	(180.2)	C$	28.0	C$	6.8	C$	60.0			C$	94.8
Income tax expense (recovery)		(4.3)		(1.5)		4.1		—				2.6
Net income	C$	(175.9)	C$	29.5	C$	2.7	C$	60.0			C$	92.2

Notes:

1(a)

To reflect the impact of increased amortization of C$18.0 million, as a result of assets acquired at their fair value determined based on the difference of combined actual amortization for the eight and four month periods ended November 30, 2018 and March 31, 2019, respectively, compared to normalized post-transaction amortization.

1(b)

To reflect the impact of decreased finance costs of C$78.0 million, as a result of settlement of debt by the Predecessor and new debt acquired by the Successor at a lower interest rate determined based on the difference of combined actual finance costs for the eight and four month periods ended November 30, 2018 and March 31, 2019, respectively, compared to normalized post-transaction finance costs.

Net Income (Loss)

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The Company’s net income for the three month period ended June 30, 2021 was C$203.6 million, compared to a net loss of C$42.7 million for the three month period ended June 30, 2020, a C$246.3 million increase of net income. This increase was due primarily to a significant increase in steel revenue of C$422.7 million in the quarter compared to the corresponding prior year period, a result of increased shipment volume (46.6%) and higher selling prices of steel, offset, in part, by associated increases in cost of steel revenue (C$152.0 million).

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

The Company’s net loss for the year ended March 31, 2021 was C$76.1 million, compared to a net loss of C$175.9 million for the year ended March 31, 2020, resulting in a C$99.8 million reduction of net loss. This reduction of net loss was due primarily to decreased amortization (C$40.8 million) and lower cost of steel revenue per ton of steel sold, decreased by 12.3% from C$791 to C$694, due to a reduction in the purchase price of many inputs such as alloys, scrap and natural gas as well as certain cost control measures that were put in place to mitigate the impact of deteriorating market conditions at the onset of the pandemic.

Four Month Period Ended March 31, 2019

The Company’s net income for the four month period ended March 31, 2019 was C$2.7 million.

Eight Month Period Ended November 30, 2018

The Company’s net income for the eight month period ended November 30, 2018 was C$29.5 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s net loss for the year ended March 31, 2020 was C$175.9 million, compared to C$92.2 million net income for the year ended March 31, 2019 (Pro Forma Combined), resulting in a C$268.1 million reduction in net income. This reduction in net income was due primarily to decreased steel revenue (C$724.9 million), a result of lower selling prices of steel products and lower shipping volume (declined by 5.3%), offset in part by associated lower cost of steel products sold (C$323.6 million).

The Company experienced an unplanned outage in April 2019 that disrupted production in our Blast Furnace No. 7. This outage had no impact on the integrity of the furnace. However, the resulting lost production led to a shipping volume reduction during the year ended March 31, 2020, of over one hundred thousand tons. During April 2019, the Company recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold. Planned maintenance, originally scheduled for later in the year, was accelerated and performed during this outage in April. Rescheduling maintenance to align with the unplanned outage was part of the plan management implemented to make up for the lost production in the remaining quarters of the year ended March 31, 2020. The outage, caused by a chemistry imbalance of certain materials, resulted from operator error. Operating parameters have been tightened and systems have been put in place to improve the overall monitoring of the blast furnace.

The unplanned outage, discussed above, led to an increase in net loss of C$32.7 million for the year ended March 31, 2020. Additionally, decreased selling prices and lower shipment volumes for the year ended March 31, 2020 further increased net loss as compared to the year ended March 31, 2019 (Pro Forma Combined).

Income (Loss) from Operations

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The Company’s income from operations for the three month period ended June 30, 2021 was C$252.2 million, compared to a loss from operations of C$2.8 million for the three month period ended June 30, 2020, an increase of C$255.0 million, due primarily to the reasons described above for net income.

As discussed above, the onset of the COVID-19 pandemic disrupted the operations of the Company’s customers and reduced the demand for steel products. Accordingly, the Company slowed production during the three month period ended June 30, 2020, to match the reduced demand. However, production has subsequently, over the latter half of fiscal 2021 and throughout the three month period ended June 30, 2021, returned to normal levels to match the increased demand for steel products.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

The Company’s income from operations for the year ended March 31, 2021 was C$84.8 million (March 31, 2020 – loss from operations of C$137.0 million), an increase of C$221.8 million, due primarily to the reasons described above for net income.

Four Month Period Ended March 31, 2019

The Company’s income from operations for the four month period ended March 31, 2019 was C$32.3 million.

Eight Month Period Ended November 30, 2018

The Company’s income from operations for the eight month period ended November 30, 2018 was C$145.2 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s loss from operations for the year ended March 31, 2020 was C$137.0 million, compared to net income from operations of C$159.5 million for the year ended March 31, 2019 (Pro Forma Combined), a decrease of C$296.5 million, due primarily to lower selling prices of steel products, offset in part by discontinuation of tariffs imposed on Canadian steel producers (25% on all steel revenues earned on shipments made to the United States) effective June 1, 2018, and subsequently lifted May 20, 2019.

Adjusted EBITDA

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The Company’s Adjusted EBITDA for the three month period ended June 30, 2021 was C$280.8 million (June 30, 2020 – C$20.5 million), with an Adjusted EBITDA margin of 35.6% (June 30, 2020 – 5.9%), average net sales realization (“NSR”) of C$1,185 per ton (June 30, 2020 – C$746 per ton) and cost of steel products sold of C$695 per ton (June 30, 2020 – C$673 per ton), due primarily to the reasons described above for net income.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As discussed above, the onset of the COVID-19 pandemic disrupted the operations of the Company’s customers, and reduced the demand for steel products. Accordingly, the Company slowed production during the year ended March 31, 2021, to match the reduced demand. Steel shipments for the year ended March 31, 2021 were 8.8% lower compared to the year ended March 31, 2020. However, production was increased in the last six months of the year to match increased demand, resulting in increased shipments and steel revenue during such period.

The Company’s Adjusted EBITDA for the year ended March 31, 2021 was C$189.0 million (March 31, 2020 – (C$2.2) million), with an Adjusted EBITDA margin of 10.5% (March 31, 2020 – (0.1%)), average NSR of C$768 per ton (March 31, 2020 – C$756 per ton) and cost of steel products sold of C$646 per ton (March 31, 2020 – C$732 per ton). The Company’s net loss for the year ended March 31, 2021 was C$76.1 million (March 31, 2020 – net loss of C$175.9 million).

During the year ended March 31, 2021, the COVID-19 pandemic dampened demand for steel products, leading to a reduction in shipment volumes and decreased selling prices. However, during the last six months of the year, demand and selling prices rebounded strongly. The FY 2020 Q1 Outage (as defined below) led to a reduction in Adjusted EBITDA of C$32.7 million for the year ended March 31, 2020.

In addition, for the year ended March 31, 2021, tariff expense in cost of sales was nil as the tariff on steel products was revoked as of May 20, 2019. For the year ended March 31, 2020, tariff costs of C$27.8 million were included in cost of sales.

Four Month Period Ended March 31, 2019

The Company’s Adjusted EBITDA and Further Adjusted EBITDA for the four month period ended March 31, 2019 was C$79.9 million and C$166.9 million, respectively.

Eight Month Period Ended November 30, 2018

The Company’s Adjusted EBITDA and Further Adjusted EBITDA for the eight month period ended November 30, 2018 was C$315.9 million and C$454.4 million, respectively.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s Adjusted EBITDA for the year ended March 31, 2020 was (C$2.2) million, compared to C$395.8 million for the year ended March 31, 2019 (Pro Forma Combined), with an Adjusted EBITDA margin of (0.1%), compared to 14.7% for the year ended March 31, 2019 (Pro Forma Combined), average NSR of C$756 per ton (Pro Forma Combined March 31, 2019 – C$1,013 per ton) and cost of steel products sold of C$732 per ton (Pro Forma Combined March 31, 2019 – C$825 per ton). The Company’s net loss for the year ended March 31, 2020 was C$175.9 million (Pro Forma Combined March 31, 2019 – net income of C$92.2 million).

In addition, the Company incurred tariff expense of C$27.8 million during the year ended March 31, 2020 (Pro Forma Combined March 31, 2019 – C$225.5 million). The tariff was revoked as of May 20, 2019. Further Adjusted EBITDA for the year ended March 31, 2020 would have been C$58.3 million (Pro Forma Combined March 31, 2019 – C$621.3 million).

Steel Revenue and Cost of Sales

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
	Change	FY 2022		FY 2021
tons
Steel Shipments	46.6%		610,057		416,216
millions of dollars
Revenue		C$	789.1	C$	349.4
Less:
Freight included in revenue			(41.8)		(31.6)
Non-steel revenue			(24.4)		(7.4)
Steel revenue	132.9%	C$	722.9	C$	310.4
Cost of steel revenue		C$	444.0	C$	300.7
Less:
Amortization included in cost of steel revenue			(20.6)		(19.1)
Carbon tax included in cost of steel revenue			0.6		(1.5)
Cost of steel products sold	51.4%	C$	424.0	C$	280.1
dollars per ton
Revenue per ton of steel sold	54.1%	C$	1,293	C$	839
Cost of steel revenue per ton of steel sold	0.7%	C$	728	C$	722
Average net sales realization on steel sales(i)	58.9%	C$	1,185	C$	746
Cost per ton of steel products sold	3.3%	C$	695	C$	673

(1)	Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.

The Company’s NSR on steel sales (excluding freight) per ton shipped was C$1,185 for the three month period ended June 30, 2021 (June 30, 2020 – C$746), an increase of 58.9%. Steel revenue increased by 123.6% and steel shipment volumes increased by 46.6% during the three month period ended June 30, 2021, compared to the three month period ended June 30, 2020. The overall increase in steel shipment volumes and steel revenue is due to increased steel prices and demand compared to the three month period ended June 30, 2020, when the impacts of the COVID-19 pandemic were initially realized.

For the three month period ended June 30, 2021, the Company’s cost of steel products sold increased by 51.4% to C$424.0 million (June 30, 2020 – C$280.1 million), due primarily to the increase in shipping volume (46.6%).

Further, the Government of Canada passed the Canada Emergency Wage Subsidy (“CEWS”) in response to the COVID-19 pandemic, which allowed the Company to maintain its headcount during the COVID-19 pandemic, notwithstanding reductions in production that would otherwise have resulted in temporary layoffs. For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded a reduction of C$27.0 million to the cost of steel products sold as a reduction to personnel costs, included therein, in connection with the CEWS program, which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

		Successor									Predecessor
		Change (FY2021 to FY2020)	FY 2021		Change (FY2020 to Pro Forma Combined - FY2019)		FY 2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
tons
Steel Shipments	i	8.8%		2,102,086	i	5.3%		2,305,039		806,134		1,628,855		—		2,434,989
millions of dollars
Revenue			C$	1,794.9			C$	1,956.9	C$	869.7	C$	1,828.6	C$	—	C$	2,698.3
Less:
Freight included in revenue				(150.4)				(175.1)		(64.0)		(118.2)		—		(182.2)
Non-steel revenue				(29.4)				(39.2)		(13.1)		(35.5)		—		(48.6)

Steel revenue	i	7.3%	C$	1,615.1	i	29.4%	C$	1,742.6	C$	792.6	C$	1,674.9	C$	—	C$	2,467.5

Cost of steel revenue			C$	1,457.9			C$	1,822.7	C$	738.4	C$	1,358.9	C$	18.0	C$	2,115.3
Less:
Amortization included in cost of steel revenue				(86.8)				(127.6)		(29.2)		(41.3)		(18.0)		(88.5)
Carbon tax included in cost of steel revenue				(13.4)				(6.9)		—		—		—		—
Business combination adjustments				—				(1.4)		(16.4)		—		—		(16.4)

Cost of steel products sold	i	19.5%	C$	1,357.7	i	16.1%	C$	1,686.8	C$	692.8	C$	1,317.6	C$	—	C$	2,010.4

dollars per ton
Revenue per ton of steel sold	h	0.7%	C$	854	i	23.4%	C$	849	C$	1,079	C$	1,123	C$	—	C$	1,108
Cost of steel revenue per ton of steel sold	i	12.3%	C$	694	i	8.2%	C$	791	C$	916	C$	834	C$	—	C$	869
Average net sales realization on steel sales(ii)	h	1.7%	C$	768	i	25.4%	C$	756	C$	983	C$	1,028	C$	—	C$	1,013
Cost per ton of steel products sold	i	11.7%	C$	646	i	11.3%	C$	732	C$	858	C$	809	C$	—	C$	825

(i)

Due to the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements, the Successor acquired assets at their fair value and, as a result, amortization increased for the year ended March 31, 2020 compared to the year ended March 31, 2019 (Pro Forma Combined).

(ii)	Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

The Company’s NSR on steel sales (excluding freight) per ton shipped was C$768 for the year ended March 31, 2021 (March 31, 2020 – C$756), an increase of 1.7%. Steel revenue decreased by 7.3% and steel shipment volumes decreased by 8.8% during year ended March 31, 2021, as compared to the year ended March 31, 2020. The overall decrease in steel shipment volumes was a result of the reduction in demand caused by the COVID-19 pandemic as discussed above. However, increased steel prices and demand during the last six months of the year resulted in improved NSR for the year ended March 31, 2021 compared to the year ended March 31, 2020.

For the year ended March 31, 2021, the Company’s cost of steel products sold on a per ton basis decreased by 19.5% to C$1,357.7 (March 31, 2020 – C$1,686.8). For the year ended March 31, 2021, the Company’s cost of steel products sold on a per ton basis decreased by 11.7% to C$646 (March 31, 2020 – C$732). The decrease in cost of steel products sold on a per ton basis was the result of a reduction in the purchase price of many inputs such as alloys, scrap and natural gas as well as certain cost control measures that were put in place to mitigate the impact of deteriorating market conditions at the onset of the pandemic.

For the year ended March 31, 2021, the Company recorded a C$52.8 million reduction to cost of steel products sold in connection with the CEWS (March 31, 2020 and Pro Forma Combined March 31, 2019 – nil), which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Four Month Period Ended March 31, 2019

The Company’s NSR on steel sales (excluding freight) per ton shipped and cost of steel products sold on a per ton basis were C$983 and C$858, respectively, for the four month period ended March 31, 2019.

Eight Month Period Ended November 30, 2018

The Company’s NSR on steel sales (excluding freight) per ton shipped and cost of steel products sold on a per ton basis were C$1,028 and C$809, respectively, for the eight month period ended November 30, 2018.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s NSR on steel sales (excluding freight) per ton shipped was C$756 for the year ended March 31, 2020 (Pro Forma Combined March 31, 2019 – C$1,013). The decrease was primarily as a result of declines in selling prices. NSR on steel sales, (excluding freight) decreased by 25.4%, steel revenue decreased by 29.4% and steel shipment volumes decreased by 5.3% during the year ended March 31, 2020, as compared to the year ended March 31, 2019 (Pro Forma Combined). The decrease in NSR for the year ended March 31, 2020 was a result of lower market prices. The decrease in shipment volumes for the year ended March 31, 2020 was the result of the unplanned outage described above.

For the year ended March 31, 2020, the Company’s cost of steel products sold on a per ton basis was C$732 (Pro Forma Combined March 31, 2019 – C$825 per ton). The reduction of 11.3% in the cost of steel products sold on a per ton basis was primarily the result of a decrease in the cost of raw materials and certain cost reduction initiatives undertaken by the Company.

Non-steel Revenue and Cost of Sales

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, the Company’s non-steel revenue was C$24.4 million (June 30, 2020 – C$7.4 million). The increase of C$17.0 million was primarily due to higher sales volume and higher selling prices of tar, light oil and braize. For the three month periods ended June 30, 2021 and 2020, non-steel cost of sales approximated non-steel sales.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, the Company’s non-steel revenue was C$29.4 million (March 31, 2020 – C$39.2 million). The decrease of C$9.8 million was primarily due to lower sales volume and lower selling prices of tar, light oil and braize. For the years ended March 31, 2021 and 2020, non-steel cost of sales approximated non-steel sales.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the Company’s non-steel revenue was C$13.1 million, which approximated non-steel cost of sales.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the Company’s non-steel revenue was C$35.5 million, which approximated non-steel cost of sales.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

For the year ended March 31, 2020, the Company’s non-steel revenue was C$39.2 million (Pro Forma Combined March 31, 2019 – C$48.6 million). The decrease of C$9.4 million was primarily as a result of lower sales volumes of mill scale, ore fines and granulated slag. For the years ended March 31, 2020 and 2019, non-steel cost of sales approximated non-steel sales.

Administrative and Selling Expenses

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
millions of dollars	FY 2022		FY 2021
Personnel expenses	C$	17.7	C$	5.2
Professional, consulting, legal and other fees		6.4		4.9
Software licenses		1.4		1.0
Amortization of intangible assets and non- production assets		0.1		0.1
Other administrative and selling		1.1		1.3

	C$	26.7	C$	12.5

As illustrated in the table above, the Company’s administrative and selling expenses for the three month period ended June 30, 2021 were C$26.7 million (June 30, 2020 – C$12.5 million). The increase in administrative and selling expenses of C$14.2 million was comprised of increased personnel expenses (C$12.5 million), due primarily to share-based compensation, and increased professional, consulting, legal and other fees (C$1.5 million), due primarily to costs associated with on-going cost reduction and efficiency projects.

For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded a C$2.4 million reduction in administrative and selling expenses as a reduction to personnel costs, included therein, in connection with the CEWS program, which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

	Successor						Predecessor
millions of dollars	FY 2021		FY 2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Personnel expenses	C$	39.6	C$	29.7	C$	11.3	C$	23.2	C$	—	C$	34.5
Professional, consulting, legal and other fees		22.2		17.1		6.2		10.3		—		16.5
Software licenses		3.1		2.7		1.0		2.2		—		3.2
Amortization of intangible assets and non- production assets		0.4		0.5		0.4		2.9		—		3.3
Other administrative and selling		7.1		6.9		3.0		5.9		—		8.9

	C$	72.4	C$	56.9	C$	21.9	C$	44.5	C$	—	C$	66.4

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s administrative and selling expenses for the year ended March 31, 2021 were C$72.4 million (March 31, 2020 – C$56.9 million). The increase in administrative and selling expenses of C$15.5 million was comprised of increased personnel expenses ($9.9 million), due primarily to share based compensation (see Note 36 to the Algoma Audited Financial Statements), and increased professional, consulting, legal and other fees (C$5.1 million), due primarily to costs associated with on-going cost reduction and efficiency projects.

In addition, for the year ended March 31, 2021, the Company recorded a C$4.2 million reduction in administration and selling expenses (personnel) in connection with the CEWS (March 31, 2020 and Pro Forma Combined March 31, 2019 – nil), which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s administrative and selling expenses for the four month period ended March 31, 2019 were C$21.9 million.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s administrative and selling expenses for the eight month period ended November 30, 2018 were C$44.5 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s administrative and selling expenses for the year ended March 31, 2020, were C$56.9 million (Pro Forma Combined March 31, 2019 – C$66.4 million). The decrease in administrative and selling expenses of C$9.5 million for the year ended March 31, 2020 is primarily the result of decreases in personnel expenses (C$4.8 million) and amortization (C$2.8 million).

Finance Costs, Finance Income, Interest on Pension and Other Post-employment Benefit Obligations, and Foreign Exchange Gains and Losses

The Company’s finance costs represent interest cost on the Company’s debt facilities, including the Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility. Finance cost also includes the amortization of transaction costs related to the Company’s debt facilities and the accretion of the benefits in respect of the Company’s governmental loan facilities in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below, and the unwinding of discounts on the Company’s environmental liabilities.

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April to June
millions of dollars	FY 2022		FY 2021
Interest on the following facilities
Revolving Credit Facility	C$	0.5	C$	1.4
Secured Term Loan Facility		9.4		12.0
Algoma Docks Term Loan Facility		1.0		1.4
Revolving Credit Facility fees		0.3		0.3
Unwinding of issuance costs of debt facilities and discounts on environmental liabilities, and accretion of governmental loan benefits		3.6		3.3
Other interest expense		0.3		0.4

	C$15.1		C$18.8

Finance cost as a percent of revenue		1.9%		5.4%

As illustrated in the table above, the Company’s finance costs for the three month period ended June 30, 2021 was C$15.1 million, compared to C$18.8 million for the three month period ended June 30, 2020, a decrease of C$3.7 million. The decrease is primarily attributable to the Secured Term Loan Facility (C$2.6 million), due to declining balance, a result of principal repayments, and the Revolving Credit Facility (C$0.9 million), due to repayment of the Revolving Credit Facility. The Company’s finance cost as a percentage of revenue was lower by 3.5% at 1.9% for the three month period ended June 30, 2021 compared to 5.4% for the three month period ended June 30, 2020. On April 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind, which resulted in a 1.0% interest premium. Interest on the Secured Term Loan Facility of C$9.4 million in April 2021 was paid in cash.

The Company’s finance income for the three month period ended June 30, 2021 was nil, compared to C$0.6 million for the three month period ended June 30, 2020, representing a decline of C$0.6 million, due to interest income from tariff overpayments.

The Company’s interest in pension and other post-employment benefit obligations for the three month period ended June 30, 2021 was C$2.9 million, compared to C$4.3 million for the three month period ended June 30, 2020, due to a decrease in discount rates as at March 31, 2021 that was used to determine the 2022 fiscal year pension benefit expense.

The Company’s foreign exchange loss for the three month period ended June 30, 2021 was C$10.0 million, compared to C$17.4 million for the three month period ended June 30, 2020. These foreign exchange movements reflect the effect of U.S. dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

	Successor						Predecessor
millions of dollars	FY 2021		FY 2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Interest on the following facilities
Revolving Credit Facility	C$	4.3	C$	2.1	C$	0.3	C$	2.7	C$	—	C$	3.0
DIP Facility		—		—		—		11.7		—		11.7
Secured Term Loan Facility		43.0		41.0		14.3		—		—		14.3
Algoma Docks Term Loan Facility		4.7		6.7		2.5		—		—		2.5
Revolving Credit Facility fees		1.2		2.2		—		—		—		—
7.5% Senior Secured Term Loan		—		—		—		34.3		—		34.3
9.5% Senior Secured Notes		—		—		—		32.6		—		32.6
14% Junior Secured Notes		—		—		—		34.3		—		34.3
Unwinding of issuance costs of debt facilities and discounts on environmental liabilities, and accretion of governmental loan benefits		13.8		10.3		1.2		1.9		—		3.1
Other interest expense		1.5		1.5		2.3		1.8		—		4.1
Pro forma adjustment(i)		—		—		—		—		(78.0)		(78.0)

	C$	68.5	C$	63.8	C$	20.6	C$	119.3	C$	(78.0)	C$	61.9

Finance cost as a percent of revenue		3.8%		3.3%		2.4%		6.5%		6.5%		2.3%

(i)

Due to the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements, finance costs for the Successor decreased due to the settlement of debt held by the Predecessor and new debt acquired by the Successor at a lower interest rate.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s finance costs for the year ended March 31, 2021 was C$68.5 million, compared to C$63.8 million for the year ended March 31, 2020 resulting in an increase of C$4.7 million. The increase is primarily attributable to the Revolving Credit Facility (C$2.2 million) and the unwinding of issuance costs/accretion of governmental loan benefits (C$3.5 million). The Company’s finance cost as a percentage of revenue was higher by 0.5% at 3.8% for the year ended March 31, 2021 compared to 3.3% for the year ended March 31, 2020. On April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind which resulted in a 1.0% interest premium. Interest on the Secured Term Loan Facility of C$10.2 million in January 2021 was paid in cash.

The Company’s finance income for the year ended March 31, 2021 was C$1.1 million, compared to C$2.6 million for the year ended March 31, 2020, representing a decline of C$1.5 million primarily due to interest income from tariff overpayments.

The Company’s interest in pension and other post-employment benefit obligations for the year ended March 31, 2021 was C$17.0 million, compared to C$17.3 million for the year ended March 31, 2020.

The Company’s foreign exchange loss for the year ended March 31, 2021 was C$76.5 million, compared to a gain of C$35.3 million for the year ended March 31, 2020. These foreign exchange movements reflect the effect of US dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s finance costs for the four month period ended March 31, 2019 was C$20.6 million, or 2.4% as a percentage of revenue. The Company’s finance income for the four month period ended March 31, 2019 was C$0.3 million. The Company’s interest in pension and other post-employment benefit obligations for the four month period ended March 31, 2019 was C$7.0 million. The Company’s foreign exchange gain was C$1.8 million for the four month period ended March 31, 2019.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s finance costs for the eight month period ended November 30, 2018 was C$119.3 million, or 6.5% as a percentage of revenue. The Company’s finance income for the eight month period ended November 30, 2018 was C$0.4 million. The Company’s interest in pension and other post-employment benefit obligations for the eight month period ended November 30, 2018 was C$12.0 million. The Company’s foreign exchange gain was C$13.7 million for the eight month period ended November 30, 2018.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s finance costs for the year ended March 31, 2020, were C$63.8 million (Pro Forma Combined March 31, 2019 – C$61.9 million). The Pro Forma Combined March 31, 2019 finance cost reflects an adjustment totaling C$78.0 million as a result of the Company’s finance cost being significantly lower than Old Steelco’s finance cost because of the reduction of approximately C$800.0 million in combined short-term and long-term debt as a result of the CCAA proceedings. Old Steelco’s finance costs for the eight-month period ended November 30, 2018, represent interest costs on Old Steelco’s debt facilities, the amortization of the transaction costs, discount and premiums as well as the revaluation of Old Steelco’s mining related operations. See Note 4 to the Algoma Audited Financial Statements. The Company’s finance cost as a percentage of revenue was 3.3% for the year ended March 31, 2020 (Pro Forma Combined March 31, 2019 – 2.3%).

The Company’s finance income for the year ended March 31, 2020 was C$2.6 million (Pro Forma Combined March 31, 2019 – C$0.7 million), representing an increase of C$1.9 million primarily due to interest income from tariff overpayments.

The Company’s interest on pension and other post-employment benefit obligations for the year ended March 31, 2020 was C$17.3 million (Pro Forma Combined March 31, 2019 – C$19.0 million), representing a decrease of C$1.7 million primarily due to a decrease in the pension defined benefit obligation, in part, due to changes in financial assumptions.

The Company’s foreign exchange gain for the year ended March 31, 2020 was C$35.3 million (Pro Forma Combined March 31, 2019 – C$15.5 million). The increase was primarily as a result of the effect of U.S. dollar exchange rate fluctuations on the Company’s and Old Steelco’s Canadian dollar denominated monetary assets and liabilities.

Pension and Post-Employment Benefits

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
millions of dollars	FY 2022		FY 2021
Recognized in loss before income taxes:
Pension benefits expense	C$	6.1	C$	6.9
Post-employment benefits expense		3.0		3.2
	C$	9.1	C$	10.1
Recognized in other comprehensive loss (pre-tax):
Pension benefits loss	C$	(20.0)	C$	78.3
Post-employment benefits loss		7.1		53.7
	C$	(12.9)	C$	132.0
	C$	(3.8)	C$	142.1

As illustrated in the table above, the Company’s pension expense for the three month periods ended June 30, 2021 and June 30, 2020 were C$6.1 million and C$6.9 million, respectively, representing a decrease of C$0.8 million. The Company’s post-employment benefit expense for the three month periods ended June 30, 2021 and June 30, 2020 were C$3.0 million and C$3.2 million, respectively. The decrease in pension and post-employment benefit expense was primarily due to an increase in beginning-of-year discount rates.

All actuarial gains and losses that arise in calculating the present value of the defined benefit pension obligation net of assets and the defined benefit obligation in respect of other post-employment benefits, including the re-measurement components, are recognized immediately in other comprehensive income (loss). In accordance with IFRS, the Company makes an assessment at each reporting period-end as to whether the accrued pension liability and the accrued other post-employment benefit obligation have been significantly impacted by changes in market discount rates, curtailments, settlements, actual returns on defined benefit pension plan assets or other one-off events.

For the three month period ended June 30, 2021, the Company recorded an actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive loss of C$12.9 million (June 30, 2020 – actuarial determined loss of C$132.0 million), a difference of C$144.9 million, due primarily to a steep decrease in discount rates as at June 30, 2020 (down approximately 129 basis points from March 31, 2020). The loss as at June 30, 2020 was then offset by an asset return of 14.89%. The June 30, 2020 other comprehensive income adjustments are compared to the June 30, 2021 other comprehensive income adjustments which experienced a small decrease in discount rates as at June 30, 2021 (down approximately 18 basis points from March 31, 2021) offset by an asset return of 5.25%.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

	Successor						Predecessor
millions of dollars	FY 2021		FY 2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Recognized in loss before income taxes:
Pension benefits expense	C$	27.6	C$	31.4	C$	5.7	C$	21.3	C$	—	C$	27.0
Post-employment benefits expense		12.8		12.9		0.1		9.5		—		9.6
	C$	40.4	C$	44.3	C$	5.8	C$	30.8	C$	—	C$	36.6
Recognized in other comprehensive loss (pre-tax):
Pension benefits (gain) loss	C$	(51.8)	C$	(48.6)	C$	19.5	C$	27.4	C$	—	C$	46.9
Post-employment benefits loss (gain)		28.8		(33.2)		10.4		(11.4)		—		(1.0)
	C$	(23.0)	C$	(81.8)	C$	29.9	C$	16.0	C$	—	C$	45.9
	C$	17.4	C$	(37.5)	C$	35.7	C$	46.8	C$	—	C$	82.5

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s pension expense for the years ended March 31, 2021 and March 31, 2020 were C$27.6 million and C$31.4 million, respectively, representing a decrease of C$3.8 million. The Company’s post-employment benefit expense for the year ended March 31, 2021 was C$12.8 million, compared to C$12.9 million for the year ended March 31, 2020. The decrease in pension and post-employment benefit expense was primarily due to a decrease in discount rates as of March 31, 2021 that was used to determine the 2022 fiscal year pension and non-pension benefit expense.

As noted above, all actuarial gains and losses that arise in calculating the present value of the defined benefit pension obligation net of assets and the defined benefit obligation in respect of other post-employment benefits, including the re-measurement components, are recognized immediately in other comprehensive income (loss).

For the year ended March 31, 2021, the Company recorded actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive loss of C$23.0 million. The gain was comprised primarily of pension fund returns being greater than expected and some demographic gains, partially offset by an increase in obligations due to a reduction in end-of-year discount rates.

For the year ended March 31, 2020, the Company recorded actuarially determined gain to the accrued defined pension liability and other post-employment benefits liability in other comprehensive loss of C$82.8 million (gain of C$74.6 million, net of income tax effect of actuarial gains recognized in other comprehensive loss of C$7.2 million). The C$81.8 million gain is primarily due to an increase in the end-of-year discount rate, offset by pension fund returns being less than expected and demographic losses.

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s pension expense for the four month period ended March 31, 2019 was C$5.7 million.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s pension expense for the eight month period ended November 30, 2018 was C$21.3 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s pension expense for the year ended March 31, 2020 was C$31.4 million (Pro Forma Combined March 31, 2019 – C$27.0 million). The Company’s post-employment benefit expense for the year ended March 31, 2020 was C$12.9 million (Pro Forma Combined March 31, 2019 – C$9.6 million). The increase in pension and post-employment benefit expense was primarily the result of a decrease in the beginning-of-year discount rate.

Carbon Taxes

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. The Company has chosen to remove the costs associated with the Carbon Tax Act from Adjusted EBITDA to facilitate comparison with the results of its competitors in jurisdictions not subject to the Carbon Tax Act. For the three month period ended June 30, 2021, total Carbon Tax recognized in cost of sales was a recovery of C$0.6 million, compared to expense of C$1.5 in the three month period ended June 30, 2020. This decrease in carbon tax is mainly due to a true-up of the distribution of the costs between the Company and other emitters. For the year ended March 31, 2021, total Carbon Tax recognized in cost of sales was C$13.4 million, compared to C$6.9 in the year ended March 31, 2020, including $1.0 million for the period January 1 to March 31, 2019 (Pro Forma Combined March 31, 2019 – nil). Carbon tax is primarily a function of the volume of our production, increasing as production increases. In addition, carbon tax recognized in the year ended March 31, 2020 for the prior year ended March 31, 2019 reflects the fact that the tax did not apply for the majority of such fiscal year.

Income Taxes

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective evidence is the cumulative loss the Company has incurred over the first two years of its operations. Such objective evidence limits the ability to consider other subjective evidence, such as management’s projections for future growth.

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month periods ended June 30, 2021 and June 30, 2020, the Company’s current income tax expense/recovery was nil. For the three month period ended June 30, 2021, the Company’s deferred income tax expense was C$17.7 million (June 30, 2020 – nil), due to net income before tax of C$221.3 million compared to net loss of C$42.7 million for the three month period ended June 30, 2020.

As of June 30, 2021, the Company had non-capital tax losses available of C$306.5 million, C$109.6 million of which expire in 2038, C$111.5 million of which expire in 2039 and C$85.4 million of which expire in 2040.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021 and March 31, 2020, the Company’s current income tax expense/recovery was nil. On the basis of the evaluation described above, for the year ended March 31, 2021, the Company’s deferred income tax recovery was nil, net of deferred tax de-recognition. For the year ended March 31, 2020, the Company’s deferred income tax recovery was C$4.3 million, net of deferred tax asset de-recognition, due to property, plant and equipment and intangible assets timing differences of tax deductions and non-capital losses carryforward.

As of March 31, 2021, the Company had non-capital tax losses available of C$579.8 million, C$380.0 million of which expire in 2038, C$113.1 million of which expire in 2039 and C$86.7 million of which expire in 2040.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the Company’s current income tax expense was nil and the Company’s deferred income tax expense was C$4.1 million.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the Company’s current income tax expense was nil and the Company’s deferred income tax recovery was C$1.5 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

For the years ended March 31, 2020 and March 31, 2019 (Pro Forma Combined), the Company’s current income tax expense was nil. For the year ended March 31, 2020, the Company’s deferred income tax recovery, net of deferred tax asset de-recognition was C$4.3 million (Pro Forma Combined March 31, 2019 – deferred income tax expense – C$2.6 million) due to property, plant and equipment and intangible assets timing differences of tax deductions and non-capital losses carryforward.

On the basis of the evaluation described above, the net deferred tax assets have been de-recognized as of March 31, 2020 due to management’s assessment of the probability of utilizing these deferred tax assets. As at March 31, 2019, the company had recognized deferred income tax assets of C$3.4 million. These deferred income tax assets relate primarily to net operating loss carryforwards that can be used to offset taxable income in future periods and thereby reduce the Company’s income taxes payable.

Adjusted EBITDA and Further Adjusted EBITDA

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The following table shows the reconciliation of Adjusted EBITDA and to net income for the periods indicated:

	April 1 to June 30
millions of dollars	FY 2021		FY 2020
Net (loss) income	C$	203.6	C$	(42.7)
Amortization of property, plant and equipment and amortization of intangible assets		20.7		19.2
Finance costs		15.1		18.8
Interest on pension and other post-employment benefit obligations		2.9		4.3
Income taxes		17.7		—
Foreign exchange loss		10.0		17.4
Finance income		—		(0.6)
Inventory write-downs (Amortization of property, plant and equipment in inventory)		—		2.6
Carbon tax		(0.6)		1.5
Share based compensation		8.5		—
Transaction costs		2.9		—
Adjusted EBITDA	C$	280.8	C$	20.5
Net Income Margin		-25.8%		-12.2%
Net Income / ton	C$	333.67	C$	(102.59)
Adjusted EBITDA Margin		35.6%		5.9%
Adjusted EBITDA / ton	C$	452.60	C$	33.04

(i)

See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA. Further Adjusted EBITDA is not utilized by Algoma in reporting its financial results for the three month period ended June 30, 2021, because Algoma was not subject to tariff expenses nor did it record capacity utilization adjustments in the three month period ended June 30, 2021 or in the three month period ended June 30, 2020.

(ii)	Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA for the three month period ended June 30, 2021 was C$280.8 million, compared to C$20.5 million for the three month period ended June 30, 2020, an increase of C$260.3 million. The Adjusted EBITDA margin for the three month periods ended June 30, 2021 and June 30, 2020 were 35.6% and 5.9%, respectively, and the Adjusted EBITDA per ton for the three month periods ended June 30, 2021 and June 30, 2020 were C$452.60 and C$33.04, respectively.

The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin and Adjusted EBITDA per ton for the three month period ended June 30, 2021 compared to the three month period ended June 30, 2020 was due primarily to increases in selling prices and demand for steel products.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The following table shows the reconciliation of Adjusted EBITDA and Further Adjusted EBITDA to net income for the periods indicated:

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Net (loss) income	C$	(76.1)	C$	(175.9)	C$	2.7	C$	29.5	C$	60.0	C$	92.2
Amortization of property, plant and equipment and amortization of intangible assets		86.9		126.5		31.2		44.4		18.0		93.6
Finance costs		68.5		63.8		20.6		119.3		(78.0)		61.9
Interest on pension and other post-employment benefit obligations		17.0		17.3		7.0		12.0		—		19.0
Income taxes		—		(4.3)		4.1		(1.5)		—		2.6
Restructuring costs		—		—		—		20.9		—		20.9
Impairment reserve		—		—		—		105.4		—		105.4
Foreign exchange loss (gain)		76.5		(35.3)		(1.8)		(13.7)		—		(15.5)
Finance income		(1.1)		(2.6)		(0.3)		(0.4)		—		(0.7)
Carbon tax		13.4		6.9		—		—		—		—
Share based compensation related to performance share units		3.9		—		—		—		—		—
Business combination adjustments		—		1.4		16.4		—		—		16.4
Adjusted EBITDA	C$	189.0	C$	(2.2)	C$	79.9	C$	315.9	C$	—	C$	395.8
Net Income Margin		-4.2%		-9.0%		0.3%		1.6%				3.4%
Net Income / ton	C$	(36.19)	C$	(76.31)	C$	3.35	C$	18.11	C$		C$	37.86
Adjusted EBITDA Margin		10.5%		-0.1%		9.2%		17.3%		14.7%
Adjusted EBITDA / ton	C$	89.91	C$	—	C$	99.13	C$	193.92	C$		C$	162.54
Tariff expense included in Net income	C$	—	C$	27.8	C$	87.0	C$	138.5	C$		C$	225.5
Capacity utilization adjustment included in Net income		—		32.7		—		—		—		—
Adjustments to Adjusted EBITDA		—		60.5		87.0		138.5				225.5
Further Adjusted EBITDA	C$	189.0	C$	58.3	C$	166.9	C$	454.4	C$		C$	621.3
Further Adjusted EBITDA Margin		10.5%		3.0%		19.2%		24.8%				23.0%
Further Adjusted EBITDA / ton	C$	89.91	C$	26.25	C$	207.04	C$	278.95	C$		C$	255.16

(i)	See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA and Further Adjusted EBITDA.

(ii)	Adjusted EBITDA and Further Adjusted EBITDA Margin is Adjusted EBITDA and Further Adjusted EBITDA as a percentage of revenue.

(iii)

Due to the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements, the Successor acquired assets at their fair value and, as a result, amortization increased for the year ended March 31, 2020 compared to the year ended March 31, 2019 (Pro Forma Combined). Further, finance costs for the Successor decreased due to the settlement of debt held by the Predecessor and new debt acquired by the Successor at a lower interest rate.

(iv)

The C$32.7 million capacity utilization adjustment represents the fixed costs of Algoma Steel Inc.’s manufacturing operations for the duration of the unplanned outage in April 2019. These fixed costs related primarily to internal and external labor, and also included maintenance parts and spares and equipment leases and rentals. The amount considered as capacity utilization adjustment is the differential between the production volumes and fixed cost absorption of each of Algoma Steel Inc.’s production processes versus regular operations. These costs were incurred, but were not utilized to produce saleable product.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

Adjusted EBITDA for the year ended March 31, 2021 was C$189.0 million, compared to (C$2.2) million for the year ended March 31, 2020, resulting in an increase of C$191.2 million. The Adjusted EBITDA margin for the years ended March 31, 2021 and March 31, 2020 was 10.5% and (0.1%), respectively. The Adjusted EBITDA per ton for the year ended March 31, 2021 was C$89.91 and was nil for the year ended March 31, 2020.

The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin for the year ended March 31, 2021 compared to the year ended March 31, 2020 was due primarily to increases in selling prices for steel products.

Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Tariff expense included in cost of steel sales were nil for the year ended March 31, 2021; however, for the year ended March 31, 2020, tariffs totaling C$27.8 million had a significant impact on the Company’s Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA per ton as illustrated above. On May 17, 2019, the United States announced a complete lifting of this tariff effective May 20, 2019.

Algoma experienced an unplanned outage in the month of April 2019 that disrupted production in our #7 Blast Furnace (the “FY 2020 Q1 Outage”). The resulting lost production led to a shipping volume reduction during the three month period ended June 30, 2019 of over one hundred thousand tons and resulted in a capacity utilization adjustment of C$32.7 million being recorded to cost of steel products sold.

Four Month Period Ended March 31, 2019

As illustrated in the table above, Adjusted EBITDA and Further Adjusted EBITDA for the four month period ended March 31, 2019 were C$79.9 million and C$166.9 million, respectively. The Adjusted EBITDA and Further Adjusted EBITDA margins were 9.2% and 19.2%, respectively. The Adjusted EBITDA per ton and Further Adjusted EBITDA per ton for the four month period ended March 31, 2019 were C$99.13 and C$207.04, respectively.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, Adjusted EBITDA and Further Adjusted EBITDA for the eight month period ended November 30, 2018 were C$315.9 million and C$454.4 million, respectively. The Adjusted EBITDA and Further Adjusted EBITDA margins were 17.3% and 24.8%, respectively. The Adjusted EBITDA per ton and Further Adjusted EBITDA per ton for the eight month period ended November 30, 2018 were C$193.92 and C$278.95, respectively.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, Adjusted EBITDA and Further Adjusted EBITDA for the year ended March 31, 2020 was (C$2.2) million and C$60.5 million, respectively (Pro Forma Combined March 31, 2019 – C$395.8 million and C$225.5 million, respectively). The Adjusted EBITDA margin and Further Adjusted EBITDA margin for the year ended March 31, 2020 was (0.1%) and 3.0%, respectively (Pro Forma Combined March 31, 2019 – 14.7% and 23.0%, respectively). The Adjusted EBITDA per ton and Further Adjusted EBITDA per ton for the year ended March 31, 2020 was nil and C$26.25, respectively (Pro Forma Combined March 31, 2019 – C$162.54 and C$255.16, respectively). The decrease in Adjusted EBITDA and Further Adjusted EBITDA were caused by a net loss in FY2020 compared to net income in 2019 of C$32.2 million primarily as a result of lower NSR and lower shipment volume, the impact of the carbon tax (as discussed below), as well as lower finance costs and higher foreign exchange losses from the movement in the U.S. dollar relative to the Canadian dollar. The reduction in shipment volume resulted from the unplanned outage discussed above. The increase in cost per ton of steel products sold resulted from a capacity utilization adjustment recorded by the Company of C$32.7 million as a result of the unplanned outage discussed above.

For the year ended March 31, 2020, total Carbon Tax recognized in cost of sales was C$6.9 million, including C$1.0 million for the period January 1, 2019 to March 31, 2019 (Pro Forma Combined March 31, 2019 – nil) due to late recognition of the Carbon Tax for the period January 1, 2019 to March 31, 2019 recognized in the year ended March 31, 2020 results.

As described above, Canadian steel producers became subject to the 25% tariff on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. On May 17, 2019, the United States announced that a complete lifting of the tariff effective May 20, 2019. Consequently, the tariff had a less significant impact on the Company’s Further Adjusted EBITDA, Further Adjusted EBITDA Margin and Further Adjusted EBITDA for the year ended March 31, 2020 compared to the Pro Forma Combined twelve-month period ended March 31, 2019.

For the year ended March 31, 2020, business combination adjustments totaled C$1.4 million, compared to C$16.4 million for the Pro Forma Combined twelve-month period ended March 31, 2019. These adjustments are related to the recognition in cost of sales of a portion of the fair value adjustment made to the carrying value of inventories and other adjustments related to the business combination discussed in Note 4 of the Algoma Audited Financial Statements. These costs were primarily offset by recovery of past service costs on the Company’s pension and other post-employment benefit obligations discussed above.

Financial Resources and Liquidity

Summary of Cash Flows

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
millions of dollars	FY 2022		FY2020
Operating Activities:
Cash generated by operating activities before changes in non-cash working capital and environmental liabilities paid	C$	263.5	C$	14.5
Net change in non-cash working capital		(141.9)		(34.9)
Environmental liabilities paid		(0.5)		(0.3)
Net change in unrealized cash flow hedges		—		—
Cash generated by (used in) operating activities	C$	121.1	C$	(20.7)
Investing activities
Acquisition of property, plant and equipment		(19.1)		(12.0)
Cash used in investing activities	C$	(19.1)	C$	(12.0)
Financing activities
Bank indebtedness, net	C$	(86.9)	C$	(9.0)
Repayment of Secured Term Loan Facility		(0.9)		(1.0)
Repayment of Algoma Docks Term Loan Facility		(2.5)		(1.9)
Government loans issued, net of benefit		—		5.1
Interest paid		(10.7)		(1.7)
Interest cost of right-of-use assets		—		(0.1)
Other		—		0.1
Cash used in financing activities	C$	(101.0)	C$	(8.5)
Effect of exchange rate changes on cash	C$	(0.3)	C$	(9.0)
Change in cash and equivalents during the period	C$	0.7	C$	(50.2)

As illustrated in the table above, the generation of cash for the three month period ended June 30, 2021 was C$0.7 million, compared to the use of cash of C$50.2 million for the three month period ended June 30, 2020. This increase of C$50.9 million was due primarily to the C$249.0 million increase in cash generated by operating activities (before changes in non-cash working capital and environmental liabilities paid) due to an increase in net income (C$246.3 million), for reasons described above, offset by net change in non-cash working capital of C$107.0 million, attributable in part to an increase in accounts receivable of C$127.8 million and cash used in financing activities of C$92.5 million as a result of repayment of bank indebtedness.

Fiscal Years Ended March 31, 2021 and 2020, Successor Period and Predecessor Period

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018
Operating Activities:
Cash generated by (used in) operating activities before changes in non-cash working capital and environmental liabilities paid	C$	147.4	C$	(34.5)	C$	41.8	C$	287.6
Net change in non-cash working capital		(137.7)		34.3		116.4		(170.0)
Environmental liabilities paid		(1.6)		(4.5)		—		—
Cash generated by (used in) operating activities	C$	8.1	C$	(4.7)	C$	158.2	C$	117.6
Investing activities
Purchase transaction	C$	—	C$	—	C$	(481.2)	C$	—
Acquisition of property, plant and equipment		(71.7)		(113.3)		(12.8)		(74.1)
Acquisition of intangible assets		(0.1)		(0.6)		(0.6)		(1.0)
Issuance of parent company promissory note		(1.1)		(1.2)		—		—
Cash used in investing activities	C$	(72.9)	C$	(115.1)	C$	(494.6)	C$	(75.1)
Financing activities
Bank indebtedness advanced (repaid), net	C$	(145.2)	C$	249.3	C$	(7.0)	C$	—
DIP Facility drawn		—		—		—		32.9
Repayment of DIP Facility		—		—		—		(34.5)
Secured Term Loan Facility issued, net of fees		—		—		371.0		—
Repayment of Secured Term Loan		(3.8)		(3.8)		—		—
Algoma Docks Term Loan issued		—		—		97.0		—
Repayment of Algoma Docks Term Loan Facility		(8.8)		(6.5)		(1.4)		—
Government loans issued, net of benefit		6.5		42.4		25.2		—
Restricted cash		—		7.2		—		(24.4)
Interest paid		(15.6)		(42.0)		(13.1)		(14.9)
Lease liability commenced (repaid)		(0.5)		0.4		—
Other		—		(0.3)		(0.2)		(0.8)
Cash (used in) generated by financing activities	C$	(167.4)	C$	246.7	C$	471.5	C$	(41.7)
Effect of exchange rate changes on cash	C$	(11.6)	C$	2.6	C$	0.4	C$	1.2
Change in cash and equivalents during the period	C$	(243.8)	C$	129.5	C$	135.5	C$	2.0

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the use of cash for the year ended March 31, 2021 was C$243.8, compared to the generation of cash of C$129.5 million for the year ended March 31, 2020. The decrease in the generation of cash for the year ended March 31, 2021, as compared to the year ended March 31, 2020 was C$373.3 million, and is primarily the result of the C$414.1 million increase in cash used in financing activities, a result of repayments on the bank indebtedness.

Fiscal Year Ended March 31, 2020

As illustrated in the table above, the generation of cash for the year ended March 31, 2020 was C$129.5 million due to cash generated by financing activities (C$246.7 million), a result of bank indebtedness advanced (C$249.3 million), offset by cash used in operating activities (C$4.7 million) and cash used in investing activities(C$115.1 million) due to the acquisition of property, plant and equipment.

Fourth Month Period Ended March 31, 2019

As illustrated in the table above, the generation of cash for the four month period ended March 31, 2019 was C$135.5 million, consisting of cash generated by operating activities of C$158.2 million and cash generated by financing activities of C$471.5 million due to the Company entering into the Secured Term Loan Facility and Algoma Docks Term Loan Facility, offset by cash used in investing activities of C$494.6 million, a result of the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the generation of cash for the eight month period ended November 30, 2018 was C$2.0 million due to cash generated by operating activities (C$117.6 million), offset by cash used in investing activities (C$75.1 million) due to the acquisition of property, plant and equipment and cash used in financing activities (C$41.7 million), a result of DIP Facility drawdowns and repayments, restricted cash and interest paid.

Cash Flow Generated by (Used In) Operating Activities

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, the cash generated by operating activities was C$121.1 million, compared to C$20.7 million cash used in operating activities for the three month period ended June 30, 2020. The increase in cash generated by operating activities for the three month period ended June 30, 2021 was due to higher NSR, offset in part by an increased use of cash for working capital.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, the cash generated by operating activities was C$8.1 million, compared to C$4.7 million cash used in operating activities for the year ended March 31, 2020. The increase in cash generated from operating activities for the year ended March 31, 2021 was due to lower cost of steel products sold and higher NSR, offset in part by an increased use of cash for working capital.

Fiscal Year Ended March 31, 2020

For the year ended March 31, 2020, the cash used in operating activities was C$4.7 million, as the net change in non-cash working capital (C$34.3 million) was primarily offset by adjustments and items not affecting cash of C$34.5 million. The net loss for the fiscal year ended March 31, 2020 was C$175.9 million, with Adjusted EBITDA of (C$2.2) million, and steel revenue and cost of steel products sold of C$1,742.6 million and C$1,686.8 million, respectively.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the cash generated by operating activities was C$158.2 million, due primarily to net change in non-cash working capital (C$116.4 million). The net income for the four month period ended March 31, 2019 was C$2.7 million, with Adjusted EBITDA of C$79.9 million, and steel revenue and cost of steel products sold of C$792.6 million and C$692.8 million, respectively.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the cash generated by operating activities was C$117.6 million, due to adjustments and items not affecting cash, including impairment reserve (C$105.4 million) and finance costs (C$119.3 million), offset in part by net changes in non-cash working capital (C$170.0 million). The net income for the eight month period ended November 30, 2018 was C$29.5 million, with Adjusted EBITDA of C$315.9 million, and steel revenue and cost of steel products sold of C$1,674.9 million and C$1,317.6 million, respectively.

As illustrated in the above reference periods, Algoma has evidenced the ability to generate sufficient cash flows from its operating activities to maintain Algoma’s capacity and manage the working capital requirements of the business over a sustained period. Algoma operates in a dynamic commodity market which is impacted by macroeconomic factors that affect supply and demand and ultimately steel selling prices and input costs for materials used in production of steel products. The company requires a significant amount of working capital to operate its business, including a seasonal build of ore, coal and coke inventory for the winter months whereby the Great Lakes are not navigable for vessel traffic. Algoma’s liquidity could be adversely impacted by market factors that result in extended and accelerated declines in steel selling price. Algoma mitigates this liquidity risk with sources of capital including but not limited to cash generated from its operations, cash reserves on its balance sheet and availability on its Revolving Credit Facility.

Non-Cash Working Capital

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The following table shows changes in the Company’s non-cash working capital for the periods indicated:

	April 1 to June 30
millions of dollars	FY 2022		FY2021
Accounts receivable	C$	(61.9)	C$	65.9
Inventories		(59.0)		(66.0)
Prepaid expenses, deposits and other current assets		(45.3)		(10.9)
Accounts payable and accrued liabilities		29.8		(35.2)
Income and other taxes payable		(7.0)		—
Derivative financial instruments (net)		1.5		—
Secured term loan interest payments in kind		—		11.3

Total	C$	(141.9)	C$	34.9

As illustrated in the table above, the Company’s use of cash due to changes in non-cash working capital during the three month period ended June 30, 2021 was C$141.9 million (June 30, 2020 – C$34.9 million). The net change in working capital was a decrease of C$107.0 million due to an increase in accounts receivable (C$127.8 million) driven by increased steel revenue (C$422.7 million) and improved NSR (increased by 58.9%) compared to the prior year period. Further, prepaid expenses and other current assets increased due to advance payments for capital project purchases (C$34.4 million), offset in part by a decrease in secured term loan interest payment in kind (C$11.3 million) as management elected to pay the interest due on the Secured Term Loan Facility in kind on April 1, 2020 to conserve cash at the onset of the COVID-19 pandemic in March 2020, and further offset, in part, by an increase in accounts payable and accrued liabilities (C$65.0 million) due to accrued share-based compensation, transaction costs, other accrued liabilities and timing of payments to vendors.

Fiscal Years Ended March 31, 2021 and 2020, Successor Period and Predecessor Period

The following table shows changes in the Company’s non-cash working capital for the periods indicated:

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018
Accounts receivable	C$	(47.2)	C$	88.4	C$	(37.2)	C$	(38.3)
Inventories		(33.6)		(36.8)		96.6		(167.9)
Prepaid expenses, deposits and other current assets		(70.3)		20.2		17.9		(12.1)
Accounts payable and accrued liabilities		(21.2)		(42.4)		37.5		13.2
Taxes payable and accrued taxes		16.7		3.7		1.6		12.6
Derivative financial instruments (net)		(15.3)		1.2		—		—
Secured term loan interest payments in kind		33.2		—		—		—
Net related party accounts receivable and accounts payable		—		—		—		22.5

Total	C$	(137.7)	C$	34.3	C$	116.4	C$	(170.0)

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s use of cash due to changes in non-cash working capital during the year ended March 31, 2021 was C$137.7 million (March 31, 2020 – generation of cash of C$34.3 million). The net change in working capital was a decrease of C$172.0 million due to an increase in accounts receivable (C$135.6 million) as a result of improved steel revenue in the quarter ended March 31, 2021, which increased by 28.3% as compared to the quarter ended March 31, 2020 and as a result of increased NSR in the quarter ended March 31, 2021, which increased by 32.4% compared to the quarter ended March 31, 2020. Further, prepaid expenses and other current assets increased due to advance payments made for capital project and raw material purchases (C$90.5 million), offset, in part, by an increase in secured term loan interest payments in kind (C$33.2 million). This increase in secured loan payments in kind occurred as a result of the election to pay the interest due on the Secured Term Loan Facility in kind on April 1, 2020, July 1, 2020 and October 1, 2020 to conserve cash at the onset of the COVID-19 pandemic in March 2020. The increase in prepaid expenses and other current assets was further offset, in part, by an increase in accounts payable and accrued liabilities (C$21.2 million) primarily due to an increase in wages and accrued vacation payable.

Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s generation of cash due to changes in non-cash working capital during the year ended March 31, 2020 was C$34.3 million, comprising accounts receivable (C$88.4 million) and prepaid expenses, deposits and other current assets (C$20.2 million), offset in part by accounts payable and accrued liabilities (C$42.4 million) and inventories (C$36.8 million).

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s generation of cash due to changes in non-cash working capital during the four month period ended March 31, 2019 was $116.4 million, comprising inventories (C$96.6 million), accounts payable and accrued liabilities (C$37.5 million) and prepaid expenses, deposits and other current assets (C$17.9 million), offset in part by accounts receivable (C$37.2 million).

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s use of cash due to changes in non-cash working capital during the eight month period ended November 30, 2018 was $170.0 million, comprising inventories (C$167.9 million) and accounts receivable (C$38.3 million), offset in part by net related party accounts receivable and accounts payable (C$22.5 million) and accounts payable and accrued liabilities (C$13.2 million).

Cash Flow Used In Investing Activities

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, the cash used in investing activities was C$19.1 million (June 30, 2020 – C$12.0 million). Expenditures for the acquisition of property, plant and equipment for the three month periods ended June 30, 2021 and June 30, 2020 were C$20.4 million and C$18.5 million, respectively. In addition, the Company recorded benefits of C$1.3 million (June 30, 2020 – C$6.5 million) in respect of the interest free loan issued by, and the grant given by, the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition, net of benefits, for the three month period ended June 30, 2021 was C$19.1 million (June 30, 2020 – C$12.0 million).

During the three month period ended June 30, 2021, the Company disposed of property, plant and equipment with a cost of C$0.3 million (June 30, 2020 – nil). The disposal of property, plant and equipment during the three month period ended June 30, 2021 resulted in a net gain of C$0.3 million.

During the three month periods ended June 30, 2021 and June 30, 2020, the Company did not acquire or dispose of intangible assets.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, the cash used in investing activities was C$72.9 million (March 31, 2020 – C$115.1 million). Expenditures for the acquisition of property, plant and equipment for the years ended March 31,

2021 and March 31, 2020 were C$81.5 million and C$156.8 million, respectively. In addition, the Company recorded benefits of C$9.8 million (March 31, 2020 – C$43.5 million) in respect of the interest free loan issued by, and the grant given by, the Canadian federal government, as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition, net of benefits, for the year ended March 31, 2021 was C$71.7 million (March 31, 2020 – C$113.3 million).

As discussed above, measures were taken to protect the Company’s liquidity position in light of the COVID-19 pandemic. These measures included the stoppage or slow-down of capital projects.

During the year ended March 31, 2021, the Company disposed of property, plant and equipment with a cost of C$1.9 million (March 31, 2020 – nil). The disposal of property, plant and equipment during the year ended March 31, 2021 resulted in a net loss of C$1.7 million.

Expenditures for the acquisition of intangible assets for the year ended March 31, 2021 were C$0.1 million, (March 31, 2020 – C$0.6 million). During the year ended March 31, 2021, the Company disposed of intangible assets with a cost of C$0.8 million (March 31, 2020 – nil). The disposal of intangible assets during the year ended March 31, 2021 resulted in a net loss of C$0.8 million.

Fiscal Year Ended March 31, 2020

For the year ended March 31, 2020, the cash used in investing activities was C$115.1 million due to the acquisition of property, plant and equipment of C$113.3 million, net of benefits of C$43.5 million in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the cash used in investing activities was C$494.6 million, primarily due to the Purchase Transaction completed on November 30, 2018 (C$481.2 million) as disclosed in Note 4 to the Algoma Audited Financial Statements. The Company acquired substantially all of the operating assets and liabilities of Old Steelco Inc. and the Port of Algoma, including property, plant and equipment of C$793.1 million. In addition, for the four month period ended March 31, 2019, the Company acquired property, plant and equipment totaling C$12.8 million, net of benefits of C$24.2 million (described below).

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the cash used in investing activities was C$75.1 million due to the acquisition of property, plant and equipment.

Cash Flow Generated By (Used In) Financing Activities

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, cash used in financing activities was C$101.0 million (June 30, 2020 – C$8.5 million). During the three month period ended June 30, 2021, the Company made repayments of its Revolving Credit Facility totaling C$103.2 million and drew down C$16.2 million (June 30, 2020 – repaid C$12.0 million and drew down C$3.0 million), its Secured Term Loan of C$0.9 million (June 30, 2020 – C$1.0 million) and its Algoma Docks Term Loan Facility of C$2.5 million (June 30, 2020 – C$1.9 million). In addition, during the three month period ended June 30, 2021, the Company recorded long-term governmental loans issued, net of benefits recorded, of nil (June 30, 2020 – C$5.1 million), and paid interest of C$10.7 million (June 30, 2020 – C$1.7 million).

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, cash used in financing activities was C$167.4 million (March 31, 2020 – C$246.7 million of cash generated). During the year ended March 31, 2021, the Company made repayments of its

Revolving Credit Facility totaling C$318.4 million and drew down C$173.3 million (March 31, 2020 – repaid C$109.3 million and drew down C$358.0 million), its Secured Term Loan of C$3.8 million (March 31, 2020 – C$3.8 million) and its Algoma Docks Term Loan Facility of C$8.8 million (March 31, 2020 – C$6.5 million). In addition, during the year ended March 31, 2021, the Company recorded long-term governmental loans issued, net of benefits recorded, of C$6.5 million (March 31, 2020 – C$42.4 million), and paid interest of C$15.6 million (March 31, 2020 – C$42.0 million).

Fiscal Year Ended March 31, 2020

For the year ended March 31, 2020, the cash generated by financing activities was C$246.7 million due to bank indebtedness net funds advanced (C$249.3 million).

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the cash generated by financing activities was C$471.5 million due to the Company entering into the Secured Term Loan Facility of C$371.0 million and the Algoma Docks Term Loan Facility of C$97.0 million.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the cash used in financing activities was C$41.7 million due to DIP facility drawdowns less repayments (C$1.6 million net repayments), restricted cash (C$24.4 million) and interest payments of (C$14.9 million).

Capital Resources – Financial Position and Liquidity

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

As at June 30, 2021, the Company had cash of C$21.9 million (June 30, 2020 – C$214.8 million), and had unused availability under its Revolving Credit Facility of C$292.1 million ($228.8 million) after taking into account C$26.2 million ($21.2 million) of outstanding letters of credit and borrowing base reserves. At June 30, 2020, the Company had drawn C$238.2 million ($175.5 million), and there was C$41.8 ($30.8 million) of unused availability after taking into account C$35.9 million ($26.4 million) of outstanding letters of credit and borrowing base reserves. The increase in the Company’s overall available cash (including availability under its Revolving Credit Facility) as of June 30, 2021 compared to June 30, 2020 is due to the factors discussed above.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As at March 31, 2021, the Company had cash of C$21.2 million (March 31, 2020 – $265.0 million), and had unused availability under its Revolving Credit Facility of C$200.8 million ($156.5 million) (March 31, 2020 – C$61.4 million ($43.6 million)) after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit (March 31, 2020 – C$27.8 million ($19.7 million)). The reduction in the Company’s overall available cash (including availability under its Revolving Credit Facility) as of March 31, 2021 compared to March 31, 2020 is due to the factors discussed above.

Fiscal Year Ended March 31, 2020, Successor Period and Predecessor Period

As at March 31, 2020, the Company had cash of C$265.0 million (March 31, 2019 – C$135.5 million), drawings under its Revolving Credit Facility of C$256.2 million ($182.2 million) (March 31, 2019 – nil) and had unused availability under its Revolving Credit Facility of C$61.4 million ($43.6 million) (March 31, 2019 – C$313.2 million ($234.6 million)) after taking into account C$27.8 million ($19.7 million) of outstanding letters of credit (March 31, 2019 – C$21.1 million ($15.4 million)).

On November 30, 2018, the Company secured the following debt financing:

•	C$250.0 million in the form of a traditional asset-based revolving credit facility, with a maturity date of November 30, 2023;

•	C$285.0 million in the form of a Secured Term Loan Facility with a maturity date of November 30, 2025;

•	C$73.0 million in the form of a term loan facility with a maturity date of May 30, 2025;

•

a C$60.0 million interest free loan from the Federal Economic Development Agency, through the Advanced Manufacturing Fund. The Company will repay the loan in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028; and

•

a C$60.0 million low interest loan from the Ministry of Energy, Northern Development and Mines. The Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028.

On March 29, 2019, the Company secured an agreement with the Minister of Industry whereby the Company will receive C$15.0 million in the form of a grant and C$15.0 million in the form of an interest free loan through the Federal Strategic Innovation Fund. The Company will repay the interest free loan portion of this funding in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031.

The Revolving Credit Facility, the Secured Term Loan Facility, the Federal AMF Loan, the Provincial MENDM Loan and the Federal SIF Agreement are expected to service, the Company’s principal liquidity needs (to finance working capital, fund capital expenditures and for other general corporate purposes) until the maturity of these facilities.

The Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable plus eligible inventory plus cash. At March 31, 2021, the Company had drawn C$90.1 million ($71.7 million), and there was C$200.8 million ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit. The Company is required to maintain a calculated borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights including the deposit of cash into an account controlled by the agent. As at March 31, 2021, the Company was in compliance with these requirements.

The Company anticipates making, on average, approximately C$50-C$60 million of capital expenditures relating to annual maintenance projects. Furthermore, supported by its agreements with the federal and provincial governments and using the cash expected to be received upon consummation of the Merger, the Company anticipates making significant capital expenditures relating to its modernization and expansion program over the next five years, including the potential for substantial investment in EAF steelmaking as described elsewhere in this prospectus. For further information on these projects, see “Business – Significant Projects Not Yet Generating Revenues”. Further to the capital sources described above, on July 5, 2021, Algoma announced that the Government of Canada has, subject to final documentation, committed up to C$420 million in financial support for Algoma’s proposed EAF transformation. The C$420 million of financial support consists of (i) the SIF Funding, a loan of up to C$200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund and (ii) the CIB Funding, a loan of up to C$220 million from the Canada Infrastructure Bank. It is currently expected that the CIB Funding will be a low-interest loan on commercial terms. Annual repayment of the SIF Funding will be scalable based on Algoma’s GHG performance. The CIB Funding is subject to, and contingent on, the negotiation of definitive documentation. On September 20, 2021, Algoma, Algoma Steel Inc. and the Government of Canada entered into an agreement with respect to the SIF Funding. Algoma’s rights and obligations under the agreement with respect to the SIF Funding, including the availability of borrowings thereunder, are subject to and contingent on Algoma demonstrating its ability to fully fund the EAF transformation, the remainder of which is expected to be funded by the CIB Funding, if available, as well as by the proceeds from the Merger and the PIPE Investment.

The above capital sources and future cash flows from operating activities avail Algoma of substantial financial resources to complete its proposed expansion plans. Algoma’s business generates significant cash flow and Algoma does not anticipate any issues with generating sufficient cash and cash equivalents, both in the short term and the long term, when combined with the cash that is available as a result of the Merger and the PIPE Investment and under the SIF Funding and the CIB Funding, to meet its planned growth or to fund development activities.

Contractual Obligations and Off Balance Sheet Arrangements

The following table presents, at June 30, 2021, the Company’s obligations and commitments to make future payments under contracts and contingent commitments. The following figures assume that the June 30, 2021 Canadian/US dollar exchange rate of US$1.00 = C$0.8068 remains constant throughout the periods indicated.

millions of dollars	Total		Less than 1 year		Year 2		Years 3-5		More than 5 years
Bank indebtedness	C$	—	C$	—	C$	—	C$	—	C$	—
Long-term debt		447.9		15.1		16.7		416.1		—
Long-term governmental loans		135.0		2.5		10.0		60.6		61.9
Purchase obligations		728.2		406.0		128.9		128.9		64.4
Environmental liabilities		81.8		4.2		5.1		13.6		58.9
Lease obligations		1.1		0.4		0.3		0.2		—

Total	C$	1,394.0	C$	428.2	C$	161.0	C$	619.4	C$	185.2

Purchase obligations, which represent the Company’s most significant contractual obligations across the periods indicated above, are comprised of contracts to purchase the raw materials required to manufacture the Company’s products and therefore contribute directly to the Company’s ability to generate revenue. The Company enters into such contracts on an ongoing basis based on its production requirements to secure favorable raw material pricing and consistency of supply. The majority of the Company’s purchase obligations mature in less than one year and are contracted based on the Company’s anticipated production, and the revenue generated from such production is applied to satisfy such purchase obligations.

Off balance sheet arrangements include letters of credit, and operating lease obligations as disclosed above. At June 30, 2021, the Company had C$26.2 million ($21.2 million) (March 31, 2021 – C$27.4 million ($21.8 million)) of outstanding letters of credit.

As discussed above, the Company maintains defined benefit pension plans and other post-employment benefit plans. At June 30, 2021, the Company’s net obligation in respect of its defined benefit pension plans was C$143.8 million (March 31, 2021 – C$170.1 million) and the Company’s obligation in respect of its other post-employment benefits plans was C$305.3 million (March 31, 2021 – C$297.8 million).

If we proceed with the proposed EAF transformation described elsewhere in this prospectus, we would anticipate an approximately thirty month construction period that would be completed by the end of 2024. We estimate that the conversion to EAF steelmaking would cost approximately $500 million, which would be funded by the Green Steel Funding expected to be provided by the Government of Canada, as well as by the proceeds from the Merger and the PIPE Investment. The Green Steel Funding is subject to, and contingent on, the negotiation of definitive documentation and/or the achievement of certain funding milestones. See “Prospectus Summary – Recent Developments.”

The Company’s obligations, commitments and future payments under contract are expected to be financed through cash flow from operations and funds from the Company’s Revolving Credit Facility. Any default in the Company’s ability to meet such commitments and future payments could have a material and adverse effect on the Company. See “Risk Factors – Risks Related to our Business – Our business requires substantial capital investment, capital commitments and maintenance expenditures, which we may have difficulty in meeting and will cause us to incur operating costs” and “Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.”

Related Party Transactions

The Successor entered into a promissory note with its shareholder, Algoma Steel Parent S.C.A. during the year ended March 31, 2020 in the amount of C$1.3 million ($0.9 million) to pay reasonable expenses, liabilities and other obligations. During the year ended March 31, 2021, the Successor further advanced C$1.1 million ($0.8 million) to its shareholder for the same purpose. For the three month period ended June 30, 2021, there were no advances to the Company’s shareholder. The promissory note receivable was initially measured at fair value and subsequently re-measured at amortized cost. At June 30, 2021, the balance of the parent company promissory note receivable was

C$2.1 million ($1.7 million) (March 31, 2021 – C$2.2 million ($1.7 million). Except for the promissory note receivable, there are no other ongoing contractual or other commitments with the Company’s shareholder.

The Predecessor entered into two contracts in the normal course of business with commonly controlled affiliates of its shareholder, ESSAR Steel Limited for cargo handling and shared services. For the eight-month period ended November 30, 2018, these fees totaled C$40.4 million and C$16.0 million, respectively. As a result of the Purchase Transaction disclosed in Note 4 to the Algoma Audited Financial Statements, these contracts were subsequently cancelled and there are no ongoing contractual or other commitments with these parties.

Financial Instruments

The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, parent company promissory note receivable, derivative financial instruments, bank indebtedness, accounts payable and accrued liabilities, long-term debt and long-term governmental loans.

Financial assets and financial liabilities, including derivatives, are recognized when the Company becomes a party to the contractual provisions of the financial instrument or non-financial derivative contract. Financial instruments are disclosed in Note 34 to the Algoma Audited Financial Statements and Note 24 to the Algoma Condensed Interim Consolidated Financial Statements.

Critical Accounting Estimates

As disclosed in Note 4 of the Algoma Audited Financial Statements, the preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the years.

Significant items subject to such estimates and assumptions include the going concern assessment, allowance for doubtful accounts, carrying amount and useful life of property, plant and equipment and intangible assets, defined benefit retirement plans and income tax expense and scientific research and development investment tax credits. Actual results could differ from those estimates.

Going Concern Assessment

The Company continually monitors its ability to continue on a going concern basis. The Company assesses whether there are any indications that an impairment loss may have occurred. In doing so, the Company makes judgments, based on an internally generated short-term cash flow forecast, in concluding that there are no material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern. Judgments and estimates are made in forming assumptions of future activities, future cash flows and timing of those cash flows. Significant assumptions used in preparing the short-term cash flow forecast include, but are not limited to, short-term commodity prices, production volumes, reserves, operating costs, financing costs and development capital. Changes to these assumptions could affect the estimate of the Company’s available liquidity and conclusion as to whether there are material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern.

Allowance for doubtful accounts

Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any.

Useful lives of property, plant and equipment and intangible assets

The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different. The useful life of property, plant and equipment and intangible assets affects the amount of amortization and the net book value disclosed in the Company’s financial statements.

Impairment of property, plant and equipment and intangible assets

Any accounting estimate related to impairment of property, plant and equipment and intangible assets require the Company to make assumptions about future cash flows and discount rates. Further, determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the cash generated unit (“CGU”) to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, realization rates on future steel output, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate weighted average cost of capital. Assumptions about future cash flows require significant judgment because actual operating levels have fluctuated in the past and are expected to do so in the future.

Defined Benefit Retirement Plans

The determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.

Taxation

The Company computes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, (loss) income would be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that alter tax returns filed may require adjustment in the future.

MANAGEMENT

Management and Board of Directors

The following persons serve as our executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Michael McQuade	64	Chief Executive Officer and Director
Rajat Marwah	47	Chief Financial Officer
John Naccarato	54	Vice President Strategy and General Counsel
Robert Dionisi	65	Chief Commercial Officer
Shawn Galey	65	Vice President, Production
Mark Nogalo	57	Vice President, Maintenance and Operating Services
Robert Wesley	65	Vice President Human Resources
Andy Harshaw	66	Director
Andrew E. Schultz	66	Director
David D. Sgro	45	Director
Eric S. Rosenfeld	64	Director
Brian Pratt	69	Director
Mary Anne Bueschkens	60	Director
Gale Rubenstein	68	Director
James Gouin	61	Director

Executive Officers

Michael McQuade, Chief Executive Officer and Director, was appointed Chief Executive Officer of Algoma Steel Inc. in March 2019. Prior to joining Algoma, Mr. McQuade acquired more than 35 years of progressive experience at Stelco Inc. (“Stelco”) – a Canadian steel producer. During his first 25 years at Stelco, he moved through a variety of roles in finance, accounting, operations and sales. In 2007, he was promoted to Vice President, Finance at Stelco and played a critical role in that year’s sale to U.S. Steel. He carried on after the sale as the General Manager, Finance for U.S. Steel Canada, and in 2010 was appointed Chief Financial Officer for U.S. Steel Canada. In his final executive role, as President of Stelco/ U.S. Steel Canada, he led a successful financial restructuring and sale while under CCAA protection, which separated Stelco from U.S. Steel. He retired from Stelco in March 2018. Mr. McQuade holds a bachelor of mathematics degree from the University of Waterloo as well as the CPA, CMA and Chartered Director designations.

Rajat Marwah, Chief Financial Officer, joined Algoma Steel Inc. in 2008 as General Manager of Finance and Cost with accountability for the credit, cost, budget, pricing, planning and financial accounting divisions within his portfolio. He was appointed Vice President Finance in 2012 and became CFO in 2014. Rajat began his career with KPMG and subsequently entered the steel industry with ArcelorMittal as Head of Internal Audit in Romania moving on to become Financial Controller with Arcelor Mittal, Czech Republic. He is a Chartered Accountant with international experience in Romania, Czech Republic and India and holds a Bachelor of Commerce from the Sir Ram College of Commerce in Delhi, India. In his current role Rajat is charged with overall accountability for all finance functions with involvement in sales and procurement.

John Naccarato, Vice President Strategy and General Counsel, has responsibility for developing and enabling the execution of the strategic direction and go-to-market strategies for Algoma Steel Inc. Prior to rejoining Algoma Steel Inc., Mr. Naccarato had acquired 30 years of experience in the steel and engineering sectors at progressive levels of responsibility for market/product development, facilities development, mergers/acquisitions and strategic growth initiatives. He has developed entrepreneurial businesses, and has held previous commercial and legal positions with Dofasco Inc., Algoma Steel Inc. (Director of Market and Product Development), and EVP & General Counsel for Bracknell Corporation. Mr. Naccarato holds a materials engineering degree from the University of Western Ontario, and a law degree from University of Windsor.

Robert Dionisi, Chief Commercial Officer, joined Algoma Steel Inc. in 1979 after graduating from Laurentian University with a Bachelor of Commerce Degree. Prior to moving into his current role as Chief Commercial Officer, he progressed through a number of positions in the company including General Manager for Plate and Shape Product Sales and General Manager of Service Centre and Fabrication Sales and Marketing. He was promoted to Vice President of Essar Steel Sales for the Americas in 2008 and is presently accountable for the company sales and marketing activities and the administration of the Algoma Steel Inc.’s commercial offices located in Canada and the United States. In addition to the commercial activities for Algoma Steel Inc., Robert is accountable for certain activities related to trade as well as outbound logistics and slab purchases. He has worked with and served on several industry institutes over the years including the Metals Service Centre Institute (MSCI), the Canadian Institute of Steel Construction (CISC) and the Supplier Council for the North American Steel Alliance (NASA).

Shawn Galey, Vice President, Production, has held multiple positions at Algoma Steel Inc. over the past 41 years at progressive levels of responsibility spanning superintendent and general manager of cokemaking, ironmaking, direct strip complex and corporate transformation projects. Mr. Galey holds a chemical engineering degree from the Michigan Technological University in Houghton, Michigan.

Mark Nogalo, Vice President, Maintenance & Operating Services, has held a variety of positions at Algoma Steel Inc. over the past 27 years spanning Operations, Engineering, Maintenance and Energy Management. Mr. Nogalo holds a Bachelor of Applied Science Degree in Mechanical Engineering from Queen’s University and a Masters of Business Administration from Lake Superior State University. Mr. Nogalo is a Licensed Professional Engineer in the Province of Ontario and he currently serves as Chair of the Algoma University Board.

Robert Wesley, Vice President Human Resources, comes to Algoma Steel Inc. with over 35 years of Human Resources experience. Most recently Robert was employed by the City of Toronto as a Consultant. Prior to this he had been employed as a Vice President of Human Resources for WoodGreen, served as the Director of Labour Relations for Brewers Distributing Limited (The Beer Store), the Director of Human Resources for Bombardier Aerospace, and as Chief Labour Negotiator for Russell Metals Inc., Mr. Wesley has also served as the Director of Human Resources for Tectrol Inc. and as a Director of Human Resources at Via Rail Canada Ltd, where he began his HR career. Mr. Wesley has an Honours BA in Economics from the University of Toronto.

Directors

Andy Harshaw, Director, earned a Metallurgical Engineering degree at McMaster University in 1987, and subsequently joined Dofasco as an entry-level Research Engineer. Over the ensuing years, he grew to ever more senior roles within the Dofasco organization. In 2004, he was named Works Manager and in 2005 was promoted to Vice President, Manufacturing. He stayed with Dofasco through its sale to Arcelor and ultimate transition to ArcelorMittal. In 2008, he took on responsibilities at ArcelorMittal in Burns Harbor, Indiana as the Vice President, Operations. In this role, he managed all operations including technology, safety and quality for all flat rolled and plate operations. He was ArcelorMittal’s Chief Executive Officer when he retired from full-time executive work in December 2016.

Andrew E. Schultz, Director, has had a varied career, applying an operational, legal and financial background to a wide range of businesses. He joined Holding Capital Group in 1999, a private equity firm focusing on under-performing middle market companies. His experience includes senior management positions at several companies and as general counsel to Greenwich Hospital and its board in Greenwich, CT, where, in addition to legal responsibilities (including leading the merger with Yale-New Haven Health System), was project executive for a $100 million expansion and new construction program. He has also practiced corporate, health care and administrative law. For the past 10 years, Mr. Schultz has served as an independent director for a variety of restructured companies (including publicly listed) across a wide range of industries, including Niagara LaSalle Steel. Additionally, he has been an advisor and consultant to numerous boards and companies, specializing in distressed or underperforming assets with a focus on value maximizing and out-of-court solutions. Mr. Schultz completed his undergraduate and graduate work in economics and in geography at Clark University, in Worcester, MA, and received his law degree from Fordham University in New York, NY.

David D. Sgro, Director, previously served as Legato’s chief executive officer and a member of Legato’s board of directors from Legato’s formation. He has served as Chief Operating Officer of Allegro Merger Corp. since August 2017 and its chairman of the board since April 2018 and served as its Chief Financial Officer from November 2017 until April 2018. Mr. Sgro served as Harmony Merger Corp.’s chief operating officer and secretary since its inception in May 2014 until its merger with NextDecade in July 2017 and as a director from May 2014 to August 2016 and then again from its merger with NextDecade until June 2018. Mr. Sgro has been a Senior Managing Director of Crescendo Partners, L.P. since December 2014, and has held numerous positions with Crescendo Partners since December 2005. Mr. Sgro has served as the director of research for Jamarant Capital, L.P., a private investment partnership, since January 2016. Mr. Sgro has served as a director of Pangaea Logistics Solutions, a Nasdaq-listed drybulk shipping logistics company, since 2015, and currently serves as the chairman of the audit committee. Mr. Sgro also currently serves as chairman of the board of Hill International Inc., a NYSE listed construction project management firm. Mr. Sgro served on the boards of BSM Technologies, Inc., a TSX listed GPS enabled fleet management service provider from June 2016 until its sale to Geotab in June 2019; Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 until its sale to Amdocs in August 2011; Imvescor Restaurant Group, a TSX listed restaurant franchisor, from March 2016 until its sale to MYR Group in March 2018; and COM DEV International Ltd., a global designer and manufacturer of space hardware from April 2013 to February 2016. In 2001, Mr. Sgro became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at Columbia Business School and an adjunct faculty member of The College of New Jersey.

Eric S. Rosenfeld, Director, previously served as Legato’s chief SPAC officer from Legato’s formation. Since August 2017, he has served as chief executive officer of Allegro and served as chairman of the board from August 2017 until April 2018. From May 2014 until its merger with NextDecade in July 2017, Mr. Rosenfeld served as the chairman of the board and chief executive officer of Harmony and served as a member of the board of NextDecade from that time until June 2020. Mr. Rosenfeld served as Quartet’s chairman of the board and chief executive officer from its inception in April 2013 until its merger with Pangea in October 2014, and has served as a director of Pangaea since such time. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. Since November 2018, Mr. Rosenfeld has served as chairman emeritus of CPI Aerostructures, Inc. an NYSE American-listed company engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. He became a director of CPI in April 2003 and served as chairman from January 2005 until November 2018. Mr. Rosenfeld has also served on the board of Primo Water Corp. (formerly Cott Corporation), a NYSE- and TSX-listed beverage company, since June 2008 and is currently the Lead Independent Director. Mr. Rosenfeld has served as a board member of Aecon Group Inc., a TSX listed provider of construction and infrastructure development services, since June 2017. Mr. Rosenfeld served as a board member of Canaccord Genuity Group Inc, a TSX listed investment bank, from August 2020 until March 2021. From December 2012 until December 2019, Mr. Rosenfeld served as a board member of Absolute Software Corporation, a TSX listed provider of security and management for computers and ultra-portable devices. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and Tulane Law School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC.

Brian Pratt, Director, previously served as a member of Legato’s board of directors and non-executive chairman of the board since August 2020. Mr. Pratt served as Chairman of Primoris Services Corp from July 2008 until May 2019 and as a Director from July 2008 to February 2020. He served as Primoris’ President and Chief Executive Officer from July 2008 to July 31, 2015. Mr. Pratt has been managing his personal investments since leaving Primoris. From 1983 through July 2015, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor entity, ARB, Inc. Mr. Pratt has over 35 years of hands-on operations and management experience in the construction industry.

Mary Anne Bueschkens, Director, is a globally experienced business executive, attorney and board member. She has held progressive roles as General Counsel, President, CEO and Vice-Chair of the Board of Directors and member of the Nominating and Governance Committee of ABC Technologies Inc., a TSX-listed global Tier One automotive parts supplier, in addition to serving as a Board and Audit Committee Member of ACPS, a leading European automotive parts supplier. She was previously a tax partner with a leading Canadian law firm where she was the Head of the National Tax Group and on the Executive Management Committee. Ms. Bueschkens is a member of the Board of Governors of the Royal Ontario Museum and its Nominating and Governance Committee, and a member of the Original Equipment Suppliers Association. She completed her undergraduate and graduate studies in sciences and business at the University of Windsor (B.Sc., B.Comm and MBA) and her law degree at Osgoode Hall Law School, York University (JD Law). She also is a holder of the Institute of Corporate Directors Director designation (ICD.D) from the Rotman School of Business Management, Toronto.

Gale Rubenstein, Director, is an experienced board director with deep expertise in corporate pensions and regulatory matters, corporate governance, restructuring and crisis management. She has spent the last 40 years of her career with Goodmans LLP, including as a partner since 1986. Ms. Rubenstein’s board experience includes the University Pension Plan Ontario – Inaugural Chair Board of Trustees since 2019, board member of Hydro One from 2007-2018, and board member of the Canadian Lawyers Liability Assurance Society from 1990-2012. She was also a member of the Executive Committee and the Partners Compensation Committee at Goodmans LLP. Ms. Rubenstein is a member of the Law Society of Ontario and the Canadian Bar Association. She received her LL. B. from Osgoode Hall Law School.

James Gouin, Director, served as President, Chief Executive Officer, and a member of the board of directors of Tower International, Inc. (“Tower”), a global manufacturer of engineered automotive products from 2017 until the sale of Tower in 2019. Mr. Gouin served as President of Tower during 2016 after joining the company in November 2007 as Executive Vice President and Chief Financial Officer. Prior to Tower, Mr. Gouin served as a Senior Managing Director of the corporate finance practice of FTI Consulting, Inc. (“FTI”), a business advisory firm. Before joining FTI, Mr. Gouin spent 28 years at Ford Motor Company in a variety of senior positions, including as Vice President, Finance and Global Corporate Controller from 2003 to 2006 and as Vice President of Finance, Strategy and Business Development of Ford Motor Company’s International Operations from 2006 to 2007. Mr. Gouin also served on the Board of Trustees of the University of Detroit Mercy until October 2017, and the Board of Vista Maria, a non-profit corporation, until 2019. Since 2015, he has served on the board, the Audit Committee, and the Compensation and Human Capital Committee of Exterran Corporation, an upstream oil, gas, and water solution company. Mr. Gouin received a B.B.A. from the Detroit Institute of Technology and an M.B.A. from the University of Detroit Mercy.

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of the directors or executive officers of Algoma, is, as at the date of this prospectus, or has been within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company that (a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.

Other than as set out below, none of the directors or executive officers of Algoma, and to the best of Algoma’s knowledge, no shareholder holding a sufficient number of securities to affect materially the control of Algoma, (a) is, as at the date of this prospectus, or has been within the 10 years before the date hereof, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the 10 years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Each of Rajat Marwah, Mark Nogalo and Robert Dionisi served as an officer of Old Steelco during the period before and after Old Steelco filed for creditor protection in connection with a comprehensive restructuring under the CCAA in Canada and under Chapter 15 of Title 11 of the United States Bankruptcy Code in the United States on November 9, 2015. The sale and investment solicitation process was launched on February 11, 2016. On November 30, 2018, Old Steelco concluded the restructuring by way of the acquisition of substantially all of its operating assets and liabilities by Algoma Steel Inc. pursuant to a restructuring support agreement.

Michael McQuade served as an officer of Stelco, formerly U.S. Steel Canada Inc., during the period before and after Stelco filed for creditor protection under the CCAA in Canada on September 16, 2014. The sale and investment solicitation process for Stelco to market its business and assets for sale or recapitalization was approved on January 12, 2016. On June 30, 2017, Stelco emerged from CCAA proceedings through the implementation of a CCAA plan, pursuant to which Bedrock Industries L.P. indirectly acquired substantially all of Stelco’s operating assets and business on a going concern basis through acquisition of all of the outstanding shares of Stelco.

None of the directors or executive officers of Algoma, and to the best of Algoma’s knowledge, no shareholder holding a sufficient number of securities to affect materially the control of Algoma, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Arrangements for Election of Directors and Members of Management

In connection with the Merger, Algoma increased the size of its board of directors to nine members, of which three were appointed by Legato (Eric S. Rosenfeld, David D. Sgro, and Brian Pratt) and six were appointed by Algoma (Andrew Harshaw, Andrew Schultz and Michael McQuade, new directors Mary Anne Bueschkens, Gale Rubenstein, and James Gouin). Algoma is engaged in a process to appoint a tenth director. In addition, on the Closing Date, Algoma and the IRA Parties entered into the Investor Rights Agreement. The Investor Rights Agreement provides for, among other things, that certain IRA Parties that previously had board designation rights with respect to Algoma Steel Holdings Inc. have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Common Shares (which percentage assumes that all of the Common Shares issuable pursuant to the Earnout Rights are issued).

Corporate Governance Practices

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we are permitted to comply with corporate governance practices under certain corporate and securities laws of British Columbia and the rules of the TSX (collectively, “Home Country Practice”) instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we do not follow and the equivalent Home Country Practice that we will comply with instead.

We rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings. Under Nasdaq corporate governance rules, a quorum would require the presence, in person or by proxy, of holders of at least 33 1/3% of the total issued outstanding voting power of our shares at each general meeting of shareholders. Pursuant to our Restated Articles and as permitted under the BCA, the quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. In addition, under Nasdaq corporate governance rules, an issuer is required, in certain circumstances, to obtain shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings. We do not follow this Nasdaq corporate governance rule and instead follow Home Country Practice, which has different requirements for shareholder approval (including, in certain instances, not requiring any shareholder approval) in connection with issuances of securities in the circumstances listed above. We otherwise comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.

The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy 58-201 – Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. Algoma recognizes that good corporate governance plays an important role in its overall success and in enhancing shareholder value and, accordingly, Algoma has adopted certain corporate governance policies and practices which reflect its consideration of the recommended Corporate Governance Guidelines. The disclosure set out below includes disclosure required by NI 58-101 describing Algoma’s approach to corporate governance in relation to the Corporate Governance Guidelines.

Board of Directors

Election and Appointment of Directors

Under the Restated Articles, Algoma’s board is to consist of a minimum of three and a maximum of 20 directors. The Restated Articles do not provide for the board of directors to be divided into classes.

Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.

Orientation and Continuing Education

The board of directors provides newly elected directors with an orientation program to educate them on the Company, their roles and responsibilities on the board of directors and its committees, the contribution that an individual director is expected to make, as well as the Company’s internal controls, financial reporting and accounting practices. In addition, directors will, from time to time, as required, receive: (a) training to increase their skills and abilities, as it relates to their duties and their responsibilities on the board; and (b) continuing education about the Company to maintain a current understanding of the Company’s business, including its operations, internal controls, financial reporting and accounting practices. In addition, the chair of each committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Director Term Limits or Other Automatic Mechanisms of Board Renewal

Our board of directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, our nominating and governance committee will seek to maintain the composition of our board of directors in a way that provides, in the judgment of our board, the best mix of skills and experience to provide for our overall stewardship. Our nominating and governance committee is also expected to conduct a process for the assessment of our board, each committee and each director regarding such director’s or committee’s effectiveness and performance, and to report evaluation results to our board.

Removal of Directors

Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.

The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Proceedings of Board of Directors

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

For purposes of managing any potential conflicts of interest, a director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the BCA regarding conflicts of interest.

Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Algoma or an organization of which Algoma is a shareholder or creditor if such individual serves such organization at our request. Legato has also entered into indemnification agreements with each of its directors and officers. Such indemnification obligations survive the Merger.

Director Independence

The board of directors shall be constituted with a majority of individuals who qualify as “independent” (as defined in NI 58-101 and within the meaning of applicable Nasdaq and SEC rules), provided, however, that if at any time a majority of the directors are not independent because of the death, resignation, bankruptcy, adjudicated incompetence, removal or change in circumstance of any director who was an independent director, this requirement shall not be applicable for a period of 60 days thereafter, during which time the remaining directors shall appoint a sufficient number of directors who qualify as “independent” to comply with this requirement. Pursuant to applicable rules, an independent director is one who has no direct or indirect relationship with the Company that could, in the view of the board of directors, be reasonably expected to interfere with a director’s independent judgment.

Our board of directors has determined that Messrs. Harshaw, the chair of the board, Schultz, Sgro, Rosenfeld Pratt, Gouin, and Bueschkens and Rubenstein are independent directors as defined in the Nasdaq corporate governance rules and National Instrument 52-110 – Audit Committees (“NI 52-110”). Mr. McQuade is considered non-independent due to the fact that he acts as Chief Executive Officer of Algoma.

Given the size and structure of the board of directors, we believe it will be able to facilitate independent judgment in carrying out its responsibilities and will continue to do so following Closing. The board of directors may meet periodically without management and any non-independent directors present to ensure that it functions independently of management. At each board meeting, unless otherwise determined by the board of directors, an in-camera meeting of independent directors will take place. Further, while certain members of senior management may attend board meetings to provide information and opinion to assist the directors in their deliberations, in order to enhance independent judgement, management attendees who are not directors will be excused for any agenda items that are reserved for discussion among directors only.

Position Descriptions

Our board of directors has developed and adopted written position descriptions for the chair of the board, the chair of each board committee and the CEO. The primary functions of the chair of the board and the chair of each board committee will be to manage the affairs of the board or of such relevant committee, including ensuring the board or such committee is organized properly, functions effectively and meets its obligations and responsibilities. Each committee shall have a chairperson that will conduct the affairs of the applicable committee in accordance with the charter of such committee. The primary functions of the of the CEO will be to develop the Company’s strategic plans and policies and recommending such plans and policies to the board, provide executive leadership, oversee a comprehensive operational planning and budgeting process, supervise day-to-day management, report relevant matters to the board, facilitate communications between the board and the senior management team, and identify business risks and opportunities and manage them accordingly.

Succession Planning

The board of directors considers succession planning and professional development to be an integral part of Algoma’s long-term strategy. The purpose of the board’s succession planning process is to identify and develop internal leadership candidates and also to identify external leadership candidates for top executive roles, including with the assistance of external search firms. The board regularly discusses succession planning and reviews senior management succession and development plans with our Chief Executive Officer and our Chief Executive Officer presents to the board of directors his evaluations and recommendation of future candidates for senior leadership roles, including the Chief Executive Officer position, and potential succession timing for those positions.

Our current Chief Executive Officer, Mr. McQuade, joined the board of directors of Algoma Steel Inc. following the restructuring of the company under CCAA. Mr. McQuade became Chief Executive of Algoma Steel Inc. in March 2019 following the termination of the previous Chief Executive Officer. Mr. McQuade has informed the Algoma Steel Inc. board of directors that, while he is pleased to continue serving as a director of Algoma, he is considering retiring from the Chief Executive Officer position in the next 12 months. Mr. McQuade has committed to remain as Chief Executive Officer until a successor is identified, and will remain as Chief Executive Officer of Algoma to commence the EAF transformation process, and thereafter it is expected that he will continue to serve as a director of Algoma. The Algoma board of directors has retained an internationally recognized search firm to assist the board in hiring a successor to Mr. McQuade with a current intention that a new CEO candidate will be identified by the end of 2021.

Audit and Risk Management Committee

Listing Requirements

We will maintain an audit and risk management committee consisting of a minimum of three and a maximum of five independent directors.

Our audit and risk management committee consists of Messrs. Schultz, Harshaw, Sgro and Gouin. Mr. Schultz serves as the chairperson of the committee. Our board of directors has determined that each member of our audit and risk management committee will be independent within the meaning of the Nasdaq corporate governance rules, NI 52-110 and the Exchange Act, and free from any relationship that, in the view of the board of directors, could be reasonably expected to interfere with the exercise of his independent judgment as a member of the committee.

Each member of the audit and risk management committee has direct experience relevant to the performance of his responsibilities as an audit and risk management committee member. All members of our audit and risk management committee are financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements). In addition, one member of the audit and risk management committee is required to have accounting or related financial management expertise, qualifying as an audit committee financial expert as defined by the SEC rules, which our board of directors has determined is Mr. Schultz.

Audit and Risk Management Committee Role

Our board of directors has adopted an audit and risk management committee charter setting forth the responsibilities of the committee, which are consistent with the BCA, NI 52-110, the SEC rules, and the Nasdaq corporate governance rules. These responsibilities include:

•

reviewing, approving and recommending for board approval the Company’s financial statements, including any certification, report, opinion or review rendered by the external auditor, the annual information form, and the related management’s discussion and analysis and press release;

•	receiving periodically management reports assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•

reviewing and making recommendations to the board in respect of the mandate of the Company’s disclosure committee and reviewing the disclosure committee’s quarterly reports pertaining to its activities for the previous quarter;

•	preparing all disclosure and reports as may be required to be prepared by the committee by any applicable law, regulation, rule or listing standard;

•

reviewing material prepared by management regarding the Company’s financial strategy considering current and future capital and operating plans and budgets, the Company’s capital structure, including debt and equity components, current and expected financial leverage, interest rate and foreign currency exposures and in the committee’s discretion, making recommendations to the board;

•	reviewing management’s process to identify, monitor and manage the significant risks associated with the activities of the Company, as well as the steps taken by management to report such risks;

•	reviewing the effectiveness of the internal control systems for monitoring compliance with applicable laws and regulations;

•

assessing the qualifications and independence of the external auditor and being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management of the Company and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

obtaining and reviewing a report, at least annually, from the external auditor describing (a) the external auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

reviewing the scope, plan and results of the external auditor’s audit and reviews, including the auditor’s engagement letter, the post-audit management letter, if any, and the form of the audit report, and reviewing the scope and plan of the work to be done by the internal audit group and the responsibilities, budget, audit plan, activities, organizational structure and staffing of the internal audit group as needed;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

identifying and informing the board of matters that may significantly impact on the financial condition or affairs of the business, including irregularities in the Company’s business administration, and, where applicable, suggesting corrective measures to the board;

•	reviewing the quality and integrity of the Company’s financial reporting processes, both internal and external, in consultation with the external auditor;

•

developing and recommending to the board for approval policies and procedures for the review, approval or ratification of related party transactions, overseeing the implementation of and compliance with the such policies regarding related party transactions and reviewing and approving all related party transactions required to be disclosed pursuant to applicable rules prior to us entering into such transactions;

•

reviewing with management, the external auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters as the committee or the board deems necessary or appropriate, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by applicable accounting boards, the SEC or other regulatory authorities;

•

establishing and overseeing the effectiveness of procedures for the receipt, retention and treatment of complaints received by the Company relating to accounting, auditing matters, internal accounting controls or the management of our business under the Company’s whistleblower policy, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	performing any other activities as the Committee or the board deems necessary or appropriate.

Compensation Committee

Listing Requirements

We maintain a compensation committee consisting of at least three independent directors.

Our compensation committee consists of three directors, each of whom is independent within the meaning of the Nasdaq corporate governance rules, the Corporate Governance Guidelines and the Exchange Act (collectively, the “Applicable Rules”), and each of whom satisfies any additional compensation committee membership requirements of the Applicable Rules. The members of our compensation committee are Messrs. Schultz, Gouin and Pratt. Mr. Schultz serves as the chairperson of the committee. In affirmatively determining the independence of any director who serves on the compensation committee, the board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Each member of the compensation committee has direct experience relevant to his responsibilities in executive compensation.

Compensation Committee Role

Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and include:

•	reviewing and making recommendations to the board with respect to the compensation of directors of the Company;

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reviewing and making recommendations to the board with respect to the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;

•

reviewing and making recommendations to the board with respect to the compensation of the Chief Executive Officer and, based on the recommendation of the Chief Executive Officer, the other members of the executive management group, including salary, incentive compensation plans, equity-based plans, the terms of any employment agreements, severance arrangements and change of control arrangements or provisions, and any special or supplemental benefits;

•	recommending awards under the incentive compensation and equity-based compensation plans of the Company; and

•

from time to time, as appropriate, reviewing the Company’s policies on salary administration, pay and employment equity, basic incentive and total cash compensation, retirement benefits, and long-term incentives and recommending changes to the board if appropriate.

Nominating and Governance Committee

We maintain a nominating and governance committee consisting of at least three independent directors.

Our nominating and governance committee consists of three directors, each of whom is independent within the meaning of the Applicable Rules, and each of whom satisfies any additional nominating and governance committee membership requirements of the Applicable Rules. The members of our nominating and governance committee are Gale Rubenstein, Eric Rosenfeld and Mary Anne Bueschkens. Ms. Rubenstein serves as the chairperson of the committee.

Our board of directors has adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and include:

•	reporting to the chair of the board with an assessment of the board’s and management’s performance;

•

considering recommendations from the Chief Executive Officer concerning the hiring and termination of senior executives, and ensure that the Chief Executive Officer engages senior management with the necessary skills, knowledge, and experience to manage the Company’s affairs in a sound and responsible manner;

•

seeking individuals qualified (in the context of the needs of the Company, any formal criteria established by the board and any obligations under the Company’s contractual arrangements) to become members of the board for recommendation to the board;

•

reviewing the competencies, skills and personal qualities required of board members, as a whole, in light of relevant factors, including (i) the objective of adding value to the Company in light of the opportunities and risks facing the Company and the Company’s proposed strategies; (ii) the need to ensure, to the greatest extent possible, that a majority of the board is comprised of individuals who meet the independence requirements of the applicable regulatory, stock exchange and securities law requirements or other guidelines; and (iii) any policies of the board with respect to board member diversity, tenure, retirement and succession and board member commitments; and

•	reviewing the appropriateness of the governance practices of the Company and recommending any proposed changes to the board for approval.

Disclosure Committee

We maintain a disclosure committee consisting of the Company’s Chief Executive Officer (Michael McQuade), Chief Financial Officer (Rajat Marwah), Vice President – Strategy & General Counsel (John Naccarato), and such other members of senior management of the Company as the board of directors may from time to time determine. Our board of directors has adopted a disclosure committee charter setting forth the responsibilities of the committee, which include:

•	assisting the board, the audit and risk management committee, and senior management in designing, implementing and periodically evaluating the Company’s disclosure controls and procedures;

•

ensuring that information required to be disclosed by the Company is made known to the committee by others within the Company and recorded, processed, summarized, and reported within the time periods specified in the rules and forms for Canadian and U.S. securities regulatory authorities, as applicable;

•	reviewing all public disclosures of the Company, including, but not limited to, annual and quarterly reports, proxy circulars, news releases, presentations, and website content; and

•

evaluating the accuracy, completeness, materiality, timeliness and consistency of the Company’s public disclosure and advising the board, the audit and risk management committee and senior management with respect to same.

Code of Business Conduct and Ethics

Algoma has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of its directors, managers, officers and employees of the Company and its subsidiaries. The Code of Conduct sets out Algoma’s fundamental values and standards of behavior that are expected from Algoma’s directors, managers, officers and employees with respect to all aspects of our business. The objective of the Code of Conduct is to provide guidelines for maintaining Algoma’s integrity, reputation, honesty, objectivity and impartiality with a goal of honoring others’ trust in Algoma at all times. The Code of Conduct sets out guidance with respect to, among others, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, competition and fair dealing with third parties, compliance with laws and reporting of any illegal or unethical behavior.

Algoma’s audit and risk management committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to the board of directors for consideration. The audit and risk management committee will also assist Algoma’s board with the monitoring of compliance with the Code of Conduct, and will be responsible for considering any waivers of the Code of Conduct (other than waivers applicable to Algoma’s directors or executive officers, which shall be subject to review by the board of directors as a whole).

A copy of the Code of Conduct is available on Algoma’s website.

Diversity

Algoma recognizes the importance and benefit of having a board of directors and senior management composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors. In support of this goal, the nominating and governance committee will, when identifying candidates to nominate for election to Algoma’s board of directors or appoint as senior management or in its review of senior management succession planning and talent management:

•

consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to Algoma’s current and future plans and objectives, as well as anticipated regulatory and market developments;

•	consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions;

•

consider the level of representation of women on its board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to Algoma’s board or for appointment as senior management and in general with regard to succession planning for Algoma’s board and senior management; and

•

as required, engage qualified independent external advisors to assist Algoma’s board of directors in conducting its search for candidates that meet the board of directors’ criteria regarding skills, experience and diversity.

Algoma does not expect to adopt a written policy regarding the identification and nomination of women directors, or formal targets regarding the number of women on Algoma’s board of directors or in executive officer positions, because it believes the nominating and governance committee and management will generally identify, evaluate and recommend candidates that, as a whole, consist of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity, including gender diversity, into account. Algoma currently has two women on its board of directors and no women as executive officers.

EXECUTIVE COMPENSATION

Overview

The following discussion provides an overview of the expected significant elements of the compensation program for Algoma’s CEO – Michael McQuade, CFO – Rajat Marwah and three most highly compensated executive officers, other than Mr. McQuade and Mr. Marwah, who serve as executive officers for the fiscal year ending March 31, 2022 – John Naccarato (VP – Strategy & General Counsel), Mark Nogalo (VP – Maintenance & Operating Services) and Robert Dionisi (Chief Commercial Officer). Collectively, these individuals are referred to in this prospectus as Algoma’s “Named Executive Officers.”

To succeed in the North American steel industry and to achieve its business and financial objectives, Algoma needs to attract, retain and motivate a highly talented team of executive officers. Algoma’s compensation philosophy is designed to align the compensation provided to its executives, including the Named Executive Officers, with the achievement of business objectives, while also enabling Algoma to attract, motivate and retain individuals who contribute to Algoma’s long-term success. In addition, as Algoma transitions from being a privately-held company to a publicly-traded company, it will continue to evaluate its philosophy and compensation program as circumstances require and plans to continue to review compensation on an annual basis. As part of this review process, Algoma expects to be guided by the philosophy and objectives outlined above, as well as other factors that may become relevant, such as the cost to Algoma if it were required to find a replacement for a key employee.

We offer the Named Executive Officers cash compensation in the form of base salary and, in some cases, an annual performance bonus and awards issued under the Omnibus Incentive Plan. Algoma has adopted the Omnibus Incentive Plan for senior employees such as the Named Executive Officers, allocating 5% of outstanding Common Shares as of Closing of the Merger on a fully-diluted basis for issuance thereunder.

Compensation-Setting Process

Algoma’s compensation committee is responsible for recommending to our board of directors for its approval a compensation policy, as well as other compensation policies, and recommending to our board of directors any amendments or modifications thereto that the committee deems appropriate. The compensation committee is be responsible for reviewing and approving the granting of incentive awards to the Named Executive Officers and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of the Named Executive Officers and other executive officers, including evaluating their performance in light of such goals and objectives. In addition, the compensation committee is responsible for administering equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans. See “Management – Compensation Committee.”

Components of Compensation

The Merger, the compensation of the Named Executive Officers includes three major elements: (i) base salary, (ii) short-term incentives, consisting of an annual bonus, and (iii) long-term equity incentives. The Named Executive Officers are eligible to participate in benefits available generally to salaried employees, including benefits under Algoma’s health and welfare plans and arrangements, and vacation pay or other benefits under Algoma’s medical insurance plan. Additionally, certain of the Named Executive Officers are entitled to receive benefits under the Company’s defined benefit pension plan. Perquisites and benefits are not significant elements of compensation for the Named Executive Officers.

Base Salaries and Annual Incentive Bonuses

Annual base salaries are intended to provide a fixed component of compensation to the Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for the Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Algoma intends for any adjustments to base salaries to be determined annually and may increase base salaries based on factors such as the Named Executive Officer’s success in meeting or exceeding individual objectives and an assessment of the competitiveness of the then-current compensation. Additionally, Algoma may choose to adjust base salaries as warranted throughout the year to reflect promotions or other changes in the scope or breadth of a Named Executive Officer’s role or responsibilities, as well as to maintain market competitiveness.

In accordance with the terms of their respective employment agreements, certain of Algoma’s Named Executive Officers and other executive officers are eligible to receive discretionary annual bonuses based on individual performance, company performance or otherwise as may be determined by Algoma’s board of directors from time to time.

Equity Incentive Plan

We believe that equity-based compensation awards will align Algoma’s interests and those of its shareholders with those of its employees, including the Named Executive Officers, and motivate such recipients to achieve strategic business and financial objectives. The principal features of Algoma’s Omnibus Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the actual text of the plans evidencing the applicable awards, which is filed as an exhibit to the registration statement this prospectus is a part, as well as the grant agreements evidencing the applicable awards.

Omnibus Incentive Plan

We adopted the Omnibus Incentive Plan, allocating 5% of outstanding Common Shares as of Closing on a fully-diluted basis for issuance thereunder.

Purpose

The purpose of the Omnibus Incentive Plan is to, among other things: (a) provide the Company with a mechanism to attract, retain and motivate qualified directors, officers, employees and consultants of the Company, including its subsidiaries; (b) reward directors, officers, employees and consultants that have been granted awards under the Omnibus Incentive Plan for their contributions toward the long-term goals and success of the Company; and (c) enable and encourage such directors, officers, employees and consultants to acquire Common Shares as long-term investments and proprietary interests in the Company.

Administration of the Omnibus Incentive Plan

The Plan Administrator (as defined in the Omnibus Incentive Plan) is determined by the board of directors of the Company, and will initially be the Compensation Committee. The Omnibus Incentive Plan may in the future be administered by the board of directors itself or delegated to another committee of the board of directors. The Plan Administrator will determine which directors, officers, consultants and employees are eligible to receive awards under the Omnibus Incentive Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the exercise price of any award, whether restrictions or limitations are to be imposed on the Common Shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan Administrator may determine.

In addition, the Plan Administrator shall interpret the Omnibus Incentive Plan and may adopt administrative rules, regulations, procedures and guidelines governing the Omnibus Incentive Plan or any awards granted under the Omnibus Incentive Plan as it deems appropriate.

Eligibility

All directors, officers, consultants and employees of the Company are eligible to participate in the Omnibus Incentive Plan. The extent to which any such individual is entitled to receive a grant of an award pursuant to the Omnibus Incentive Plan will be determined in the discretion of the Plan Administrator.

Types of Awards

Awards of options, RSUs, PSUs and DSUs may be made under the Omnibus Incentive Plan. All of the awards described below will be subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Incentive Plan, and will generally be evidenced by an award agreement. In addition, subject to the limitations provided in the Omnibus Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any condition imposed with respect to awards or Common Shares issued pursuant to awards.

Options

An option entitles a holder thereof to purchase a prescribed number of Common Shares at an exercise price set at the time of the grant. The Plan Administrator will establish the exercise price at the time each option is granted, which exercise price must in all cases be not less than the Market Price (as defined in the Omnibus Incentive Plan) on the date of grant. Subject to any accelerated termination as set forth in the Omnibus Incentive Plan, each option expires on its respective expiry date. The Plan Administrator has the authority to determine the vesting terms applicable to grants of options. Once an option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, award agreement or other written agreement between the Company or a subsidiary of the Company and the participant. The Plan Administrator will have the right to accelerate the date upon which any option becomes exercisable. The Plan Administrator may provide at the time of granting an option that the exercise of that option is subject to restrictions, in addition to those specified in the Omnibus Incentive Plan, such as vesting conditions relating to the attainment of specified performance goals.

Unless otherwise specified by the Plan Administrator at the time of granting an option and set forth in the particular award agreement, an exercise notice must be accompanied by payment of the exercise price. A participant may, in lieu of exercising an option pursuant to an exercise notice, elect to surrender such option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to (i) the Market Price of the Common Shares issuable on the exercise of such option (or portion thereof) as of the date such option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the option (or portion thereof) surrendered relating to such Common Shares (the “In-the-Money Amount”) by written notice to the Company indicating the number of options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Omnibus Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the participant such number of Common Shares having an aggregate fair market value equal to the In-the-Money Amount. Any options surrendered in connection with a Cashless Exercise will not be added back to the number of Common Shares reserved for issuance under the Omnibus Incentive Plan.

Restricted Share Units

A RSU is a unit equivalent in value to a Common Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Common Share (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “RSU Service Year”).

The number of RSUs (including fractional RSUs) granted at any particular time under the Omnibus Incentive Plan will be calculated by dividing (a) the amount of any bonus or similar payment that is to be paid in RSUs (including the elected amount, as applicable), as determined by the Plan Administrator, by (b) the greater of (i) the Market Price of a Common Share on the date of grant and (ii) such amount as determined by the Plan Administrator in its sole discretion. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with the Code, to the extent applicable.

Upon settlement, holders will receive (a) one fully paid and non-assessable Common Share in respect of each vested RSU, (b) a cash payment or (c) a combination of Common Shares and cash, in each case as determined by the Plan Administrator. Any such cash payments made by the Company shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Common Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any RSU shall occur, and no Common Share shall be issued or cash payment shall be made in respect of any RSU any later than the final business day of the third calendar year following the applicable RSU Service Year.

Performance Share Units

A PSU is a unit equivalent in value to a Common Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Common Share (or the value thereof) for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the termination of a participant’s employment and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable award agreement. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “PSU Service Year”).

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs. Upon settlement, holders will receive (a) one fully paid and non-assessable Common Share in respect of each vested PSU, (b) a cash payment, or (c) a combination of Common Shares and cash, in each case as determined by the Plan Administrator in its discretion. Any such cash payments made by the Company to a participant shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Common Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any PSU shall occur, and no Common Share shall be issued or cash payment shall be made in respect of any PSU any later than the final business day of the third calendar year following the applicable PSU Service Year.

Deferred Share Units

A DSU is a unit equivalent in value to a Common Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Common Share, the cash value thereof, or a combination of Common Shares and cash (as determined by the Plan Administrator in its sole discretion) for each DSU on a future date. The board of directors may fix from time to time a portion of the total compensation (including annual retainer) paid by the Company to a director in a calendar year for service on the board of directors (the “Director Fees”) that is to be payable in the form of DSUs. In addition, each director will be given, subject to the provisions of the Omnibus Incentive Plan, the right to elect to receive a portion of the cash Director Fees owing to them in the form of DSUs.

Except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant. The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing (a) the amount of any Director Fees that are paid in DSUs (including any elected amount), by (b) the Market Price of a Common Share on the date of grant. Upon settlement, holders will receive (a) one fully paid and non-assessable Common Share in respect of each vested DSU, (b) a cash payment, or (c) a combination of Common Shares and cash as contemplated by (a) and (b) above, as determined by the Plan Administrator in its sole discretion. Any cash payments made under the Omnibus Incentive Plan by the Company to a participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Common Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, the settlement date shall be no earlier than the date on which the participant ceases to be a director (and, if such participant is also a non-director employee of the Company or one of its subsidiaries, the date on which the participant ceases to be such an employee) and no later than the last business day of the immediately following calendar year.

Insider Participation Limit

The Omnibus Incentive Plan will provide that the aggregate number of Common Shares (a) issuable to insiders at any time (under all of the Company’s security-based compensation arrangements) cannot exceed 5% of the Company’s issued and outstanding Common Shares (on a fully-diluted basis) and (b) issued to insiders within any one-year period (under all of the Company’s security-based compensation arrangements) cannot exceed 5% of the Company’s issued and outstanding Common Shares.

Furthermore, the Omnibus Incentive Plan will provide that within any one financial year of the Company, the aggregate fair market value on the date of grant of all awards granted to any one non-employee director under all of the

Company’s security-based compensation arrangements shall not exceed $150,000 (with no more than $100,000 in options), provided that such limits shall not apply to (i) awards taken in lieu of any cash retainer or other Director Fees, or (ii) a one-time initial grant to a non-employee director upon such director joining the board of directors.

Dividend Equivalents

RSUs, PSUs and DSUs shall be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, as applicable. Dividend equivalents shall vest in proportion to, and settle in the same manner as, the awards to which they relate. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Common Share by the number of RSUs, PSUs and DSUs, as applicable, held by the participant on the record date for the payment of such dividend, by (b) the Market Price at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places.

Black-out Periods

If an award expires during, or within five business days after, a routine or special trading black-out period imposed by the Company to restrict trades in the Company’s securities, then, notwithstanding any other provision of the Omnibus Incentive Plan, unless the delayed expiration would result in negative tax consequences to the holder of the award, the award shall expire five business days after the trading black-out period is lifted by the Company.

Term

While the Omnibus Incentive Plan does not stipulate a specific term for awards granted thereunder, as discussed below, shareholder approval shall be required to permit an award to be exercisable beyond 10 years from its date of grant, except where an expiry date would have fallen within a blackout period of the Company. All awards must vest and settle in accordance with the provisions of the Omnibus Incentive Plan and any applicable award agreement, which award agreement may include an expiry date for a specific award.

Termination of Employment or Services

The following table describes the impact of certain events upon the participants under the Omnibus Incentive Plan, including termination with cause, termination without cause, resignation, death or disability, subject, in each case, to the terms of a participant’s applicable employment agreement, award agreement or other written agreement and subject to applicable employment standards legislation or regulations applicable to the participant’s employment or other engagement with the Company or any of its subsidiaries:

Event	Provisions
Termination with Cause	• Any unvested awards held that have not been exercised, settled or surrendered as of the Termination Date (as defined in the Omnibus Incentive Plan) shall be forfeited and cancelled.

Termination without Cause Resignation

•  Any vested awards may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such award; and (b) the date that is 90 days after the Termination Date, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

Death

•  Any award held by the participant that has not vested as of the date of the death of such participant shall vest on such date and may be exercised, settled or surrendered to the Company by the participant’s legal representative at any time during the period that terminates on the earlier of: (a) the expiry date of such award; and (b) the first anniversary of the date of the death of such participant, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

Disability

•  Any award held by the participant that has not vested as of the date of the Disability (as defined in the Omnibus Incentive Plan) of such participant shall vest on such date and may be exercised or surrendered to the Company by the participant at any time until the expiry date of such award.

Change in Control

Under the Omnibus Incentive Plan, except as may be set forth in an employment agreement, award agreement or other written agreement between the Company or a subsidiary of the Company and a participant:

(a)    If within 12 months following the completion of a transaction resulting in a Change in Control (as defined below), a participant’s employment is terminated without Cause (as defined in the Omnibus Incentive Plan), without any action by the Plan Administrator: (i) any unvested awards held by the participant that have not been exercised, settled or surrendered as of the Termination Date shall immediately vest; and (ii) any vested awards may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (A) the expiry date of such award; and (B) the date that is 90 days after the Termination Date, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

(b)    Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Common Shares will cease trading on the Nasdaq, the TSX and any other exchange on which the Common Shares are or may be listed from time to time (the “Exchanges”), the Company may terminate all of the awards, other than an option held by a participant that is a resident of Canada for the purposes of the Tax Act, granted under the Omnibus Incentive Plan at the time of, and subject to the completion of, the Change in Control transaction by paying to each holder an amount equal to the fair market value of their respective award (as determined by the Plan Administrator, acting reasonably) at or within a reasonable period of time following completion of such Change in Control transaction.

Subject to certain exceptions, a “Change in Control” includes (a) any transaction pursuant to which a person or group acquires more than 50% of the outstanding Common Shares, (b) the sale of all or substantially all of the Company’s assets, (c) the dissolution or liquidation of the Company, (d) the acquisition of the Company via consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise, or (e) individuals who comprise the board of directors at the last annual meeting of shareholders (the “Incumbent Board”) cease to constitute at least a majority of the board of directors, unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, in which case such new director shall be considered as a member of the Incumbent Board.

Non-Transferability of Awards

Unless otherwise provided by the Plan Administrator, and except to the extent that certain rights may pass to a beneficiary or legal representative upon the death of a participant by will or as required by law, no assignment or transfer of awards granted under the Omnibus Incentive Plan, whether voluntary, involuntary, by operation of law or otherwise, shall be permitted.

Amendments to the Omnibus Incentive Plan

The Plan Administrator may also from time to time, without notice and without approval of the holders of voting shares, amend, modify, change, suspend or terminate the Omnibus Incentive Plan or any awards granted pursuant thereto as it, in its discretion, determines appropriate, provided that (a) no such amendment, modification, change, suspension or termination of the Omnibus Incentive Plan or any award granted pursuant thereto may materially impair any rights of a participant or materially increase any obligations of a participant under the Omnibus Incentive Plan without the consent of such participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements, and (b) any amendment that would cause an award held by a U.S. Taxpayer (as such term is defined in the Omnibus Incentive Plan) to be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code, as amended, shall be null and void ab initio.

Notwithstanding the above, and subject to the rules of the Exchanges (which may require approval of disinterested shareholders), the approval of shareholders will be required to effect any of the following amendments to the Omnibus Incentive Plan:

(a)    increasing the number of Common Shares reserved for issuance under the Omnibus Incentive Plan, except pursuant to the provisions in the Omnibus Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)    increasing or removing the 5% limits on Common Shares issuable or issued to insiders;

(c)    reducing the exercise price of an option award (for this purpose, a cancellation or termination of an award of a participant prior to its expiry date for the purpose of reissuing an award to the same participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an award) except pursuant to the provisions in the Omnibus Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)    extending the term of an option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within five business days following the expiry of such a blackout period);

(e)    permitting an option award to be exercisable beyond 10 years from its date of grant (except where an expiry date would have fallen within a blackout period);

(f)    increasing or removing the limits on the participation of non-employee directors;

(g)    permitting awards to be transferred to a person;

(h)    changing the eligible participants; and

(i)    deleting or otherwise limiting the amendments which require approval of the shareholders.

Except for the items listed above, amendments to the Omnibus Incentive Plan will not require shareholder approval. Such amendments include (but are not limited to): (a) amending the general vesting provisions of an award, (b) amending the provisions for early termination of awards in connection with a termination of employment or service, (c) adding covenants of the Company for the protection of the participants, (d) amendments that are desirable as a result of changes in law in any jurisdiction where a participant resides, and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

Perquisites and Other Benefits

The Named Executive Officers are eligible to participate in benefits available generally to salaried employees, including benefits under Algoma’s health and welfare plans and arrangements, and vacation pay or other benefits under Algoma’s medical insurance plan. Perquisites and benefits are not expected to be significant elements of compensation for the Named Executive Officers.

Agreements with Named Executive Officers and Payments upon Termination or Change of Control

Each of the Named Executive Officers have entered into an employment agreement with Algoma Steel Inc. The payments provided upon termination or a change of control under each Named Executive Officer’s employment agreement are summarized below. For a summary of the benefits provided upon termination or a change of control of the Company pursuant to the Omnibus Incentive Plan, see “Executive Compensation – Equity Incentive Plan” above.

Michael McQuade, Chief Executive Officer

If Mr. McQuade’s employment is terminated, howsoever caused, (a) the Company will pay to Mr. McQuade any base salary and vacation pay earned by, and remaining payable to, him up to the termination date or as otherwise may be required pursuant to the Employment Standards Act, 2000 (the “ESA”); (b) Mr. McQuade will be provided with any benefits, perquisites and allowances to which he is entitled pursuant to the applicable plans and policies up to the termination date or as otherwise may be required pursuant to the ESA; (c) unless otherwise specifically set out in any plan or agreement, Mr. McQuade’s participation in all bonus or incentive plans will terminate immediately on the termination date; and (d) any awards to, or entitlements of, Mr. McQuade to long-term incentive compensation will be determined in accordance with the Omnibus Incentive Plan.

If Mr. McQuade’s employment is terminated for cause, in addition to the Company’s obligations set out above, subject to the Company’s compliance with the ESA, he will have no entitlement to any payment in lieu of notice, severance, damages and, further, all benefits, perquisites, allowances and other entitlements will cease on the termination date except for any entitlement pursuant to any health and welfare or insurance benefit which may be payable in accordance with the applicable plans or policies as of the termination date or as may be required by the ESA.

If Mr. McQuade’s employment is terminated without cause, in addition to the Company’s obligations set out above, (a) the Company will, as severance, pay to Mr. McQuade an amount equal to his base salary as at the termination date; (b) except for all short-term and long-term disability insurance or any other benefits or entitlements which cannot be continued by the applicable plans or policies, the Company will continue all of the benefits in which Mr. McQuade was participating as at the termination date for the severance period; and (c) if Mr. McQuade has been terminated by the Company during the three month period immediately preceding or on the date of or within six months after a change of control, he will receive an annual bonus in an amount fixed at his full target for the fiscal year during which the change of control occurs; or where termination is not during the three month period immediately preceding nor on the date nor within six months after a change of control, he will receive an annual bonus in an amount fixed at his full target for the fiscal year in which the termination date occurs prorated for the period that he was actively employed during such fiscal year.

In the event Mr. McQuade’s employment is terminated as a result of his death or disability, the Company’s obligations will be as set out above. In the event of his disability, the Company will provide him with 30 calendar days’ written notice of termination or termination pay in lieu of notice and severance pay, if applicable, and, in the event of his death or disability, there will be a continuation of any health and welfare or insurance benefit which may be payable in accordance with the applicable plans or policies as of the termination date or as may be required by the ESA.

If Mr. McQuade resigns, the Company’s obligations will be as set out above. During the three-month notice period between his resignation and the termination date, he will continue to be paid the base salary and such wages as required by the ESA and be entitled to participate in any benefits, additional perquisites and such other benefits as required by the ESA. In certain circumstances, Mr. McQuade will also receive an annual bonus in an amount fixed at his full target for the fiscal year in which the termination date occurs prorated for the period that Mr. McQuade was actively employed during such fiscal year.

In addition, for the fiscal year ending March 31, 2022, if Mr. McQuade’s employment is terminated for any reason other than for cause, he will entitled to an annual bonus calculated at target (that is, 100% of his base salary) or the annual bonus achieved pursuant to the terms of his employment agreement, whichever is greater, but prorated based on the number of completed months of employment during such fiscal year with the Company prior to the termination date. Furthermore, if Mr. McQuade’s employment is terminated on or before December 31, 2021, other than for cause or as a result of his resignation, he will be entitled to a one-time retention bonus of up to a maximum of $240,000.

Rajat Marwah, Chief Financial Officer

If Mr. Marwah’s employment is terminated for cause, he will receive the sum of his accrued but unpaid base salary, earned but unused vacation pay, earned but unpaid Variable Compensation Incentive Plan (“VCIP”) payments, and reimbursement for unreimbursed business expenses properly incurred (collectively, the “Accrued Amounts”). The Company will have no other obligations to Mr. Marwah, save and except for any obligations under the ESA.

If Mr. Marwah’s employment is terminated without cause, Mr. Marwah will receive, in the form of base salary continuance, (a) if his service is less than five years, 12 months’ base salary; or (b) if his service is five years or more, 24 months’ base salary (the “Salary Continuance Period”).

In the event of a change of control, if Mr. Marwah’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Marwah will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Marwah will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; and (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans. Mr. Marwah will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Marwah’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Marwah resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Marwah his applicable salary and any earned VCIP payment during a 13-week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

John Naccarato, Vice President – Strategy & General Counsel

If Mr. Naccarato’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and the Company will have no other obligations to Mr. Naccarato, save and except for any obligations under the ESA.

If Mr. Naccarato’s employment is terminated without cause, Mr. Naccarato will continue to receive his base salary during the Salary Continuance Period.

In the event of a change of control, if Mr. Naccarato’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Naccarato will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Naccarato will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans; and (c) receive a continuation of the applicable perquisites set out in his employment agreement. Mr. Naccarato will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Naccarato’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Naccarato resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Naccarato his applicable salary and any earned VCIP payment during a 13-week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

Mark Nogalo, Vice President – Maintenance & Operating Services

If Mr. Nogalo’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and the Company will have no other obligations to Mr. Nogalo, save and except for any obligations under the ESA.

If Mr. Nogalo’s employment is terminated without cause, Mr. Nogalo will continue to receive his base salary during the Salary Continuance Period.

In the event of a change of control, if Mr. Nogalo’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Nogalo will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Nogalo will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; and (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans. Mr. Nogalo will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Nogalo’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Nogalo resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Nogalo his applicable salary and any earned VCIP payment during a 13-week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

Robert Dionisi, Chief Commercial Officer

If Mr. Dionisi’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and the Company will have no other obligations to Mr. Dionisi, save and except for any obligations under the ESA.

If Mr. Dionisi’s employment is terminated without cause, Mr. Dionisi will continue to receive his base salary during the Salary Continuance Period.

In the event of a change of control, if Mr. Dionisi’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Dionisi will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Dionisi will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans; and (c) receive a continuation of the applicable perquisites set out in his employment agreement. Mr. Dionisi will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Dionisi’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Dionisi resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Dionisi his applicable salary and any earned VCIP payment during a 13 week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

Review of Employment Agreements

During the fiscal year ending March 31, 2022, Algoma expects to conduct a review of the terms and conditions of the current employment agreements, and enter into new employment agreements with the Named Executive Officers, which agreements will replace, effective as of the time they are entered into, the current employment agreements for the Named Executive Officers described herein. Such review will form part of a broader process pursuant to which Algoma expects to retain an independent consulting firm to provide services to review compensation matters and, among other things, support Algoma in establishing a peer comparator group of public companies with similar attributes to Algoma for the purpose of benchmarking its compensation policies and plans, setting a compensation program for Named Executive Officers for the year ending March 31, 2022, and designing a compensation structure for non-employee directors.

Summary Compensation Table

The following table sets out the anticipated compensation to be earned by, paid to, or awarded to the Named Executive Officers for the year ending March 31, 2022.

				Non-equity incentive plan compensation (C$)
Name and principal position	Salary (C$)	Share-based awards (C$)(2)	Option-based awards (C$)	Annual incentive plans(1)	Long-term incentive plans	Pension value (C$)	All other compensation (C$)	Total compensation (C$)
Michael McQuade, CEO	904,151	2,310,617	N/A	738,691	N/A	29,210	13,846	3,996,515
Rajat Marwah, CFO	365,908	693,185	N/A	213,233	N/A	29,210	5,169	1,306,705
John Naccarato, VP – Strategy & General Counsel	330,000	693,185	N/A	192,308	N/A	29,210	19,130	1,263,833
Mark Nogalo, VP – Maintenance & Operating Services	345,000	594,159	N/A	201,049	N/A	28,610	1,130	1,169,948
Robert Dionisi, CCO	325,762	396,106	N/A	176,156	N/A	0	13,684	911,708

(1)

As a percentage of annualized salary, represents target annual incentive plan compensation of approximately 81.7% for Mr. McQuade, 58.3% for Mr. Marwah, 58.3% for Mr. Naccarato, 58.3% for Mr. Nogalo, and 54.1% for Mr. Dionisi. For the year ending March 31, 2022, actual awards will be determined relative to achievement of the applicable criteria for such awards.

(2)	Represents vested Restricted Share Units based on a fair value at grant date of C$10.44.

Outstanding Equity Awards

The following table provides certain information regarding the outstanding equity awards held by each of the Named Executive Officers (as adjusted to reflect the Stock Split and the LTIP Exchange).

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options (C$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (C$)	Market or payout value of vested share -based awards not paid out or distributed (C$)(1)
Michael McQuade, CEO	N/A	N/A	N/A	N/A	Nil	Nil	15,804,172
Rajat Marwah, CFO	N/A	N/A	N/A	N/A	Nil	Nil	4,733,267
John Naccarato, VP – Strategy & General Counsel	N/A	N/A	N/A	N/A	Nil	Nil	4,733,267
Mark Nogalo, VP – Maintenance & Operating Services	N/A	N/A	N/A	N/A	Nil	Nil	4,057,086
Robert Dionisi, CCO	N/A	N/A	N/A	N/A	Nil	Nil	2,704,724

(1)	Represents rights to acquire Common Shares that were granted in respect of Replacement LTIP Awards pursuant to the LTIP Exchange, valued at C$12.56 ($10.00) per right.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table indicates, for each of the Named Executive Officers, a summary of the value of the option-based awards and share-based awards expected to be vested in accordance with their terms for the fiscal year ending March 31, 2022 (as adjusted to reflect the Stock Split and the LTIP Exchange and assuming the continued employment of each Named Executive Officer).

Name and principal position	Option-based awards – Value expected to be vested during the year (C$)	Share-based awards – Value expected to be vested during the year (C$)(1)	Non-equity incentive plan compensation – Value expected to be earned during the year (C$)
Michael McQuade, CEO	N/A	15,804,172	N/A
Rajat Marwah, CFO	N/A	4,733,267	N/A
John Naccarato, VP – Strategy & General Counsel	N/A	4,733,267	N/A
Mark Nogalo, VP – Maintenance & Operating Services	N/A	4,057,086	N/A
Robert Dionisi, CCO	N/A	2,704,724	N/A

(1)	Represents rights to acquire Common Shares that were granted in respect of Replacement LTIP Awards pursuant to the LTIP Exchange, valued at C$12.56 ($10.00) per right.

Pension Plan Benefits

Defined Benefit Plans Table

The following table provides certain information regarding the pension plans of the Company, which will provide for payments or benefits at, following, or in connection with the retirement of a Named Executive Officer, excluding defined contribution plans.

Name	Number of years credited service as of March 31, 2022 (#)	Annual benefits payable (C$)		Opening present value of defined benefit obligation as of April 1, 2021 (C$)	Compensatory change (C$)	Non- compensatory change (C$)	Closing present value of defined benefit obligation (C$)
		At year end	At age 65
Michael McQuade, CEO	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rajat Marwah, CFO	N/A	N/A	N/A	N/A	N/A	N/A	N/A
John Naccarato, VP – Strategy & General Counsel	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark Nogalo, VP – Maintenance & Operating Services	33.4	108,500	113,600	1,725,400	48,800	88,700	1,862,900
Robert Dionisi, CCO	35.00	113,600	113,600	1,685,100	Nil	103,400	1,788,500

Defined Contribution Plans Table

The following table provides certain information regarding the pension plans of the Company, which will provide for payments or benefits at, following or in connection with retirement of a Named Executive Officer, excluding defined benefit plans.

Name	Accumulated value as of April 1, 2021 (C$)	Compensatory (C$)	Expected accumulated value at year ending March 31, 2022 (C$)
Michael McQuade, CEO	66,362	Nil	95,572
Rajat Marwah, CFO	275,542	Nil	304,752
John Naccarato, VP – Strategy & General Counsel	52,481	Nil	81,691
Mark Nogalo, VP – Maintenance & Operating Services	N/A	N/A	N/A
Robert Dionisi, CCO	N/A	N/A	N/A

Director Compensation

General

The following discussion provides an overview of the significant elements of the compensation program for the members of Algoma’s board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align Algoma’s interests and those of its shareholders with those of its directors.

Director Compensation

Algoma intends to approve a non-employee director compensation scheme pursuant to which we will pay our non-employee directors annual cash retainers and meeting fees for board and board committee service. All directors will also be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors. The director compensation scheme will be designed to attract and retain the most qualified individuals to serve on the board of directors. The board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements The directors’ compensation arrangements, including the quantum of annual retainer fees, committee, chair, and meeting fees, are expected to be in line with that of other public companies of a similar size.

DESCRIPTION OF SECURITIES

Description of Common Shares

General

This section summarizes the material rights of Algoma shareholders under the BCA and the material provisions of Algoma’s Restated Articles.

Share Capital

The authorized share capital of Algoma consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value issuable in series (the “Algoma Preferred Shares”).

As of October 19, 2021, there were 112,074,095 Common Shares issued and outstanding, and no Algoma Preferred Shares issued and outstanding.

Under the Restated Articles, holders of the Common Shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share entitles its holder to one vote. Under the Restated Articles, Algoma’s board of directors has the authority to create and issue one or more series of Algoma Preferred Shares, with such special rights and restrictions to be attached to such series as are authorized by the directors of Algoma.

The following descriptions of share capital and provisions of the Restated Articles are summaries and are qualified by reference to the Restated Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Dividend Rights

Under the BCA, a corporation may pay a dividend out of profits, capital or otherwise: (1) by issuing shares or warrants by way of dividend or (2) in property, including money. Further, under the BCA, a corporation cannot declare or pay a dividend if there are reasonable grounds for believing that the corporation is insolvent or payment of the dividend would render the corporation insolvent.

Holders of Common Shares will be entitled to receive dividends as and when declared by Algoma’s board of directors at its discretion out of funds properly applicable to the payment of dividends, subject to the rights, if any, of shareholders holding shares with special rights to dividends. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that Algoma’s board of directors deems relevant. Under the Restated Articles, a resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of Algoma, or in any one or more of those ways.

Subject to the special rights and restrictions attached to the Algoma Preferred Shares, the holders of Common Shares shall receive the remaining property of Algoma upon dissolution in equal rank with the holders of all other Common Shares.

Except as otherwise disclosed in the section titled “Certain Material Canadian Federal Income Tax Considerations” in this prospectus, there is no Canadian law applicable to Algoma that affects the remittance of dividends and other payments by Algoma to nonresident holders of the Algoma securities.

Preemptive Rights

There are no preemptive rights relating to Common Shares.

Amendment of Notice of Articles and Articles and Alteration of Share Capital

Under the BCA, Algoma may amend the Restated Articles by (1) the type of resolution specified in the BCA, (2) if the BCA does not specify a type of resolution, then by the type specified in the Restated Articles, or (3) if the

Restated Articles do not specify a type of resolution, then by special resolution, which requires two-thirds of the votes cast by shareholders in order to pass. The BCA permits many substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles. The Restated Articles provide that alterations to Algoma’s authorized share structure (other than a subdivision or consolidation of all or any of its shares) and the applicable alteration to its Notice of Articles may be authorized by special resolution. A subdivision or consolidation of all or any of its shares or a change in Algoma’s name may be authorized by a resolution of the directors. Furthermore, the Restated Articles state that, if the BCA does not specify the type of resolution required for an alteration, and if the Restated Articles do not specify a type of resolution, Algoma may resolve to alter the Restated Articles by ordinary resolution, which requires a majority of shareholder votes cast in order to pass.

Dissent Rights

Under the BCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to: (1) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (2) approve certain amalgamations; (3) approve a statutory arrangement, where the terms of the arrangement permit dissent; (4) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (5) continue the company into another jurisdiction. The BCA provides that beneficial owners of shares who wish to exercise their dissent rights with respect to their shares must dissent with respect to all of the shares beneficially owned by them, whether or not they are registered in their name.

Annual Meetings

The Restated Articles provide that, unless an annual general meeting is deferred or waived in accordance with the BCA, Algoma must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. An annual general meeting may be partially or entirely virtual.

Board and Shareholder Ability to Call Special Meetings

The Restated Articles provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the BCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for such purposes as stated in the requisition. Upon meeting the technical requirements set out in the BCA, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the company that carry the right to vote at general meetings may send notice of a meeting to be held to transact the business stated in the requisition.

Shareholder Meeting Quorum

The Restated Articles provide that two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares of Algoma entitled to be voted at the meeting, constitute a quorum at any annual or special meeting of the shareholders.

Voting Rights

Under the BCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the BCA and Restated Articles, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Restated Articles provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands or the functional equivalent unless a poll is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or functional equivalent result in each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by poll, each holder of Common Shares is entitled to one vote for each Common Share held.

There are no limitations on the right of nonresident or foreign owners to hold or vote Algoma securities imposed by Canadian law or by the charter or other constituent document of Algoma.

Shareholder Action by Written Consent

Under the BCA, shareholder action without a meeting may be taken by a “consent resolution” of shareholders, which requires that, after being submitted to all shareholders entitled to vote at a general meeting, the resolution is consented to in writing by: (1) in the case of a matter that would normally require an ordinary resolution, shareholders who, in the aggregate, hold shares carrying at least 66 2/3% of the votes entitled to be cast on such consent resolution, or (2) in the case of any other resolution of the shareholders, all of the shareholders entitled to vote on such resolution. A consent resolution of shareholders is deemed to be a proceeding at a meeting of those shareholders and to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCA and its related regulations, and all the requirements of the Restated Articles, relating to meetings of shareholders.

Inspection of Corporation Records

Algoma must keep at its records office, or at such other place as the BCA may permit, the documents, copies, registers, minutes and other records which Algoma is required by the BCA to keep at such places. Algoma must keep adequate accounting records to record properly its financial affairs and condition in compliance with the provisions of the BCA. Under the BCA, any director or shareholder may, without charge, inspect certain of Algoma’s records at Algoma’s records office or such other place where such records are kept during the corporation’s statutory business hours. Former shareholders and directors may also inspect certain records, free of charge, but only those records pertaining to the times that they were shareholders or directors. Further, a public company must allow all persons to inspect certain records of the company free of charge. As permitted by the BCA, the Restated Articles prohibit shareholders from inspecting any accounting records of Algoma, unless the directors determine otherwise.

Election and Appointment of Directors

The Restated Articles do not provide for the board of directors to be divided into classes.

Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.

Removal of Directors

Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.

The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Proceedings of Board of Directors

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the Restated Articles, shareholders of record may nominate persons for election to our Board only by providing notice to Algoma’s secretary that is both timely and in proper written form. To be timely, a shareholder’s notice shall be received by the secretary of Algoma (a) in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the tenth day following the Notice Date, and (b) in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. To be in proper written form, such notice must include, among other information, certain information with respect to each proposed nominee and each shareholder nominating persons for elections to the Board and must disclose about any contract, agreement, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares of Algoma or between the proposed nominee and the nominating shareholder and any other information relating to the proposed nominee or nominating shareholder that would be required to be disclosed in a dissident’s proxy circular under applicable securities laws.

Approval of Mergers and Other Corporate Transactions

Under the BCA, certain corporate actions, such as: (1) amalgamations (other than with certain affiliated corporations); (2) continuances; (3) sales, leases or exchanges of all, or substantially all, the undertaking of a corporation other than in the ordinary course of business; (4) reductions of paid-up capital for any purpose, e.g. in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (5) other actions such as liquidations or arrangements, are required to be approved by “special resolution.” A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

In certain cases where share rights or special rights may be prejudiced or interfered with, a special separate resolution of shareholders of the affected class or series, including a class or series of shares not otherwise carrying voting rights, to approve the corporate action in question is also required. In specified extraordinary corporate actions, such as approval of plans of arrangement and amalgamations, all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability

Under the BCA, no provision in a contract or the articles may relieve a director or officer from (1) the duty to act in accordance with the BCA and its related regulations, or (2) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to a corporation.

A director is not liable under the BCA for certain acts if the director relied, in good faith, on (1) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation, (2) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (3) a statement of fact represented to the director by an officer of the corporation to be correct, or (4) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not the record was forged, fraudulently made or inaccurate or the information or representation was fraudulently made or inaccurate. Further, a director is not liable for certain acts if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

Derivative Actions and Other Remedies

Under the BCA, a complainant (a director or shareholder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be an appropriate person to make such an application) may apply to the Supreme Court of the Province of British Columbia for leave to bring an action in the name and on behalf of Algoma for the purpose of prosecuting or defending an action on behalf of Algoma.

The court may grant leave if: (1) the complainant has made reasonable efforts to cause the directors of Algoma to prosecute or defend the action; (2) notice of the application for leave has been given to Algoma and any other person that the court may order; (3) the complainant is acting in good faith; and (4) it appears to the court to be in the best interests of Algoma for the action to be brought, prosecuted or defended.

Under the BCA, the court in a derivative action may make any order it determines to be appropriate. In addition, under the BCA, a court may order a corporation to pay the shareholder’s interim costs, including legal fees and disbursements. However, the shareholder may be held accountable for the costs on final disposition of the action.

The BCA also contains an oppression remedy, which enables a court to make almost any order to rectify the matters complained of if the court is satisfied upon application by a shareholder (including a beneficial shareholder and any other person that the court considers to be an appropriate person to make such an application) that the affairs of Algoma are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or that some action has been or may be taken that is unfairly prejudicial to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant would normally be expected to trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.

Exclusive Forum

The Restated Articles do not provide for an exclusive forum.

Transfer Agents and Registrar

The transfer agent and registrar for Common Shares is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416) 261-0930. The U.S. co-transfer agent and registrar for Common Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

Description of Warrants

Each Warrant entitles the registered holder to purchase one Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing November 18, 2021, the date that is 30 days following the consummation of the Merger. However, no Warrants will be exercisable for cash unless Algoma has an effective and current registration statement covering the Common Shares issuable upon exercise of the Warrants and a current prospectus relating to such Common Shares. Notwithstanding the foregoing, if a registration statement covering the Common Shares issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value”

for this purpose will mean the average reported last sale price of the Common Shares for the 5 trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of the completion of the Merger, or October 19, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants are identical to the Public Warrants except that the Private Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by Algoma, in each case so long as they are still held by the Founders, EBC, or their permitted transferees.

We may call the Warrants for redemption (excluding the Private Warrants and any Warrants underlying additional units issued to the Founders in payment of working capital loans made to Legato), in whole and not in part, at a price of $0.01 per Warrant,

•	at any time after the Warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•

if, and only if, the reported last sale price of the Common Shares equals or exceeds $18.00 per Common Share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the Common Shares underlying such Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing Common Share price and the Warrant exercise price so that if the Common Share price declines as a result of a redemption call, the redemption will not cause the Common Share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The Warrants are in registered form and are governed by a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Legato, as amended and assigned to Algoma pursuant to an amendment agreement, dated as of the closing of the Merger, among Algoma, Legato, Continental Stock Transfer & Trust Company, as warrant agent and TSX Trust Company, as Canadian co-warrant agent. The Warrant Agreement will provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Common Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or Algoma’s recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of Common Shares at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Common Shares outstanding.

Pursuant to the Lock-Up Agreement, Eric S. Rosenfeld, David Sgro, and Brian Pratt have agreed that the Warrants held by them will be subject to transfer restrictions until the earlier of (a) the twelve-month anniversary of the Closing and (b) the date on which the closing share price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Lock-Up Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up.

Warrant Agents

The warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000. The Canadian co-warrant agent for the Warrants is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416) 261-0930.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information known to Algoma regarding the actual beneficial ownership of the Common Shares by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding Common Shares or Algoma Preferred Shares, as applicable;

•	each of Algoma’s current directors and named executive officers; and

•	all directors and officers of Algoma, as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership of Algoma is based on 112,074,095 Common Shares issued and outstanding as of October 19, 2021. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, Algoma deemed to be outstanding all Common Shares subject to warrants or Replacement LTIP Awards held by the person that are currently exercisable or exercisable within 60 days of October 19, 2021. Algoma did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In addition and for certainty, Common Shares that may be issuable pursuant to the Earnout Rights are not deemed outstanding for any person in computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them. To our knowledge, no Common Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Name and Address of Beneficial Owner	Number of Algoma Common Shares	Percentage of Algoma Common Shares
5% Holders:
Bain Capital LP(1)	14,226,718	12.7%
Barclays Bank PLC(2)	11,573,022	10.3%
Contrarian Capital Management, L.L.C.(3)	6,075,238	5.4%
GoldenTree Asset Management LP(4)	5,688,872	5.1%

Name and Address of Beneficial Owner	Number of Algoma Common Shares	Percentage of Algoma Common Shares

Officers, Directors(5)
Michael McQuade(6)	1,258,047	1.1%
Rajat Marwah(6)	376,778	*
John Naccarato(6)	376,778	*
Robert Dionisi(6)	215,302	*
Shawn Galey(6)	322,953	*
Mark Nogalo(6)	322,953	*
Robert Wesley(6)	322,953	*
Brian Pratt(7)	3,996,334	3.6%
Eric S. Rosenfeld(8)	2,115,880	1.9%
David D. Sgro(9)	1,277,377	1.1%
Andy Harshaw(6)	18,432	*
Andrew E. Schultz(6)	18,432	*
Mary Anne Bueschkens	—	—
Gale Rubenstein	—	—
James Gouin	—	—
Total Officers and Directors(10)	10,622,219	9.2%

*	Less than 1%.

(1)

Consists of Common Shares held of record by Community Insurance Company, Future Fund Board of Guardians, Bain Capital Senior Loan Fund, L.P., Bain Capital Credit Managed Account (PSERS), L.P., Bain Capital High Income Partnership, L.P., RBS Pension Trustee Limited , Bain Capital Credit Managed Account (TCCC), L.P., Kaiser Foundation Hospitals, Kaiser Permanente Group Trust, Global Loan Fund (formerly known as Bain Capital Senior Fund Public Limited Company), Catholic Health Initiatives Master Trust, Sunsuper Pooled Superannuation Trust, San Francisco City and County Employees Retirement System, Bain Capital Credit Rio Grande FMC, L.P., Aon Hewitt Group Trust – High Yield Plus Bond Fund, FirstEnergy System Master Retirement Trust, CHI Operating Investment Program L.P., Los Angeles County Employees Retirement Association, Bain Capital Senior Loan Fund (SRI), L.P., BCSSS Investments S.à r.l., TMPSL Investments Limited (formerly known as MPS Investments S.à r.l.), Blue Cross of California, Bain Capital Credit (Australia) Pty Ltd in its capacity as trustee of QCT, Sears Holdings Pension Trust, Bain Capital Distressed and Special Situations 2013 (D), L.P., Bain Capital Distressed and Special Situations 2013 (AIV I), L.P., Bain Capital Distressed and Special Situations 2013 (AIV II Master), L.P., Bain Capital Distressed and Special Situations 2013 (B), L.P., Avery Point III CLO and Limited and Avery Point IV CLO, Limited. The address of the Bain Funds is c/o Bain Capital LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)	The business address of Barclays Bank PLC is 745 7th Avenue, New York, New York 10166.

(3)

Consists of Common Shares held of record by Contrarian Capital Fund I, L.P., Contrarian Centre Street Partnership, L.P., Contrarian Capital Trade Claims, L.P., Contrarian Emerging Markets, L.P., Contrarian EM II, LP, E1 SP, a Segregated Portfolio of EMAP SPC, Emma 1 Master Fund, L.P., EMMA 2 Fund, L.P., Contrarian Opportunity Fund, L.P., Contrarian Advantage B-LP and Boston Patriot Summer St LLC. The shares are beneficially owned by certain funds and accounts (the “Contrarian Funds”) that are managed by Contrarian Capital Management, L.L.C. (“Contrarian”). Jon R. Bauer is the Sole Managing Member of Contrarian. Contrarian has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant Contrarian Funds. Contrarian is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.

(4)

Consists of Common Shares held of record by GoldenTree Asset Management Lux Sarl, GoldenTree High Yield Value Fund Offshore (Strategic), Limited, Kapitalforeningen MP Invest, High Yield obligationer (formerly known as Kapitalforeningen Unipension Invest, High Yield obligationer), San Bernardino County Employees’ Retirement Association, CenturyLink, Inc. Defined Benefit Master Trust, Kapitalforeningen PenSam Invest, PSI 84 US high yield II, Stitching PGGM Depository acting in its capacity as titleholder for PGGM High Yield Fund, City of New York Group Trust, GT NM, LP, GoldenTree Multi-Sector Master Fund ICAV – Golden Tree Multi Sector Master Fund Portfolio A, GoldenTree High Yield Value Master Fund ICAV – GoldenTree High Yield Value Master Fund Portfolio A and Kapitalfoerningen MP Invest, High Yield Obligationer II. The shares are beneficially owned by certain funds and accounts (the “GTAM Funds”) that are managed by GoldenTree Asset Management LP (“GTAM LP”). GoldenTree Asset Management LLC (“GTAM LLC”) is the General Partner of GTAM LP. Steven A. Tananbaum is the Sole Managing Member of GTAM LLC. GTAM LP has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant GTAM Funds. GTAM LP is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 300 Park Avenue, 21st Floor, New York, NY 10022.

(5)	Unless otherwise indicated, the business address of each of the officers, directors and 5% holders is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada.

(6)	Represents Common Shares issuable pursuant to Replacement LTIP Awards.

(7)

Includes 350,000 Common Shares held by the Pratt Grandchildren’s Trust and 220,000 Common Shares issuable upon the exercise of Warrants (of which 50,000 Warrants are held by the Pratt Grandchildren’s Trust), which Warrants become exercisable on November 18, 2021, the date that is 30 days following completion of the Merger. Mr. Pratt is the trustee and has sole voting and dispositive power over the shares held by the Pratt Grandchildren’s Trust. Mr. Pratt disclaims beneficial ownership of the shares held by Pratt Grandchildren’s Trust except to the extent of his ultimate pecuniary interest therein.

(8)	Includes 36,794 Common Shares issuable upon the exercise of Warrants, which Warrants become exercisable on November 18, 2021, the date that is 30 days following completion of the Merger.

(9)

Includes an aggregate of 507,937 Common Shares held by trusts established for Mr. Rosenfeld’s children (the “Rosenfeld Children’s Trusts”) and 5,460 Common Shares issuable upon the exercise of Warrants held by Mr. Sgro, which Warrants become exercisable on November 18, 2021, the date that is 30 days following completion of the Merger. Mr. Sgro is the trustee of the Rosenfeld Children’s Trusts and has sole voting and dispositive power over the shares held by the Rosenfeld Children’s Trusts. Mr. Sgro disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(10)	Includes 3,232,628 Common Shares issuable pursuant to Replacement LTIP Awards.

COMMON SHARES ELIGIBLE FOR FUTURE SALE

Algoma has an unlimited number of Common Shares authorized and 112,074,095 Common Shares issued and outstanding as of October 19, 2021. All of the Common Shares Algoma issued in connection with the Merger are freely transferable by persons other than by Algoma’s “affiliates” without restriction or further registration under the Securities Act, except (i) 6,732,036 Common Shares issued to the Founders and EBC, the majority of which are subject to the Lock-Up Agreement described below; (ii) 10,000,000 PIPE Shares, which were issued in transactions exempt from registration under the Securities Act; (iii) up to 75,000,403 Common Shares (71,767,775 of which were distributed pursuant to the Parent Distribution and 3,232,628 of which are issuable upon exercise of Replacement LTIP Awards) which were issued in a transaction exempt from registration under the Securities Act; and (iv) up to 37,500,000 Common Shares that may be issuable pursuant to the Earnout Rights (including Earnout Rights granted in respect of the Replacement LTIP Awards). This registration statement registers the resale of the Common Shares described in clauses (i), (ii), (iii) and (iv) above such that, upon the effectiveness of such registration statements, such shares will be freely transferable under the Securities Act, though (A) the Common Shares described in clauses (i) and (iii) are currently, or once issued will be, subject to the Lock-Up Agreement, and in the case of Shares issuable upon the exercise of Replacement LTIP Awards, the LTIP Exchange Restrictions, described below and (B) Earnout Rights held by holders of Replacement LTIP Awards described in clause (iv) are subject to the LTIP Exchange Restrictions described below. Sales of substantial amounts of Common Shares in the public market could adversely affect prevailing market prices of Common Shares.

Registration Rights

Investor Rights Agreement

On the Closing Date, the IRA Parties entered into an Investor Rights Agreement. The Investor Rights Agreement provides that the Warrants and Common Shares held by the IRA Parties, including the Common Shares issuable upon the exercise of Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma agreed to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws, subject to required notice provisions to other IRA Parties; provided, Algoma is not obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the four-month period prior to receipt of the request therefor. Algoma has also provided customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. Additionally, certain IRA Parties have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Common Shares (which percentage assumes that all of the Common Shares issuable pursuant to the Earnout Rights are issued).

Resale Registration Statement

Pursuant to the PIPE Subscription Agreements relating to the PIPE Investment, Algoma agreed that, as soon as practicable (but in any case no later than thirty (30) calendar days after the consummation of the Merger, it will file with the SEC (at Algoma’s sole cost and expense) this registration statement (this “Resale Registration Statement”) registering the resale of the 10,000,000 PIPE Shares, and Algoma will use its commercially reasonable efforts to have this Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event, no later than the earlier of (i) ninety (90) calendar days after the consummation of the Merger if the SEC notifies Algoma that it will “review” this Resale Registration Statement and (ii) ten (10) business days after Algoma is notified (orally or in writing, whichever is earlier) by the SEC that this Resale Registration Statement will not be “reviewed” or will not be subject to further review, subject to certain conditions.

Lock-Up Agreement

Concurrently with the execution and delivery of the Merger Agreement, Algoma’s sole shareholder and the Founders entered into a Lock-Up Agreement. The Lock-Up Agreement provides that the Common Shares held by the Existing Algoma Investors immediately prior to the Effective Time will be subject to transfer restrictions until the earlier of (a) the six-month anniversary of the Closing and (b) the date on which the closing share price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Founders are subject to the same lock-up as the Existing Algoma Investors with respect to the Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Common Shares and Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares, except that the release date will be the twelve-month anniversary of the Closing, rather than the six-month anniversary. In addition, pursuant to the Merger Agreement, each person who received Common Shares issued pursuant to the LTIP Exchange signed a joinder to the Lock-Up Agreement. The Lock-Up Agreement may be waived with the written consent of the Company and persons holding a majority of the shares subject to the lock-up.

LTIP Exchange

On the Closing Date and prior to the Effective Time, outstanding LTIP Awards were exchanged for the Replacement LTIP Awards (as described above). Replacement LTIP Awards may be exercised for Common Shares only in certain circumstances. In particular, Replacement LTIP Awards generally may be exercised by the holder thereof upon the earlier of (a) the Existing Algoma Investors (excluding, for greater certainty, holders of Replacement LTIP Awards) having disposed of an aggregate of two-thirds of their Common Shares (as a group) held at the time of the closing of the Merger (excluding pursuant to certain related party transactions) and (b) December 31, 2025. In addition to the foregoing, a specified portion of Replacement LTIP Awards (not exceeding an aggregate of approximately 20% of the Replacement LTIP Awards) may be exercised in connection with, and to permit holders of Replacement LTIP Awards to participate in, certain secondary offerings of Common Shares that may be undertaken in the future, or may (at the holder’s discretion) be surrendered to the Company for cash upon the applicable holder’s departure from the Company (excluding certain “for-cause” departures). Notwithstanding the foregoing, the Compensation Committee and the Board also has the authority to permit earlier exercise of all or a portion of a holder’s Replacement LTIP Awards. The foregoing provisions generally apply equally to the holder’s Earnout Rights.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), commencing October 22, 2022, the date that is one year following the date on which Algoma filed the information required by Form 20-F as contemplated by Rule 144, a person who has beneficially owned restricted Common Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Algoma at the time of, or at any time during the three months preceding, a sale and (ii) Algoma has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Algoma was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Shares for at least six months but who are affiliates of Algoma at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Common Shares then outstanding; or

•	the average weekly reported trading volume of the Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Algoma under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Algoma.

PRIOR SALES

The following table summarizes issuances of Common Shares, or securities convertible into Common Shares, during the 12-month period preceding the date of this prospectus.

Date of Issuance	Type of Security	Number of Securities/ Principal Amount Issued(1)		Recorded Issuance Price per Share
March 23, 2021	Common Share	1	(2)	$10.00
March 29, 2021	Common Share	100,000,000	(2)	—	(1)
October 19, 2021	Common Share	112,074,095	(3)	—	(1)

(1)	No issuance price recorded.

(2)	Exchanged in connection with the Stock Split.

(3)	Figures contained herein give effect to the Stock Split, the issuance of Common Shares to former Legato stockholders and the issuance of the PIPE Shares.

SELLING SECURITYHOLDERS

On October 19, 2021, we consummated the Merger.

The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares or Warrants being offered for resale by this prospectus.

In addition, this prospectus relates to the offer and sale of up to (i) 23,575,000 Common Shares that are issuable upon the exercise of the Public Warrants, which were previously registered and (ii) 604,000 Common Shares underlying Private Warrants.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Common Shares and Warrants of each Selling Securityholder, the number of Common Shares and number of Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 112,074,095 Common Shares and 24,179,000 Warrants outstanding as of October 19, 2021. In computing the number of Common Shares beneficially owned and the percentage ownership for certain Algoma directors and officers, we have deemed to be outstanding all Common Shares issuable pursuant to Replacement LTIP Awards held by such individuals that are currently exercisable or exercisable within 60 days of October 19, 2021. In addition and for certainty, Common Shares that may be issuable pursuant to the Earnout Rights are not deemed outstanding for any person in computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person; however, such shares are included in the total Common Shares under the heading “Number Registered for Sale Hereby” for individuals possessing such Earnout Rights.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Common Shares							Warrants to Purchase Common Shares
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby		Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name and Address(1)	Number	Percent			Number	Percent	Number	Percent		Number	Percent
Bain Capital LP(2)	14,226,718	12.7%	21,340,039	±	—	—	—	—	—	—	—
Barclays Bank PLC(3)	11,573,022	10.3%	17,359,502	±	—	—	—	—	—	—	—
Contrarian Capital Management, L.L.C.(4)	6,075,238	5.4%	9,112,841	±	—	—	—	—	—	—	—
GoldenTree Asset Management LP(5)	5,688,872	5.1%	8,533,293	±	—	—	—	—	—	—	—
Archview(6)	4,855,103	4.3%	7,282,641	±	—	—	—	—	—	—	—
Maple Rock(7)	4,090,873	3.7%	6,136,299	±	—	—	—	—	—	—	—
Brian Pratt(8)	3,776,334	3.4%	3,776,334		—	—	220,000	*	220,000	—	—
MSD(9)	3,758,296	3.4%	5,637,434	±	—	—	—	—	—	—	—
New Generation(10)	3,572,677	3.2%	5,359,006	±	—	—	—	—	—	—	—
Bybrook(11)	3,327,418	3.0%	4,991,118	±	—	—	—	—	—	—	—
BraceBridge(12)	2,488,693	2.2%	3,733,033	±	—	—	—	—	—	—	—
Libra Advisors Canada Corp.(13)	2,471,046	2.2%	3,706,562	±	—	—	—	—	—	—	—
Eric Rosenfeld	2,079,086	1.9%	2,079,086		—	—	36,794	*	36,794	—	—
1446605 Ontario Corp(14)	2,000,000	1.8%	2,000,000		—	—	—	—	—	—	—
Cetus(15)	1,854,711	1.7%	2,782,062	±	—	—	—	—	—	—	—
Marathon(16)	1,702,075	1.5%	2,553,108	±	—	—	—	—	—	—	—
Mason Capital Master Fund, L.P.(17)	1,500,000	1.3%	1,500,000		—	—	—	—	—	—	—

Common Shares							Warrants to Purchase Common Shares
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby		Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name and Address(1)	Number	Percent			Number	Percent	Number	Percent		Number	Percent
David Sgro(18)	1,271,917	1.1%	1,271,917		—	—	5,460	*	5,460	—	—
Michael McQuade†	1,258,047	1.1%	1,887,067	±	—	—	—	—	—	—	—
Newtyn(19)	1,181,805	1.1%	1,772,704	±	—	—	—	—	—	—	—
Fidelity(20)	773,919	*	1,160,876	±	—	—	—	—	—	—	—
Bryan Jones(21)	650,000	*	650,000		—	—	—	—	—	—	—
Vantage(22)	625,000	*	625,000		—	—	—	—	—	—	—
Scoggin(23)	590,903	*	886,353	±	—	—	—	—	—	—	—
Scarsdale(24)	558,671	*	838,005	±	—	—	—	—	—	—	—
AMC(25)	537,184	*	805,775	±	—	—	—	—	—	—	—
Stockdale, LLC(26)	500,000	*	500,000		—	—	—	—	—	—	—
HITE(27)	500,000	*	500,000		—	—	—	—	—	—	—
Gregory Monahan	414,575	*	414,575		—	—	3,225	*	3,225	—	—
Silver Point Luxembourg Platform S.à.r.l.(28)	410,791	*	616,185	±	—	—	—	—	—	—	—
RJM56 Investment Partnership No. 2(29)	400,000	*	400,000		—	—	—	—	—	—	—
Rajat Marwah†	376,778	*	565,166	±	—	—	—	—	—	—	—
John Naccarato†	376,778	*	565,166	±	—	—	—	—	—	—	—
Shawn Galey†	322,953	*	484,429	±	—	—	—	—	—	—	—
Mark Nogalo†	322,953	*	484,429	±	—	—	—	—	—	—	—
Robert Wesley†	322,953	*	484,429	±	—	—	—	—	—	—	—
Moore Global Investments, LLC(30)	322,310	*	483,464	±	—	—	—	—	—	—	—
J.H. Lane(31)	322,310	*	483,464	±	—	—	—	—	—	—	—
MacNicol & Associates Asset Management Inc.(32)	300,000	*	300,000		—	—	—	—	—	—	—
Scott Jones(33)	290,000	*	290,000		—	—	—	—	—	—	—
National Bank Financial ITF JC Clark Opportunity Fund 4FK202F(34)	250,000	*	250,000		—	—	—	—	—	—	—
The Mont Blanc Investment Corporation(35)	225,333	*	225,333		—	—	22,000	*	22,000	—	—
Robert Dionisi†	215,302	*	322,952	±	—	—	—	—	—	—	—
Merced(36)	214,874	*	322,310	±	—	—	—	—	—	—	—
Alden Global Capital(37)	214,873	*	322,309	±	—	—	—	—	—	—	—
National Bank Financial Inc. ITF Goodwood Fund A/C 4Q0010F(38)	200,000	*	200,000		—	—	—	—	—	—	—
Nelson Investment Partnership(39)	200,000	*	200,000		—	—	—	—	—	—	—
Credit Suisse(40)	191,381	*	287,071	±	—	—	—	—	—	—	—
Ancora(41)	185,334	*	185,334		—	—	52,000	*	52,000	—	—
Livello(42)	171,899	*	257,848	±	—	—	—	—	—	—	—
Napier Park(43)	153,100	*	229,650	±	—	—	—	—	—	—	—
Other Selling Securityholders(44)	152,000	*	152,000		—	—	—	—	—	—	—
Poscor Mill Services Corp.(45)	150,000	*	150,000		—	—	—	—	—	—	—
EarlyBirdCapital Inc.(46)	117,875	*	117,875		—	—	117,875	*	117,875	—	—
Morgan Stanley(47)	110,666	*	165,999	±	—	—	—	—	—	—	—
Craig Martin	110,333	*	110,333		—	—	27,000	*	27,000	—	—
Ability Insurance Company(48)	101,674	*	152,511	±	—	—	—	—	—	—	—
BT Global Growth Fund, LP(49)	100,000	*	100,000		—	—	—	—	—	—	—
TAH Capital LLC(50)	90,000	*	90,000		—	—	30,000	*	30,000	—	—
EBC Holdings, Inc.(51)	82,286	*	82,286		—	—	—	—	—	—	—
Jeremy Sg Fowden & Louise E Fowden	75,000	*	75,000		—	—	25,000	*	25,000	—	—
Triple J Holdings II LLC(52)	65,333	*	65,333		—	—	12,000	*	12,000	—	—
White Star Partners LP(53)	65,333	*	65,333		—	—	12,000	*	12,000	—	—
Extract Capital Master Fund, Ltd(54)	64,462	*	96,693	±	—	—	—	—	—	—	—
Dejong & Co(55)	60,000	*	60,000		—	—	20,000	*	20,000	—	—
Deutsche Bank(56)	57,687	*	86,530	±	—	—	—	—	—	—	—
Stephen P. Lack	40,000	*	40,000		—	—	10,000	*	10,000	—	—
Arbutus Family Holdings Ltd.(57)	30,000	*	30,000		—	—	10,000	*	10,000	—	—

Common Shares							Warrants to Purchase Common Shares
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby		Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name and Address(1)	Number	Percent			Number	Percent	Number	Percent		Number	Percent
Adam Jaffe	29,297	*	29,297		—	—	646	*	646	—	—
Andrew Le Feuvre(58)	25,000	*	25,000		—	—	—	—	—	—	—
Barry Allan(58)	25,000	*	25,000		—	—	—	—	—	—	—
Beric Sykes	25,000	*	25,000		—	—	—	—	—	—	—
John Thompson III(58)	25,000	*	25,000		—	—	—	—	—	—	—
Lawrence Cannon	25,000	*	25,000		—	—	—	—	—	—	—
Joe Caruso(58)	25,000	*	25,000		—	—	—	—	—	—	—
Nomura(59)	24,881	*	37,321	±	—	—	—	—	—	—	—
Goldman Sachs(60)	23,449	*	35,173	±	—	—	—	—	—	—	—
Andy Harshaw†	18,432	*	27,648	±
Andrew E. Schultz†	18,432	*	27,648	±
Bank J. Safra Sarasin (Gibraltar) Ltd London Branch(61)	17,224	*	25,836	±	—	—	—	—	—	—	—
Brenda Nemzin	15,000	*	15,000		—	—	—	—	—	—	—
Jennifer Lawrence(58)	10,000	*	10,000		—	—	—	—	—	—	—
Rod McInnes(58)	10,000	*	10,000		—	—	—	—	—	—	—
Samuel Blatchford(62)	10,000	*	10,000		—	—	—	—	—	—	—
Jonathan Freeman(58)	2,000	*	2,000		—	—	—	—	—	—	—
Toronto Dominion Bank(63)	804	*	1,206	±	—	—	—	—	—	—	—
EFG Bank(64)	765	*	1,147	±	—	—	—	—	—	—	—
Maria Fatima Domingos(65)	191	*	286	±	—	—	—	—	—	—	—

*	Less than 1.0%.

±	Includes Common Shares that may be issuable pursuant to Earnout Rights, being approximately one third of such amount of Common Shares indicated hereby.

†	A director or officer of Algoma. Represents Common Shares issuable pursuant to Replacement LTIP Awards.

(1)	Unless otherwise indicated, the business address of each of the Selling Securityholders is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada.

(2)

Consists of Common Shares held of record by Community Insurance Company, Future Fund Board of Guardians, Bain Capital Senior Loan Fund, L.P., Bain Capital Credit Managed Account (PSERS), L.P., Bain Capital High Income Partnership, L.P., RBS Pension Trustee Limited , Bain Capital Credit Managed Account (TCCC), L.P., Kaiser Foundation Hospitals, Kaiser Permanente Group Trust, Global Loan Fund (formerly known as Bain Capital Senior Fund Public Limited Company), Catholic Health Initiatives Master Trust, Sunsuper Pooled Superannuation Trust, San Francisco City and County Employees Retirement System, Bain Capital Credit Rio Grande FMC, L.P., Aon Hewitt Group Trust – High Yield Plus Bond Fund, FirstEnergy System Master Retirement Trust, CHI Operating Investment Program L.P., Los Angeles County Employees Retirement Association, Bain Capital Senior Loan Fund (SRI), L.P., BCSSS Investments S.à r.l., TMPSL Investments Limited (formerly known as MPS Investments S.à r.l.), Blue Cross of California, Bain Capital Credit (Australia) Pty Ltd in its capacity as trustee of QCT, Sears Holdings Pension Trust, Bain Capital Distressed and Special Situations 2013 (D), L.P., Bain Capital Distressed and Special Situations 2013 (AIV I), L.P., Bain Capital Distressed and Special Situations 2013 (AIV II Master), L.P., Bain Capital Distressed and Special Situations 2013 (B), L.P., Avery Point III CLO and Limited and Avery Point IV CLO, Limited. The address of the Bain Funds is c/o Bain Capital LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)	The business address of Barclays Bank PLC is 745 7th Avenue, New York, New York 10166.

(4)

Consists of Common Shares held of record by Contrarian Capital Fund I, L.P., Contrarian Centre Street Partnership, L.P., Contrarian Capital Trade Claims, L.P., Contrarian Emerging Markets, L.P., Contrarian EM II, LP, E1 SP, a Segregated Portfolio of EMAP SPC, Emma 1 Master Fund, L.P., EMMA 2 Fund, L.P., Contrarian Opportunity Fund, L.P., Contrarian Advantage B-LP and Boston Patriot Summer St LLC. The shares are beneficially owned by certain funds and accounts (the “Contrarian Funds”) that are managed by Contrarian Capital Management, L.L.C. (“Contrarian”). Jon R. Bauer is the Sole Managing Member of Contrarian. Contrarian has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant Contrarian Funds. Contrarian is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.

(5)

Consists of Common Shares held of record by GoldenTree Asset Management Lux Sarl, GoldenTree High Yield Value Fund Offshore (Strategic), Limited, Kapitalforeningen MP Invest, High Yield obligationer (formerly known as Kapitalforeningen Unipension Invest, High Yield obligationer), San Bernardino County Employees’ Retirement Association, CenturyLink, Inc. Defined Benefit Master Trust, Kapitalforeningen PenSam Invest, PSI 84 US high yield II, Stitching PGGM Depository acting in its capacity as titleholder for PGGM High Yield Fund, City of New York Group Trust, GT NM, LP, GoldenTree Multi-Sector Master Fund ICAV – Golden Tree Multi Sector Master Fund Portfolio A, GoldenTree High Yield Value Master Fund ICAV -GoldenTree High Yield Value Master Fund Portfolio A and Kapitalfoerningen Unipension Invest, High Yield Obligationer II. The shares are beneficially owned by certain funds and accounts (the “GTAM Funds”) that are managed by GoldenTree Asset Management LP (“GTAM LP”). GoldenTree Asset Management LLC (“GTAM LLC”) is the General Partner of GTAM LP. Steven A. Tananbaum is the Sole Managing Member of GTAM LLC. GTAM LP has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant

GTAM Funds. GTAM LP is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 300 Park Avenue, 21st Floor, New York, NY 10022.

(6)

Consists of Common Shares held of record by Archview Master Fund Ltd., Archview Fund, L.P. and Archview ERISA Master Fund Ltd. The business address for each of the funds explicitly named in this footnote is 687 Smith Ridge Road, New Canaan, CT 06840.

(7)	The business address of Maple Rock is 21 St. Clair Ave E, Suite 1100, Toronto, ON M4T 1L9.

(8)

Includes 350,000 Common Shares held by the Pratt Grandchildren’s Trust and 50,000 Warrants are held by the Pratt Grandchildren’s Trust. Mr. Pratt is the trustee and has sole voting and dispositive power over the shares held by the Pratt Grandchildren’s Trust. Mr. Pratt disclaims beneficial ownership of the shares held by Pratt Grandchildren’s Trust except to the extent of his ultimate pecuniary interest therein.

(9)

Consists of Common Shares held of record by MSD Credit Opportunity Fund, L.P., MSD Credit Opportunity Master Fund, L.P., MSD Special Investments Fund, L.P. and MSD SIF Holdings, L.P. The business address of MSD is 645 Fifth Ave, 21st Floor, New York, NY 10022.

(10)

Consists of Common Shares held of record by New Generation Loan Fund Limited Partnership, New Generation Turnaround Fund (Bermuda) LP, New Generation Limited Partnership and Brown Brothers Harriman & Co. fbo Schroders GAIA II NGA Turnaround. The business address of New Generation is 13 Elm Street, Suite 2, Manchester, MA 01944.

(11)

Consists of Common Shares held of record by Bybrook Capital Badminton Fund LP, Bybrook Capital Master Fund LP and Bybrook Capital Hazelton Master Fund LP. The business address of Bybrook is Pollen House, 10-12 Cork Street, London, England W1S 3NP.

(12)

Consists of Common Shares held of record by QUS, LLC, XUS, LLC, YUS, LLC, Olifant Fund, Ltd., FFI Fund Ltd. and FYI Ltd. The business address of BraceBridge is 888 Boylston St., Suite 1500, c/o Bracebridge Capital, LLC, Boston, MA 02199.

(13)	The business address of Libra Advisors Canada Corp. is 600-1741 Lower Water Street, Halifax, Nova Scotia, B3J 0J2.

(14)	The business address of 1446605 Ontario Corp is 1 Kenview Blvd., Suite 301, Brampton, Ontario, L6T 5G4.

(15)

Consists of Common Shares held of record by Cetus Capital VI, L.P. and OFM II, L.P. The business address of each of the funds named in this footnote is 8 Sound Shore Drive, Suite 303, Greenwich, CT, 06830.

(16)

Consists of Common Shares held of record by Marathon Special Opportunity Master Fund, Ltd., Marathon Credit Dislocation Fund, LP, TRS Credit Fund, LP., Marathon Centre Street Partnership, L.P., Marathon Blue Grass Credit Fund, L.P., Master SIF SICAV – SIF and Marathon Blue Active Fund Ltd. The business address of Marathon is One Bryant Park, 38th Floor, New York, NY 10036.

(17)	The business address of Mason Capital Master Fund, L.P. is 110 East 59th Street, New York, New York, 10022.

(18)

Includes an aggregate of 507,937 Common Shares held by trusts established for Mr. Rosenfeld’s children (the “Rosenfeld Children’s Trusts”). Mr. Sgro is the trustee of the Rosenfeld Children’s Trusts and has sole voting and dispositive power over the shares held by the Rosenfeld Children’s Trusts. Mr. Sgro disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(19)

Consists of Common Shares held of record by Newtyn Partners, LP and Newtyn TE Partners, LP. The business address of each of the funds named in this footnote is 60 East 42nd Street, Suite 960, New York, NY, 10165.

(20)

Consists of Common Shares held of record by Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund, Fidelity Summer Street Trust: Fidelity Capital & Income Fund and Variable Insurance Products Fund V: Strategic Income Portfolio. The business address for each of the funds explicitly named in this footnote is 82 Devonshire Street – V13H, Boston, MA 02109.

(21)	The business address of Bryan Jones is 6001 Irwin St., Lasalle, Quebec, H8N 1A1.

(22)

Consists of Common Shares held of record by Gundyco ITF – Vantage Protected Performance Fund (51500847), Gundyco ITF – VPP Fund Ltd (51500846), and Gundyco ITF – Vantage Performance Fund (51500937). The business address for Gundyco ITF – Vantage Protected Performance Fund (51500847) and Gundyco ITF – Vantage Performance Fund (51500937) is 120 Bremner Blvd., Unit 1420, Toronto, Ontario, M5J 0A8. The business address for Gundyco ITF – VPP Fund Ltd (51500846) id One Nexus Way, Camana Bay, Grand Cayman KY1-9005 Cayman Islands.

(23)

Consists of Common Shares held of record by Scoggin International Fund, Ltd. and Scoggin Worldwide Fund, Ltd. The business address of each of the funds named in this footnote is 660 Madison Avenue, 20th Floor, New York, NY, 10065.

(24)

Consists of Common Shares held of record by Scarsdale – CFT L.P. and Scarsdale Capital Opportunity LP. The business address of each of the funds named in this footnote is 15200 W Sunset Blvd., Suite 208, Los Angeles, CA, 90272.

(25)	Consists of Common Shares held of record by AMC Credit Opportunities Master SPV LP (“AMC”). The business address of AMC is 477 Madison Ave., 22nd Floor, New York, NY, 10022.

(26)	The business address of Stockdale LLC is 5950 Berkshire Lane, Suite 800, Dallas, Texas 75225.

(27)

Consists of Common Shares held of record by HITE Carbon Offset LP, HITE Carbon Offset Ltd and HITE Hedge ET LP. The business address for each of the funds explicitly named in this footnote is 300 Crown Colony Drive, Suite 108, Quincy, MA, 02169.

(28)	The business address of Silver Point Luxembourg Platform S.à.r.l. is 2 Greenwich Plaza, 1st Floor, Greenwich, CT 06830.

(29)	The business address of RJM56 Investment Partnership No. 2 is 66 Wellington St. W, 2nd Floor, Toronto, Ontario, M5K 1A2.

(30)	The business address of Moore Global Investments, LLC is 11 Time Square – 38 Floor, New York, NY, 10036.

(31)	Consists of Common Shares held of record by J.H. Lane Partners Master Fund LP (“J.H. Lane”). The business address of J.H. Lane is 126 East 56th Street, Suite 1620, New York, NY, 10022.

(32)

Consists of Common Shares held of record by Raymond James ltd. ITF, Fraser Kearney Capital Corp, 1861982 Ontario Inc. and 1861983 Ontario Inc. The business address for Raymond James ltd. ITF is 925 West Georgia Street, Suite 2100, Vancouver, British Columbia, V6C 3L2. The business address for each of the other funds explicitly named in this footnote is 399 Park Avenue, Basement C, Transfer/Vault, New York, NY, 10022.

(33)	The business address of Scott Jones is 6001 Irwin St., Lasalle, Quebec, H8N 1A1.

(34)	The business address of National Bank Financial ITF JC Clark Opportunity Fund 4FK202F is M100-1010 de la Gauchetiere St., W Montreal, QC H3B 5J2.

(35)	The business address of The Mont Blanc Investment Corporation is 115 Hillside Ave. West, Toronto, Ontario M5P 1G6.

(36)

Consists of Common Shares held of record by Athilon Capital Corp. LLC and Merced Partners Limited Partnership. The business address for each of the funds explicitly named in this footnote is 601 Carlson Parkway, Suite 200, Minnetonka, MN, 55305.

(37)

Consists of Common Shares held of record by Alden Global Opportunities Master Fund LP, Alden Global Value Recovery Master Fund LP, Turnpike Limited. The business address for each of the funds explicitly named in this footnote is c/o Alden Global Capital, 885 Third Ave. 34th Floor, New York, NY, 10022.

(38)

Consists of Common Shares registered in the name of National Bank Financial Inc. ITFGoodwood Fund A/C 4Q0010F and the address of such person is M100-1010 de la Gauchetiere St., W, Montreal, Quebec, H3B 5J2. The business address for the Goodwood Fund is 75 Navy Street, Suite 403, Oakville, Ontario L6J 2Z1.

(39)	The business address of Nelson Investment Partnership is 66 Wellington St. West, 2nd Floor, Toronto, Ontario M5K 1A2.

(40)	The business address of Credit Suisse is 11 Madison Ave, 4th Floor, New York, NY 10010.

(41)

Consists of Common Shares held of record by Ancora Merlin LP, Ancora Merlin Institutional L P, Ancora Catalyst L P and Ancora Catalyst Institutional LP. The business address for each of the funds explicitly named in this footnote is 6060 Parkland Blvd, Ste 200, Cleveland, OH, 44124.

(42)	The business address of Livello Capital Special Opportunities Master Fund LP is 1 World Trade Center, 85th Floor, New York, NY, 10007.

(43)

Consists of Common Shares held of record by D-Star Ltd., Napier Park Select Master Fund LP, New Mexico Napier Park Fund LLC and Wanaka Fund Ltd. The business address of Napier Park is 280 Park Ave, 3rd Floor, New York, NY 10017.

(44)

Consists of Common Shares held by the following persons, each of whom owns less than 1.0% of the outstanding Common Shares: Amy Kaufmann (2,500); Coleen McGlynn (1,500); David Nussbaum (40,000); Ed Kovary (25,000); Eileen Moore (3,500); Gleeson Cox (2,500); Gregory Stoupnitzky (1,000); Jackie Chang (1,000); Jillian Carter (2,500); Joe Mongiello (1,000); Marc Van Tricht (10,000); Mark Cangemi (1,000); Mauro Conijeski (2,500); Mike Powell (12,500); Robert Gladstone (2,500); Steven Levine (40,000); Doug Rogers (500), Tracy Fezza (1,500) and I-Bankers Securities, Inc. (1,000). The business address of each of the Selling Securityholders explicitly named in this footnote is 1 Huntington Quadrangle, Melville, NY 11747.

(45)	The business address of Poscor Mill Services Corp. is 66 Wellington St. West, 2nd Floor, Toronto, Ontario M5K 1A2.

(46)

Consists of Common Shares and Warrants held of record by EarlyBirdCapital, Inc. (“EarlyBirdCapital”). David Nussbaum, Steven Levine, and Amy Kaufmann as chairman, CEO, and Executive Vice President respectively, of EarlyBirdCapital, may be deemed to have the power to vote or dispose of the securities held by EarlyBirdCapital. EarlyBirdCapital is a broker-dealer and purchased the securities as ‘Risk Units’. The business address of EarlyBirdCapital is 1 Huntington Quadrangle, Melville, NY 11747.

(47)	The business address of Morgan Stanley is 1585 Broadway, 2nd Floor, New York, NY 10036.

(48)	Consists of Common Shares held of record by Algoma Steel Parent S.C.A. in liquidation (in the name of and for the beneficial owner, Ability Insurance Company).

(49)	The business address of BT Global Growth Fund, LP is 1001 boul. de Maisonneuve Ouest, Suite 205, Montreal, Quebec H3A 3C8.

(50)	The business address of TAH Capital LLC is 2620 N Dundee St., Tampa, FL 33629-7517.

(51)

Consists of Common Shares held of record by EBC Holdings, Inc. (“EBC”). David Nussbaum, Steven Levine, and Amy Kaufmann as chairman, CEO, and Executive Vice President respectively, of EBC, may be deemed to have the power to vote or dispose of the securities held by EBC. EBC is the direct parent of EarlyBirdCapital, a broker-dealer and obtained the securities as compensation for investment banking services. The business address of EBC is 1 Huntington Quadrangle, Melville, NY 11747.

(52)	The business address of Triple J Holdings II LLC is 2 Gedney Way, Chappaqua, NY 10514-1402.

(53)	The business address of White Star Partners LP is 200 Crescent Ct, Suite 1450, Dallas, TX 75201-7842.

(54)	The business address of Extract Capital Master Fund, Ltd is 34 King St E, Suite 1102, Toronto, ON, M5C 2X8.

(55)	The business address of Dejong & Co is 70 Distillery Lane, Suite 4004, Toronto, Ontario MSA 0E3.

(56)	The business address of Deutsche Bank is 60 Wall St, New York, NY 10005.

(57)	The business address of Arbutus Family Holdings Ltd. is 2294 King Edward Ave. West, Vancouver, British Columbia V6L 3B8.

(58)	The business address of such Selling Securityholder is 66 Wellington St. W, 2nd Floor, Toronto, Ontario, M5K 1A2.

(59)

Consists of Common Shares held of record by Blue Cross and Blue Shield Association National Retirement Trust and Northern Multi-Manager High Yield Opportunity Fund. The business address of Nomura is 309 West 49th Street, 19th Floor, New York, NY 10019-7316.

(60)	The business address of Goldman Sachs is 200 West Street, New York, NY 10282.

(61)

Consists of Common Shares held of record by Nordel Assets S.A. and Pisces Holdings Developments Limited. The business address for each of the funds explicitly named in this footnote is Akara Blg., 24 De Castro Street, Wickams Cay 1, Road Town Tortola, British Virigin Islands.

(62)	The business address of Samuel Blatchford is 115 Wallace Ave, South Portland, Maine 04106.

(63)	The business address of Toronto Dominion Bank is 55 King Street West, 25th Floor, Toronto, ON M5K 1A2.

(64)	The business address of EFG Bank is 24 Quai du Seujet P.O. Box 2391, Geneva, Switzerland CH-1211.

(65)	Consists of Common Shares held of record by Maria Fatima Domingos and Maria Fatima Domingos in trust for Mihaly Juhos.

Material Relationships with Certain Selling Securityholders

See the section titled “Certain Relationships and Related Person Transactions”.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions – Legato

Founders Shares

In August 2020, Legato issued an aggregate of 5,031,250 shares of Legato Common Stock to the Founders for an aggregate purchase price of $25,000. In January 2021, Legato effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 shares of Legato Common Stock outstanding and held by the Founders.

The Founders have agreed not to transfer, assign or sell any of the Common Shares held by them (except to certain permitted transferees) until the earlier of (i) one year after the completion of the Merger, (ii) the date on which the closing price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after completion of the Merger, and (iii) the date subsequent to the Merger that Legato completes a liquidation, merger, share exchange or other similar transaction which results in all of Legato’s stockholders having the right to exchange their common stock for cash, securities or other property.

Additionally, pursuant to the Lock-Up Agreement, the Founders agreed that the Common Shares issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Common Shares and Warrants issued to them in exchange for their Private Units), but not including any PIPE Shares will be subject to transfer restrictions until the earlier of (a) the twelve-month anniversary of the Closing and (b) the date on which the closing share price of the Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Lock-Up Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up.

Certain Relationships and Related Person Transactions – Algoma

Advances to Shareholder

Algoma’s former shareholder, Algoma Steel Parent S.C.A. (the “Former Parent”), and its commonly controlled affiliates are related parties. During the year ended March 31, 2020, Algoma entered into a promissory note with the Former Parent (the “Promissory Note”). During the three month period ended June 30, 2021, there were no advances to the Company’s shareholder. During the year ended March 31, 2021, Algoma advanced C$1.1 million ($0.8 million) to the Former Parent to fund the Former Parent’s reasonable expenses, liabilities and other obligations. The Promissory Note is unsecured and is non-interest-bearing. At June 30, 2021, the balance of the Promissory Note receivable was C$2.1 million ($1.7 million) (March 31, 2021 – C$2.2 million ($1.7 million)).

All amounts owing under Promissory Note were repaid and the Promissory Note was extinguished prior to Closing.

Shareholders Agreement

Algoma Steel Inc. is a party to a Shareholders Agreement, dated as of November 30, 2018 (the “Shareholders Agreement”), among Algoma Steel Inc., Algoma Steel Intermediate Holdings Inc., Algoma Steel Holdings Inc. and the shareholders of Holdings, including Former Parent. The Shareholders Agreement provides for, among other things, the governance of Holdings, including the composition of the boards of Holdings and Former Parent and the rights of certain shareholders to designate or remove the members of the boards of Holdings and Former Parent. The Shareholders Agreement sets forth specified corporate actions that may not be taken without approval of holders of a majority of the shares of Holdings. The Shareholder Agreement includes customary indemnification and confidentiality provisions, restrictions on transfer of shares, drag-along and tag-along rights and preemptive rights. In addition, the Shareholders Agreement provides shareholders customary demand and piggyback registrations rights following an initial public offering or listing of shares of Holdings in the United States or Canada (or if Holdings otherwise become a reporting company in the United States or Canada).

Algoma caused all rights and obligations with respect to Algoma and its subsidiaries pursuant to the Shareholders Agreement to be terminated on Closing.

Investor Rights Agreement

On the Closing Date, Algoma, the IRA Parties entered into an Investor Rights Agreement. The Investor Rights Agreement provides that the Warrants and Common Shares held by the IRA Parties, including the Common Shares issuable upon the exercise of Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma agreed to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws, subject to required notice provisions to other IRA Parties; provided, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the four-month period prior to receipt of the request therefor. Algoma also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. See “Common Shares Eligible for Future Sale” for additional details. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Common Shares (which percentage assumes that all of the Common Shares issuable pursuant to the Earnout Rights are issued).

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain officers to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Algoma or an organization of which Algoma is a shareholder or creditor if such individual serves such organization at our request.

Indebtedness of Directors and Executive Officers

No person who is, as of the date of this prospectus, a director or executive officer of Algoma, is or has been indebted to Algoma or is indebted to another entity that is, or has been at any time, the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by Algoma.

Selling Securityholder Relationships

Each of Michael McQuade, Rajat Marwah, John Naccarato, Brian Pratt, Eric Rosenfeld, David Sgro, Andy Harshaw and Andrew E. Schultz are current directors and/or officers of Algoma. At present Michael McQuade, Rajat Marwah, John Naccarato, Robert Dionisi, Shawn Galey, Mark Nogalo, and Robert Wesley are officers of Algoma Steel Inc.

Each of David Sgro, Eric Rosenfeld, Adam Jaffe, Brian Pratt and Craig Martin is a former director and/or officer of Legato. In addition, Triple J Holdings II LLC, White Star Partners LP, Ancora and The Mont Blanc Investment Corporation are the respective affiliates of Adam J. Semler, D. Blair Baker, Ryan Hummer and John Ing, each of whom is a former director of Legato.

Each of Barclays Bank PLC and Goldman Sachs is a lender, or the affiliate of a lender, under the Revolving Credit Facility.

1446605 Ontario Corp., through two of its affiliates, has been a supplier of scrap metal to Algoma within the last three years.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of Common Shares and Warrants. This discussion applies only to Common Shares and Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of Common Shares and Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	traders in securities that elect to mark to market;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•

persons holding Common Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Common Shares and/or Warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Common Shares;

•	founders, sponsors, officers or directors of Legato or holders of private placement warrants;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Common Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Shares and/or Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Common Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES AND/OR WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES AND/OR WARRANTS.

U.S. Federal Income Tax Treatment of Algoma

Tax Residence of Algoma for U.S. Federal Income Tax Purposes

Although Algoma is incorporated and tax resident in Canada, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in British Columbia, Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Section 7874 of the Code, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code that are made as part of a plan or made over a 36-month period, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.

Algoma acquired substantially all of the assets of Legato through the Merger. As a result, Section 7874 of the Code may apply to cause Algoma to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception. Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Algoma does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code as a result of the Merger, whether because Algoma expects that the Section 7874 Percentage is less than 80% and/or because Algoma believes the Substantial Business Activities Exception is satisfied.

However, the calculation of the Section 7874 Percentage and the applicability of the Substantial Business Activities Exception are complex, are subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and are subject to certain factual uncertainties and must be finally determined after the Merger. Additionally, former holders of Legato Common Stock may be deemed to own an amount of Common Shares in respect to certain redemptions by former holders of Legato Common Stock prior to the Merger for purposes of determining the ownership percentage of former holders of Legato Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders. In particular, holders of Common Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if Algoma is still respected as a foreign corporation under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over the 36-month period following the Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within the 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of Algoma attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.

The remainder of this discussion assumes that Algoma is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Legato and Algoma currently expects that the Section 7874 Percentage is less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to Algoma or Legato as a result of the Merger.

If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80%, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any

U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that Legato had a significant amount of inversion gain as a result of the Merger.

The determination that the Section 7874 Percentage is less than 60% after the Merger is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in U.S. tax laws and regulations, with possible retroactive effect), is subject to certain factual uncertainties and must be finally determined after the Merger. There can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Algoma, significant adverse tax consequences could result for Algoma and for certain Algoma shareholders, including a higher effective corporate tax rate on Algoma.

U.S. Holders

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders

Distributions on Common Shares

If Algoma makes distributions of cash or property on the Common Shares, such distributions will be treated first as a dividend to the extent of Algoma’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Shares, with any remaining excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by Algoma (or another applicable withholding agent). If Algoma does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to U.S. Holders that are treated as corporations for U.S. federal income tax purposes in respect of dividends received from U.S. corporations.

Subject to the discussions above under “– Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders” and below under “– Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•

either (a) the shares are readily tradable on an established securities market in the U.S. or (b) Algoma is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

•

Algoma is neither a PFIC (as discussed below under below under “– Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Algoma’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements;

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

•	the taxpayer does not take the dividends into account as investment income under Section 163(d)(4)(B) of the Code.

There can be no assurances that Algoma will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Canada. In addition, there also can be no assurance that Common Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, Algoma will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “– Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Common Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on Common Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Algoma with respect to the Common Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants

Subject to the discussion below under “– Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Common Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Common Shares or Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Common Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Canadian tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Canada (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in Common Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant and the exercise price. The U.S. Holder’s holding period for a Common Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant (see “Description of Securities – Description of Warrants”) are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Common Shares received generally would equal the U.S. Holder’s basis in the Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “– Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Common Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Common Shares that would have been received in a regular exercise of the Warrants deemed surrendered, net of the aggregate exercise price of such Warrants and (ii) the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s aggregate tax basis in the Common Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Warrants deemed exercised and (ii) the aggregate exercise price of such Warrants. A U.S. Holder’s holding period for the Common Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the Common Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Subject to the PFIC rules described below, if Algoma redeems Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “Description of Securities– Description of Warrants – Warrants” or if Algoma purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “– Sale, Exchange, Redemption or Other Taxable Disposition of Common Shares and Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Common Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement captioned “Description of Securities – Description of Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Algoma if, for example, the adjustment increases the holder’s proportionate interest in Algoma’s assets or earnings and profits (for instance, through an increase in the number of Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Common Shares which is taxable to the U.S. Holders of such shares as described under “– Distributions on Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Algoma equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Common Shares and Warrants could be materially different from that described above if Algoma is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•

at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Algoma will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Algoma owns, directly or indirectly, 25% or more (by value) of the stock.

Algoma does not currently believe that it would be a PFIC for U.S. federal income tax purposes for the current taxable year or future taxable years as a result of such years’ operations if the composition of the income, assets and operations of Algoma and its subsidiaries for each such year were substantially similar to those of its prior two taxable years. However, whether Algoma is treated as a PFIC is determined on an annual basis, and Algoma may be a PFIC for the current taxable year and/or for future taxable years. The determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of Algoma’s and its subsidiaries’ income and assets, and the market value of their shares and assets, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Algoma will be a PFIC for the current taxable year or for any future taxable year. In addition, Algoma’s U.S. counsel expresses no opinion with respect to Algoma’s PFIC status for the current taxable year or prior or future taxable years.

Under the PFIC rules, if Algoma were considered a PFIC at any time that a U.S. Holder owns Common Shares or Warrants, Algoma would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) Algoma has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Common Shares in which Algoma was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its Common Shares at their fair market value on the last day of the last taxable year in which Algoma is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the Common Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Algoma subsequently becomes a PFIC.

For each taxable year that Algoma is treated as a PFIC with respect to a U.S. Holder’s Common Shares or Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of Common Shares and under proposed Treasury regulations transfers of Warrants and certain transfers of Common Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Common Shares or Warrants (collectively the “excess distribution rules”), unless, with respect to the Common Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Common Shares or Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Common Shares or Warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of Algoma’s first taxable year in which Algoma is a PFIC will be treated as ordinary income; and

•

the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

•	the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Common Shares or Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Common Shares or Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Algoma may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that Algoma does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Algoma’s subsidiaries.

If Algoma is a PFIC, a U.S. Holder of shares in Algoma may avoid taxation under the excess distribution rules described above in respect to the Common Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Common Shares only if Algoma provides U.S. Holders on an annual basis with certain financial information specified under applicable Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that Algoma will have timely knowledge of its status as a PFIC in the future or that Algoma will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its Common Shares would generally be required to include in income for each year that Algoma is treated as a PFIC the U.S. Holder’s pro rata share of Algoma’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Common Shares. Any net deficits or net capital losses of Algoma for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Common Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Common Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Common Shares by a corresponding amount. If Algoma owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Algoma’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Algoma will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, Algoma may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Algoma will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Common Shares in which Algoma is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Common Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Common Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules , a new holding period in the Common Shares.

It is not entirely clear how various aspects of the PFIC rules apply to the Warrants. However, a U.S. Holder may not make a QEF election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants) and Algoma was a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such Warrants properly makes and maintains a QEF election with respect to the newly acquired Common Shares (or has previously made a QEF election with respect to Common Shares previously held by such U.S. Holder), the QEF election will apply to the newly acquired Common Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Common Shares (which under proposed Treasury regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Common Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.

Alternatively, if Algoma is a PFIC and Common Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s Common Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Common Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its Common Shares, such U.S. Holder generally will include in income for each year that Algoma is treated as a PFIC with respect to such Common Shares an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Common Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Common Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Common Shares, as well as to any loss realized on the actual sale or disposition of the Common Shares, to the extent the amount of such loss does not exceed the net mark- to-market gains for such Common Shares previously included in income. A U.S. Holder’s basis in the Common Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions Algoma makes would generally be subject to the rules discussed above under “– Distributions on Common Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury regulations. The Common Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Common Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Common Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Common Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Common Shares in which Algoma is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the Common Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Common Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by Treasury. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Algoma is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

This section applies to Non-U.S. Holders of Common Shares and Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Common Shares or Warrants that not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of Common Shares or Warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of Common Shares or Warrants.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders – Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of Common Shares or (ii) gain realized upon the sale or other taxable disposition of Common Shares and/or Warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•

the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected income or gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. Holder, as described under “U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders – Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the Common Shares and Warrants.

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. Holder’s Warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to U.S. Holders – Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the first paragraph above under the heading “– U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares and Warrants to Non-U.S. Holders” based on such characterization.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Common Shares, and the proceeds received on the disposition of Common Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Common Shares and proceeds from the sale, exchange, redemption or other disposition of Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their Common Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to Common Shares and proceeds from the sale of other disposition of Common Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES AND WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Common Shares and Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any provincial, territorial, state, local, foreign or other taxing jurisdiction.

The following summary describes the material Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to a person that acquires, as beneficial owner, of Common Shares hereunder and that for the purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm’s length with Algoma and the Selling Securityholders; (iii) is not affiliated with Algoma or any of the Selling Securityholders; and (iv) holds its Common Shares as capital property and does not use or hold, and is not deemed to use or hold, any such securities in a business carried on in Canada (each a “Holder”). Generally, the Common Shares will be capital property to a Holder unless such shares are held or acquired, or are deemed to be held or acquired, in the course of carrying on a business of trading or dealing in securities or in one or more transactions considered to be an adventure or concern in the nature of trade. This summary does not apply to a Holder that is an “authorized foreign bank” (as defined in the Tax Act). For greater certainty, this summary does not apply to the Selling Securityholders (including any Existing Algoma Investors.

This summary does not address persons who acquire Warrants hereunder, and such persons should consult their own tax advisors with respect to the Canadian federal income tax consequences to them of the expiry, exchange, redemption or exercise of, the continued holding of, replacement or disposition of Warrants, and of the acquisition, holding and disposing of the Common Shares or any other securities in respect thereof, which may differ materially from the discussion provided in this summary.

This summary is based on the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practice of the CRA whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory, state, local, foreign or other jurisdiction, which may be different from those discussed herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable to the acquisition, ownership and disposition of Common Shares and Warrants in the respect of the Merger, and is not intended to be, and should not construed to be, legal, business or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances, including with respect to the tax consequences to them of the Merger.

Currency Conversion

In general, for purposes of the Tax Act, any amount relating to the acquisition, holding or disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the applicable rate of exchange (for purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the Minister of Finance (Canada).

Dividends on the Common Shares

Dividends received or deemed to be received by a Holder on Common Shares will be subject to withholding tax under the Tax Act at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. In the case of a beneficial owner of dividends who is a resident of the United States for purposes of the Canada-United States Tax Convention (1980), as amended, and who is fully entitled to the benefits of that treaty, the rate of withholding will generally be reduced to 15%. Holders should consult their own tax advisors in this regard.

Disposition of a Common Share

A Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares, unless the Common Shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Common Shares are not “treaty-protected property” of the Holder for purposes of the Tax Act at the time of disposition.

Generally, the Common Shares will not constitute taxable Canadian property to a Holder at the time of disposition provided that the Common Shares are listed at that time on a designated stock exchange (which includes Nasdaq and the TSX) unless at any particular time during the 60-month period that ends at that time: (i) one or any combination of: (a) the Holder; (b) persons with whom the Holder does not deal at arm’s length; and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of Algoma; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada; (b) “Canadian resource properties” (as defined in the Tax Act); (c) “timber resource properties” (as defined in the Tax Act); and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares could be deemed to be taxable Canadian property.

Even if the Common Shares are taxable Canadian property to a Holder, a taxable capital gain resulting from the disposition of the Common Shares will not be included in computing the Holder’s taxable income earned in Canada for the purposes of the Tax Act if, at the time of the disposition, the Common Shares constitute “treaty-protected property” of the Holder for purposes of the Tax Act. The Common Shares will generally be considered “treaty-protected property” of a Holder for purposes of the Tax Act at the time of the disposition if the gain from their disposition would, because of an applicable income tax treaty between Canada and the country in which the Holder is resident for purposes of such treaty and in respect of which the Holder is entitled to receive benefits thereunder, be exempt from tax under the Tax Act.

In the event that the Common Shares are considered to be taxable Canadian property but not treaty-protected property, such Holder will realize a capital gain (or capital loss) as if the Holder were resident in Canada.

Holders whose Common Shares are or may be taxable Canadian property should consult their own advisors for advice having regard to their particular circumstances, including whether their Common Shares constitute treaty-protected property.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Warrants, Common Shares or interests in Common Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrants, Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the Warrants or Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Warrants, Common Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Warrants or Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Warrants or Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Warrants, Common Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrants or Common Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Warrants or Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Warrants or Common Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Warrants or Common Shares offered by this prospectus, which Warrants or Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Warrants or Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the Warrants or Common Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Warrants or Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrants or Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Warrants or Common Shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or Common Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Common Shares and Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$162,925
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	50,000
Printing Expenses	10,000
Miscellaneous Expenses	40,000

Total	$412,925

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain Canadian legal matters will be passed upon for us by Goodmans LLP, Toronto, Ontario, Canada. The legality of the Common Shares will be passed upon by Lawson Lundell LLP.

EXPERTS

The balance sheet of Legato Merger Corp. as of December 31, 2020 and the related statements of operations, change in stockholders’ equity and cash flows for the period from June 26, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and is included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of Algoma Steel Group Inc. as of March 31, 2021 and 2020, and for each of the three years in the period ended March 31, 2021, included in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to the Algoma within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP, Chartered Professional Accountants, are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably appointed Algoma Steel USA Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 1209 Orange Street, Wilmington, Delaware 19801.

We have also been advised by Goodmans LLP, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act with respect to the Common Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Common Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF ALGOMA

Page
Audited Consolidated Financial Statements of Algoma Steel Group Inc. as at March 31, 2021 and 2020 and for the years ended March 31, 2021, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-3
Financial Statements	F-5
Notes to Financial Statements	F-10

Condensed Interim Consolidated Financial Statements of Algoma Steel Group Inc. as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020	Page
Financial Statements	F-45
Notes to Financial Statements	F-51

FINANCIAL STATEMENTS OF LEGATO

Consolidated Financial Statements

ALGOMA STEEL GROUP INC.

As at March 31, 2021 and March 31, 2020

and for the years ended

March 31, 2021 and March 31, 2020

and for the periods ended

March 31, 2019 and November 30, 2018

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of

Algoma Steel Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Algoma Steel Group Inc. and subsidiaries (the “Successor”) as of March 31, 2021 and 2020, the related consolidated statements of net loss (income), comprehensive loss, changes in shareholder’s equity, and cash flows for each of the two years in the period ended March 31, 2021 and for the period from December 1, 2018 to March 31, 2019 (Successor), and the related notes to the consolidated financial statements, and we have also audited the consolidated statement of net loss (income), comprehensive loss, changes in shareholder’s equity, and cash flows of Essar Steel Algoma Inc. and subsidiaries (the “Predecessor”) for the period from April 1, 2018 to November 30, 2018 (Predecessor), and related notes to the consolidated financial statements (collectively referred to as the “financial statements”, Successor and Predecessor collectively referred to as the “Company”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the of Algoma Steel Group Inc. and subsidiaries as of March 31, 2021 and 2020 (Successor), and its financial performance and its cash flows for each of the two years in the period ended March 31, 2021 and the period ended December 1, 2018 to March 31, 2019 (Successor), and the financial performance and cash flows of Essar Steel Algoma Inc. and subsidiaries for the period from April 1, 2018 to November 30, 2018 (Predecessor), in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Derivative financial instruments – Refer to Notes 3 and 21 to the financial statements

Critical Audit Matter Description

The Company entered into new agreements to hedge revenue on the sale of steel, specifically hedging the NYMEX price of hot rolled coil steel. The agreement also requires the Company to make margin payments to satisfy the cash collateral requirements based on market-to-market (MTM) exposure of the steel price. The fair value derivative liability of the steel price hedge is calculated using the MTM forward prices of NYMEX hot rolled coil steel based on the applicable settlement dates of the outstanding hedge contracts. The margin payments are recorded as a separate asset as cash collateral, which does not meet the offsetting criteria in IAS 32.

The determination of the accounting treatment for the price of steel hedges required management’s judgment to interpret the key agreements and evaluate the effectiveness of the steel price hedge. Auditing management’s determination of the accounting treatment of the steel price hedge and the fair value of the derivative liability required a high degree of subjectivity which resulted in an increased extent of audit effort, including the need to involve fair value specialists and professionals in our firm with expertise in financial instruments.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the accounting treatment and the fair value of the steel price hedge included the following, among others:

•	Confirmed the key hedge agreements, including their legal terms, and other supporting documents and assessed whether all key facts and circumstances were incorporated into management’s assessment.

•

With the assistance of professionals in our firm with expertise in financial instruments, evaluated management’s assessment of the hedge documentation to assess whether the related accounting treatment was in accordance with the relevant accounting guidance and that the hedge was effective.

•

With the assistance of fair value specialists, evaluate the fair value of the steel price hedge by developing a range of independent estimates using market price of steel and other third party data, and comparing it to the fair value recorded by management.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

July 6, 2021

We have served as the Company’s auditor since fiscal 2011.

Algoma Steel Group Inc.

Consolidated Statements of Net Loss (Income)

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
expressed in millions of Canadian dollars (except per share amounts)
Revenue (Note 7)	$1,794.9	$1,956.9	$869.7	$1,828.6
Operating expenses
Cost of sales (Note 8)	$1,637.7	$2,037.0	$815.5	$1,512.6
Administrative and selling expenses (Note 9)	72.4	56.9	21.9	44.5
Impairment reserve (Note 15, 17)	—	—	—	105.4
Restructuring costs (Note 12)	—	—	—	20.9

Profit (loss) from operations	$84.8	$(137.0)	$32.3	$145.2

Other (income) and expenses
Finance income	$(1.1)	$(2.6)	$(0.3)	$(0.4)
Finance costs (Note 10)	68.5	63.8	20.6	119.3
Interest on pension and other post-employment benefit obligations (Note 11)	17.0	17.3	7.0	12.0
Foreign exchange loss (gain)	76.5	(35.3)	(1.8)	(13.7)

	$160.9	$43.2	$25.5	$117.2

(Loss) income before income taxes	$(76.1)	$(180.2)	$6.8	$28.0
Income tax recovery (Note 28)	—	(4.3)	4.1	(1.5)

Net (loss) income	$(76.1)	$(175.9)	$2.7	$29.5

Net (loss) income per common share
Basic (Note 31)	$(0.76)	$(1.76)	$0.03	$0.05
Diluted (Note 31)	$(0.76)	$(1.76)	$0.03	$0.05

Algoma Steel Group Inc.

Consolidated Statements of Comprehensive Loss

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
expressed in millions of Canadian dollars
Net (loss) income	$(76.1)	$(175.9)	$2.7	$29.5
Other comprehensive loss, net of income tax, that will be reclassifed subsequently to profit or loss
Net unrealized loss on cash flow hedges (Note 23)	$(64.8)	$—	$—	$—
Other comprehensive (loss) income, net of income tax, that will not be reclassified subsequently to profit or loss
Foreign exchange (loss) gain on translation to presentation currency	$(12.3)	$9.5	$1.9	$(45.8)
Remeasurement of pension and other post-employment benefit obligations, net of tax nil, ($7.2) million, $7.5 million and $1.3 million, respectively (Note 24, 25)	$23.0	$74.6	$(22.4)	$(15.9)

	$(54.1)	$84.1	$(20.5)	$(61.7)

Total comprehensive loss	$(130.2)	$(91.8)	$(17.8)	$(32.2)

Algoma Steel Group Inc.

Consolidated Statements of Financial Position

As at,	March 31, 2021	March 31, 2020
expressed in millions of Canadian dollars
Assets
Current
Cash (Note 13)	$21.2	$265.0
Restricted cash (Note 13)	3.9	3.9
Taxes receivable	—	0.4
Accounts receivable, net (Note 14)	274.6	248.9
Inventories, net (Note 15)	415.3	436.9
Prepaid expenses and deposits	74.6	65.1
Margin payments (Note 23)	49.4	—
Other assets	3.8	—

Total current assets	$842.8	$1,020.2

Non-current
Property, plant and equipment, net (Note 16)	$699.9	$799.5
Intangible assets, net (Note 17)	1.5	2.8
Parent company promissory note receivable (Note 33)	2.2	1.3
Other assets	7.5	5.9

Total non-current assets	$711.1	$809.5

Total assets	$1,553.9	$1,829.7

Liabilities and Shareholder’s Equity
Current
Bank indebtedness (Note 18)	$90.1	$256.2
Accounts payable and accrued liabilities (Note 19)	163.8	151.4
Taxes payable and accrued taxes (Note 20)	27.2	12.3
Current portion of long-term debt (Note 21)	13.6	11.3
Current portion of environmental liabilities (Note 27)	4.5	4.1
Derivative financial instruments (Note 23)	49.4	—

Total current liabilities	$348.6	$435.3

Non-current
Long-term debt (Note 21)	$439.3	$473.0
Long-term governmental loans (Note 22)	86.4	72.6
Accrued pension liability (Note 24)	170.1	245.0
Accrued other post-employment benefit obligation (Note 25)	297.8	267.3
Other long-term liabilities (Note 26)	2.5	1.8
Environmental liabilities (Note 27)	35.4	34.8

Total non-current liabilities	$1,031.5	$1,094.5

Total liabilities	$1,380.1	$1,529.8

Shareholder’s equity
Capital stock (Note 30)	$409.5	$409.5
Accumulated other comprehensive income	9.5	63.6
Deficit	(249.3)	(173.2)
Contributed surplus (Note 36)	4.1	—

Total shareholder’s equity	$173.8	$299.9

Total liabilities and shareholder’s equity	$1,553.9	$1,829.7

Algoma Steel Group Inc.

Consolidated Statement of Changes in Shareholder’s Equity

expressed in millions of Canadian dollars	Capital stock	Contributed Surplus	Foreign exchange gain on translation to presentation currency	Actuarial loss on pension and other post- employment benefit	Cash flow hedge reserve - unrealized loss (Note 23)	Accumulated other comprehensive loss	Retained earnings (Deficit)	Total Shareholder’s equity
Predecessor
Balance at April 1, 2018	$822.3	$58.2	$(49.5)	$139.9	$—	$90.4	$(2,625.7)	$(1,654.8)
Net income	—	—	—	—	—	—	29.5	29.5
Other comprehensive income (loss)	—	—	(45.8)	(15.9)	—	(61.7)	—	(61.7)

Balance at November 30, 2018	$822.3	$58.2	$(95.3)	$124.0	$—	$28.7	$(2,596.2)	$(1,687.0)

Successor
December 1, 2018 (Note 1)	$—	$—	$—	$—	$—	$—	$—	$—
Consideration issued for the acquisition of the Predecessor (Note 30)	409.5	—	—	—	—	—	—	409.5
Net income	—	—	—	—	—	—	2.7	2.7
Other comprehensive income (loss)	—	—	1.9	(22.4)	—	(20.5)	—	(20.5)

Balance at March 31, 2019	$409.5	$—	$1.9	$(22.4)	$—	$(20.5)	$2.7	$391.7
Net loss	—	—	—	—	—	—	(175.9)	(175.9)
Other comprehensive income	—	—	9.5	74.6	—	84.1	—	84.1

Balance at March 31, 2020	$409.5	$—	$11.4	$52.2	$—	$63.6	$(173.2)	$299.9
Net loss	—	—	—	—	—	—	(76.1)	(76.1)
Exercise of performance share units and director units (Note 36)	—	4.1	—	—	—	—	—	4.1
Other comprehensive (loss) income	—	—	(12.3)	23.0	(64.8)	(54.1)	—	(54.1)

Balance at March 31, 2021	$409.5	$4.1	$(0.9)	$75.2	$(64.8)	$9.5	$(249.3)	$173.8

Algoma Steel Group Inc.

Consolidated Statements of Cash Flows

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
expressed in millions of Canadian dollars
Operating activities
Net (loss) income	$(76.1)	$(175.9)	$2.7	$29.5
Items not affecting cash:
Amortization of property, plant, equipment and intangible assets	87.2	128.1	29.6	44.2
Deferred and current income tax (recovery) expense (Note 28)	0.1	(4.3)	4.1	(1.5)
Pension funding in excess of expense	(30.5)	(28.2)	(14.8)	6.3
Post-employment benefit funding in excess of expense	(7.8)	(7.6)	(6.7)	(5.8)
Unrealized foreign exchange gain (loss) on accrued pension liability	32.1	(13.8)	(1.2)	(7.3)
Unrealized foreign exchange gain (loss) on accrued post-employment benefit obligations	34.3	(16.0)	(1.3)	(8.9)
Impairment reserve (Note 15, 17)	—	—	—	105.4
Finance costs (Note 10)	68.5	63.8	20.6	119.3
Loss on disposal of property, plant, equipment and intangible assets (Note 16, 17)	2.5	—		—
Restructuring costs paid in excess of restructuring expense	—	—	—	(5.4)
Interest on pension and other post-employment benefit obligations	17.0	17.3	7.0	12.0
Accretion of governmental loans and environmental liabilities	10.3	7.2	—	—
Unrealized foreign exchange gain (loss) on government loan facilities	9.0	(4.3)	—	—
Other	0.8	(0.8)	1.8	(0.2)

	$147.4	$(34.5)	$41.8	$287.6
Net change in non-cash operating working capital (Note 32)	(137.7)	34.3	116.4	(170.0)
Environmental liabilities paid (Note 27)	(1.6)	(4.5)	—	—

Cash generated by (used in) operating activities	$8.1	$(4.7)	$158.2	$117.6

Investing activities
Acquisition of Predeccessor (Note 4)	$—	$—	$(481.2)	$—
Acquisition of property, plant and equipment (Note 16)	(71.7)	(113.3)	(12.8)	(74.1)
Acquisition of intangible asset (Note 17)	(0.1)	(0.6)	(0.6)	(1.0)
Issuance of parent company promissory note (Note 33)	(1.1)	(1.2)	—	—

Cash used in investing activities	$(72.9)	$(115.1)	$(494.6)	$(75.1)

Financing activities
Bank indebtedness advanced (repaid), net (Note 18)	$(145.2)	$249.3	$(7.0)	$—
DIP facility issued	—	—	—	32.9
Repayment of DIP facility	—	—	—	(34.5)
Term Loans issued, net of fees (Note 21)	—	—	468.0	—
Repayment of Term Loans (Note 21)	(12.6)	(10.3)	(1.4)	—
Governmental loans issued, net of benefit (Note 22)	6.5	42.4	25.2	—
Restricted cash (Note 13)	—	7.2	—	(24.4)
Interest paid	(15.6)	(42.0)	(13.1)	(14.9)
Other	(0.5)	0.1	(0.2)	(0.8)

Cash (used in) generated by financing activities	$(167.4)	$246.7	$471.5	$(41.7)

Effect of exchange rate changes on cash	$(11.6)	$2.6	$0.4	$1.2
Cash
Change	(243.8)	129.5	135.5	2.0
Opening balance	265.0	135.5	—	31.2

Ending balance (Note 13)	$21.2	$265.0	$135.5	$33.2

Supplementary information
Business acquisition financed through issuance of share capital	$—	$—	$(409.5)	$—

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars

1.	GENERAL INFORMATION

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd. (the “Company” and “Successor”), was incorporated on March 23, 2021 under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. under section 85(1) of the Income Tax Act (Canada) effecting the purchase on an income tax-deferred basis. Algoma Steel Group Inc. is the parent holding company of Algoma Steel Inc. and does not conduct any business operations. The address of the Company’s registered office is 1600-295 Georgie Street West, British Columbia, Vancouver, Canada.

Algoma Steel Inc. (“ASI”), the operating company and a wholly owned subsidiary of Algoma Steel Holdings Inc. was incorporated on May 19, 2016 under the Business Corporations Act of British Columbia. Algoma Steel Inc. was incorporated solely for the purpose of purchasing substantially all of the operating assets and liabilities in of Essar Steel Algoma Inc. (“Old Steelco Inc.” and the “Predecessor”). The purchase transaction was completed November 30, 2018. Prior to November 30, 2018, the Company had no operations, and was capitalized with 1 common share with a nominal value. The Company is an integrated steel producer with its active operations located entirely in Sault Ste. Marie, Ontario and Canada. The Company produces sheet and plate products that are sold primarily in Canada and the United States. The Company’s ultimate parent company is Algoma Steel Parent S.C.A. The address of the Company’s registered office is 1055 West Hastings Street, Vancouver, British Columbia, Canada.

The consolidated financial statements of the Company for the years ended March 31, 2021 and 2020, and the four-month period ended March 31, 2019 are comprised of the Company and its wholly owned subsidiaries as follows:

•	Algoma Steel Holdings Inc.

•	Algoma Steel Intermediate Holdings Inc.

•	Algoma Steel Inc.

•	Algoma Steel Inc. USA

•	Algoma Docks GP Inc.

•	Algoma Docks Limited Partnership

The consolidated financial statements of the Company for the eight-month period ended November 30, 2018 is comprised of Essar Steel Algoma Inc. and its wholly owned subsidiaries as follows:

•	Essar Steel Algoma Inc.

•	Essar Steel Algoma Inc. USA

•	Cannelton Iron Ore Company

•	Essar Steel Algoma (Alberta ULC)

Successor and Predecessor collectively are referred to as the “Company” herein.

2.	BASIS OF PRESENTATION

Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”).

The consolidated financial statements as at March 31, 2021, and March 31, 2020, and for the years ended March 31, 2021, March 31, 2020 and the four month period ended March 31, 2019, represent the consolidated financial information of the Successor. Prior to, and including November 30, 2018, the consolidated financial statements include the accounts of the Predecessor.

These consolidated financial statements have been approved and authorized for issuance by the Board of Directors on July 5, 2021.

Entities under common control

On March 29, 2021, the Company entered into an agreement with Algoma Steel Intermediate Parent S.A.R.L. to purchase all of the issued and outstanding Common shares (100,000,001) held in Algoma Steel Holdings Inc. in exchange for 100,000,000 additional Common shares in the Company.

This acquisition is deemed a transaction among entities under common control. The ultimate parent company, Algoma Steel Parent S.C.A. is unchanged. The transaction is among entities under common control and therefore do not result in a change in control at the ultimate parent level. Accordingly, the Company accounted for this transaction at the carrying amount of net assets. The difference between the share consideration received or transferred and the carrying amount of the net assets was considered immaterial, as such no gain or loss was recognized in the consolidated financial statements of the Company. Resultantly, the Company’s financial position and results of operations are presented as though they were operating continuously from the beginning.

The consolidated financial statements have been prepared on a going concern assumption using historical cost basis, except for certain financial instruments that are measured at fair value, as explained in the accounting policies disclosed in Note 3. Historical cost is generally based on the fair value of the consideration given in exchange for assets. The going concern assumption assumes the realization of assets and the discharge of liabilities in the normal course of business.

COVID-19 Pandemic

On March 11, 2020, the coronavirus (COVID-19) was declared a pandemic by the World Health Organization. Many countries have implemented measures to control the spread of the virus. Concerns about the spread of the virus, and measures taken to control the spread of the virus have negatively affected economies globally, and upset normal commercial patterns, causing the slowdown and/or closure of companies around the world.

The Government of Ontario, Canada, announced on March 23, 2020, that steel manufacturers, such as the Company, and their suppliers, were deemed essential businesses due to their importance to the Ontario economy and their support of critical infrastructure projects. Accordingly, the Company has implemented many measures designed to protect the health and safety of its employees, and the health and safety of our customers and suppliers.

At the onset of the pandemic, slowdowns and disruptions in the operations of our customers led to a reduction in demand. In response, during the six month period ended September 30, 2020 the Company adjusted production to match demand and to control costs. During the six month period ended March 31, 2021, production and shipment volumes improved, returning to pre-COVID-19 levels.

As disclosed in Note 18, in March 2020, management had taken the precautionary measure of drawing on its Revolving Credit Facility resulting in cash of $265.0 million, and further availability under the Revolving Credit Facility of $64.1 million. At March 31, 2021, the Company had cash of $21.2 million and further availability under the Revolving Credit Facility of $200.8 million.

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the year ended March 31, 2021 (March 31, 2020 – nil), the Company recorded a $57.0 million reduction to personnel expenses in connection with the CEWS program.

Functional and presentation currency

The Company and its subsidiaries’ functional currency is the United States dollar (“US dollar”). The US dollar is the currency of the primary economic environment in which the Company and subsidiaries operate.

For reporting purposes, the consolidated financial statements are presented in millions of Canadian dollars (“$C”). The assets and liabilities are translated into the reporting currency using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at average exchange rates for the reporting period. Exchange differences arising are recognized in other comprehensive (loss) income and accumulated in equity under the heading ‘Foreign exchange on translation to presentation currency’.

Equity transactions, as disclosed in Note 30, are translated at the historical exchange rates. The resulting net translation adjustment has been recorded in other comprehensive (loss) income for the year.

3.	SIGNIFICANT ACCOUNTING POLICIES

Foreign exchange transactions

Transactions in currencies other than the Company’s functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost are not re-translated. Exchange gains or losses arising from translations of foreign currency monetary assets, liabilities and transactions are recorded in foreign exchange gain in the consolidated statements of net (loss) income.

Financial Instruments

The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, parent company promissory note receivable, derivative financial instruments, bank indebtedness, accounts payable and accrued liabilities, long-term debt and long-term governmental loans.

Fair value of financial instruments

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts the valuation models to incorporate a measure of credit risk. Fair value represents management’s estimates of the current market value at a given point in time.

The Company has certain financial assets and liabilities that are measured at fair value. The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. There were no transfers among Levels 1, 2 and 3 during the year ended March 31, 2021, March 31, 2020 and the four-month period ended March 31, 2019. The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels as of the date of the event or change in circumstances that caused the transfer.

The fair value of cash, restricted cash, accounts receivable, margin payments, bank indebtedness and accounts payable and accrued liabilities approximates their carrying value due to the short-term nature of these instruments. The fair value of the Revolving Credit Facility, disclosed in Note 18, the Secured Term Loan Facility, the Algoma Docks Term Loan Facility, disclosed in Note 21, approximate the respective carrying value due to variable interest rates for each facility. The Parent Company Promissory Note Receivable, disclosed in Note 32, approximates the carrying value because the instrument is payable on demand.

The fair values of natural gas and steel commodity swaps are classified as Level 2 and is calculated using the mark-to-market forward prices of NYMEX natural gas and hot rolled coil steel based on the applicable settlement dates of the outstanding swap contracts.

The classification of financial instruments is determined at the time of initial recognition, within the following categories:

•	Amortized cost

•	Fair value through profit or loss

•	Fair value through other comprehensive (loss) income (FVTOCI(L))

The Company’s financial assets and financial liabilities are classified and measured as follows:

As at,		March 31, 2021		March 31, 2020
	Category	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Cash(1)	Financial assets at amortized cost	$21.2	$21.2	$265.0	$265.0
Restricted cash(1)	Financial assets at amortized cost	$3.9	$3.9	$3.9	$3.9
Accounts receivable(2)	Financial assets at amortized cost	$274.6	$274.6	$248.9	$248.9
Margin payments(1)	Financial assets at amortized cost	$49.4	$49.4	$—	$—
Parent company promissory note receivable(1)	Financial assets at amortized cost	$2.2	$2.2	1.3	1.3

Financial liabilities
Bank indebtedness(1)	Financial liabilities at amortized cost	$90.1	$90.1	$256.2	$256.2
Accounts payable and accrued liabilities(1)	Financial liabilities at amortized cost	$163.8	$163.8	$151.4	$151.4
Long-term debt(1)	Financial liabilities at amortized cost	$439.3	$439.3	$473.0	$473.0
Long-term governmental loans(1)	Financial liabilities at amortized cost	$86.4	$86.4	$72.6	$72.6
Derivative instruments(3)	Financial instruments at FVTOCI(L)	$49.4	$49.4	$—	$—

[1]  - Initial measurment at fair value and subsequent remeasurement at amortized cost.

[2]  - Initial measurement at transaction price and subsequent remeasurement at amortized cost.

[3]  - Level 2; hedging instruments with initial measurement at fair value and subsequent remeasurement at FVTOCI(L)

Impairment of financial assets carried at amortized cost

The Company utilizes an ‘expected credit loss’ (“ECL”) model, as required by IFRS 9 – Financial Instruments. Accounts receivable are subject to lifetime ECL which is measured as the difference in the present value of the contractual cash flows that are due under the contract, and the cash flows that are expected to be received.

The Company applies the simplified approach at each reporting date on its accounts receivable and considers both current and forward-looking macro-economic factors that may affect historical default rates when estimating ECL.

Accounts receivable, together with the associated allowance, are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Company. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or decreased by adjusting the carrying value of the loan or receivable. If a past write-off is later recovered, the recovery is recognized in the consolidated statements of net (loss) income.

Hedge accounting

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently measured at their fair value. The method of recognizing the resulting gain and loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The derivatives are designated as hedges of a particular risk associated with a recognized asset or liability or highly probable forecasted transaction (cash flow hedge).

The Company designates certain derivatives as hedging instruments in respect of commodity price risk which are accounted for as cash flow hedges.

At the inception of the hedge relationship, the Company documents the relationship between the hedging instrument and hedged item, as well as its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, the Company documents its assessment, both at hedge inception and on an ongoing basis, as to whether the hedging instrument is effective in offsetting changes in fair values or cash flows of the hedged item attributable to the hedged risk. Hedge relationship meets effectiveness requirements when it meets all of the following:

•	there is an economic relationship between the hedged item and the hedging instrument;

•	the effect of credit risk does not dominate the value changes that result from that economic relationship; and

•

the hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Company actually hedges and the quantity of the hedging instrument that the Company actually uses to hedge that quantity of hedged item.

The full fair value of a derivative financial instrument is classified as a non-current asset or liability when the remaining life of the hedged item is more than 12 months and as a current asset or liability when the remaining life of the hedged item is less than 12 months.

Cash flow hedges

The effective portion of changes in the fair value of derivatives and other qualifying hedging instruments that are designated and qualify as cash flow hedge is recognized in other comprehensive (loss) income and accumulated under the heading of cash flow hedge reserve – unrealized loss, limited to the cumulative change in fair value of the hedged item from inception of the hedge. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is included in sales (steel hedges) and cost of sales (natural gas hedge) line items.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss in equity at that time remains in equity and is recognized when the forecasted transaction affects (loss) income. When a forecasted transaction does not occur, the cumulative gain or loss that was reported in equity is immediately classified to the statement of profit and loss.

Business Combinations

The Company accounts for business acquisitions using the acquisition method. The consideration for each acquisition is measured as the aggregate of the fair values of assets given, liabilities incurred or assumed, and the equity instruments issued by the Company in exchange for control of the acquired company or business. Acquisition-related costs are recognized in the consolidated statement of net loss (income) as incurred. When the consideration of the acquisition includes any asset or liability resulting from a contingent consideration arrangement, it is measured at fair value at the acquisition date. Contingent consideration is remeasured at subsequent reporting dates at its fair value, and the resulting gain or losses recognized in the consolidated statement of net loss (income).

Accounts receivable

Accounts receivable are recognized initially at transaction price and are non-interest bearing. Management analyzes accounts receivable and notes receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer.

This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any. Recoveries of accounts receivables previously provided for in the allowance for doubtful accounts are credited against administrative and selling expenses in the consolidated statements of profit and loss.

Inventories

Raw materials, work in process and finished products inventories are measured at the lower of average cost and net realizable value. Average cost for finished goods and work in process is comprised of direct costs and an allocation of production overheads, including depreciation expense. Supplies inventories are measured at the lower of average cost and net realizable value.

Property, plant and equipment, net

Items of property, plant and equipment are recorded at cost less accumulated amortization and impairment. The cost of an item of property or equipment comprises costs that can be directly attributed to its acquisition and to bringing the asset to a working condition for its intended use, including borrowing costs that meet the criteria for capitalization and initial estimates of the cost of dismantling and removing the item and restoring the site on which it is located. The cost of self-constructed and self-installed assets includes the cost of direct labour in addition to the costs listed above.

Depreciation is calculated generally by the straight-line method based on estimated useful lives as follows:

Category of Property, Plant and Equipment	Range of Estimated Useful Life
Buildings	5 to 30 years
Machinery and equipment	5 to 40 years
Vehicles	6 to 12 years
Computer hardware	3 to 5 years

The Company also separately recognizes the cost of replacement parts and major overhaul or inspection costs if the cost of the item can be reliably measured or estimated and it is probable that the future economic benefits will be realized by the Company. When such items are replaced the carrying amount of the replaced component is derecognized. The costs of maintenance and repairs of property, plant and equipment are recognized in profit or loss as incurred.

Componentization

When significant components of an item of property, plant and equipment have different useful lives, they are accounted for as separate items and depreciated over the respective useful lives.

Useful life, depreciation method, residual value

Estimates of the useful lives of items of property, plant and equipment are based on management’s judgement as to the physical and economic useful lives of assets and as such are subject to change in future periods. Depreciation methods, useful lives and residual values are reviewed at each reporting date with the effect of any changes in estimate being accounted for on a prospective basis.

Derecognition of property plant and equipment

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Accounting policies relevant to government funding

The benefit of Government funding is not recognized until there is reasonable assurance that the Company will comply with the conditions attaching to it and that the funding will be received. Benefits related to Government funding in the form of low interest rate loans, interest free loans and grants for items of capital are presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which the benefits relate. In the case of low interest rate loans and interest free loans, the benefit is calculated as the difference between the fair value amount of the low interest rate loan or the interest free loan and the proceeds received. Claims under government grant programs related to income are recorded within the consolidated statement of profit and loss as a reduction of the related item the grant is intended to offset, in the period in which the eligible expenses were incurred or when the services have been performed.

Intangible assets, net

Intangible assets are measured and stated at cost, net of accumulated depreciation and any recognized impairment in value. The Company’s intangible assets comprising computer software are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 10 years.

Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from its use. Gains or losses arising from derecognition of an intangible asset measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in profit or loss when the asset is derecognized.

Impairment of tangible and intangible assets

Property, plant and equipment and intangible assets are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists then the recoverable amount of the asset is estimated. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and its value in use. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the Cash Generating Unit (“CGU”) to which the asset belongs. The CGU corresponds to the smallest identifiable group of assets whose continuing use generates cash inflows that are largely independent of the cash flows from other groups of assets.

An impairment loss is recognized when the carrying amount of an asset, or of the CGU to which it belongs, exceeds the recoverable amount. In determining value in use, the Company estimates cash flows before taxes based on most recent actual results and forecasts and then determines the current value of future estimated cash flows.

Impairment losses are recognized in the consolidated statements of profit and loss. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The increased carrying amount of an asset attributable to a reversal of impairment loss may not exceed the carrying amount that would have been determined had no impairment loss been recognized in prior periods.

Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company, as a lessee, recognizes a right-of-use asset and lease liability at commencement of the lease at the present value of the future lease payments using the interest rate implicit in the lease (if readily determinable) or the Company’s incremental rate of borrowing. Subsequent to initial measurement, the asset is depreciated using the straight-line method from the commencement date to the earlier of the end of its useful file or the end of the lease term. The lease liability is measured at amortized cost using the effective interest rate method. Lease related finance charges are recorded in finance costs in the consolidated statement of profit and loss.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases defined as leases with a lease term of 12 months or less and low-value assets. These types of leases are recorded in the consolidated statement of profit and loss on a straight-line basis over the term of the lease.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

Retirement benefit costs

The Company provides pensions and certain health care, dental care, life insurance and other benefits for certain retired employees pursuant to Company policy. For defined benefit pension plans and other post-employment benefits, the defined benefit cost is actuarially determined on an annual basis by independent actuaries using the projected unit credit method. Remeasurement comprising of actuarial gains and losses, the effect of the asset ceiling and the return on plan assets (excluding interest) are recognized immediately in the consolidated statements of financial position with a charge to other comprehensive (loss) income in the period in which they occur. Remeasurement recorded in other comprehensive (loss) income is not recycled. However, the Company has elected to transfer those amounts recognized in other comprehensive (loss) income to a separate reserve within equity. Net-interest is calculated by applying the discount rate to the net defined benefit liability. Defined benefit and other post-employment benefit costs are split into three categories:

•	service cost, past-service cost, gains and losses on curtailments and settlements;

•	net interest expense; and

•	remeasurement.

The Company recognizes the first two components of defined benefit costs in profit or loss in its consolidated statements of net (loss) income: service cost, past service cost, gains and losses on curtailments and settlements in Cost of sales and Administrative and selling expenses; and net interest expense in Interest on pension and other post-employment benefit obligations. The determination of a benefit expense requires assumptions such as the discount rate, the expected mortality, the expected rate of future compensation increases and the expected healthcare cost trend rate. Actual results will differ from estimated results which are based on assumptions. Curtailment gains and losses are accounted for as past-service cost. Past service costs are recognized immediately in profit or loss.

The asset or liability recognized in the consolidated statements of financial position represents the actual plan situation in the Company’s defined benefit and other post-employment benefit plans. All actuarial gains and losses that arise in calculating the present value of the defined benefit obligation and the plan assets, the remeasurement components, are recognized immediately in other comprehensive (loss) income. Any defined benefit asset resulting from this calculation is limited to the present value of any economic benefit in the form of refunds from the plan or reduction in future contributions to the plan. Any annual change in the limit applied to a defined benefit asset will create an entry in the remeasurement components.

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Termination benefits

Termination benefits are recognized as an expense when the Company is demonstrably committed, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy. Termination benefits for voluntary redundancies are recognized the earlier of the date when the Company recognizes related restructuring costs and the date when the Company can no longer withdraw the offer of the benefits related to the voluntary redundancy.

Short-term benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Accounts payable and accrued liabilities

Accounts payable and accrued liabilities are recognized initially at fair value and subsequently measured at amortized cost.

Environmental liabilities

An environmental liability is recognized if, as a result of an agreement, the Company has a present legal obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as an environmental liability is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainty of cash flow. Where the effect of discounting is material, environmental liabilities are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

Long-term debt

Long-term debt is recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; transaction costs related to the Secured Term Loan Facility and the Algoma Docks Term Loan Facility are amortized in profit or loss using the effective interest method.

Revenue recognition

The Company’s revenue is generated primarily from contracts to produce, ship and deliver steel products, and to a lesser extent, to deliver non-steel by-products of the steelmaking processes, such as tar, crude light oil and related freight revenue.

Revenue is measured at the fair value of the consideration received or receivable, net of returns and allowances, trade discounts, volume rebates and other incentives. Revenue from the sale of goods is recognized to the extent that it is probable that the economic benefits will flow to the Company, can be reliably measured, and at a point-in-time when the performance obligation is satisfied by transferring the promised good to a customer. A good is considered transferred when the customer obtains control, which is defined as the ability to direct the use of and obtain substantially all of the remaining benefits of an asset. Upon the fulfillment of these criteria, revenue and costs associated with such are included in the consolidated statements of profit and loss.

The Company offers industry standard payment terms that typically requires payment from customers 30 days after title and control transfers.

Research

Research costs are charged to operations as incurred, due to the nature of the projects. Where government incentives in the form of investment tax credits and grants are received for research projects initiated by the Company for its own purposes, these incentives are deducted from the applicable category of expenditures.

Finance income

Finance income is comprised of interest income on short-term deposits.

Interest income

Interest income from financial assets is recognized when it is probable that the economic benefits will flow to the Company and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable.

Finance cost

Finance cost is comprised of interest expense on borrowings, amortization of issuance costs, and accretion of environmental liabilities. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest method.

Costs related to issuance of the Secured Term Loan Facility and the Algoma Docks Term Loan Facility are recorded as a component of the carrying amount of the related debt and are amortized to profit or loss using the effective interest method. Costs related issuance of the Revolving Credit Facility are recorded in other assets and are amortized to profit or loss on a straight line basis over the period of the facility.

Actuarially determined interest costs related to the defined benefit pension obligation and the other post-employment benefit obligation are recorded respectively as components of the carrying amount of the Accrued pension liability and the Accrued other post-employment benefit obligation.

Taxation

Income tax expense represents the sum of the tax currently payable and deferred income tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the consolidated statements of net (loss) income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax

Deferred income tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred income tax liabilities are generally recognized for all taxable temporary differences. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. The Company has incurred net losses for the years ended March 31, 2021 and March 31, 2020. Therefore the Company does not have the sufficient evidence to support a determination that sufficient future taxable profit is probable. In accordance with IFRS, the Company has not recognized deferred tax assets. For periods prior to November 30, 2018, the Predecessor did not have deferred tax assets recognized on the consolidated statement of financial position, however deferred tax liabilities were reflected.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the asset realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax assets and liabilities reflects the tax consequences, based on management’s expectation at the end of the reporting period that would follow from the recovery or settlement of the carrying amount of its assets and liabilities.

Current and deferred income tax for the year

Current and deferred income tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive (loss) income or directly in equity, in which case, the current and deferred income tax are also recognized in other comprehensive (loss) income or directly in equity, respectively.

Share-based payments

The Company provides certain executives with a long-term incentive plan. Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. The fair value includes the effect of market based vesting conditions but excludes the effect of non-market-based performance conditions. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 36.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the expected vesting period, which is determined based on the Company’s expected timing on meeting the non-market performance condition. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to equity.

For cash-settled share-based payments, a liability is recognized for the goods or services acquired, measured initially at the fair value of the liability. At each reporting date until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

Comprehensive (Loss) Income

Other comprehensive (loss) income (“OC(L)I”) includes foreign exchange gain on translation to the Company’s presentation currency from the US Dollar functional currency. OC(L)I includes actuarially determined gains and losses on post employment benefits offered to certain employees and the effect of the limit applied (if any) to the defined benefit asset. OC(L)I also includes unrealized loss on cash flow hedge reserve. Comprehensive (loss) income is composed of net (loss) income and OC(L)I.

Accumulated OC(L)I is a separate component of Shareholder’s equity which includes the accumulated balances of all components of OC(L)I which are recognized in comprehensive (loss) income but excluded from profit or loss.

New IFRS Standards, Amendments and Interpretations adopted as of April 1, 2020 (effective January 1, 2020)

The Company adopted the following amendments which did not have a material impact on its financial statements:

Interest Rate Benchmark Reform (Phase 1)

IFRS 9 “Financial Instruments”, IAS 39 “Financial Instruments: Recognition and Measurement (when IFRS 9 application is deferred) and IFRS 7 “Financial Instruments: Disclosure” were amended to provide temporary relief from applying specific hedge accounting requirements to hedging relationships directly affected by interbank offered rates (LIBOR) reform and certain related disclosures. The Company does not have any hedging relationships tied to LIBOR. The Company’s derivative financial instruments for steel hedges are tied to CRU (US Midwest Hot-Rolled Coil Steel Index). The application of these amendments did not have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting.

Standards and Interpretations issued and not yet adopted

Interest Rate Benchmark Reform – Phase 2

In August 2020, the IFRS Board issued amendments that complemented those issued in 2019 and focus on the effects of the interest rate benchmark reform on a Company’s financial statements that arise when, for example, an interest rate benchmark used to calculate interest on a financial asset is replaced with an alternative benchmark rate. The Phase 2 amendments address issues that might affect financial reporting during the reform of an interest rate benchmark, including the effects of changes to contractual cash flows or hedging relationships arising from the replacement of an interest rate benchmark with an alternative benchmark rate (replacement issues). The amendment is effective for annual reporting periods beginning on or after January 1, 2021. The Company is currently assessing the impact of this amendment however preliminary assessments indicate the impact to be immaterial.

Proceeds before Intended Use

IAS 16 “Property, Plant and Equipment (PPE)” sets out an amendment prohibiting an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Cost of Fulfilling a Contract

IAS 37 “Onerous Contracts” sets out an amendment clarifying the meaning of “costs to fulfil a contract”. The amendment clarifies that, before a separate provision for an onerous contract is established, an entity recognizes any impairment loss that has occurred on assets used in fulfilling the contract, rather than on assets dedicated to that contract. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

4.	BUSINESS COMBINATION

On November 30, 2018, Algoma Steel Inc. purchased substantially all of the operating assets and liabilities of Old Steelco Inc., a Canadian manufacturer of steel products for total purchase consideration of $890.7 million; comprised of cash, in the amount of $481.2 million, and capital stock issued in the amount of $409.5 million.

On November 9, 2015, Old Steelco Inc. began creditor protection proceedings pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36. Old Steelco Inc. carried out a Sale and Investment Solicitation Process. In September 2016, a majority of Old Steelco Inc.’s 7.5% Senior Secured Term Loan Lenders and Old Steelco Inc.’s 9.5% Senior Secured Noteholders reached a restructuring support agreement (the “RSA”) amongst themselves to advance a recapitalization proposal in respect of the Company, the terms of which were amended on May 15, 2018. On July 20, 2018, Algoma Steel Inc. entered into an Asset Purchase Agreement (“APA”) with Old Steelco Inc., which was sponsored by Old Steelco Inc.’s 7.5% Senior Secured Term Loan holders and Old Steelco Inc.’s 9.5% Senior Secured Notes holders.

During the business combination, Algoma Steel Inc. issued one (1) additional common share with nominal value, and one hundred million (100,000,000) preferred shares, with a value of $409.5 million to the Company’s parent, Algoma Steel Intermediate Holdings Inc., in exchange for Algoma Steel

Intermediate Holdings Inc. forgiving its interest in Old Steelco Inc.’s 7.5% Senior Secured Term Loan and 9.5% Senior Secured Notes on November 30, 2018. The preferred shares were issued at the fair value of the debt forgiven of $409.5 million, measured as the residual value of the net identifiable assets acquired, less the cash and other non-share consideration paid in partial satisfaction of the purchase price of the assets. Finally, on November 30, 2018, the preferred shares were converted to 100,000,000 common shares. Further information regarding the issuance of capital stock can be found in Note 30.

This transaction is considered to be a business combination under IFRS 3, Business Combinations (“IFRS 3”) with Algoma Steel Inc. as the acquiring entity. As disclosed in Note 1, the Company was incorporated on May 19, 2016, for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc., and therefore had no operations prior to the business combination date of November 30, 2018.

As disclosed above, the business combination was carried out pursuant to an APA which was executed on November 30, 2018.

Identifiable assets acquired
Restricted cash (Note 13)	$11.1
Accounts receivable (Note 14)	285.9
Inventories (Note 15)	464.9
Prepaid expenses and deposits	92.0
Other current assets	7.8
Property, plant and equipment (Note 16)	793.1
Intangible assets (Note 17)	2.0

Liabilities assumed
Accounts payable and accruals	(122.5)
Taxes payable	(6.0)
Accrued pension liability	(305.2)
Accrued other post-employment benefit obligation	(292.0)
Environmental liabilities (Note 27)	(39.2)
Other long-term liabilities	(1.2)

Net identifiable assets acquired	$890.7

Purchase consideration
Cash	481.2
Capital stock issued	409.5

$890.7

The fair values of all acquired assets and assumed liabilities for this transaction have been determined based on their fair value as at the date of acquisition.

In addition to the identifiable assets acquired and the liabilities assumed, Algoma Steel Inc. also assumed the majority of existing Old Steelco Inc. agreements with third party vendors and customers.

The following additional transactions were carried out during the purchase transaction and are not disclosed above:

•

Settlement of certain Old Steelco Inc. debt facilities: On November 30, 2018, Old Steelco Inc. settled, in cash, its Debtor-in-Possession Revolving Credit Agreement in the amount of $178.1 million (US $132.5 million), and its Revolving Credit Facility of $52.9 million (US $42.5 million).

•

Settlement with GIP, L.P. and certain other lenders (“GIP”): Algoma Steel Inc. reached a settlement with the debtholder of Port of Algoma Inc., a related party of Old Steelco Inc. This settlement was comprised of a payment of $132.9 million ($US 100.0 million) to GIP and the takeback of the Algoma Docks Term Loan Facility.

•

Funding of Monitor reserves: On November 30, 2018, Algoma Steel Inc. paid cash in the amount of $54.4 million to Old Steelco Inc.’s Court Appointed Monitor (the “Monitor”). The Monitor will settle certain of Old Steelco Inc.’s liabilities and any excess cash will be returned to Algoma Steel Inc.

•

Collective Bargaining Agreements: On November 30, 2018, amended collective bargaining agreements, and other related agreements, with Local 2251 and Local 2724 (“Local 2724”), both of the United Steelworkers of America came into effect. Members of Local 2251 and Local 2724 had voted to ratify these agreements on June 26, 2018, however the agreements were conditional upon closing this purchase transaction. The collective bargaining agreements will expire on July 31, 2022.

To consummate the purchase transaction, Algoma Steel Inc. secured US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”); further disclosure is available in Note 18. On November 30, 2018, Algoma Steel Inc. drew $59.8 million (US $45.0 million) ($52.9 million net of fees) of this facility. Algoma Steel Inc. also secured $378.8 million (US $285.0 million) ($371.0 million net of fees) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”); further disclosure is available in Note 21. Additionally, Algoma Steel Inc. entered into the Algoma Docks Term Loan Agreement with borrowings of $97.0 million (US$ 73.0 million), additional disclosure is available in Note 21. Immediately following the purchase transaction, Algoma Steel Inc. had residual cash of $38.0 million.

5.	CRITICAL ESTIMATES AND JUDGEMENTS

The preparation of these consolidated financial statements, in accordance with IFRS, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Judgement is used mainly in determining whether a balance or transaction should be recognized in the consolidated financial statements. Estimates and assumptions are used mainly in determining the measurement of recognized transactions and balances. However, judgement and estimates are often interrelated.

The Company has applied judgment in the valuation of the assets acquired and liabilities assumed as a result of the business combination transaction disclosed in Note 4, the application of its expected credit loss model, classification of leases, the determination of cash generating units, identifying the indicators of impairment and impairment reversal for property, plant and equipment and intangible assets with finite useful lives, and the level of componentization of property and equipment.

In the determination of cash generating units, the Company assessed its identifiable group of assets that generates cash inflows and concluded the Company has a single cash generated unit.

Judgements, estimates and assumptions are continually evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances.

Revisions to accounting estimates are recognized in the period in which the estimates are revised and in future periods affected.

The following discussion sets forth management’s most critical estimates and assumptions in determining the value of assets and liabilities:

Going Concern Assessment

The Company has made judgements, based on an internally generated short-term cash flow forecast, in concluding that there are no material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern. Judgements and estimates are made in forming assumptions of future activities, future cash flows and timing of those cash flows. Significant assumptions used in preparing the short-term cash flow forecast include, but are not limited to, short-term commodity prices, production volumes, reserves, operating costs, financing costs and development capital. Changes to these assumptions could affect the estimate of the Company’s available liquidity and conclusion as to whether there are material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern.

Management believes that it has sufficient resources to remain in compliance with its debt covenants and support the operation of the Company. However, future unanticipated disruptions in the Company’s business activities, and costs incurred by the Company in response to changing conditions and regulations could have a material adverse impact on our business, operating results and financial condition.

Allowance for doubtful accounts

Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any.

Useful lives of property, plant and equipment and Intangible assets

The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different.

Impairment of property, plant and equipment and Intangible assets

Determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the CGU to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, realization rates on future steel output, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate weighted average cost of capital.

As disclosed in Note 2, the COVID-19 pandemic has disrupted normal business processes around the world. Although the manufacture of steel has been deemed to be essential by the Ontario Government, the demand for the Company’s products has decreased. There is uncertainty as to the form that the recovery of the North American economy will take, and therefore, management has modified its forecast to reflect a conservative outlook based on the most recent information available. At March 31, 2021, management has assessed the recoverable amount of the CGU to which the asset is allocated and determined that no impairment is required.

Defined Benefit Retirement Plans

The Company’s determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.

Taxation

The Company computes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, (loss) income would be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that alter tax returns filed may require adjustment in the future.

6.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are:

(a)	to maintain a flexible capital structure which optimizes the cost of capital at acceptable risk;

(b)	to meet external capital requirements on debt and credit facilities;

(c)	to ensure adequate capital to support long-term growth strategy; and

(d)	to provide an adequate return to shareholders.

The Company continuously monitors and reviews the capital structure to ensure the objectives are met.

Management defines capital as the combination of its indebtedness, as disclosed in Note 18 and Note 21, and the equity balance, as disclosed in Note 30, and manages the capital structure within the context of the business strategy, general economic conditions, market conditions in the steel industry and the risk characteristics of assets.

The Company is in compliance with the covenants under its existing debt agreements at March 31, 2021 and March 31, 2020, as disclosed in Note 18 and Note 21.

7.	REVENUE AND SEGMENTED INFORMATION

The Company is viewed as a single business segment involving basic steel production for purposes of internal performance measurement and resource allocation. The Company’s non-current assets at March 31, 2021 and March 31, 2020 are in Canada.

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Total revenue is comprised of:
Sheet & Strip	$1,340.4	$1,417.8	$629.4	$1,381.7
Plate	274.7	324.8	163.2	293.2
Freight	150.4	175.1	64.0	118.2
Non-steel revenue	29.4	39.2	13.1	35.5

	$1,794.9	$1,956.9	$869.7	$1,828.6

The geographical distribution of total revenue is as follows:
Sales to customers in Canada	$748.3	$845.7	$412.5	$766.7
Sales to customers in the United States	1,024.5	1,069.7	423.0	1,006.2
Sales to customers in the rest of the world	22.1	41.5	34.2	55.7

	$1,794.9	$1,956.9	$869.7	$1,828.6

For the year ended March 31, 2021, the sales to any one customer did not represent greater than 10% of total revenue. For the year ended March 31, 2020, the Company had sales of $203.5 million to one customer representing greater than 10% of total revenue. For the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, the Company had sales of $98.5 million and $179.7 million, respectively, to one customer representing greater than 10% of total revenue.

The geographical distribution of revenue was derived from shipping location of sales to customers.

8.	COST OF SALES

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Total cost of sales is comprised of:
Cost of steel revenue	$1,457.9	$1,822.7	$738.4	$1,358.9
Cost of freight revenue	150.4	175.1	64.0	118.2
Cost of non-steel revenue	29.4	39.2	13.1	35.5

	$1,637.7	$2,037.0	$815.5	$1,512.6

Inventories recognized as cost of sales:	$1,487.3	$1,861.9	$751.5	$1,394.4

Net inventory write-downs as a result of net realizable value lower than cost included in cost of sales:	$2.5	$—	$—	$0.6

Amortization included in cost of steel revenue for the year ended March 31, 2021 was $86.8 million (March 31, 2020 – $127.6 million, the four and eight month periods ended March 31, 2019 and November 30, 2018, $29.2 million and $41.3 million, respectively).

Government Grant (Canada Emergency Wage Subsidy)

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the year ended March 31, 2021, the Company recorded a $52.8 million (March 31, 2020, the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively – nil) reduction to cost of sales in connection with the CEWS.

Federal Greenhouse Gas Pollution Pricing Act

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. During the year ended March 31, 2021, total carbon tax recognized in cost of sales was $13.4 million (March 31, 2020 – $6.9 million, including $1.0 million for the period January 1, 2019 to March 31, 2019 and nil for the period ended November 30, 2018).

United States Steel Tariff

On June 1, 2018, Canadian Steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States. On May 17, 2019, the United States announced a complete lifting of this tariff effective May 20, 2019. For the year ended March 31, 2021, there were no tariff costs included in the cost of sales (March 31, 2020 – $27.8 million, the four and eight month periods ended, respectively, March 31, 2019 – $87.0 million and November 30, 2018 – $138.5 million).

Fair Value Adjustment in Cost of Sales

As disclosed in Note 4, certain raw materials, work in process and finished products inventories were purchased by the Company on November 30, 2018. The acquired inventories were recognized at their fair value on that date. During the year ended March 31, 2019, recognition of this fair value adjustment, and other costs related to the purchase transaction disclosed in Note 4 in cost of sales were $25.7 million.

Past service cost recognition

During the year ended March 31, 2019, the Company recognized reductions totalling $9.3 million in past service cost associated with amendments to its defined benefit pension plans, disclosed in Note 24, and its other post-employment benefit plan, disclosed in Note 25. Amendments to the defined benefit pension plan resulted in a reduction in past service cost of $4.5 million, of which $4.1 million was recorded in cost of steel revenue. Amendments to the other post-employment benefits plan resulted in a reduction in past service cost of $4.8 million, of which $4.3 million was recorded in cost of steel revenue.

9.	ADMINISTRATIVE AND SELLING EXPENSES

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Administrative and selling expense is comprised of:
Personnel expenses	$39.6	$29.7	$11.3	$23.2
Professional, consulting, legal and other fees	22.2	17.1	6.2	10.3
Software licenses	3.1	2.7	1.0	2.2
Amortization of intangible assets and non-producing assets	0.4	0.5	0.4	2.9
Other administrative and selling	7.1	6.9	3.0	5.9

	$72.4	$56.9	$21.9	$44.5

Government Grant (Canada Emergency Wage Subsidy)

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the year ended March 31, 2021, the Company recorded a $4.2 million (March 31, 2020, the four and eight month periods ended, respectively March 31, 2019 and November 30, 2018 – nil) reduction to administration and selling expenses in connection with the CEWS.

Past service cost recognition

As disclosed in Note 8, during the year ended March 31, 2019, the Company recognized reductions totalling $9.3 million in past service cost associated with amendments to its defined benefit pension plans, disclosed in Note 24, and its other post-employment benefits, disclosed in Note 25. Amendments to the defined benefit pension plan resulted in a reduction in past service cost of $4.5 million, of which $0.4 million was recorded in administrative and selling expenses. Amendments to the other post-employment benefits plan resulted in a reduction in past service cost of $4.8 million, of which $0.5 million was recorded in administrative and selling expenses.

10.	FINANCE COSTS

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Finance costs are comprised of:
Interest on the Revolving Credit Facility (Note 16) $	$4.3	$2.1	$0.3	$2.7
Interest on DIP Facility	—	—	—	11.7
Interest on the Secured Term Loan Facility (Note 19)	43.0	41.0	14.3	—
Interest on the Algoma Docks Term Loan Facility (Note 19)	4.7	6.7	2.5	—
Interest on the following facilities, (Note 19)
7.5% Senior Secured Term Loan	—	—	—	34.3
9.5% Senior Secured Notes	—	—	—	32.6
14% Junior Secured Notes	—	—	—	34.3
Other interest expense	1.5	1.5	2.3	1.8
Revolving Credit Facility fees	1.2	2.2	—	—
Unwinding of issuance costs of debt facilities (Note 16 and Note 19) and accretion of governmental loan benefits discounts on environmental liabilities (Note 21 and Note 25)	13.8	10.3	1.2	1.9

	$68.5	$63.8	$20.6	$119.3

As disclosed in Note 21, on April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind by way of increasing the principal balance owing for interest accrued during the period from April to September 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.9 million (US $2.1 million) (March 31, 2020 – nil). Interest paid on the Secured Short Term Loan Facility of $10.2 million in January 2021 was paid in cash, not in kind.

11.	INTEREST ON PENSION AND OTHER POST-EMPLOYMENT BENEFIT OBLIGATIONS

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Interest on pension and other post-employment benefit obligations is comprised of:
Interest on defined benefit pension obligation (Note 22)	$7.4	$8.4	$3.5	$5.4
Interest on other post-employment benefit obligation (Note 23)	9.6	8.9	3.5	6.6

	$17.0	$17.3	$7.0	$12.0

12.	RESTRUCTURING COSTS

Restructuring costs, for the period ended November 30, 2018 were comprise of professional fees and other expenses directly related to or resulting from the reorganization process under the CCAA Proceedings described in Note 4.

13.	CASH AND RESTRICTED CASH

At March 31, 2021, the Company had $21.2 million of cash (March 31, 2020 – $265.0 million, March 31, 2019 – $135.5 million) and restricted cash of $3.9 million (March 31, 2020 – $3.9 million, March 31, 2019 – $11.1 million), held to provide collateral for letters of credit and other obligations of the Company.

Reconciliation of restricted cash
Balance at March 31, 2019	$11.1
Letters of credit matured and released	(0.3)
Letters of credit converted from cash-backed to Revolving Credit Facility backed	(6.9)

Balance at March 31, 2020	$3.9

Balance at March 31, 2021	$3.9

14.	ACCOUNTS RECEIVABLE, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Trade accounts receivable	$259.3	$222.7
Allowance for doubtful accounts	(1.8)	(0.7)
Governmental loan claims receivable Loan
Federal Advanced Manufacturing Fund (“Federal AMF”)	6.0	4.2
Federal Ministry of Industry, Strategic Innovation Fund (“Federal SIF”) Agreement	3.0	6.9
Canada Emergency Wage Subsidy receivable	0.5	5.8
Northern Industrial Electricity Rate program rebate receivable	2.6	2.7
Ontario Workplace Safety and Insurance Board New Experimental Experience Rating rebate receivable	1.5	1.5
Other accounts receivable	3.5	5.8

	$274.6	$248.9

Allowance for doubtful accounts

As at,	March 31, 2021	March 31, 2020
Opening balance	$(0.7)	$(1.2)
Net remeasurement of loss allowance	0.6	0.5
Amounts written off	(1.7)

Ending balance	$(1.8)	$(0.7)

Governmental loan claims receivable

As disclosed in Note 16 and Note 22, the Company has entered into agreements together with the governments of Canada and Ontario for which the Company has applied for reimbursement of costs incurred related to specifically identified projects.

15.	INVENTORIES, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Raw materials and consumables	$278.3	$283.5
Work in progress	109.2	95.3
Finished goods	27.8	58.1

	$415.3	$436.9

16.	PROPERTY, PLANT AND EQUIPMENT, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Freehold land	$6.2	$6.9
Buildings	44.5	55.0
Machinery and equipment	614.7	651.2
Computer hardware	0.5	0.8
Right-of-use assets	1.6	2.0
Property under construction	32.4	83.6

	$699.9	$799.5

The following table presents the changes to the cost of the Company’s property, plant and equipment for the years ended March 31, 2021 and March 31, 2020:

Cost	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of- use assets	Property under construc- tion	Total
Balance at March 31, 2019	$6.6	$69.8	$671.5	$0.8	$—	$60.5	$809.2
Additions	—	0.6	3.6	—	—	109.1	113.3
Transfers	—	(0.2)	88.8	0.3	2.1	(91.0)	—
Foreign exchange	0.3	3.7	40.8	0.1	0.1	5.0	50.0

Balance at March 31, 2020	$6.9	$73.9	$804.7	$1.2	$2.2	$83.6	$972.5
Additions	—	—	3.8	—	—	67.9	71.7
Transfers	—	0.4	107.2	0.1	—	(107.7)	0.0
Disposals	—	—	(0.2)	—	—	(1.7)	(1.9)
Foreign exchange	(0.8)	(7.8)	(87.4)	(0.1)	(0.3)	(9.6)	(105.9)

Balance at March 31, 2021	$6.1	$66.5	$828.1	$1.2	$1.9	$32.6	$936.4

The following table presents the changes to accumulated amortization on the Company’s property, plant and equipment for the years ended March 31, 2021 and March 31, 2020:

Accumulated Amortization:	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of- use assets	Property under construc- tion	Total
Balance at March 31, 2019	$—	$5.3	$38.4	$—	$—	$—	$43.7
Amortization expense	—	12.6	107.0	0.4	0.2	—	120.2
Foreign exchange	—	1.0	8.1	—	—	—	9.1

Balance at March 31, 2020	$—	$18.9	$153.5	$0.4	$0.2	$—	$173.0
Amortization expense	—	5.4	80.2	0.2	0.2	—	86.0
Foreign exchange	—	(2.4)	(20.2)	—	—	—	(22.6)

Balance at March 31, 2021	$—	$21.9	$213.5	$0.6	$0.4	$—	$236.5

Acquisitions

During the year ended March 31, 2021, the Company’s net acquisition of property, plant and equipment totaled $71.7 million (March 31, 2020 - $113.3 million); comprised of property, plant and equipment acquired with a total cost of $81.5 million (March 31, 2020 - $156.8 million), against which the Company recognized benefits totalling $9.8 million (March 31, 2020 - $43.5 million) in respect of the governmental loans and grant, discussed below and in Note 22.

As disclosed in Note 4, on November 30, 2018, the Company acquired substantially all of the operating assets and liabilities of Old Steelco Inc. and Port of Algoma, including property, plant and equipment of $793.1 million. Additionally, during the four month period ended March 31, 2019, the Company’s net acquisition of property, plant and equipment totalled $12.8 million; comprised of property, plant and equipment acquired with a total cost of $37.3 million, against which the Company recognized benefits totalling $24.2 million in respect of the governmental loans and grant, discussed below and in Note 22.

The total net acquisition of property, plant and equipment for the four month period ended March 31, 2019 was $805.9 million.

During the eight month period ended November 30, 2018, property, plant and equipment were acquired at an aggregate cost of $74.1 million.

Amortization of property, plant and equipment

Amortization of property, plant and equipment for the year ended March 31, 2021, was $86.0 million (March 31, 2020 - $120.2 million). Amortization included in inventories at March 31, 2021, was $5.6 million (March 31, 2020 - $6.5 million).

Amortization of property, plant and equipment for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, was $43.7 million and $41.6 million. Amortization included in inventories at the four and eight month periods ended March 31, 2019 and November 30, 2018, was $14.1 million and $5.3 million, respectively.

Government Funding Agreements

On November 30, 2018, the Company, together with the governments of Canada and Ontario entered into agreements totaling up to $120.0 million of modernization and expansion related capital expenditure support from the governments of Canada and Ontario. Additionally, on March 29, 2019, the Company, together with the government of Canada entered into an agreement totaling up to $30.0 million of modernization and expansion related capital expenditure support from the government of Canada. Each of these agreements is discussed below and additional disclosures are located in Note 16 and Note 22.

Federal Economic Development Agency for Southern Ontario

On November 30, 2018, the Company, together with the government of Canada, entered into an agreement executed on December 19, 2018, whereby a benefit of $60.0 million would flow to the Company in the form of an interest free loan from the Federal Economic Development Agency, through the Advanced Manufacturing Fund. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021, related to specifically identified projects.

As at March 31, 2021, the Company had applied for reimbursements of $60.0 million (March 31, 2020 - $52.6 million) and had a receivable of $6.0 million (March 31, 2020 - $4.2 million). In accordance with IFRS, the benefit of the interest free loan has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2021, the Company recognized benefits in respect of this agreement of $3.9 million (March 31, 2020 - $15.9 million). As at March 31, 2021, the total benefit recognized in respect of this agreement was $26.5 million (March 31, 2020 - $22.7 million).

Ministry of Energy, Northern Development and Mines

On November 30, 2018, the Company, together with the government of Ontario, entered into an agreement whereby a benefit of $60.0 million would flow to the Company in the form of a low interest rate loan from the Ministry of Energy, Northern Development and Mines. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024, related to specifically identified projects.

As at March 31, 2021, the Company had applied for and received reimbursements of $60.0 million. In accordance with IFRS, the benefit of the low interest rate loan has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2021, the Company recognized benefits in respect of this agreement of $0.3 million (March 31, 2020 - $13.7 million). As at March 31, 2021, the total benefit recognized in respect of this agreement was $26.4 million (March 31, 2020 - $26.1 million).

Ministry of Industry

On March 29, 2019, the Company, together with the government of Canada, entered into an agreement of which a benefit of $30.0 million would flow to the Company whereby 50% of the contribution ($15.0 million) is repayable to the Ministry of Industry, Strategic Innovation Fund in the form of an interest free loan. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021, related to specifically identified projects.

As at March 31, 2021, the Company had applied for reimbursements totaling $30.0 million and had a receivable of $3.0 million. As at March 31, 2020, the Company had applied for reimbursements under the grant and loan portions of the agreement of $15.0 million and $8.7 million, respectively, and had a receivable of $6.9 million. In accordance with IFRS, the benefit of the grant has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2021, the Company recognized benefits in respect of the loan portion of this agreement of $3.9 million (March 31, 2020 – grant portion - $10.0 million and loan portion - $3.9 million). As at March 31, 2021, the total benefit recognized in respect of this agreement was $22.8 million (March 31, 2020 - $18.9 million).

The Company has recognized the governmental loan claims receivable, governmental loan payable and benefit associated with these agreements because the Company has fulfilled its obligations under the respective agreements.

Disposals

During the year ended March 31, 2021, the Company disposed property, plant and equipment with a cost of $1.9 million (March 31, 2020 – nil). The disposal of property, plant and equipment during the fiscal year ended March 31, 2021 resulted in a net loss of $1.7 million.

During the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, the Company did not dispose of any property, plant and equipment.

17.	INTANGIBLE ASSETS, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Software	$1.5	$2.8

The following table presents the changes to the cost of the Company’s intangible assets for the years ended March 31, 2021 and March 31, 2020:

Cost	Software
Balance at March 31, 2019	$2.6
Additions	0.5
Transfers	—
Foreign exchange	0.3

Balance at March 31, 2020	$3.4
Additions	0.1
Transfers	—
Disposals	(0.8)
Foreign exchange	(0.3)

Balance at March 31, 2021	$2.4

The following table presents the changes to accumulated amortization on the Company’s intangible assets for the years ended March 31, 2021 and March 31, 2020:

Accumulated Amortization	Software
Balance at March 31, 2019	$0.1
Amortization expense	0.5

Balance at March 31, 2020	$0.6
Amortization expense	0.3

Balance at March 31, 2021	$0.9

Acquisitions

As disclosed in Note 4, on November 30, 2018, the Company acquired substantially all of the operating assets and liabilities of Old Steelco Inc., including intangible assets of $2.0 million. Additionally, during the four month period ended March 31, 2019, intangible assets were acquired at an aggregate cost of $0.6 million. During the eight month period ended November 30, 2018, intangible assets were acquired at an aggregate cost of $1.0 million.

Amortization of intangible assets

Amortization of intangible assets for the year ended March 31, 2021, was $0.3 million (March 31, 2020 – $0.5 million, the four month period ended March 31, 2019 – $0.1 million).

Amortization of intangible assets for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, was $0.1 million and $3.1 million.

Impairment reserve

As disclosed in Note 4, on November 30, 2018, the Predecessor sold substantially all of its operating assets and liabilities. It was determined that there was no future benefit associated with the Company’s customer relationships, technology, in-process research and development and naming rights, and an impairment reserve was recognized to reduce the carrying value of these intangible assets to nil. Likewise, it was determined that the value associated with the software and software in development was higher than the sale value, an impairment reserve of $13.0 million was recognized to reduce the carrying value of these intangible assets to their sale value.

18.	BANK INDEBTEDNESS

As disclosed in Note 4, on November 30, 2018, the Company obtained US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Revolving Credit Facility has a priority claim on the accounts receivable and the inventories of the Company and a secondary claim on the rest of the Company’s assets. The Revolving Credit Facility bears interest at a rate of London Inter-Bank Overnight Rate (“LIBOR”) plus an applicable margin of 1.5%.

At March 31, 2021, the Company had drawn $90.1 million (US $71.7 million), and there was $200.8 million (US $156.5 million) of unused availability after taking into account $27.4 million (US $21.8 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2020, the Company had drawn $256.2 million (US $182.2 million), and there was $64.1 million (US $43.6 million) of unused availability after taking into account $27.8 million (US $19.7 million) of outstanding letters of credit, and borrowing base reserves. The Revolving Credit Facility has an initial maturity date of November 30, 2023.

Transaction costs related to the Revolving Credit Facility amounted to $7.0 million, and are disclosed as other assets in the consolidated statements of financial position, and have been amortized to net (loss) income on a straight line basis over the life of this facility. At March 31, 2021, the unamortized transaction costs related to the Revolving Credit Facility amounted to $3.5 million (March 31, 2020 – $5.9 million).

Under the terms of the Revolving Credit Facility the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2021 and March 31, 2020, the Company was in compliance with these covenants.

The changes in the Company’s bank indebtedness for the years ended March 31, 2021 and March 31, 2020 arising from financing activities are presented below:

Balance at March 31, 2019	$—
Revolving Credit Facility drawn	358.0
Repayment of Revolving Credit Facility	(109.3)
Exchange	7.5

Balance at March 31, 2020	$256.2
Revolving Credit Facility drawn	173.3
Repayment of Revolving Credit Facility	(318.4)
Exchange	(21.0)

Balance at March 31, 2021	$90.1

19.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Accounts payable	$53.3	$45.3
Accrued liabilities	58.3	58.5
Wages and accrued vacation payable	52.2	47.6

	$163.8	$151.4

20.	TAXES PAYABLE AND ACCRUED TAXES

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Payroll taxes payable	$3.5	$3.8
Sales taxes payable	3.5	1.6
Carbon tax accrual	20.2	6.9

	$27.2	$12.3

21.	LONG-TERM DEBT

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Secured Term Loan Facility due November 30, 2025
Current portion	$3.6	$4.0
Long-term portion	378.3	392.8

	$381.9	$396.8

Algoma Docks Term Loan Facility due May 31, 2025
Current portion	$11.1	$8.5
Long-term portion	64.9	85.9

	$76.0	$94.4

Less: unamortized financing costs
Current portion	$1.1	$1.2
Long-term portion	3.9	5.7

	$5.0	$6.9

	$452.9	$484.3

Current portion of long-term debt	$13.6	$11.3
Long-term portion of long-term debt	439.3	473.0

	$452.9	$484.3

Secured Term Loan Facility

As disclosed in Note 4, on November 30, 2018, the Company secured $378.8 million (US $285.0 million) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”). The Secured Term Loan Facility is secured by substantially all of the Company’s assets. Under the

General Security Agreement, the Secured Term Loan Facility has a second claim on the accounts receivable and the inventories of the Company and a priority claim on the rest of the Company’s assets. The facility bears interest at LIBOR plus 8.5%. The Term Loan Facility has an initial maturity date of November 30, 2025, and is repayable in quarterly payments of US $0.7 million with the remaining balance due at maturity.

On April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind for interest accrued during the period April to September 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.9 million (US $2.1 million) (March 31, 2020 – nil). Interest paid on the Secured Short Term Loan Facility of $10.2 million in January 2021 was paid in cash, not in kind.

Transaction costs related to the Secured Term Loan Facility amounted to $7.8 million, and have been amortized to net (loss) income using the effective interest rate method over the life of this facility. At March 31, 2021, the unamortized transaction costs related to the Secured Term Loan Facility amounted to $5.0 million (March 31, 2020 – $6.9 million).

Under the terms of the Secured Term Loan Facility the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2021, March 31, 2020 and March 31, 2019, the Company was in compliance with these covenants.

As at March 31, 2021, substantially all of the Company’s subsidiaries’ net assets were deemed restricted from transfer to the Company. Algoma Steel Group Inc. has no stand-alone operations including no cash or assets; its only activities relate to owning a controlling interest in its subsidiaries. The Company’s subsidiaries did not make any distributions to the Company during the year ended March 31, 2021 or 2020.

Algoma Docks Term Loan Facility

As disclosed in Note 4, on November 30, 2018, the Company secured $97.0 million (US $73.0 million) in the form of a Term Loan Facility (the “Algoma Docks Term Loan Facility”). At March 31, 2021, the carrying value of the Algoma Docks Term Loan was $76.0 million (US $60.4) (March 31, 2020 – $94.4 million (US $67.1 million)). The Algoma Docks Term Loan Facility is secured by certain of the Company’s port assets. Under the General Security Agreement, the Term Loan Facility has a first priority claim over all present and future property of certain of the Company’s subsidiaries. The facility bears interest at LIBOR plus 5%. The Algoma Docks Term Loan Facility has a maturity date of May 30, 2025. In accordance with this agreement, the Company is required to make quarterly payments to the lender, comprising interest and principal, as follows:

Quarterly, commencing February 2019, ending November 30, 2020	US $	2.5 million
Quarterly, commencing February 2021, ending November 30, 2021	US $	2.9 million
Quarterly, commencing February 2022, ending with maturity	US $	3.3 million

Transaction costs related to the Algoma Docks Term Loan Facility were nil.

Under the terms of the Algoma Docks Term Loan the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2021, March 31, 2020 and March 31, 2019, the Company was in compliance with these covenants.

Reconciliation of liabilities arising from financing activities

	Secured Term Loan Facility	Algoma Docks Term Loan Facility
Balance at March 31, 2019	$372.9	$95.9
Facility repayment	(3.8)	(6.5)
Unwinding of issuance costs of debt facility	1.2	—
Foreign exchange	19.6	5.0

Balance at March 31, 2020	$389.9	$94.4
Interest payment in kind	33.2	—
Facility repayment	(3.8)	(8.8)
Unwinding of issuance costs of debt facility	1.2	—
Foreign exchange	(43.4)	(9.6)

Balance at March 31, 2021	$377.0	$76.0

22.	LONG-TERM GOVERNMENTAL LOANS

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Federal AMF Loan, denominated in Canadian dollars, due March 1, 2028	$39.7	$32.2
Provincial MENDM Loan, denominated in Canadian dollars, due November 30, 2028	38.7	35.6
Federal SIF Agreement loan, denominated in Canadian dollars, due April 30, 2031	8.0	4.8

	$86.4	$72.6

Federal Economic Development Agency for Southern Ontario

On November 30, 2018, the Company, together with the Federal Economic Development Agency, through the Advanced Manufacturing Fund (“Federal AMF Loan”), entered into an agreement executed on December 19, 2018, under which, the Company will receive a $60.0 million interest free loan. Under the terms of the Federal AM Loan, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021. The Company will repay the loan balance in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu with the Provincial MENDM Loan, defined below.

As at March 31, 2021, the Company had applied for reimbursements of $60.0 million (March 31, 2020 – $52.6 million) and recognized a benefit, net of accretion, of $20.3 million (March 31, 2020 – $20.4 million). Accordingly, the carrying value of the Federal AMF Loan was $39.7 million at March 31, 2021 (March 31, 2020 – $32.2 million).

As at March 31, 2019, the Company had applied for reimbursements of $18.2 million, and recognized a benefit of $6.8 million. The carrying value of the Federal AMF Loan was $11.7 million at March 31, 2019.

Ministry of Energy, Northern Development and Mines

On November 30, 2018, the Company entered into an agreement with the Ministry of Energy, Northern Development and Mines (the “Provincial MENDM Loan”) under which, the Company will receive a $60.0 million low interest loan. Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024. Following the completion of the projects to which these certain defined capital expenditures relate the Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028. This facility bears interest at an annual interest rate equal to the greater of 2.5% per annum; and the lenders cost of funds. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu with the Federal AMF Loan.

The applicable interest rates since the inception of this agreement are as follows:

November 30, 2018 to November 30, 2019	3.143%
December 1, 2019 to November 30, 2020	2.500%
December 1, 2020 to November 30, 2021	2.500%

As at March 31, 2021, the Company had applied for reimbursements of $60.0 million (March 31, 2020 – $59.1 million) and recognized a benefit, net of accretion, of $21.3 million (March 31, 2020 – $23.5 million). Accordingly, the carrying value of the Provincial MENDM Loan was $38.7 million at March 31, 2021 (March 31, 2020 – $35.6 million).

As at March 31, 2019, the Company had applied for reimbursements of $26.4 million, and recognized a benefit of $12.4 million. The carrying value of the Provincial MENDM Loan was $14.4 million at March 31, 2019.

Ministry of Industry

On March 29, 2019, the Company, together with the government of Canada, entered into an agreement whereby a benefit of $30.0 million would flow to the Company; $15.0 million in the form of a grant, and $15.0 million in the form of an interest free loan; from the Ministry of Industry, Strategic Innovation Fund (the “SIF Agreement”). Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021. Following the completion of the projects to which these certain defined capital expenditures relate the

Company will repay the $15.0 million interest free loan portion of this agreement in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031. The agreement is guaranteed by the Company’s parent, Algoma Steel Intermediate Holdings Inc.

At March 31, 2021, the Company had applied for reimbursements of $15.0 million under the grant portion of the agreement (March 31, 2020 – $15.0 million), and recognized a benefit of $15.0 million (March 31, 2020 – $15.0 million). Additionally, at March 31, 2021, the Company had applied for reimbursements of $6.3 million under the loan portion of the agreement (March 31, 2020 – $8.7 million), and had recognized a benefit of $3.9 million (March 31, 2020 – $3.9 million). The carrying value of the Federal SIF Agreement was $8.0 million at March 31, 2021 (March 31, 2020 – $4.8 million).

At March 31, 2019, the Company had applied for reimbursements of $5.0 million under the grant portion of the agreement, and recognized a benefit of $5.0 million. The loan portion of the agreement was not drawn at March 31, 2019.

The changes in the Company’s Long-term governmental loan facilities arising from financing activities are presented below:

	Governmental Loan Issued	Governmental loan benefit recognized immediately	Acretion of governmental loan benefit	Carrying value
Federal AMF Loan
Balance at March 31, 2020	$52.6	$(22.6)	$2.2	$32.2
	7.6	(3.9)	3.8	7.5

Balance at March 31, 2021	$60.2	$(26.5)	$6.0	$39.7

Provincial MENDM Loan
Balance at March 31, 2020	$59.1	$(26.1)	$2.6	$35.6
	0.8	(0.3)	2.6	3.1

Balance at March 31, 2021	$59.9	$(26.4)	$5.2	$38.7

Federal SIF Loan
Balance at March 31, 2020	$8.7	$(3.9)	$—	$4.8
	6.3	(3.9)	0.8	3.2

Balance at March 31, 2021	$15.0	$(7.8)	$0.8	$8.0

Total, Governmental Loans
Balance at March 31, 2020	$120.4	$(52.6)	$4.8	$72.6
	14.7	(8.1)	7.2	13.8

Balance at March 31, 2021	$135.1	$(60.7)	$12.0	$86.4

23.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company is party to an International Swaps and Derivatives Association, Inc. (ISDA) 2002 master agreement with an investment and financial services company to hedge the commodity price risk associated with various commodities. At March 31, 2021, Algoma entered into agreements to hedge the revenue on the sale of steel. The credit support annex to the master agreement require the Company to make margin payments to satisfy collateral requirements based on Market to Market (MTM) exposure of the commodity contracts in excess of US $0.25 million. At March 31, 2021, the Company made margin payments totaling $49.4 million as a cash collateral, which does not meet the offsetting criteria in IAS 32.

The commodity contracts to hedge the NYMEX price of the hot rolled coil price of steel are derivatives which are designated as cash flow hedges for which hedge effectiveness is measured for the duration of the agreements and therefore carried at fair value through other comprehensive loss. The steel derivative contracts as at March 31, 2021 terminate over the course of the year from April 2021 to March 31, 2022.

The fair value and notional amounts of these derivatives are as follows:

	Fair Value Liability		Notional Amounts		Average Price (USD)
	(in millions)		(tons, in thousands)		(per ton)
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Cash flow hedges - commodity price risk Steel swaps	49.4	—	117.0	—	$728.7	—

	$49.4	$—

The cumulative amount of gains and losses on cash flow hedging instruments assessed as effective are presented in the cash flow hedge reserve through other comprehensive loss and is recognized in profit or loss only when the hedged transaction impacts the profit or loss, or is included directly in the initial cost or other carrying amount of the hedged non-financial items (basis adjustment).

During the year ended March 31, 2021, the Company entered into an agreement to hedge the cost of natural gas that was consumed between January 1, 2021, and March 31, 2021. Management designated this hedge as a cash flow hedge, and accordingly measured the effectiveness of the hedge on a monthly basis throughout the life of the agreement. The loss resulting from this agreement of $1.7 million (March 31, 2020 – $2.5 million), was initially recorded in the Cash Flow Hedge Reserve in Other Comprehensive Loss, and was subsequently recognized in cost of sales.

During the year ended March 31, 2021, the unrealized loss resulting from the steel hedges of $64.8 million, was recognized in the Cash Flow Hedge Reserve in Other Comprehensive Loss (March 31, 2020 – nil). During the year ended March 31, 2021, the realized loss resulting from the steel hedge of $4.2 million, was subsequently reclassified from Other Comprehensive Loss and recognized in revenue.

The movements in the cash flow hedge reserve for the period as a component of Accumulated other comprehensive loss is as follows:

	March 31, 2021	March 31, 2020
Opening balance	$—	$—
Loss arising on changes in fair value of cash flow hedges	70.7	2.5
Loss reclassified to profit	(5.9)	(2.5)

Ending balance	$64.8	$—

For periods prior to March 31, 2020, there were no movements in the cash flow hedge reserve.

24.	PENSION BENEFITS

Defined contribution plan

The Company maintains a defined contribution pension plan established by Old Steelco Inc.’s predecessor in 2004 for non-unionized employees in Canada joining the Company after January 1, 2003. As part of Old Steelco Inc.’s contract negotiations with its locals which concluded on July 31, 2010, the locals and Old Steelco Inc. agreed to include in this plan all unionized employees hired subsequent to August 1, 2010 and to offer to all the current employees the option to move to the Defined Contribution Pension Plan. The plan was revised by Old Steelco Inc. during the year ended March 31, 2011; these revisions went into effect March 1, 2011. Based on this revision, the Company is obligated to provide a base contribution of 5% of salary and also match employee contributions to a maximum of 2%, depending on years of service for non-unionized employees. Additionally, The Company is obligated to provide a contribution for unionized employees per qualified hour worked of $2.85.

The pension expense under this plan is equal to the Company’s contribution. The pension expense for the year ended March 31, 2021 was $8.7 million (March 31, 2020 was $9.0 million).

Defined benefit plans

The Company maintains non-contributory defined benefit pension plans that are closed to new entrants and cover all employees in Canada not covered under the Defined Contribution Pension Plan. The benefits are based on years of service and average earnings for a defined period prior to retirement.

The Company also maintains a closed plan for pensioners who retired prior to January 1, 2002, that provides the pensioners with a pension benefit in excess of the limits provided by the Ontario Pension Benefit Guarantee Fund (the “Closed Retiree Plan”).

These defined benefit pension plans are registered under the Pension Benefits Act (Ontario), and are legally separated from the Company. The Pension Benefits Act (Ontario) is a regulatory framework that has jurisdiction over the administration and funding of defined benefit pension plans. Within this framework, the Company has fiduciary responsibility over the administration of the defined benefit pension plans, including the development and oversight of the investment policy for pension funds and the selection and oversight of pension fund investment managers.

The defined benefit pension plans expose the Company to various risks such as: investment risk, interest rate risk, foreign currency risk, price risk, credit risk and liquidity risk.

The most recent actuarial valuations of plan assets and the present value of the defined benefit obligation were carried out at April 1, 2019.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

Years ended,	March 31, 2021	March 31, 2020
Assumptions for determination of defined benefit cost:
Defined obligation and past service cost	4.03%	3.29%
Net interest cost	3.47%	2.96%
Current service cost	4.25%	3.40%
Interest cost on current service cost	3.92%	3.21%
Discount rate for determination of defined benefit obligation	3.16%	3.97%

Assumptions for determination of defined benefit cost and defined benefit obligation:
Ultimate rate of compensation increase	2.00%	2.00%
	105%	105%
Mortality	CPM2014 Private Projection CPM-B	CPM2014 Private Projection CPM-B

The components of amounts recognized in the consolidated statements of net loss in respect of these defined benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in net loss were as follows:
Current service cost	$20.0	$23.0	$6.7	$15.9
Past service cost	—	—	(4.5)	—
Net interest cost	7.6	8.4	3.5	5.4

	$27.6	$31.4	$5.7	$21.3

Defined benefit costs recognized in:
Cost of sales	$18.0	$20.6	$2.0	$14.3
Administrative and selling expenses	2.0	2.4	0.2	1.6
Interest on pension liability	7.6	8.4	3.5	5.4

	$27.6	$31.4	$5.7	$21.3

The components of amounts recognized in the consolidated statements of comprehensive loss in respect of these defined benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in other comprehensive (loss) income, were as follows:
Actuarial (losses) income on accrued pension liability	$(51.8)	$(48.6)	$19.5	$27.3
Less tax effect	—	4.6	(4.9)	—

	$(51.8)	$(44.0)	$14.6	$27.3

The amounts included in the consolidated statements of financial position in respect of the Company’s net obligation in respect of its defined benefit plans are as follows:

As at,	March 31, 2021	March 31, 2020
Present value of defined benefit obligation	$1,504.3	$1,400.8
Fair value of plan assets	1,334.2	1,155.8

Net accrued pension liability	$170.1	$245.0

Continuities of the defined benefit plan assets and obligations are as follows:

Movements in the present value of the plan assets were as follows:
Fair value of plan assets at beginning of year	$1,155.8	$1,211.2
Actual return (net of investment management expenses)	209.5	(28.5)
Administration expenses	(1.2)	(1.9)
Employer contributions	50.3	51.4
Benefits paid	(80.2)	(76.4)

Fair value of plan assets at end of the year, March 31, 2021 and March 31, 2020, respectively	$1,334.2	$1,155.8

Movements in the present value of the defined benefit obligation were as follows:
Defined benefit obligation at the beginning of the year	$1,400.8	$1,524.6
Current service cost	18.7	22.5
Interest cost	47.2	44.0
Actuarial losses (gains) arising from financial assumptions	127.3	(130.1)
Effect of experience adjustments	(8.3)	16.2
Effect of demographic assumptions	(1.2)	—
Benefits paid	(80.2)	(76.4)

Defined benefit obligation at end of the year, March 31, 2021 and March 31, 2020, respectively	$1,504.3	$1,400.8

Reconciliation of the amounts recognized in accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholder’s equity were as follows:

Successor	Actuarial (gain) loss immediately recognized	Tax effect	Actuarial (gain) loss immediately recognized, net of tax
Balance at December 1, 2018	$—	$—	$—
Actuarial loss immediately recognized	19.5	(4.9)	14.6

Balance at March 31, 2019	$19.5	$(4.9)	$14.6
Actuarial gain immediately recognized	(48.6)	4.6	(44.0)

Balance at March 31, 2020	$(29.1)	$(0.3)	$(29.4)
Actuarial gain immediately recognized	(51.8)	—	(51.8)

Balance at March 31, 2021	$(80.9)	$(0.3)	$(81.2)

Predecessor	Actuarial loss immediately recognized	Tax effect	Actuarial loss immediately recognized, net of tax
Balance at March 31, 2018	$14.5	$(3.9)	$10.6
Actuarial loss immediately recognized	27.3	—	27.3

Balance at November 30, 2018	$41.8	$(3.9)	$37.9

The major categories of plan assets were as follows:

As at	March 31, 2021	March 31, 2020
Cash and cash equivalents	1%	1%
Equity instruments	51%	47%
Debt instruments	42%	47%
Other	6%	6%

	100%	100%

Cash flow information

The Company is required to make contributions equal to current service cost plus a maximum per year of $31.0 million dollars in respect of special payments. Contributions for the year ended March 31, 2021 under these regulations were $50.3 million (March 31, 2020 – $51.4 million).

The Company’s expected future cash flow in respect of its defined benefit pension plans for the fiscal year ending March 31, 2022 is $52.0 million.

Sensitivity of results to actuarial assumptions

The sensitivity of the defined benefit obligation to the key actuarial assumptions is as follows:

Years ended,	March 31, 2021	March 31, 2020
Effect of change in discount rate assumption
One percentage point increase	$(164.4)	(147.1)
One percentage point decrease	202.0	179.2
Effect of change in salary scale
One percentage point increase	25.2	22.1
One percentage point decrease	(22.6)	(19.8)
Effect of change in mortality assumption
Set forward one year	(41.4)	(35.5)
Set back one year	40.6	34.7

The discount rate sensitivities presented above are estimates based on plan durations. The defined benefit obligation and the current service cost have an implied duration of 11 and 18 years, respectively at current discount rates.

If the returns on plan assets had been 10% lower than the actual returns of plan assets experienced in the year ended March 31, 2021, the actuarial loss immediately recognized in other comprehensive (loss) income would have increased by approximately $114.0 million (March 31, 2020 – $120.0 million).

25.	OTHER POST-EMPLOYMENT BENEFITS

The Company offers post-employment life insurance, health care and dental care to some of its retirees. These obligations are not pre-funded.

The most recent actuarial valuations of the present value of the other post-employment benefit obligation were carried out at January 1, 2019.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

As at and for the years ended,	March 31, 2021	March 31, 2020
Assumptions for determination of defined benefit cost:
Discount rate
Defined benefit obligation	4.15%	3.34%
Current service cost	4.43%	3.46%
Interest cost on benefit obligation	3.65%	3.07%
Interest cost on current service cost	4.31%	3.42%
Health care cost immediate trend rate	5.09%	5.14%
Assumptions for determination of defined benefit obligation:
Effective discount rate	3.41%	4.15%
Health care cost immediate trend rate	5.04%	5.09%
Assumptions for determination of defined benefit cost and defined benefit obligation:
Health care cost ultimate trend rate	4.00%	4.00%
Year ultimate health care cost trend rate reached	2040	2040
Salary Increases per annum	2.00%	2.00%
Mortality	105%CPM 2014 Private Projection CPM-B	105%CPM 2014 Private Projection CPM-B

The components of amounts recognized in the consolidated statements of net loss in respect of these other post-employment benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in net loss were as follows:
Current service cost	$3.2	$4.0	$1.4	$2.9
Past service cost	—	—	(4.8)
Net interest cost	9.6	8.9	3.5	6.6

	$12.8	$12.9	$0.1	$9.5

Post employment benefit costs recognized in:
Cost of sales	$2.8	$3.6	$(3.0)	$2.6
Administrative and selling expenses	0.4	0.4	(0.4)	0.3
Interest on pension liability	9.6	8.9	3.5	6.6

	$12.8	$12.9	$0.1	$9.5

The components of amounts recognized in the consolidated statements of comprehensive loss in respect of these other post-employment benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in other comprehensive loss, were as follows:
Actuarial losses (income) on accrued post employment benefit liability	$28.8	$(33.2)	$10.4	$(12.7)
Less tax effect	—	2.6	(2.6)	1.3

	$28.8	$(30.6)	$7.8	$(11.4)

The amounts included in the consolidated statements of financial position arising from the Company’s obligation in respect of its other post-retirement benefit plans were as follows:

As at,	March 31, 2021	March 31, 2020
Present value of post-employment benefit obligation	$297.8	$267.3
Fair value of plan assets	—	—

Accrued other post-employment benefit obligation	$297.8	$267.3

Reconciliation of the amounts recognized in accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholder’s equity were as follows:

Successor	Actuarial (gain) loss immediately recognized	Tax effect	Actuarial (gain) loss immediately recognized, net of tax
Balance at December 1, 2018	$—	$—	$—
Actuarial loss immediately recognized	10.4	(2.6)	7.8

Balance at March 31, 2019	$10.4	$(2.6)	$7.8
Actuarial gain immediately recognized	(33.2)	2.6	(30.6)

Balance at March 31, 2020	$(22.8)	$—	$(22.8)
Actuarial loss immediately recognized	28.8	—	28.8

Balance at March 31, 2021	$6.0	$—	$6.0

Predecessor	Actuarial gain immediately recognized	Tax effect	Actuarial gain immediately recognized, net of tax
Balance at March 31, 2018	$174.8	$(45.5)	$129.3
Actuarial gain immediately recognized	(12.7)	1.3	(11.4)

Balance at November 30, 2018	$162.1	$(44.2)	$117.9

Continuities of the other post-employment benefit plan assets and obligations are as follows:

Movements in the present value of the post-employment benefit plan assets were as follows:
Fair value of plan assets at beginning of year	$—	$—
Employer contributions	11.0	11.6
Benefits paid	(11.0)	(11.6)

Fair value of plan assets at end of the year, March 31, 2021 and March 31, 2020, respectively	$—	$—

Movements in the present value of the other post-employment benefit obligation were as follows:
Defined benefit obligation at the beginning of the year	$267.3	$299.2
Current service cost	3.2	4.0
Interest cost	9.6	8.9
Actuarial losses (gains) arising from financial assumptions	30.9	(32.3)
Actuarial gains from experience adjustments	(2.2)	(0.9)
Benefits paid	(11.0)	(11.6)

Defined benefit obligation at end of the year, March 31, 2021 and March 31, 2020, respectively	$297.8	$267.3

Cash flow information

For the year ended March 31, 2021, the amounts included in the consolidated statements of cash flows in respect of these other post-employment benefit plans was $11.0 million (March 31, 2020 – $11.6 million). The Company’s expected contributions for the fiscal year ending March 31, 2022 is $13.5 million.

Sensitivity of results to actuarial assumptions

The sensitivity of the other post-employment benefit obligation to changes in the discount rate, health care cost trend rate and mortality assumptions are as follows:

Years ended,	March 31, 2021	March 31, 2020
Effect of change in discount rate assumption
One percentage point increase	$(38.8)	(33.1)
One percentage point decrease	49.8	41.8
Effect of change in health care cost trend rates
One percentage point increase	41.2	37.3
One percentage point decrease	(32.9)	(30.1)
Effect of change in mortality assumption
Set forward one year	14.0	11.0
Set back one year	(13.6)	(11.3)

The discount rate sensitivities presented above are estimates based on plan durations. The other post-employment benefit obligation and the current service cost have an implied duration of 14.4 and 30 years, respectively at current discount rates.

26.	OTHER LONG-TERM LIABILITIES

As at,	March 31, 2021	March 31, 2020
The carrying amount of the following other long term liabilities:
Accrued interest payable, Provincial MENDM Loan	$1.4	$0.7
Long-term disability plan obligation	1.1	1.1

	$2.5	$1.8

Long-term disability plan obligation

The Company maintains a long-term disability plan. Under this plan, the Company offers continuation of medical and dental benefits for employees on long-term disability leaves of absence. The Company recognizes the present value of the long-term disability benefit obligation based on the number of employees on long-term disability. The most recent actuarial determination of the Company’s long-term disability obligation was carried out at March 31, 2021. At March 31, 2021, the long-term disability plan had a carrying value of $1.1 million (March 31, 2020 – $1.1 million).

Accrued interest payable, Provincial MENDM Loan

As disclosed in Note 22, the Company has entered into an agreement with the Ministry of Energy, Northern Development and Mines under which the Company will receive a $60.0 million low interest loan. At March 31, 2021, the accrued interest payable under this agreement was $1.4 million (March 31, 2020 – $0.7 million).

27.	ENVIRONMENTAL LIABILITIES

As at,	March 31, 2021	March 31, 2020
The carrying amount of Environmental liabilities in respect of:
The Company’s Operation Site	$35.0	$34.3
Northern Ontario mine sites owned by Old Steelco Inc.	4.9	4.6

	$39.9	$38.9

Current portion	$4.5	$4.1
Long-term portion	35.4	34.8

	$39.9	$38.9

On November 30, 2018, the Company entered into agreements with the Province of Ontario, through the Ministry of the Environment, Conservation and Parks and the Ministry of Energy, Northern Development and Mines. These agreements relate to the Company’s operation site, and certain Northern Ontario mine sites owned by Old Steelco Inc., and not purchased by the Company. These agreements limit the Company’s obligations with respect to legacy environmental contamination, and impose certain risk management, risk mitigation, site remediation and funding obligations on the Company. The Company recognizes the present value of environmental liabilities.

At March 31, 2021 and March 31, 2020, the Company has provided letters of credit totalling of $17.2 million to the Ministry of Energy, Northern Development and Mines; $13.7 million in respect of the Company’s operation site and $3.5 million in respect of certain Northern Ontario mine sites owned by Old Steelco Inc. Letters of credit are disclosed in Note 13 and Note 18.

Reconciliation of Environmental liabilities

	The Company’s Operation Site	Northern Ontario mine sites owned by Old Steelco Inc.	Total
Balance at March 31, 2019	$35.3	$4.7	$40.0
Payments	(4.0)	(0.5)	(4.5)
Accretion of discount	3.0	0.4	3.4

Balance at March 31, 2020	$34.3	$4.6	$38.9
Payments	(1.6)	—	(1.6)
Accretion of discount	2.3	0.3	2.6

Balance at March 31, 2021	$35.0	$4.9	$39.9

28.	TAX MATTERS

The components of income tax (recovery) expense for the years ended March 31, 2021, March 31, 2020, and for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, are as follows:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Income tax (recovery) expense recognized in net (loss) income
Deferred income tax (recovery) expense	$—	$(4.3)	$4.1	$(1.5)

Income tax expense (recovery) recognized in other comprehensive loss:
Tax effect of actuarial gains on defined benefit pension obligation	—	4.6	(4.9)	1.3
Tax effect of actuarial gains on other post-employment benefits	—	2.6	(2.6)	—

	$—	$7.2	$(7.5)	$1.3

Income taxes in the consolidated statements of net (loss) income for the years ended March 31, 2021, March 31, 2020 and for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, vary from amounts that would be computed by applying statutory income tax rates for the following reason:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Loss before income taxes	$(76.1)	$(180.2)	$6.8	$28.0

Income tax recovery based on the applicable tax rate of 25%	$(19.0)	$(45.1)	$1.7	$7.0
Add / (deduct):
Unused tax losses and other deductible temporary differences for which no deferred tax assets have been recognized	—	—	—	(2.6)
Non-deductible post-employment benefits payments	3.2	3.1	—	—
Non-deductible pension contributions	3.3	3.8	—	—
Non-deductible accretion of financial obligations	2.7	1.7	—	—
Change in unrecognized tax benefits	2.7	45.9	—	—
Non-deductible (taxable) portion of exchange loss on US dollar currency	—	—	0.8	(5.9)
Unrecognized (recognized) benefit of unrealized exchange loss on US dollar debt	—	—	1.6	—
Adjustment in respect of prior years	7.2	(13.7)	—	—

Income tax (recovery) expense	$—	$(4.3)	$4.1	$(1.5)

The applicable tax rate is the aggregate of the Canadian federal income tax rate of 15.0% and the Canadian provincial income tax rate of 10.0%.

As disclosed in Note 4, on November 30, 2018, the Company purchased substantially all of the operating assets and liabilities of Old Steelco Inc. The Company did not acquire any of the tax attributes of Old Steelco Inc.

Deferred income tax assets

As disclosed in Note 3, the carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probably that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective evidence is the cumulative loss the Company has incurred over the last two years of its operations. Such objective evidence limits the ability to consider other subjective evidence, such as management’s projections for future growth.

On the basis of this evaluation, as of March 31, 2021, net deferred assets of $60.1 million have not been recognized.

The tax-effected temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive (loss) income for the year ended March 31, 2021 are as follows:

	Balance at March 31 2020	Movements in:			Balance at March 31 2021
		Profit (loss)	Other Comprehensive Loss	Unrecognized deferred tax asset
Accounting reserves	$2.9	$1.1	$—	$—	$4.0
Inventory reserve	(2.9)	(1.2)	—	—	(4.1)
Non-capital tax loss carryforward	110.2	(9.3)	—	(2.7)	98.2
Capital tax loss carryforward	0.2	—	—	—	0.2
Property, plant and equipment and intangible assets	(167.1)	15.8	—	—	(151.3)
Unrealized exchange gain on US dollar debt	0.6	0.6	—	—	1.2
Financing expenses	(1.3)	0.3	—	—	(1.0)
Deferred revenue	57.4	(7.2)	—	—	50.2
SRED expenditures	—	2.4	—	—	2.4
Other	—	0.2	—	—	0.2

	$—	$2.7	$—	$(2.7)	$—

At March 31, 2021, the Company has non-capital tax losses available of $579.8 million; $380.0 million will expire in 2038, $113.1 million will expire in 2039 and $86.7 million will expire in 2040.

The tax-effected temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive (loss) income for the year ended March 31, 2020 are as follows:

	Balance at March 31, 2019	Movements in:			Balance at March 31 2020
		Profit (loss)	Other Comprehensive Loss	Unrecognized deferred tax asset
Accounting reserves	$(0.6)	$3.5	$—	$—	$2.9
Inventory reserve	(4.9)	2.0	—	—	(2.9)
Defined benefit pension (Note 22)	78.4	(73.8)	(4.6)	—	—
Other post-employment benefits (Note 23)	75.1	(72.5)	(2.6)	—	— —
Non-capital tax loss carryforward	16.5	138.6	—	(44.9)	110.2
Capital tax loss carryforward	0.2	—	—	—	0.2
Environmental liabilities	(11.2)	11.2	—	—	—
Property, plant and equipment and intangible assets	(146.1)	(21.0)	—	—	(167.1)
Unrealized exchange gain on US dollar	1.5	0.1	—	(1.0)	0.6
Governmental loans benefit	(4.6)	4.6	—	—	—
Financing expenses	(0.8)	(0.5)	—	—	(1.3)
Deferred revenue	—	57.4	—	—	57.4
Other	(0.1)	0.1	—	—	—

	$3.4	$49.7	$(7.2)	$(45.9)	$—

29.	COMMITMENTS AND CONTINGENCIES

Property, plant and equipment

In the normal course of business operations the Company has certain commitments for capital expenditures related to the maintenance and acquisition of property, plant and equipment.

Key inputs to production

The Company requires large quantities of iron ore, coal, oxygen, electricity and natural gas in order to satisfy the demands of the steel manufacturing operation. The Company makes most of its purchases of these principal raw materials at negotiated prices under annual and multi-year agreements. These agreements provide the Company with comfort that an adequate supply of these key raw materials will be available to the Company at a price acceptable to the Company.

Legal Matters

Additionally, from time to time, in the ordinary course of business, the Company is a defendant or party to a number of pending or threatened legal actions and proceedings. Although such matters cannot be predicted with certainty, management currently considers the Company’s exposure to such ordinary course claims and litigation, to the extent not covered by the Company’s insurance policies or otherwise provided for, not to have a material adverse effect on these consolidated financial statements. In addition, the Company is involved in and potentially subject to regular audits from federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments.

30.	CAPITAL STOCK

	Common Shares		Preferred Shares		Total Capital Stock
	Number of shares issued and outstanding	Stated capital value	Number of shares issued and outstanding	Stated capital value	Number of shares issued and outstanding	Stated capital value
Predecessor
April 1, 2018	650,010,001	$659.4	150,000	$162.9	650,160,001	$822.3

November 30, 2018	650,010,001	$659.4	150,000	$162.9	650,160,001	$822.3

Successor
December 1, 2018	1	$—	—	$—	1	$—
Issuance of shares	1	—	100,000,000	409.5	100,000,001	409.5
Conversion of shares	100,000,000	409.5	(100,000,000)	(409.5)	—	—

Balance at March 31, 2020	100,000,002	$409.5	100,000,000	$—	100,000,002	$409.5

Balance at March 31, 2021	100,000,002	$409.5	100,000,000	$—	100,000,002	$409.5

Algoma Steel Inc. was incorporated on May 19, 2016 and issued one (1) common share with a nominal value on that date. On November 30, 2018, Algoma Steel Inc. issued one (1) additional common share, with a nominal value, to Algoma Steel Intermediate Holdings Inc.

During the purchase transaction, disclosed in Note 4, Algoma Steel Inc. issued one hundred million (100,000,000) preferred shares to Old SteelCo Inc. in partial satisfaction of the purchase price for Old SteelCo Inc.’s net operating assets. Old Steelco Inc. then immediately forfeited these preferred shares to Algoma Steel Intermediate Holdings Inc. as a result of Old Steelco Inc.’s non-payment of the 7.5% Senior Secured Term Loan and 9.5% Senior Secured Notes. The preferred shares were issued at the fair value of the debt forgiven of $409.5 million, measured as the residual value of the net identifiable assets acquired, less the cash paid in partial satisfaction of the purchase price for the assets. Finally, on November 30, 2018, the Company converted preferred shares to common shares.

31.	NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net income (loss) per common share:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Weighted average common shares outstanding (in thousands):
Basic	100,000	100,000	100,000	650,010
Diluted	100,000	100,000	100,000	650,010
Net income (loss) per common share:
Basic	$(0.76)	$(1.76)	$0.03	$0.05
Diluted	$(0.76)	$(1.76)	$0.03	$0.05

The number of options that were not included in the calculation of dilutive earnings per share at March 31, 2021 is 2,716,040 comprising 2,670,000 performance share units and 46,040 directors’ units (March 31, 2020 and the four and eight-month periods ended March 31, 2019 and November 30, 2018, respectively – nil).

32.	NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Accounts receivable	$(47.2)	$88.4	$(37.2)	$(38.3)
Taxes payable and accrued taxes	16.7	3.7	1.6	12.6
Inventories	(33.6)	(36.8)	96.6	(167.9)
Prepaid expenses and other current assets	(70.3)	20.2	17.9	(12.1)
Accounts payable and accrued liabilities	(21.2)	(42.4)	37.5	13.2
Derivative financial instruments (net)	(15.3)	1.2	—	—
Secured term loan interest payment in kind	33.2	—	—
Net related party accounts receivable and accounts payable	—	—	—	22.5

	$(137.7)	$34.3	$116.4	$(170.0)

33.	PARENT COMPANY PROMISSORY NOTE RECEIVABLE

The Company’s shareholder, Algoma Steel Parent S.C.A., and its commonly controlled affiliates are related parties.

During the year ended March 31, 2020, the Company entered into a promissory note with its shareholder in the amount of $1.3 million (US $0.9 million). During the year ended March 31, 2021, the Company advanced $1.1 million (US $0.8 million) to its shareholder. The Company’s shareholder will use the proceeds of this note to pay reasonable expenses, liabilities and other obligations. The promissory note is unsecured and is non-interest-bearing.

At March 31, 2021, the balance of the parent company promissory note receivable was $2.2 million (US $1.7 million) (March 31, 2020 – $1.3 million (US $0.9 million)).

34.	FINANCIAL INSTRUMENTS

Financial risk management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at March 31, 2021 is the carrying amount of accounts receivable of $274.6 million (March 31, 2020 – $248.9 million). At March 31, 2021 and March 31, 2020, there was no customer account greater than 10% of the carrying amount of accounts receivable. As at March 31, 2021, $2.3 million, or 0.9% (March 31, 2020 – $5.9 million, or 2.4%), of accounts receivable were more than 90 days old.

The Company establishes an allowance for doubtful accounts that represents its estimate of losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at March 31, 2021 was $1.8 million (March 31, 2020 – $0.7 million), as disclosed in Note 14.

The Company may be exposed to certain losses in the event of non-performance by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 6.

The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities, as at March 31, 2021:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years
Revolving Credit Facility	$90.1	$(90.1)	$(90.1)	$—	$—	$—
Accounts payable and accrued liabilities	154.3	(154.3)	(154.3)	—	—	—
Taxes Payable	27.2	(27.2)	(27.2)	—	—	—
Secured Term Loan Facility	381.9	(381.9)	(3.6)	(3.6)	(374.7)	—
Interest on Secured Term Loan	9.1	(176.4)	(38.5)	(38.1)	(99.8)	—
Algoma Docks Term Loan	76.0	(76.0)	(11.1)	(13.2)	(51.7)	—
Interest on Algoma Docks Term Loan	0.4	(10.8)	(3.5)	(3.1)	(4.2)	—
Governmental Loans	86.4	(135.1)	—	(10.0)	(55.0)	(70.1)
Interest on Provincial MENDM Loan	1.4	—	—	—	—	—
Derivative financial instruments	49.4	(49.4)	(49.4)	—	—	—

	$876.2	$(1,101.2)	$(377.7)	$(68.0)	$(585.4)	$(70.1)

The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities as at March 31, 2020:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years
Revolving Credit Facility	$256.2	$(256.2)	$(256.2)	$—	$—	$—
Accounts payable and accrued liabilities	140.0	(140.0)	(140.0)	—	—	—
Taxes Payable	12.3	(12.3)	(12.3)	—	—	—
Secured Term Loan Facility	396.8	(396.8)	(4.0)	(4.0)	(12.0)	(376.8)
Interest on Secured Term Loan	10.2	(245.1)	(44.3)	(43.9)	(129.1)	(27.8)
Algoma Docks Term Loan	94.4	(94.4)	(8.5)	(11.2)	(43.7)	(31.0)
Interest on Algoma Docks Term Loan	0.6	(22.7)	(6.1)	(5.4)	(10.9)	(0.3)
Governmental Loans	72.6	(120.5)	—	—	(36.3)	(84.2)
Interest on Provincial MENDM Loan	0.6	(1.0)	—	—	(0.1)	(0.9)

	$983.7	$(1,289.0)	$(471.4)	$(64.5)	$(232.1)	$(521.0)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 23, during the year ended March 31, 2021, the Company was a party to agreements to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel. These activities are carried out under the oversight of the Company’s Board of Directors.

Currency risk

The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

The Company’s Canadian dollar denominated financial instruments as at March 31, 2021, and March 31, 2020, were as follows:

As at,	March 31, 2021	March 31, 2020
Cash	$5.6	$107.0
Restricted cash	3.9	3.9
Accounts receivable	111.2	130.2
Bank indebtedness	(42.1)	(80.1)
Accounts payable and accrued liabilities	(131.6)	(99.2)
Long-term governmental loans	(87.8)	(72.9)

Net Canadian dollar denominated financial instruments	$(140.8)	$(11.1)

A $0.01 decrease (or increase) in the US dollar relative to the Canadian dollar for the year ended March 31, 2021 would have decreased (or increased) (loss) profit from operations by $0.1 million (March 31, 2020 – $0.3 million).

Interest rate risk

Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.

For the years ended March 31, 2021 and March 31, 2020, a one percent increase (or decrease) in interest rates would have decreased (or increased) net (loss) income by approximately $6.4 million and $5.0 million, respectively.

Commodity price risk

The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 29. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 23 to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

At March 31, 2021, the Company had commodity-based swap contracts with an aggregate notional quantity of 117,000 net tons outstanding, and a 10% increase in the price of hot-rolled coil (U.S. Midwest Domestic Hot-Rolled Coil Steel (CRU) Index), assuming foreign exchange remains unchanged, would result in approximately $16.8 million decrease in the Company’s profit and loss.

35.	KEY MANAGEMENT PERSONNEL

The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the executive leadership team (ELT) and the Board of Directors.

Remuneration of the Company’s Board of Directors and ELT for the respective periods is as follows:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Salaries and benefits	$3.9	$3.1	$1.3	$4.4
Director fees	0.3	0.3	0.1	—
Share based compensation	14.1	—	—	0.1

	$18.3	$3.4	$1.4	$4.5

36.	SHARE BASED COMPENSATION

Long-term incentive plan

On May 13, 2020, Algoma Steel Holdings Inc. established a long-term incentive plan (“LTIP” or “Plan”), which was approved by the Board of Directors. The LTIP was designed to promote the alignment of senior management and employees of the Company with long-term shareholder interests.

Under the terms of the LTIP, the maximum number of common shares that may be subjected to awards is 10 million common shares, being 10% of the issued and outstanding common shares as at the date of the Plan. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Director Units (“DU”) and Performance Share Units (“PSU”).

For the year ended March 31, 2021, the Company recorded a share-based compensation expense of $14.1 million (March 31, 2020 – $nil) in administrative and selling expenses on the Consolidated Statement of Net Loss. No exercises or forfeiture have been recorded to date.

Restricted share units

Under the terms of the LTIP, RSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. RSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement. Given the alternative settlement options at the election of the participant, the Company has accounted for these awards as cash-settled share-based transactions which are measured at fair value at each reporting date with the changes in fair value recorded in the consolidated statement of net loss. RSUs expire upon the completion of a liquidity event.

On July 31, 2020, 890,000 RSUs were granted to certain senior management of the Company, with a grant date fair value of $10.43 per RSU. The RSUs vest as to one-third of the total grant amount on each of the first three anniversaries of the grant date, with the first anniversary date on March 31, 2020.

As at March 31, 2021, the 890,000 RSUs remain outstanding with an estimated fair value of $17.80 per RSU under the Company’s LTIP, for which the Company recognized a liability of $10.0 million in accounts payable and accrued liabilities on the consolidated statements of financial position.

Director’s units

Under the terms of the LTIP, DUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time in satisfaction of all or a portion of Director fees. The number of DUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the share value at the grant date. DUs are share-based payments measured at fair value at the date of grant and expensed on a variable vesting basis that is determined to be consistent with the vesting period of RSUs granted on the same day. The grant date fair value takes into account the Company’s estimation of the DUs that will eventually vest and adjusts for the effect of non-market based performance conditions. DUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. DUs expire upon the completion of a liquidity event.

On July 31, 2020, 46,040 DUs were granted to certain senior management of the Company, with a grant date fair value of $10.43 per DU.

The Black-Scholes option-pricing model assumptions used to estimate the fair value of the DUs at the grant date were as follows:

Options granted (in total on July 31, 2020)	46,040
Grant date share price	$10.44
Exercise price	$0.01
Expected risk-free interest rate	0.22%
Expected unit price volatility	48.91%
Expected award life (years)	1.67
Grant date fair value of DUs	$10.43

As at March 31, 2021, the 46,040 DUs remain outstanding. No exercises or forfeiture of DUs have been recorded to date.

Performance share units

Under the terms of the LTIP, PSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. PSUs are share-based payments measured at fair value at the date of grant and expensed on a variable vesting basis that is determined to be consistent with the vesting period of RSUs granted on the same day. The grant date fair value takes into account the Company’s estimation of the PSUs that will eventually vest and adjusts for the effect of market based vesting conditions. PSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. The amount of PSUs that vest and become exercisable is based on an equity value multiple achieved by the Company on the date of the liquidity event, which compares the equity value of the Company on the day of the liquidity event and the grant date. PSUs expire upon the completion of a liquidity event.

On July 31, 2020, 3,560,000 PSUs were granted to certain senior management of the Company, with a grant date fair value of $2.71 per PSU.

The Monte Carlo option-pricing model assumptions used to estimate the fair value of the DSUs at the grant date were as follows:

Options granted (in total on July 31, 2020)	3,560,000
Grant date share price	$7.99
Expected risk-free interest rate	0.22%
Expected unit price volatility	50.00%
Expected award life (years)	1.67
Grant date fair value of DUs	$2.71

As at March 31, 2021, the 3,560,000 PSUs remain outstanding. No exercises or forfeiture of DUs have been recorded to date.

37.	SUBSEQUENT EVENTS

On May 24, 2021, the Company announced it entered into a definitive merger agreement with Legato Merger Corp. that will result in the Company becoming publicly listed. The transaction is expected to close in the third quarter of 2021, subject to the approval of Legato stockholders and the satisfaction or waiver of certain other customary closing conditions, including approvals from Nasdaq and the Toronto Stock Exchange.

Condensed Interim Consolidated Financial Statements

ALGOMA STEEL GROUP INC.

(Unaudited)

As at June 30, 2021 and March 31, 2021

and for the three month periods ended

June 30, 2021 and 2020

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Net Income (Loss)

(Unaudited)

Three month periods ended	June 30, 2021	June 30, 2020
expressed in millions of Canadian dollars
Revenue (Note 4)	$789.1	$349.4
Operating expenses
Cost of sales (Note 5)	$510.2	$339.7
Administrative and selling expenses	26.7	12.5

Income (loss) from operations	$252.2	$(2.8)

Other (income) and expenses
Finance income	$—	$(0.6)
Finance costs (Note 6)	15.1	18.8
Interest on pension and other post-employment benefit obligations	2.9	4.3
Foreign exchange loss	10.0	17.4
Transaction costs	2.9	—

	$30.9	$39.9

Income (loss) before income taxes	$221.3	$(42.7)
Income tax expense (Note 20)	17.7	—

Net income (loss)	$203.6	$(42.7)

Net (loss) income per common share
Basic (Note 27)	$2.04	$(0.43)
Diluted (Note 27)	$2.04	$(0.43)

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

Three month periods ended	June 30, 2021	June 30, 2020
expressed in millions of Canadian dollars
Net income (loss)	$203.6	$(42.7)
Other comprehensive loss, net of income tax, that will be reclassifed subsequently to profit or loss
Net unrealized loss on cash flow hedges, net of tax recovery $17.7 million (Note 17)	$(27.5)	$—
Other comprehensive loss, net of income tax, that will not be reclassified subsequently to profit or loss
Foreign exchange loss on translation to presentation currency	$(1.8)	$(10.1)
Remeasurement of pension and other post-employment benefit obligations, net of tax nil (Note 18, 19)	$12.9	$(132.0)

	$(16.4)	$(142.1)

Total comprehensive income (loss)	$187.2	$(184.8)

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Financial Position

(Unaudited)

As at,	June 30, 2021	March 31, 2021
expressed in millions of Canadian dollars
Assets
Current
Cash (Note 7)	$21.9	$21.2
Restricted cash (Note 7)	3.9	3.9
Accounts receivable, net (Note 8)	333.2	274.6
Inventories, net (Note 9)	469.5	415.3
Prepaid expenses and deposits	72.2	74.6
Margin payments (Note 17)	95.8	49.4
Other assets	3.1	3.8

Total current assets	$999.6	$842.8

Non-current
Property, plant and equipment, net (Note 10)	$687.4	$699.9
Intangible assets, net (Note 11)	1.4	1.5
Parent company promissory note receivable (Note 23)	2.1	2.2
Other assets	6.7	7.5

Total non-current assets	$697.6	$711.1

Total assets	$1,697.2	$1,553.9

Liabilities and Shareholder’s Equity
Current
Bank indebtedness (Note 12)	$—	$90.1
Accounts payable and accrued liabilities (Note 13)	194.1	163.8
Taxes payable and accrued taxes (Note 14)	19.9	27.2
Current portion of long-term debt (Note 15)	14.0	13.6
Current portion of governmental loans (Note 16)	2.5	—
Current portion of environmental liabilities	4.2	4.5
Derivative financial instruments (Note 17)	97.7	49.4

Total current liabilities	$332.4	$348.6

Non-current
Long-term debt (Note 15)	$429.2	$439.3
Long-term governmental loans (Note 16)	85.9	86.4
Accrued pension liability	143.8	170.1
Accrued other post-employment benefit obligation	305.3	297.8
Other long-term liabilities	2.5	2.5
Environmental liabilities	35.8	35.4

Total non-current liabilities	$1,002.5	$1,031.5

Total liabilities	$1,334.9	$1,380.1

Shareholder’s equity
Capital stock	$409.5	$409.5
Accumulated other comprehensive income (loss)	(6.9)	9.5
Retained deficit	(45.7)	(249.3)
Contributed surplus (Note 26)	5.4	4.1

Total shareholder’s equity	$362.3	$173.8

Total liabilities and shareholder’s equity	$1,697.2	$1,553.9

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Changes in Shareholder’s Equity

(Unaudited)

expressed in millions of Canadian dollars	Capital stock	Contributed Surplus	Foreign exchange loss on translation to presentation currency	Actuarial gain (loss) on pension and other post- employment benefit obligation, net of tax	Cash flow hedge reserve - unrealized loss (Note 17)	Accumulated other comprehensive income (loss)	Retained deficit	Total Shareholder’s equity
Balance at March 31, 2021	$409.5	$4.1	$(0.9)	$75.2	$(64.8)	$9.5	$(249.3)	$173.8
Net Income	—	—	—	—	—	—	203.6	203.6
Other comprehensive (loss) income	—	—	(1.8)	12.9	(27.5)	(16.4)	—	(16.4)
Exercise of performance share units, net of director units reclassifed (Note 26)	—	1.3	—	—	—	—	—	1.3

Balance at June 30, 2021	$409.5	$5.4	$(2.7)	$88.1	$(92.3)	$(6.9)	$(45.7)	$362.3

Balance at March 31, 2020	$409.5	$—	11.4	$52.2	$—	$63.6	$(173.2)	$299.9
Net loss	—	—	—	—	—	—	(42.7)	(42.7)
Other comprehensive (loss) income	—	—	(10.1)	(132.0)	—	(142.1)	—	(142.1)

Balance at June 30, 2020	$409.5	$—	1.3	$(79.8)	$—	$(78.5)	$(215.9)	$115.1

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Cash Flows

(Unaudited)

Three month periods ended	June 30, 2021	June 30, 2020
expressed in millions of Canadian dollars
Operating activities
Net income (loss)	$203.6	$(42.7)
Items not affecting cash:
Amortization of property, plant and equipment and intangible assets	20.7	19.2
Deferred income tax expense (Note 20)	17.7	—
Pension funding in excess of expense	(7.3)	(7.7)
Post-employment benefit funding in excess of expense	(1.6)	(1.5)
Unrealized foreign exchange gain on accrued pension liability	3.0	8.4
Unrealized foreign exchange gain on accrued post-employment benefit obligations	4.3	9.3
Finance costs (Note 6)	15.1	18.8
Interest on pension and other post-employment benefit obligations	2.9	4.3
Accretion of governmental loans and environmental liabilities	3.0	2.6
Unrealized foreign exchange gain on government loan facilities	1.2	2.7
Other	0.9	1.1

	$263.5	$14.5
Net change in non-cash operating working capital (Note 22)	(141.9)	(34.9)
Environmental liabilities paid	(0.5)	(0.3)

Cash generated by (used in) operating activities	$121.1	$(20.7)

Investing activities
Acquisition of property, plant and equipment (Note 10)	$(19.1)	$(12.0)

Cash used in investing activities	$(19.1)	$(12.0)

Financing activities
Bank indebtedness repaid, net (Note 12)	$(86.9)	$(9.0)
Repayment of Secured Term Loan (Note 15)	(0.9)	(1.0)
Repayment of Algoma Docks Term Loan Facility (Note 15)	(2.5)	(1.9)
Governmental loans issued, net of benefit (Note 16)	—	5.1
Interest paid	(10.7)	(1.7)

Cash used in financing activities	$(101.0)	$(8.5)

Effect of exchange rate changes on cash	$(0.3)	$(9.0)
Cash
Change	0.7	(50.2)
Opening balance	21.2	265.0

Ending balance (Note 7)	$21.9	$214.8

See accompanying notes to the condensed interim consolidated financial statements

ALGOMA STEEL GROUP INC.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

1.	GENERAL INFORMATION

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd. (the “Company”), was incorporated on March 23, 2021 under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. under section 85(1) of the Income Tax Act (Canada) effecting the purchase on an income tax-deferred basis. The purchase transaction was completed March 29, 2021. Algoma Steel Group Inc. is the parent holding company of Algoma Steel Inc. and does not conduct any business operations. The address of the Company’s registered office is 1600-295 Georgie Street West, British Columbia, Vancouver, Canada.

Algoma Steel Inc. (“ASI”), the operating company and a wholly owned subsidiary of Algoma Steel Holdings Inc. was incorporated on May 19, 2016 under the Business Corporations Act of British Columbia. The Company is an integrated steel producer with its active operations located entirely in Sault Ste. Marie, Ontario and Canada. The Company produces sheet and plate products that are sold primarily in Canada and the United States.

The condensed interim consolidated financial statements of the Company as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020 are comprised of the Company and its wholly owned subsidiaries as follows:

•	Algoma Steel Holdings Inc.

•	Algoma Steel Intermediate Holdings Inc.

•	Algoma Steel Inc.

•	Algoma Steel Inc. USA

•	Algoma Docks GP Inc.

•	Algoma Docks Limited Partnership

2.	BASIS OF PRESENTATION

Statement of compliance

These condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting as issued by the International Accounting Standards Board.

Certain information and footnote disclosure normally included in annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), have been omitted or condensed. The preparation of financial statements in accordance with IAS 34 requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements have been set out in Note 5 of the Company’s annual consolidated financial statements for the year ended March 31, 2021. The accounting policies and accounting judgements used in the preparation of these condensed interim consolidated financial statements are consistent with those used in the Company’s annual consolidated financial statements, except for adoption of new or amended accounting standards as disclosed in Note 3.

These condensed interim consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the years ended March 31, 2021 and March 31, 2020.

These condensed interim consolidated financial statements have been approved by the Board of Directors, and authorized for issuance on August 18, 2021.

Basis of presentation

The condensed interim consolidated financial statements have been prepared on a going concern assumption using historical cost basis, except for certain financial instruments that are measured at fair value, as explained in the accounting policies disclosed in Note 3 to the Company’s annual consolidated financial statements for the years ended March 31, 2021 and March 31, 2020 and Note 24 of the condensed interim consolidated financial statements. Historical cost is generally based on the fair value of the consideration given in exchange for assets. The going concern assumption assumes the realization of assets and the discharge of liabilities in the normal course of business.

COVID-19 Pandemic

On March 11, 2020, the coronavirus (COVID-19) was declared a pandemic by the World Health Organization. Many countries have implemented measures to control the spread of the virus. Concerns about the spread of the virus, and measures taken to control the spread of the virus have negatively affected economies globally, and upset normal commercial patterns, causing the slowdown and/or closure of companies around the world.

The Government of Ontario, Canada, announced on March 23, 2020, that steel manufacturers, such as the Company, and their suppliers, were deemed essential businesses due to their importance to the Ontario economy and their support of critical infrastructure projects. Accordingly, the Company has implemented many measures designed to protect the health and safety of our employees, and the health and safety of our customers and suppliers.

At the onset of the pandemic, slowdowns and disruptions in the operations of our customers led to a reduction in demand. In response, during the six month period ended September 30, 2020 the Company adjusted production to match demand and to control costs. During the six month period ended March 31, 2021 and for the three month period ended June 30, 2021, production and shipment volumes improved, returning normal levels.

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded a $29.4 million reduction to personnel expenses in connection with the receipt of funding under the CEWS program.

Functional and presentation currency

The Company’s functional currency is the United States dollar (“US dollar” and “US $”). The US dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. The items included in the condensed interim consolidated financial statements are measured using the US dollar.

The condensed interim consolidated financial statements are presented in millions of Canadian dollars (“$”).

3.	FUTURE ACCOUNTING CHANGES

Standards and Interpretations issued and not yet adopted

Proceeds before Intended Use

IAS 16 “Property, Plant and Equipment (PPE)” sets out an amendment prohibiting an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Cost of Fulfilling a Contract

IAS 37 “Onerous Contracts” sets out an amendment clarifying the meaning of “costs to fulfil a contract”. The amendment clarifies that, before a separate provision for an onerous contract is established, an entity recognizes any impairment loss that has occurred on assets used in fulfilling the contract, rather than on assets dedicated to that contract. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Amended Disclosure for Accounting Policies

IAS 1 “Presentation of Financial Statements” sets out amendments that are intended to help preparers in deciding which accounting policies to disclose in their financial statements. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023.

Amended Scope of Recognition

IAS 12 “Income Taxes” sets out amendments that narrow the scope of recognition exemption in paragraphs 15 and 24 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.

4.	REVENUE

The Company is viewed as a single business segment involving steel production for purposes of internal performance measurement and resource allocation.

Three month periods ended	June 30, 2021	June 30, 2020
Total revenue is comprised of:
Sheet & Strip	$637.2	$236.5
Plate	85.7	73.9
Freight	41.8	31.6
Non-steel revenue	24.4	7.4

	$789.1	$349.4

The geographical distribution of total revenue is as follows:
Sales to customers in Canada	$293.0	$165.2
Sales to customers in the United States	478.9	180.3
Sales to customers in the rest of the world	17.2	3.9

	$789.1	$349.4

For the three month period ended June 30, 2021, sales of $81.5 million to one customer represented greater than 10% of total revenue. For the three month period ended June 30, 2020, sales to any one customer did not represent greater than 10% of total revenue.

5.	COST OF SALES

Three month periods ended	June 30, 2021	June 30, 2020
Total cost of sales is comprised of:
Cost of steel revenue	$444.0	$300.7
Cost of freight revenue	41.8	31.6
Cost of non-steel revenue	24.4	7.4

	$510.2	$339.7

Inventories recognized as cost of sales:	$468.4	$308.1

Net inventory write-downs as a result of net realizable value lower than cost included in cost of sales:	$0.8	$2.5

Amortization included in cost of steel revenue for the three month period ended June 30, 2021 was $20.6 million (June 30, 2020 – $19.1 million).

Government Grant (Canada Emergency Wage Subsidy)

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded in the cost of steel revenue, a $27.0 million reduction to personnel expenses connection with the CEWS program.

Federal Greenhouse Gas Pollution Pricing Act

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. During the three month ended June 30, 2021, total carbon tax recognized as a recovery in cost of sales was $0.6 million (June 30, 2020 – expense of $1.5 million).

6.	FINANCE COSTS

Three month periods ended	June 30, 2021	June 30, 2020
Finance costs are comprised of:
Interest on the Revolving Credit Facility (Note 12)	$0.5	$1.4
Interest on the Secured Term Loan Facility (Note 15)	9.4	12.0
Interest on the Algoma Docks Term Loan Facility (Note 15)	1.0	1.4
Other interest expense	0.3	0.4
Revolving Credit Facility fees	0.3	0.3
Unwinding of issuance costs of debt facilities (Note 12 and Note 15) and accretion of governmental loan benefits and discounts on environmental liabilities	3.6	3.3

	$15.1	$18.8

As disclosed in Note 15, on April 1, 2020 management elected to pay the interest due on the Secured Term Loan Facility in kind for interest accrued during the period January to March 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.0 million (US $1.5 million) during the three month period ended June 30, 2020.

7.	CASH AND RESTRICTED CASH

At June 30, 2021, the Company had $21.9 million of cash (March 31, 2021 – $21.2 million) and restricted cash of $3.9 million (March 31, 2021 – $3.9 million). Restricted cash was held to provide collateral for letters of credit and other obligations of the Company at both June 30, 2021 and March 31, 2021.

8.	ACCOUNTS RECEIVABLE, NET

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Trade accounts receivable	$312.9	$259.3
Allowance for doubtful accounts	(1.8)	(1.8)
Governmental loan claims receivable
Federal Advanced Manufacturing Fund (“Federal AMF”) Loan	6.0	6.0
Federal Ministry of Industry, Strategic Innovation Fund (“Federal SIF”) Agreement	3.0	3.0
Canada Emergency Wage Subsidy receivable	0.5	0.5
Northern Industrial Electricity Rate program rebate receivable	2.3	2.6
Ontario Workplace Safety and Insurance Board New Experimental Experience Rating rebate receivable	1.5	1.5
Other accounts receivable	8.8	3.5

	$333.2	$274.6

At June 30, 2021 and March 31, 2021, other accounts receivable comprise non-trade accounts receivable.

Allowance for doubtful accounts

As at,	June 30, 2021	March 31, 2021
Opening balance	$(1.8)	$(0.7)
Net remeasurement of loss allowance	—	0.6
Amounts written off	—	(1.7)

Ending balance	$(1.8)	$(1.8)

9.	INVENTORIES, NET

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Raw materials and consumables	$295.7	$278.3
Work in progress	140.9	109.2
Finished goods	32.9	27.8

	$469.5	$415.3

10.	PROPERTY PLANT AND EQUIPMENT, NET

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Freehold land	$6.0	$6.2
Buildings	42.4	44.5
Machinery and equipment	596.3	614.7
Computer hardware	0.6	0.5
Right-of-use assets	1.5	1.6
Property under construction	40.6	32.4

	$687.4	$699.9

Amortization of property, plant and equipment

Amortization of property, plant and equipment for the three month period ended June 30, 2021, was $21.1 million (June 30, 2020 – $22.1 million). Amortization included in inventories at June 30, 2021, amounted to $6.2 million (March 31, 2021 – $5.6 million).

Acquisitions and disposals

During the three month period ended June 30, 2021, property, plant and equipment were acquired at an aggregate net cost of $19.1 million (June 30, 2020 – $12.0 million); comprised of property, plant and equipment acquired with a total cost of $20.4 million (June 30, 2020 – $18.5 million), against which the Company recognized benefits totalling $1.3 million (June 30, 2020 – $6.5 million) in respect of the governmental loans and the governmental grant discussed in Note 16.

During the three month period ended June 30, 2021, the Company disposed of property, plant and equipment with a cost of $0.3 million (June 30, 2020 – nil). The disposal of property, plant and equipment during the three month period ended June 30, 2021 resulted in a net gain of $0.3 million.

11.	INTANGIBLE ASSETS, NET

As at,	June30, 2021	March 31, 2021
The carrying amount of:
Software	$1.4	$1.5

Amortization of intangible assets

Amortization of intangible assets for the three month period ended June 30, 2021, was $0.1 million (June 30, 2020 – $0.1 million).

Acquisitions and disposals

During the three month periods ended June 30, 2021 and June 30, 2020, the Company did not acquire any intangible assets.

12.	BANK INDEBTEDNESS

On November 30, 2018, the Company obtained US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Revolving Credit Facility has a priority claim on the accounts receivable and the inventories of the Company and a secondary claim on the rest of the Company’s assets. The Revolving Credit Facility bears interest at a rate of London Inter-Bank Overnight Rate (“LIBOR”) plus an applicable margin of 1.5%.

During the three month period ended June 30, 2021, the Company repaid the entire Revolving Credit Facility balance and there is no balance drawn on this facility. There was $292.1 million (US $228.8 million) of unused availability after taking into account $26.2 million (US $21.2 million) of outstanding letters of credit, and borrowing base reserves. At March 31, 2021, the Company had drawn $90.1 million (US $71.7 million), and there was $200.8 million (US $156.5 million) of unused availability after taking into account $27.4 million (US $21.8 million) of outstanding letters of credit and borrowing base reserves.

Transaction costs related to the Revolving Credit Facility amounted to $7.0 million, and are disclosed as other non-current assets in the condensed interim consolidated statements of financial position, and have been amortized on a straight-line basis over the life of this facility, which has an initial maturity date of November 30, 2023. At June 30, 2021, the unamortized transaction costs related to the Revolving Credit Facility were to $3.1 million (March 31, 2021 – $3.5 million).

Reconciliation of liabilities arising from financing activities

The changes in the Company’s bank indebtedness for the three month period ended June 30, 2021 arising from financing activities are presented below:

Balance at March 31, 2021	$90.1
Revolving Credit Facility drawn	16.2
Repayment of Revolving Credit Facility	(103.2)
Foreign exchange	(3.1)

Balance at June 30, 2021	$—

13.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Accounts payable	$68.1	$53.3
Accrued liabilities	71.0	58.3
Wages and accrued vacation payable	55.0	52.2

	$194.1	$163.8

14.	TAXES PAYABLE AND ACCRUED TAXES

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Payroll taxes payable	$3.8	$3.5
Sales taxes payable	2.3	3.5
Carbon tax accrual	13.8	20.2

	$19.9	$27.2

15.	LONG-TERM DEBT

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Secured Term Loan Facility due November 30, 2025
Current portion	$3.6	$3.6
Long-term portion	372.1	378.3

	$375.7	$381.9

Algoma Docks Term Loan Facility due May 31, 2025
Current portion	$11.5	$11.1
Long-term portion	60.7	64.9

	$72.2	$76.0

Less: unamortized financing costs
Current portion	$1.1	$1.1
Long-term portion	3.6	3.9

	$4.7	$5.0

	$443.2	$452.9

Current portion of long-term debt	$14.0	$13.6
Long-term portion of long-term debt	429.2	439.3

	$443.2	$452.9

During the three month period ended June 30, 2021, the Company paid, in cash, interest of $9.4 million on the Secured Term Loan Facility. On April 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind which resulted in a 1% premium. The April 1, 2020 payment in kind was $11.3 million (US $8.0 million) and resulted in a corresponding increase in the principal amount of the Secured Term Loan Facility of $11.3 million (US $8.0 million) for the three month period ended June 30, 2020.

Reconciliation of liabilities arising from financing activities

The changes in the Company’s long-term debt facilities arising from financing activities are presented below:

	Secured Term Loan Facility	Algoma Docks Term Loan Facility
Balance at March 31, 2021	$377.0	$76.0
Interest payment in kind	—	—
Facility repayment	(0.9)	(2.6)
Unwinding of issuance costs of debt facility	0.3	—
Foreign exchange	(5.4)	(1.2)

Balance at June 30, 2021	$371.0	$72.2

Secured Term Loan Facility

On November 30, 2018, the Company secured $378.8 million (US $285.0 million) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”). The Secured Term Loan Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Secured Term Loan Facility has a second claim on the accounts receivable and the inventories of the Company and a priority claim on the rest of the Company’s assets. The facility bears interest at LIBOR plus 8.5%. The Term Loan Facility has an initial maturity date of November 30, 2025, and is repayable in quarterly payments of US $0.7 million with the remaining balance due at maturity.

Algoma Docks Term Loan Facility

On November 30, 2018, the Company secured $97.0 million (US $73.0 million) in the form of a Term Loan Facility (the “Algoma Docks Term Loan Facility”). The Algoma Docks Term Loan Facility is secured by certain of the Company’s port assets. Under the General Security

Agreement, the Term Loan Facility has a first priority claim over all present and future property of certain of the Company’s subsidiaries. The facility bears interest at LIBOR plus 5%. The Algoma Docks Term Loan Facility has a maturity date of May 30, 2025. In accordance with this agreement, the Company is required to make quarterly payments to the lender, comprising interest and principal, as follows:

Quarterly, commencing February 2021, ending November 30, 2021	US$	2.9 million
Quarterly, commencing February 2022, ending with maturity	US$	3.3 million

16.	LONG-TERM GOVERNMENTAL LOANS

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Long-term portion
Federal AMF Loan, denominated in Canadian dollars, due March 1, 2028	$38.2	$39.7
Provincial MENDM Loan, denominated in Canadian dollars, due November 30, 2028	39.5	38.7
Federal SIF Agreement loan, denominated in Canadian dollars, due April 30, 2031	8.2	8.0

	$85.9	$86.4

Current portion
Federal AMF Loan, denominated in Canadian dollars	$2.5	$—

	$88.4	$86.4

The changes in the Company’s Long-term governmental loan facilities arising from financing activities are presented below:

	Governmental Loan Issued	Governmental loan benefit recognized immediately	Acretion of governmental loan benefit	Carrying value
Federal AMF Loan
Balance at March 31, 2021	$60.2	$(26.5)	$6.0	$39.7
	—	—	1.0	1.0

Balance at June 30, 2021	$60.2	$(26.5)	$7.0	$40.7

Provincial MENDM Loan
Balance at March 31, 2021	$59.9	$(26.4)	$5.2	$38.7
	—	—	0.8	0.8

Balance at June 30, 2021	$59.9	$(26.4)	$6.0	$39.5

Federal SIF Loan
Balance at March 31, 2021	$15.0	$(7.8)	$0.8	$8.0
	—	—	0.2	0.2

Balance at June 30, 2021	$15.0	$(7.8)	$1.0	$8.2

Total, Governmental Loans
Balance at March 31, 2021	$135.1	$(60.7)	$12.0	$86.4
	—	—	2.0	2.0

Balance at June 30, 2021	$135.1	$(60.7)	$14.0	$88.4

17.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company is party to an International Swaps and Derivatives Association, Inc. (ISDA) 2002 master agreement with an investment and financial services company to hedge the commodity price risk associated with various commodities. At June 30, 2021, the Company entered into agreements to hedge the revenue on the sale of steel. The credit support annex to the master agreement requires the Company to make margin payments to satisfy collateral requirements based on Market to Market (MTM) exposure of the commodity contracts in excess of US $0.25 million. At June 30, 2021, the Company made margin payments totaling $95.8 million as a cash collateral, which does not meet the offsetting criteria in IAS 32.

The commodity contracts to hedge the NYMEX price of the Hot rolled coil price of steel is a derivative which is designated as a cash flow hedge for which hedge effectiveness is measured for the duration of the agreements and therefore carried at fair value through other comprehensive income (loss). The steel derivative contracts as at June 30, 2021 terminate over the course of the year from July 2021 to December 2022. During the three month period ended June 30, 2021, the Company entered into agreements to hedge the price of steel for 39,000 tons. During the three month period ended June 30, 2021, steel hedge agreements for 39,000 tons expired.

The fair value and notional amounts of these derivatives are as follows:

	Fair Value Liability		Notional Amounts		Average Price (USD)
	(in millions)		(tons, in thousands)		(per ton)
	June 30, 2021	March 31, 2021	June 30, 2021	March 31, 2021	June 30, 2021	March 31, 2021
Cash flow hedges - commodity price risk Steel swaps	97.7	49.4	117.0	117.0	$856.5	728.7

	$97.7	$49.4

The cumulative amount of gains and losses on cash flow hedging instruments assessed as effective are presented in the cash flow hedge reserve through other comprehensive income (loss) and is recognized in profit or loss only when the hedged transaction impacts the profit or loss, or is included directly in the initial cost or other carrying amount of the hedged non-financial items (basis adjustment).

During the year ended March 31, 2021, the Company entered into an agreement to hedge the cost of natural gas that was consumed between January 1, 2021 and March 31, 2021. Management designated this hedge as a cash flow hedge, and accordingly measured the effectiveness of the hedge on a monthly basis throughout the life of the agreement. The loss resulting from this agreement of $1.7 million was initially recorded in the cash flow hedge reserve in other comprehensive income (loss), and was subsequently recognized in the cost of sales.

During the three month period ended June 30, 2021, the unrealized loss resulting from the steel hedges of $92.3 million, net of tax of $17.7 million (March 31, 2021 – $64.8 million), was recognized in the cash flow hedge reserve in other comprehensive income (loss). In this period of time, the realized loss resulting from the steel hedges of $24.6 million, was subsequently reclassified from other comprehensive income (loss) and recognized in revenue for the steel hedges (March 31, 2021 – $4.2 million).

The movements in the cash flow hedge reserve for the period as a component of accumulated other comprehensive income (loss) is as follows:

	June 30, 2021	March 31, 2021
Opening balance	$64.8	$—
Loss arising on changes in fair value of cash flow hedges, net of tax of $17.7 million	52.1	70.7
Loss reclassified to profit	(24.6)	(5.9)

Ending balance	$92.3	$64.8

18.	PENSION BENEFITS

Defined benefit plans

The components of amounts recognized in the condensed interim consolidated statements of net income (loss) in respect of these defined benefit plans are presented below:

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in net loss were as follows:
Current service cost	$5.2	$5.0
Net interest cost	0.9	1.9

	$6.1	$6.9

Defined benefit costs recognized in:
Cost of sales	$4.7	$4.5
Administrative and selling expenses	0.5	0.5
Interest on pension liability	0.9	1.9

	$6.1	$6.9

The amounts recognized in the condensed interim consolidated statements of other comprehensive income (loss) in respect of these defined benefit plans are presented below:

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in other comprehensive loss, were as follows:
Actuarial (gain) loss on accrued pension liability	(20.0)	$78.3
Less tax effect	—	—

	$(20.0)	$78.3

On June 20, 2019, the legislation in respect of the closed plan for pensioners who retired prior to January 1, 2002 was enacted into law. Further, the funds held in escrow ($2.5 million), and accrued interest thereon, in respect of the arrangement described above were transferred from Old Steelco Inc.’s Monitor to the trustee for this plan on June 20, 2019.

19.	OTHER POST-EMPLOYMENT BENEFITS

The components of amounts recognized in the condensed interim consolidated statements of net income (loss) in respect of these other post-employment benefit plans are presented below:

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in net loss were as follows:
Current service cost	$1.0	$0.8
Net interest cost	2.0	2.4

	$3.0	$3.2

Post employment benefit costs recognized in:
Cost of sales	$0.9	$0.7
Administrative and selling expenses	0.1	0.1
Interest on pension liability	2.0	2.4

	$3.0	$3.2

The amounts recognized in the condensed interim consolidated statements of other comprehensive income (loss) in respect of these other post-employment benefit plans are presented below.

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in other comprehensive loss, were as follows:
Actuarial loss on accrued post employment benefit liability	$7.1	$53.7
Less tax effect	—	—

	$7.1	$53.7

20.	TAX MATTERS

For the three month periods ended June 30, 2021 and June 30, 2020, the Company’s current income tax expense was nil. For the three month period ended June 30, 2021, the Company’s deferred tax expense was $17.7 million (June 30, 2020 – nil).

The Company has non-capital tax losses available of $306.5 million; $109.6 million expire in 2038, $111.5 million expire in 2039 and $85.4 million expire in 2040.

21.	COMMITMENTS AND CONTINGENCIES

Property, plant and equipment

In the normal course of business operations the Company has certain commitments for capital expenditures related to the maintenance and acquisition of property, plant and equipment.

Key inputs to production

The Company requires large quantities of iron ore, coal, oxygen, electricity and natural gas in order to satisfy the demands of the steel manufacturing operation. The Company makes most of its purchases of these principal raw materials at negotiated prices under annual and multi-year agreements. These agreements provide the Company with comfort that an adequate supply of these key raw materials will be available to the Company at a price acceptable to the Company.

Legal matters

Additionally, from time to time, in the ordinary course of business, the Company is a defendant or party to a number of pending or threatened legal actions and proceedings. Although such matters cannot be predicted with certainty, management currently considers the Company’s exposure to such ordinary course claims and litigation, to the extent not covered by the Company’s insurance policies or otherwise provided for, not to have a material adverse effect on these consolidated financial statements. In addition, the Company is involved in and potentially subject to regular audits from federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments.

22.	NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

The changes in non-cash operating working capital are comprised of:

Three month periods ended	June 30, 2021	June 30, 2020
Accounts receivable	$(61.9)	$65.9
Taxes payable and accrued taxes	(7.0)	—
Inventories	(59.0)	(66.0)
Prepaid expenses and other current assets	(45.3)	(10.9)
Accounts payable and accrued liabilities	29.8	(35.2)
Derivative financial instruments (net)	1.5	—
Secured term loan interest payment in kind	—	11.3

	$(141.9)	$(34.9)

23.	PARENT COMPANY PROMISSORY NOTE RECEIVABLE

The Company’s shareholder, Algoma Steel Parent S.C.A., and its commonly controlled affiliates are related parties.

During the three month period ended June 30, 2021, there were no advances to the Company’s shareholder. During the year ended March 31, 2020, the Company entered into a promissory note with its Shareholder in the amount of $1.3 million (US $0.9 million). During the year ended March 31, 2021, the Company advanced $1.1 million (US $0.8 million) to its shareholder. The Company’s shareholder used the proceeds of this note to pay reasonable expenses, liabilities and other obligations. The promissory note is unsecured and is non-interest-bearing.

At June 30, 2021, the balance of the parent company promissory note receivable was $2.1 million (US $1.7 million) (March 31, 2021 – $2.2 million (US $1.7 million)).

24.	FINANCIAL INSTRUMENTS

Financial risk management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.

Fair value of financial instruments

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts the valuation models to incorporate a measure of credit risk. Fair value represents management’s estimates of the current market value at a given point in time.

The Company has certain financial assets and liabilities that are held at fair value. The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. There were no transfers among Levels 1, 2 and 3 during the three month period ended June 30, 2021. The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels as of the date of the event or change in circumstances that caused the transfer.

The fair value of cash, restricted cash, accounts receivable, margin payments, bank indebtedness and accounts payable and accrued liabilities approximates their carrying value due to the short-term nature of these instruments. The fair value of the Revolving Credit Facility, disclosed in Note 12, the Secured Term Loan Facility, the Algoma Docks Term Loan Facility, disclosed in Note 15, and the Parent Company Promissory Note Receivable, disclosed in Note 23, approximate the respective carrying values.

The fair values of natural gas and steel commodity swaps are classified as Level 2 and is calculated using the mark-to-market forward prices of NYMEX natural gas and Hot rolled coil steel based on the applicable settlement dates of the outstanding swap contracts.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at June 30, 2021 is the carrying amount of accounts receivable of $333.2 million (March 31, 2021 – $274.6 million) and cash of $21.9 (March 31, 2021 – $21.2 million) held with highly rated Canadian banks. At June 30, 2021, sales to one customer represented greater than 10% of total revenue. At March 31, 2021, no one customer account was greater than 10% of the carrying amount of accounts receivable. As at June 30, 2021, $2.5 million, or 0.8%, of accounts receivable were more than 90 days old (March 31, 2021, $2.3 million, or 0.9%).

The Company establishes an allowance for doubtful accounts that represents its estimate of expected losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at June 30, 2021 was $1.8 million (March 31, 2021 – $1.8 million).

The Company may be exposed to certain losses in the event of non-performance by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 5 to the March 31, 2021 consolidated financial statements.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 17, during the three month period ended June 30, 2021, the Company was a party to agreements to hedge the commodity price risk associated with the revenue on the sale of steel. These activities are carried out under the oversight of the Company’s Board of Directors.

Currency risk

The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

The Company’s Canadian dollar denominated financial instruments as at June 30, 2021 and March 31, 2021, were as follows:

As at,	June 30, 2021	March 31, 2021
Cash	$8.2	$5.6
Restricted cash	3.9	3.9
Accounts receivable	127.5	111.2
Bank indebtedness	—	(42.1)
Accounts payable and accrued liabilities	(149.9)	(131.6)
Long-term governmental loans	(87.3)	(87.8)

Net Canadian dollar denominated financial instruments	$(97.6)	$(140.8)

A $0.01 decrease (or increase) in the US dollar relative to the Canadian dollar for the three months ended June 30, 2021 would have decreased (or increased) income from operations by $0.4 million, respectively (June 30, 2020 – $0.1 million).

Interest rate risk

Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.

For the three month period ended June 30, 2021, a one percent increase (or decrease) in interest rates would have decreased (or increased) net income by approximately $1.3 million (June 30, 2020 – $1.7 million).

The Company is exposed to interest rate benchmark, LIBOR, which is subject to interest rate benchmark reform. The exposure arises on financial liabilities bearing interest at LIBOR plus basis points including the Company’s Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility, as disclosed in Notes 12 and 15. The Company is closely monitoring the market and the output from the various industry working groups managing the transition to new benchmark interest rates including announcements made by Interbank Offered Rate (IBOR).

The referenced benchmark rates applicable to Algoma are expected to be published until at least June of 2023 and prior to their expiry Algoma will work with the administrative agent of its various LIBOR exposed credit agreements to replace LIBOR with a fall back reference rate at similar commercial terms to today’s rates.

Commodity price risk

The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, steel, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 21. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 17 to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

25.	KEY MANAGEMENT PERSONNEL

The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the executive leadership team (ELT) and the Board of Directors. The ELT is comprised of the President & Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, Vice-President – Strategy & General Counsel, Vice-President – Production, Vice-President – Maintenance & Operating Services and Vice-President – Human Resources.

Remuneration of the Company’s Board of Directors and ELT for the respective periods is as follows:

Years ended,	June 30, 2021	June 30, 2020
Salaries and benefits	$10.2	$1.7
Director fees	1.0	0.1

	$11.2	$1.8

26.	SHARE BASED COMPENSATION

Long-term incentive plan

On May 13, 2020, Algoma Steel Holdings Inc. established a long-term incentive plan (“LTIP” or “Plan”), which was approved by the Board of Directors. The LTIP was designed to promote the alignment of senior management and employees of the Company with long-term shareholder interests.

Under the terms of the LTIP, the maximum number of common shares that may be subjected to awards is 10 million common shares, being 10% of the issued and outstanding common shares as at the date of the Plan. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Director Units (“DU”) and Performance Share Units (“PSU”).

For the three month period ended June 20, 2021, the Company recorded a share-based compensation expense of $8.5 million (June 30, 2020 – $nil) in administrative and selling expenses on the consolidated statement of net income (loss). No exercises or forfeiture have been recorded to date.

Restricted share units

Under the terms of the LTIP, RSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. RSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement. Given the alternative settlement options at the election of the participant, the Company has accounted for these awards as cash-settled share-based transactions which are measured at fair value at each reporting date with the changes in fair value recorded in the consolidated statement of net loss. RSUs expire upon the completion of a liquidity event.

On July 31, 2020, 890,000 RSUs were granted to certain senior management of the Company, with a grant date fair value of $10.43 per RSU. The RSUs vest as to one-third of the total grant amount on each of the first three anniversaries of the grant date, with the first anniversary date on March 31, 2020. No exercises or forfeiture have been recorded to date.

As at June 30, 2021, the 890,000 RSUs remain outstanding with an estimated fair value of $21.76 per RSU under the Company’s LTIP, for which the Company recognized a liability of $16.2 million in accounts payable and accrued liabilities on the consolidated statements of financial position.

Director’s units

Under the terms of the LTIP, DUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time in satisfaction of all or a portion of Director fees. The number of DUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the share value at the grant date. DUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement. Given the alternative settlement options at the election of the participant, the Company has accounted for these awards as cash-settled share-based transactions which are measured at fair value at each reporting date with the changes in fair value recorded in the consolidated statement of net loss. DUs expire upon the completion of a liquidity event.

In addition to the 46,040 DUs granted during the year ended March 31, 2021, an additional 2,806 units were granted during the three month period ended June 30, 2021.

As at June 30, 2021, the 48,846 DUs remain outstanding with an estimated fair value of $21.76 per DU under the Company’s LTIP, for which the Company recognized a liability of $1.0 million in accounts payable and accrued liabilities on the consolidated statements of financial position. No exercises or forfeiture have been recorded to date.

Subsequent to March 31, 2021, DUs were reclassified as cash-settled share-based transactions. Therefore, the estimated fair value of the DUs have been reclassified from contributed surplus to accounts payable and accrued liabilities on the consolidated statements of financial position.

Performance share units

Under the terms of the LTIP, PSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. PSUs are share-based payments measured at fair value at the date of grant and expensed on a variable vesting basis that is determined to be consistent with the vesting period of RSUs granted on the same day. The grant date fair value takes into account the Company’s estimation of the PSUs that will eventually vest and adjusts for the effect of market based vesting conditions. PSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. The amount of PSUs that vest and become exercisable is based on an equity value multiple achieved by the Company on the date of the liquidity event, which compares the equity value of the Company on the day of the liquidity event and the grant date. PSUs expire upon the completion of a liquidity event.

On July 31, 2020, 3,560,000 PSUs were granted to certain senior management of the Company, with a grant date fair value of $2.71 per PSU.

The Monte Carlo option-pricing model assumptions used to estimate the fair value of the PSUs at the grant date were as follows:

Options granted (in total on July 31, 2020)	3,560,000
Grant date share price	$7.99
Expected risk-free interest rate	0.22%
Expected unit price volatility	50.00%
Expected award life (years)	1.67
Grant date fair value of PSUs	$2.71

As at June 30, 2021, the 3,560,000 PSUs remain outstanding. No exercises or forfeiture of PSUs have been recorded to date. For the three month period ended June 30, 2021, an additional $1.5 million has been recorded as compensation cost and included in administrative and selling expenses in the consolidated statement of net income (loss).

27.	NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net income (loss) per common share:

	June 30, 2021	June 30, 2020
Weighted average common shares outstanding (in thousands):
Basic	100,000	100,000
Diluted	100,000	100,000
Net income (loss) per common share:
Basic	$2.04	$(0.43)
Diluted	$2.04	$(0.43)

The number of anti-dilutive units that were not included in the calculation of dilutive earnings per share at June 30, 2021 is 3,560,000 performance share units (June 30, 2020 – nil).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Legato Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Legato Merger Corp. (the “Company”) as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 26, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 26, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

January 21, 2021

Audited Financial Statements of Legato Merger Corp. as of December 31, 2020 and for the period from June 26, 2020 (inception) through December 31, 2020

LEGATO MERGER CORP

BALANCE SHEET

DECEMBER 31, 2020

ASSETS
Current asset – cash	$3,790
Deferred offering costs	103,254

Total assets	$107,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	16,836
Notes payable to stockholder	65,000

Total current liabilities	81,836

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $.0001 par value; 60,000,000 shares authorized, 6,128,036 shares issued and outstanding(1)	613
Additional paid-in capital	25,381
Accumulated deficit	(786)

Total stockholders’ equity	25,208

Total liabilities and stockholders’ equity	$107,044

(1)

This number includes an aggregate of 768,750 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 shares issued and outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share dividend.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operational costs	$786

Net loss	$(786)

Weighted average shares outstanding, basic and diluted(1)	5,359,286

Basic and diluted net loss per common share	$(0.00)

(1)

Excludes an aggregate of 768,750 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 shares issued and outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share dividend.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance at June 26, 2020 (inception)	—	$—	$—	$—	$—

Common shares issued to initial stockholders (1)	5,893,750	589	24,411	—	25,000
Issuance of Representative Shares	234,286	24	970	—	994
Net loss	—	—	—	(786)	(786)

Balance at December 31, 2020	6,128,036	$613	$25,381	$(786)	$25,208

(1)

This number includes an aggregate of 768,750 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 shares issued and outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share dividend.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flow from operating activities
Net loss	$(786)
Changes in operating assets and liabilities:
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued expenses	600
Accrued formation and offering costs	786

Net cash provided by operating activities	600

Cash flows from financing activities
Payment of deferred offering costs associated with initial public offering	(74,310)
Proceeds from sale of shares of common stock to initial stockholder	12,500
Proceeds from stockholder note	65,000

Net cash provided by financing activities	3,190

Net increase in cash and cash equivalents	3,790
Cash at beginning of period	—

Cash at end of period	$3,790

Supplemental disclosure of non-cash financing activities:
Offering costs paid by the initial stockholder in exchange for common stock	$12,500

Issuance of Representative Shares (see Note 7)	$994

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Plan of Business Operations

Legato Merger Corp. (the “Company”) was incorporated in Delaware on June 26, 2020 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

At December 31, 2020 the Company had not yet commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 20,500,000 units at $10.00 per unit (or 23,575,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), which is discussed in Note 3 (“Proposed Public Offering”). Simultaneously with the consummation of the Proposed Public Offering, the holders of the Founder Shares (defined below) and EarlyBirdCapital (“EBC”) will commit that they and/or their designees will purchase 542,500 placement units (or 604,000 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $5.425 million, (or $6.04 million, if the underwriters’ over-allotment option is exercised in full) (“Private Units”). All of the proceeds the Company receives from the sale of Private Units will be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the sale of Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have the Units listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination (net of taxes payable), although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that certain of the proceeds from the Units sold in the Proposed Public Offering and the proceeds of the private placements of the Private Units, will be held in a United States-based trust account (“Trust Account”) and held as cash items or invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination (ii) the redemption of any shares of common stock included in the Units being sold in the Proposed Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of common stock if it does not complete the Initial Business Combination within 18 months from the closing of the Proposed Public Offering; and (iii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. An entity affiliated with the Company’s Chief SPAC Officer has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. There can be no assurance that it will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, certain interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares of common stock sold as part of the units in this offering (“Public Shares”) in the Proposed Public Offering (“Public Stockholders”) with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. The Company will not consummate any Business Combination unless it has at least $5,000,001 of net tangible assets either immediately prior to or upon close of such Business Combination. The holders of the Founder Shares will agree to vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares and the shares included in the Private Units pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which Public Stockholders may seek to convert their Public Shares, regardless of whether they vote for or against the proposed Business Combination. Alternatively, the Company may conduct a tender offer and allow conversions in connection therewith. If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting either for or against such proposed Business Combination or not voting at all will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). Holders of warrants sold as part of the Units will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights with respect to the shares of common stock underlying such warrants.

Pursuant to the Company’s Certificate of Incorporation to be in effect upon consummation of the Proposed Public Offering, if the Company is unable to complete its initial Business Combination within 18 months from the date of the Proposed Public Offering and such date is not otherwise extended by stockholders, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of common stock and the Company’s board of directors, dissolve and liquidate. Holders of warrants will receive no proceeds in connection with the liquidation. The holders of the Founder Shares and the holders of Private Units will not participate in any redemption distribution with respect to their Founder Shares and Private Units, including the common stock included in the Private Units.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds of the Proposed Public Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for common stock will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s stockholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s common stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of December 31, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the holders of Founder Shares that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2020, there were no cash equivalents.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 26, 2020, the evaluation was performed for the upcoming 2020 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 26, 2020 (inception) through December 31, 2020. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The provision for income taxes and deferred taxes were deemed to be de minimis for the period from June 26, 2020 (inception) through December 31, 2020.

Net Loss per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 768,750 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Deferred Offering Costs

Deferred offering costs consist of legal costs incurred through the balance sheet date that are directly related to the Proposed Public Offering that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional costs to be incurred will be charged to operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 – Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 20,500,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 3,075,000 Units at a price of $10.00 per Unit, solely to cover over-allotments, if any. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable warrant (the “Warrants”). Each whole warrant offered in the Proposed Public Offering is exercisable to purchase one share of our common stock. Only whole warrants may be exercised. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period commencing once the warrants become exercisable and ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

Note 4 – Private Placement Units

The holders of the Founder Shares and EBC will commit to purchase 542,500 Private Units at $10.00 per unit (for an aggregate purchase price of $5,425,000) from the Company (604,000 Private Units for an aggregate purchase price of $6,040,000 if the overallotment is exercised in full). These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Private Units will be placed in the Trust Account. The Private Units will be identical to the Units being offered in the Proposed Public Offering, except that the holders have agreed (i) to vote the shares of common stock included therein in favor of any proposed Business Combination, (ii) not to convert any shares of common stock included therein into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial Business Combination, (iii) that the shares of common stock included therein shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated and (iv) the warrants included in the Private Units will not be redeemable by the Company and will be exercisable on a cashless basis as long as held by the original purchasers of the Private Units or their permitted transferees. Additionally, the holders have agreed not to transfer, assign or sell any of the units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

The holders of the Founder Shares, Representative Shares and Private Units (or underlying shares of common stock) will be entitled to registration rights with respect to such securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the Founder Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Representative Shares and Private Units (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 5 – Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares (as defined in Note 6) and Representative Shares (as defined below), as well as the holders of the Private Units and any units that may be issued in payment of Working Capital Loans made to Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Representative Shares, Private Units and units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Proposed Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Proposed Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 3,075,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Public Offering, or $4,100,000 (or up to $4,715,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

The Company will engage EBC as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of a Business Combination in an amount equal to 3.5% of the gross proceeds of Proposed Public Offering; provided that up to 33% of the fee may be allocated at the Company’s sole discretion to other third parties who are investment banks or financial advisory firms not participating in this offering that assist the Company in identifying and consummating a Business Combination.

Additionally, the Company will pay EBC a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if it introduces the Company to the target business with which the Company completes a Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the Proposed Offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the Proposed Offering pursuant to FINRA Rule 5110.

Note 6 – Related Party Transactions

Founders Shares

In August 2020, the Company issued an aggregate of 5,031,250 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares include an aggregate of up to 768,750 shares subject to forfeiture by the holders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the holders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Offering and excluding the Representative Shares (as defined in Note 7)).

The holders of the Founder Shares will agree not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a Business Combination and the date on which the closing price of the common shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note – Related Party

On August 11, 2020, Eric Rosenfeld, the Company’s Chief SPAC Officer, issued a $65,000 principal amount unsecured promissory note to the Company. The note is non-interest bearing and payable on the earlier of (i) August 10, 2021, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount. As of December 31, 2020, there was $65,000 outstanding under the promissory note.

Administrative Service Agreement

The Company presently occupies office space provided by an entity controlled by Crescendo Advisors II, LLC. Such entity will agree that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company will agree to pay an aggregate of $15,000 per month to Crescendo Advisors II, LLC, an entity controlled by a related party for such services commencing on the effective date of the Proposed Public Offering.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Shareholders, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, no Working Capital Loans were outstanding.

Note 7 – Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 60,000,000 shares of common stock with a par value of $0.0001 per share.

As of December 31, 2020, 6,128,036 shares of common stock, 234,286 of which are Representative Shares (as described below), were issued and outstanding, of which 768,750 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the holders of the Founder Shares will own 20% of the issued and outstanding common shares after the Proposed Public Offering. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transaction.

All of these shares will be placed into an escrow account on the closing of the Proposed Public Offering. Subject to certain limited exceptions, these shares will not be released from escrow until the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the common stock exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Representative Shares

The Company has issued to the designees of EBC 234,286 shares of common stock (the “Representative Shares”) for a nominal consideration. The Company accounted for the Representative Shares as an offering cost of the Proposed Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $994 based upon the price of the Founder Shares issued to the Initial Stockholders. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners.

Note 8 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 21, 2021, the date that the financial statements were available to be issued. Based on this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements other than the following:

On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transaction.

Unaudited Financial Statements of Legato Merger Corp. for the three and six months ended

June 30, 2021

LEGATO MERGER CORP.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$240,253	$3,790
Prepaid expenses and other current assets	109,921	—

Total current assets	350,174	3,790
Cash and marketable securities held in Trust Account	235,793,946	—
Deferred offering costs	—	103,254

Total assets	$236,144,120	$107,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$—	$16,836
Franchise tax payable	94,836	—
Notes payable to stockholder	—	65,000

Total current liabilities	94,836	81,836
Warrant liability	1,177,800	—

Total liabilities	1,272,636	81,836
Commitments and contingencies
Common stock subject to possible redemption, 22,987,148 and 0 shares at redemption value of $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	229,871,480	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 60,000,000 shares authorized, 7,319,888 and 6,128,036 shares issued and outstanding (excluding 22,987,148 and 0 shares subject to possible redemption as of June 30, 2021 and December 31, 2020, respectively)(1)	732	613
Additional paid-in capital	6,018,836	25,381
Retained earnings (Accumulated deficit)	(1,019,564)	(786)

Total stockholders’ equity	5,000,004	25,208

Total liabilities and stockholders’ equity	$236,144,120	$107,044

(1)	This number includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option.

The accompanying notes are an integral part of the unaudited condensed financial statements.

LEGATO MERGER CORP.

CONDENSED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2021	Six months ended June 30, 2021	For the Period from June 26, 2020 (inception) through June 30, 2020
	(unaudited)	(unaudited)	(unaudited)
General and administrative costs	$375,291	$599,728	$354
Change in fair value of warrants	875,890	447,248	—
Financing cost- derivative warrant liabilities	—	15,748	—

Loss from operations	(1,251,181)	(1,062,724)	(354)
Other income:
Investment income on Trust Account	6,880	43,946	—

Income before income tax provision	(1,244,301)	(1,018,778)	(354)

Net loss	$(1,244,301)	$(1,018,778)	$(354)

Weighted average shares outstanding of common stock, basic and diluted-Public Shares	23,575,000	23,575,000	—

Basic and diluted net income per share, Public Shares	$0.00	$0.00	$—

Weighted average shares outstanding of common stock, basic and diluted-Founders Shares(1)	6,732,036	6,543,471	5,031,250

Basic and diluted net loss per share, Founders Shares	$(0.18)	$(0.16)	$0.00

(1)	This numbers includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option.

The accompanying notes are an integral part of the unaudited condensed financial statements.

LEGATO MERGER CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid- In Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares(1)	Amount
For the Three and Six Months Ended June 30, 2021 (unaudited)
Balance at December 31, 2020 (audited)	6,128,036	$613	$25,381	$(786)	$25,208
Sale of units in initial public offering	23,575,000	2,357	235,747,643	—	235,750,000
Offering costs associated with initial public offering	—	—	(5,194,454)	—	(5,194,454)
Sale of private placement units	604,000	60	6,040,000	—	6,040,060
Initial classification of warrant liability	—	—	(730,552)	—	(730,552)
Common stock subject to possible redemption	(23,111,578)	(2,311)	(231,113,469)	—	(231,115,780)
Net income	—	—	—	225,523	225,523

Balance at March 31, 2021 (unaudited)	7,195,458	$719	$4,774,549	$224,737	$5,000,005

Common stock subject to possible redemption	124,430	13	1,244,287	—	1,244,300
Net loss	—	—	—	(1,244,301)	(1,244,301)

Balance at June 30, 2021 (unaudited)	7,319,888	$732	$6,018,836	$(1,019,564)	$5,000,004

	Common Stock		AdditionalPaid- In Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares(1)	Amount
For the Period from June 26, 2020 (inception) through June 30, 2020 (unaudited)
Balance at June 26, 2020 (inception)	—	$—	—	$—	—
Net loss	—	—	—	(354)	(354)

Balance at June 30, 2020 (unaudited)	—	$—	$—	$(354)	$(354)

(1)	This numbers includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option.

The accompanying notes are an integral part of the unaudited condensed financial statements.

LEGATO MERGER CORP.

CONDENSED STATEMENT OF CASH FLOWS

Six months ended June 30, 2021
(unaudited)
Cash flow from operating activities
Net income	$(1,018,778)
Adjustments to reconcile net income to net cash used in operating activities:
Offering costs attributable to warrants	15,748
Change in fair value of warrant liability	447,248
Investment income on Trust Account	(43,946)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(109,921)
Franchise tax payable	94,841

Net cash used in operating activities	(614,808)

Cash flow from investing activities
Cash deposited in Trust Account	(235,750,000)

Net cash used in investing activities	(235,750,000)

Cash flows from financing activities
Repayment of note payable- related party	(65,000)
Proceeds from initial public offering	235,750,000
Payment of offering costs associated with initial public offering	(5,123,729)
Proceeds from private placement units	6,040,000

Net cash provided by financing activities	236,601,271

Net increase (decrease) in cash	236,463
Cash at beginning of period	3,790

Cash at end of period	$240,253

Supplemental disclosure of non-cash financing activities:
Initial Classification of common stock subject to possible redemption	$200,114,700

Initial classification of warrant liability	$730,552

Change in initial value of common stock subject to possible redemption	29,756,780

The accompanying notes are an integral part of the unaudited condensed financial statements. For the period from June 26, 2020 (inception) through June 30, 2020 there was no cash activity.

LEGATO MERGER CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Note 1 — Organization and Plan of Business Operations

Legato Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on June 26, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses or assets (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, although it has focused on target businesses in the renewables, infrastructure, engineering and construction and industrial industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

All activity through June 30, 2021 relates to the Company’s formation, and the public offering described below and since the public offering, the search for a prospective initial Business Combination and the transaction with Algoma (described below). The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 19, 2021. On January 22, 2021, the Company consummated the Initial Public Offering of 20,500,000 units at $10.00 per Unit, generating gross proceeds of $205,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 542,500 units, at a price of $10.00 per unit in a private placement to certain holders of the Company’s founder shares (“Initial Stockholders”) and Earlybird Capital, Inc., the representative of the underwriters in the Initial Public Offering (“EBC”), generating gross proceeds of $5,425,000 (“Private Units”), which is described in Note 5.

On January 25, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 3,075,000 Units issued for an aggregate amount of $30,750,000. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 61,500 private units at $10.00 per unit, generating total proceeds of $615,000.

Transaction costs associated with the underwriters’ full exercise of their over-allotment option amounted to $4,715,000 in cash underwriting fees. A total of $235,750,000 was deposited into the Trust Account.

Following the closing of the Initial Public Offering on January 22, 2021, and the underwriters full exercise of their over-allotment option on January 25, 2021, $235,750,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”) and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; (ii) the redemption of any Public Shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete an initial Business Combination within 18 months from the consummation of the Initial Public Offering (the “Combination Period”); or (iii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to pay the Company’s tax obligations, if the Company is unable to complete an initial Business Combination within the Combination Period or upon any earlier liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Company’s initial combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable) at the time of the signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the

Company’s officers, directors and initial stockholders (the “Insiders”) have agreed to vote their Founder Shares (as defined in Note 5), the shares of common stock included in the Placement Units (the “Placement Shares”) and any Public Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will also provide its stockholders with the opportunity to redeem all or a portion of their Public Shares in connection with any stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of Public Shares if it does not complete an initial Business Combination within the Combination Period. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants in connection with such a stockholder vote to approve such an amendment to the Company’s Amended and Restated Certificate of Incorporation.

The Company will have until the expiration of the Combination Period to consummate its initial Business Combination. If the Company is unable to consummate a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the Trust Account not previously released to the Company to pay its tax obligations and up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and; (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Insiders have agreed to waive their redemption rights with respect to any Founder Shares and Placement Shares, as applicable, (i) in connection with the consummation of a Business Combination, (ii) in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to allow redemption as provided in its charter, and (iii) if the Company fails to consummate a Business Combination within the Combination Period. The Insiders have also agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the consummation of a Business Combination and in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as described above. However, the Insiders will be entitled to redemption rights with respect to Public Shares if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. Crescendo Advisors, LLC, an entity affiliated with Mr. Rosenfeld, the Company’s Chief SPAC Officer, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the Company has not independently verified whether Crescendo Advisors LLC has sufficient funds to satisfy its indemnity obligations, the Company has not asked it to reserve for such obligations and the Company does not believe it has any significant liquid assets.

Proposed Business Combination

On May 24, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with 1295908 B.C. Ltd., a British Columbia corporation (“Algoma”), and Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (“Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Algoma, with the stockholders of the Company becoming shareholders of Algoma.

Algoma is the parent holding company of Algoma Steel Inc., a Canadian fully integrated steel producer of hot and cold rolled steel products, including sheet and plate, whose product applications are used in the automotive, construction, energy, defense, and manufacturing sectors.

Concurrently with the execution of the Merger Agreement, Algoma and the Company entered into subscription agreements with investors for an aggregate investment in the combined company of $100,000,000, contingent upon the consummation of the Merger.

The Merger and the other transactions contemplated by the Merger Agreement are expected to be consummated in the third quarter of 2021, following receipt of the required approval by the Company’s stockholders and the fulfilment of certain other conditions set forth in the Merger Agreement.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s final prospectus for its Initial Public Offering as filed with the SEC on January 21, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates maybe subject to change as more current information becomes available, accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The company considers all short-term investments with an original maturity of three months or less when purchased to be a cash equivalent. The Company had no cash equivalents as of June 30, 2021 and December 31, 2020.

Investments held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in investment income on Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemptions (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021, 22,987,148 shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $5,210,204 were charged to stockholders’ equity upon the completion of the Initial Public Offering. Offering costs attributable to the private warrants amounted to $15,748 and were expensed as incurred.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of January 22, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception. Deferred tax assets were deemed de minimis as of June 30, 2021 and December 31, 2020.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 23,575,000 shares of Public Shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods.

The Company’s statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Public Shares is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available to be withdrawn from Trust for working capital purposes, by the weighted average number of Public Shares outstanding since the original issuance. Net income per common share, basic and diluted for Founder Shares is calculated by dividing the net income, less income attributable to Public shares, by the weighted average number of Founder Shares outstanding for the periods.

At June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then participate in the earnings.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, expect per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	For the Period from June 26, 2020 (inception) through June 30, 2020
Public Shares
Numerator: Earnings allocable to Public Shares
Investment income on Trust Account	$6,880	$43,946	$—
Less: Company’s portion available to be withdrawn to pay taxes	(6,880)	(43,946)	—

Net income attributable to Public Shares	$—	$—	$—
Denominator: Weighted Averages Public Shares
Public Shares, basic and diluted	23,575,000	23,750,000	—
Basic and diluted net income per Public Shares	$0.00	$0.00	$—
Founders Shares
Numerator: Net income (loss) less net income allocable to Public Shares
Net income (loss)	$(1,244,301)	$(1,018,778)	(354)
Denominator: Weighted Average Founders Shares
Founders Shares, Basic and Diluted	6,732,036	6,543,471	5,031,250
Basic and diluted net loss per Founder share	$(0.18)	$(0.16)	$0.00

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets and liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statement.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 20,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8).

On January 25, 2021, the Company consummated the closing of the sale of an additional 3,075,000 Units (“Option Units”) at $10.00 per Option Unit pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,750,000.

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the initial stockholders and EBC purchased an aggregate of 542,500 Private Units, at $10.00 per Private Unit for a total purchase price of $5,425,000. Each Private Unit consists of one share of common stock or “private share,” and one warrant or “private warrant”. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the private warrants.

On January 25 2021, the Company also consummated the closing of the sale of an additional 61,500 Private Units at $10.00 per Private Unit, generating gross proceeds of $615,000, to the original purchasers of the Private Units in respect of their obligation to purchase such additional Private Units upon the exercise of the underwriters’ over-allotment option.

Note 5 — Related Party Transactions

Founders Shares

In August 2020, the Company issued an aggregate of 5,031,250 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares included an aggregate of up to 768,750 shares that were subject to forfeiture by the holders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the holders would collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Offering and excluding the Representative Shares (as defined in Note 7)). On January 25, 2021, the underwriters fully exercised their over-allotment option. As a result of the underwriters’ election to fully exercise their over-allotment option, a total of 768,750 Founder Shares are no longer subject to forfeiture.

The holders of the Founder Shares will agree not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a Business Combination and the date on which the closing price of the common shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Administrative Service Fee

The Company presently occupies office space provided by an entity controlled by Crescendo Advisors II, LLC. Such entity has agreed that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $15,000 per month to Crescendo Advisors II, LLC for such services commencing on the effective date of the Initial Public Offering. The Company incurred and paid the affiliate $45,000 and $81,290 for such services for the three and six months ended June 30, 2021, respectively.

Promissory Note — Related Party

On August 11, 2020, Eric Rosenfeld, the Company’s Chief SPAC Officer, issued a $65,000 principal amount unsecured promissory note to the Company. The note was non-interest bearing and payable on the earlier of (i) August 10, 2021, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determined not to proceed with the Proposed Public Offering. The outstanding balance at December 31, 2020 was 65,000. The outstanding balance under the Promissory Note of $65,000 was repaid at the closing of the Initial Public Offering on January 22, 2021.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Shareholders, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Working Capital Loans may be convertible into units, at a price of $10.00 per unit, of the post Business Combination entity. As of June 30, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or completion of a business combination, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the founders’ shares and representative shares issued and outstanding, as well as the holders of the private units and any units our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, private units and units issued to our initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,075,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 25, 2021, the underwriters exercised the over-allotment option to purchase an additional 3,075,000 Units at $10.00 per Unit. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4,715,000 paid upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with the business combination to assist in holding meetings with the shareholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial business combination, assist in obtaining shareholder approval for the business combination and assist with the press releases and public filings in connection with the business combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of the initial business combination in an amount equal to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 33% of the fee may be allocated in our sole discretion to other third parties who are investment banks or financial advisory firms not participating in this offering that assist in identifying and consummating an initial business combination.

Additionally, the Company will pay EarlyBirdCapital a cash fee equal to 1.0% of the total consideration payable in the proposed business combination if it introduces the Company to the target business with which it completes a business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement of which this prospectus forms a part, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering pursuant to FINRA Rule 5110.

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 60,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2021, there were 30,307,036 shares of common stock, 234,286 of which are Representative Shares, issued and outstanding (including 22,987,148 shares of common stock subject to forfeiture). At December 31, 2021, there were 6,128,036 shares of common stock issued and outstanding.

Representative Shares

In August 2020, the Company has issued to the designees of EBC 234,286 shares of common stock (the “Representative Shares”) for a nominal consideration (after giving effect to the dividend effected in January 2021). The Company accounted for the Representative Shares as an offering cost of the Proposed Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $994 based upon the price of the Founder Shares issued to the Initial Stockholders. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners.

Note 8 — Warrant Liabilities

As of June 30, 2021, the Company had 23,575,000 Public Warrants and 604,000 Private Warrants outstanding. There were no warrants outstanding at December 31, 2020. The Company has accounted for the Public Warrants as equity while the Private Warrants have been accounted for as liabilities.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided in that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

•	If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The warrants included in the Private Units (“Private Warrants”) are identical to the Public Warrants, except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As of June 30, 2021, the Company had 23,575,000 Public Warrants and 604,000 Private Warrants outstanding. There were no warrants outstanding at December 31, 2020.

Note 9 — Fair Value Measurements

At June 30, 2021, assets held in the Trust Account were comprised of $423 in cash and $235,793,523 in a U.S. money market fund. As of June 30, 2021, the Company has not withdrawn any interest income from the Trust Account. There were no assets held in a Trust Account at December 31, 2020.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

June 30, 2021

Description	Quoted Price in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$235,793,946	$—	$—

Liabilities:
Derivative private warrant liabilities	$—	$—	$1,177,800

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers to/from Levels 1, 2, and 3 securities at the end of the reporting period. The Company had approximately $236.0 million and no investments held in the Trust Account as of June 30, 2021 and December 31, 2020, respectively.

Level 1 instruments include investments in U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Private Placement Warrants were estimated using a Monte Carlo model using the quoted underlying common stock. For the three months ended June 30, 2021, the Company recognized an expense on the unaudited condensed statement of operations resulting from an increase in the fair value of liabilities of $875,890 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations. For the six months ended June 30, 2021, the Company recognized an expense on the unaudited condensed statement of operations resulting from an increase in the fair value of liabilities of $447,248 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations.

The estimated fair value of the Private Placement Warrants prior to being separately listed and traded, is determined using Level 3 inputs. The features in the warrants that were analyzed and incorporated into the model included the variable term, the exercise features, the reset provisions, the call options and the fundamental transactions terms. The model simulated the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. This led to a cash flow simulation over the life of the instrument. A discounted cash flow was completed to determine a value for the derivative liability.

The following table provides quantitative information regarding Level 3 fair value measurements inputs utilized to measure the fair value of the Private Placement Warrants at the measurement dates as of June 30, 2021:

June 30, 2021
Volatility	26.0%
Risk Free Rate	0.90%
Estimated Term Remaining	0.17

The change in the fair value of the derivative warrant liabilities for the three and six months ended June 30, 2021 is summarized as follows:

Derivative warrant liabilities as of January 1, 2021	$0
Issuance of Private warrants	$730,552
Change in fair value of derivative warrant liabilities	$(428,642)

Derivative warrant liabilities as of March 31, 2021	$301,910
Change in fair value of derivative warrant liabilities	$875,890

Derivative warrant liabilities as of June 30, 2021	$1,177,800

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued and have determined there are no such transactions to disclose.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCA”), a corporation may indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, which we refer to as an eligible party, against all judgments, penalties or fines, including an amount paid to settle an action or satisfy a judgment, and after final disposition may pay all costs, charges and expenses reasonably incurred by him or her, in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (1) in relation to the subject matter of the claim, the individual acted honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; and (2) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an eligible party if it is prohibited from doing so under its articles, even if it had agreed to do so by an indemnification agreement (provided that the articles prohibited indemnification when the indemnification agreement was made). A corporation may advance the expenses of an eligible party as they are incurred in an eligible proceeding only if the eligible party has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the eligible party will repay any amounts advanced. On application from an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of liabilities or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

The restated articles of Algoma (the “Restated Articles”) require Algoma to indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Algoma must after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to the BCA, Algoma may also indemnify any other person. In addition, the Restated Articles specify that failure of an eligible party to comply with the provisions of the BCA or Restated Articles, or if applicable, any former legislation or articles, will not invalidate any indemnity to which he or she is entitled. The Restated Articles also allow for Algoma to purchase and maintain insurance for the benefit of specified eligible parties.

We have entered into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our corporation or (ii) an organization of which our corporation is a shareholder or creditor if the Indemnitee serves such organization at our request.

We have purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 7.    Recent Sales of Unregistered Securities.

Since June 30, 2018 we have made sales of the following unregistered securities:

•	1 and 100,000,000 Common Shares issued on March 23, 2021 and March 29, 2021, respectively, to the parent company of Algoma as part of Algoma’s initial organization.

•

On October 19, 2021, prior to the Effective Time, Algoma effected a reverse stock split such that each outstanding Common Share (after the exchange of LTIP Awards described elsewhere in the Registration Statement) became such number of Common Shares, each valued at $10.00 per share, equal to $750 million of shares, as determined by the Conversion Factor. Immediately following the Stock Split and prior to the Closing of the Merger, such Common Shares were distributed to the equityholders of Algoma’s former parent company.

•

On October 19, 2021, we issued 10,000,000 Common Shares to certain qualified institutional buyers, accredited investors and offshore investors that agreed to purchase such shares in connection with the Merger for aggregate consideration of $100 million.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 8. Exhibits and Financial Statements Schedules

(a)    Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 24, 2021, by and among Algoma Steel Group Inc. (formerly known as 1295908 B.C. Ltd.), Algoma Merger Sub, Inc., and Legato Merger Corp., incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

3.1	Restated Articles of Algoma Steel Group Inc., incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on September 8, 2021.

4.1	Warrant Agreement, dated as of January 19, 2021, between Continental Stock Transfer & Trust Company and Legato Merger Corp., incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

4.2	Specimen Common Share Certificate of Algoma Steel Group Inc., incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on August 17, 2021.

4.3	Specimen Warrant Certificate of Algoma Steel Group Inc., incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on September 8, 2021.

4.4	Amendment Agreement, by and among Algoma Steel Group Inc., Legato Merger Corp., Continental Stock Transfer & Trust Company and TSX Trust Company, dated as of October 19, 2021, incorporated by reference to Exhibit 2.2 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on October 22, 2021.

4.5	Investor Rights Agreement, dated as of October 19, 2021, incorporated by reference to Exhibit 4.2 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on October 22, 2021.

5.1*	Opinion of Lawson Lundell LLP.

5.2*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1	Form of Lock-up Agreement, dated as of May 24, 2021, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.2	Revolving Credit Agreement dated November 30, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Wells Fargo Capital Finance Corporation Canada, as administrative agent and collateral agent, and the lenders party thereto from time to time, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.3	Term loan credit agreement dated November 30, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the lenders party thereto from time to time, incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

Exhibit Number	Description

10.4	Senior secured term loan credit agreement dated November 30, 2018 among Algoma Docks LP, as borrower, Algoma Docks GP Inc., Algoma Steel Inc., as guarantor, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the investors party thereto from time to time, incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.5	Amended and restated contribution agreement dated as of December 19, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and Algoma Steel USA Inc., as guarantors, and Her Majesty the Queen in Right of Canada as represented by the Minister responsible for the Federal Economic Development Agency for Southern Ontario, incorporated by reference to Exhibit 10.9 the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.6	Credit agreement dated as of November 30, 2018 between Algoma Steel Inc., as borrower and Her Majesty the Queen in Right of Ontario as represented by the Minister of Energy, Northern Development and Mines, as lender, incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.7	Agreement dated as of March 29, 2019 among Algoma Steel Inc., as recipient, Algoma Steel Intermediate Holdings Inc., as guarantor, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry, incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.8	Intercreditor Agreement dated November 30, 2018, incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), as amended, filed with the SEC on July 7, 2021.

10.9	Form of Director and Executive Officer Indemnification Agreement, incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-257732), filed with the SEC on August 17, 2021.

10.10†	Algoma Steel Group Inc. Omnibus Incentive Equity Plan, incorporated by reference to Exhibit 4.8 to the Company’s Shell Company Report on Form 20-F, filed with the SEC on October 22, 2021.

21.1*	List of subsidiaries of Algoma Steel Group Inc.

23.1*	Consent of Deloitte LLP.

23.2*	Consent of WithumSmith+Brown, PC.

23.3*	Consent of Lawson Lundell LLP (included in Exhibit 5.1).

23.4*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.2)

23.5*	Consent of Goodmans LLP.

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

*	Filed herewith.

†	Indicates a management contract or compensatory plan.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sault Ste. Marie, Ontario on the 27th day of October, 2021.

ALGOMA STEEL GROUP INC.

By:	/s/ Michael McQuade
Name: Michael McQuade
Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael McQuade, Rajat Marwah and John Naccarato, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Algoma Steel Group Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Michael McQuade Michael McQuade	Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2021

/s/ Rajat Marwah Rajat Marwah	Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2021

/s/ Andy Harshaw Andy Harshaw	Director	October 27, 2021

/s/ Andrew E. Schultz Andrew E. Schultz	Director	October 27, 2021

/s/ David D. Sgro David D. Sgro	Director	October 27, 2021

/s/ Eric S. Rosenfeld Eric S. Rosenfeld	Director	October 27, 2021

/s/ Brian Pratt Brian Pratt	Director	October 27, 2021

/s/ Mary Anne Bueschkens Mary Anne Bueschkens	Director	October 27, 2021

/s/ Gale Rubenstein Gale Rubenstein	Director	October 27, 2021

NAME	POSITION	DATE

/s/ James Gouin James Gouin	Director	October 27, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Algoma Steel Group Inc. has signed this registration statement on October 27, 2021.

ALGOMA STEEL USA INC.

By:	/s/ Rajat Marwah
Name: Rajat Marwah
Title: President, Chief Financial Officer and Secretary